As filed with the Securities and Exchange Commission on May 27, 2005

                         Registration No. 333-_________
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM SB-2
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                               EYI INDUSTRIES INC.
                (Name of registrant as specified in its charter)

           Nevada                        2833                    88-0407078
(State or Other Jurisdiction      (Primary Standard           (I.R.S. Employer
   of Incorporation or                Industrial             Identification No.)
      Organization)              Classification Code
                                      Number)


     7865 Edmonds Street                                     Jay Sargeant
         Burnaby, BC                                     7865 Edmonds Street
       Canada V3N 1B9                                        Burnaby, BC
       604-759-5031                                        Canada V3N 1B9
(Address and telephone number                              604-759-5031
   of principal executive                                (Name, address, and
          offices)                                       telephone number of
                                                          agent for service)

                                   Copies to:

   Clayton E. Parker, Esq.                             Ronald S. Haligman, Esq.
 Kirkpatrick & Lockhart LLP                           Kirkpatrick & Lockhart LLP
201 South Biscayne Boulevard                        201 South Biscayne Boulevard
         Suite 2000                                           Suite 2000
    Miami, Florida 33131                                 Miami, Florida 33131
  Telephone: (305) 539-3300                            Telephone: (305) 539-3300
 Telecopier: (305) 358-7095                           Telecopier: (305) 358-7095

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this registration statement becomes effective. |X|

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. |_|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier of the effective registration statement for the offering. |_|

If this is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                        CALCULATION OF REGISTRATION FEE

================================== ====================== ===================== ====================== =====================
                                                            Proposed Maximum      Proposed Maximum            Amount
Title Of Each Class                       Amount             Offering Price           Aggregate          Of Registration
Of Securities To Be Registered       To Be Registered         Per Share(1)        Offering Price(1)           Fee(2)
---------------------------------- ---------------------- --------------------- ---------------------- ---------------------
Common stock, par value $0.001            97,264,558 (2)                 $0.03          $2,917,936.74               $343.44
per share
---------------------------------- ---------------------- --------------------- ---------------------- ---------------------
TOTAL                                     97,264,558 (2)                 $0.03          $2,917,936.74               $343.44
================================== ====================== ===================== ====================== =====================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933. For the purposes of this table, we have used the average of the closing bid and asked prices as of May 24, 2005.

(2) Of these shares, 85,000,000 shares are being registered under a Standby Equity Distribution Agreement 1,266,589 shares were issued as a commitment fee under a Standby Equity Distribution Agreement, 33,411 shares were issued as a placement agent fee pursuant to the Standby Equity Distribution Agreement, 8,352,823 shares are being registered underlying convertible debentures and 2,611,735 shares were previously issued in private placement transactions.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

        PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION, DATED MAY 27, 2005

                               EYI INDUSTRIES INC.
                        97,264,558 SHARES OF COMMON STOCK

      This Prospectus relates to the sale of up to 97,264,558 shares of EYI Industries' common stock by certain persons, who are, or will become, stockholders of EYI Industries.

      Please refer to "Selling Stockholders" beginning on page 18.

      EYI Industries is not selling any shares of common stock in this offering and therefore will not receive any proceeds from this offering. We will, however, receive proceeds from the sale of common stock under the Standby Equity Distribution Agreement. All costs associated with this registration will be borne by us.

      The shares of common stock are being offered for sale by the selling stockholders at prices established on the Over-the-Counter Bulletin Board during the term of this offering. These prices will fluctuate based on the demand for the shares of common stock. On May 24, 2005, the last reported sales price of our common stock was $0.03 per share.

      Cornell Capital Partners is an "underwriter" within the meaning of the Securities Act of 1933 in connection with the sale of common stock under the Standby Equity Distribution Agreement. Pursuant to the Standby Equity Distribution Agreement, Cornell Capital Partners will pay EYI Industries 98% of the market price of our common stock. In addition, Cornell Capital Partners is entitled to retain 5% of the proceeds raised by us under the Standby Equity Distribution Agreement. Further, pursuant to an agreement between EYI Industries and Source Capital Group, Inc., EYI Industries is obligated to pay Source Capital Group from any proceeds we receive from sources introduced to us by Source Capital Group, a cash amount equal to 4.5% of such proceeds and warrants to purchase shares of our common stock equal to 6% of such proceeds. Source Capital Group introduced us to Cornell Capital Partners.

      Brokers or dealers effecting transactions in these shares should confirm that the shares are registered under applicable state law or that an exemption from registration is available.

      Our common stock is quoted on the Over-the-Counter Bulletin Board under the symbol "EYII."

      These securities are speculative and involve a high degree of risk. Please refer to "Risk Factors" beginning on page 5.

      With the exception of Cornell Capital Partners, which is an "underwriter" within the meaning of the Securities Act of 1933, no other underwriter or person has been engaged to facilitate the sale of shares of common stock in this offering. This offering will terminate 24 months after the accompanying registration statement is declared effective by the Securities and Exchange Commission. None of the proceeds from the sale of stock by the selling stockholder will be placed in escrow, trust or any similar account.

      The information in this prospectus is not complete and may be changed. This selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer these securities in any state where the offer or sale is not permitted.

      The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                 The date of this Prospectus is May 27, 2005

                                TABLE OF CONTENTS

PROSPECTUS SUMMARY.............................................................1
THE OFFERING...................................................................2
SUMMARY CONSOLIDATED FINANCIAL INFORMATION.....................................5
FORWARD-LOOKING STATEMENTS....................................................18
SELLING STOCKHOLDERS..........................................................19
USE OF PROCEEDS...............................................................23
DILUTION......................................................................24
STANDBY EQUITY DISTRIBUTION AGREEMENT.........................................25
PLAN OF DISTRIBUTION..........................................................28
MANAGEMENT'S DISCUSSION AND ANALYSIS  OF FINANCIAL
  CONDITION AND RESULTS OF OPERATIONS.........................................30
DESCRIPTION OF BUSINESS.......................................................40
MANAGEMENT....................................................................60
FISCAL YEAR END OPTIONS/SAR VALUES............................................63
DESCRIPTION OF PROPERTY.......................................................66
LEGAL PROCEEDINGS.............................................................67
PRINCIPAL SHAREHOLDERS........................................................69
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS................................71
MARKET PRICE OF AND DIVIDENDS  ON THE REGISTRANT'S
  COMMON EQUITY AND OTHER SHAREHOLDER MATTERS.................................73
DESCRIPTION OF SECURITIES.....................................................77
EXPERTS.......................................................................81
LEGAL MATTERS.................................................................81
AVAILABLE INFORMATION.........................................................81
INDEX TO FINANCIAL STATEMENTS................................................F-i
PART II.....................................................................II-1

--------------------------------------------------------------------------------

Our audited financial statements for the fiscal year December 31, 2004 are contained in our Annual Report on Form 10-KSB.

                               PROSPECTUS SUMMARY

      The following Prospectus Summary contains the most material information on EYI Industries Inc. You should read the entire Prospectus carefully, including "Risk Factors" and our Financial Statements and the notes to the Financial Statements before making any investment decision.

                                   OUR COMPANY

      We are in the business of selling, marketing, and distributing a product line consisting of approximately 30 nutritional products in two categories, dietary supplements and personal care products. Our most successful product is Calorad, a liquid collagen-based dietary supplement presently available on the market. These products are marketed through a network marketing program in which IBAs (Independent Business Associates) purchase products for resale to retail customers as well as for their own personal use. We have a list of over 400,000 IBAs, of which approximately 14,000 we consider "active". An "active" IBA is one who purchased our products within the preceding 12 months. Over 1,500 of these IBAs are considered "very active". A "very active" IBA is one who is on our automatic Auto-ship Program and is current with their annual administration fee. Our Auto-ship Program allows our IBAs to set up a reoccurring order that is automatically shipped to them each month.

      Our independent auditors have added an explanatory paragraph to their audit issued in connection with the financial statements for the years ended December 31, 2004 and December 31, 2003, relative to our ability to continue as a going concern. We have negative working capital of approximately $1,640,000 and an accumulated deficit of $7,868,993 incurred through March 31, 2005, which raises substantial doubt about our ability to continue as a going concern. Our ability to obtain additional funding will determine our ability to continue as a going concern. Accordingly, there is substantial doubt about our ability to continue as a going concern. Our financial statements do not include any adjustments that might result from the outcome of this uncertainty.

      We have a history of losses. We have incurred an operating loss since inception and had an accumulated deficit of $7,868,993 as of March 31, 2005. For the year ended December 31, 2004, we incurred a net loss of $4,462,795. For the six months ended December 31, 2003 and for the year ended June 30, 2003, we incurred a net loss of $969,987 and $1,644,456, respectively. Consequently, we will in all likelihood, have to rely on external financing for all of our capital requirements. Future losses are likely to continue unless we successfully implement our business plan, which calls for us to secure both debt and equity financing while pursuing acquisitions and/or joint ventures with companies in the nutritional supplement industry.

      The IBAs in our network are encouraged to recruit interested people to become new distributors of our products. New IBAs are placed beneath the recruiting IBA in the "network" and are referred to as being in that IBA's "down-line" organization. Our marketing plan is designed to provide incentives for IBAs to build, maintain and motivate an organization of recruited distributors in their down-line organization to maximize their earning potential. IBAs generate income by purchasing our products at wholesale prices and reselling them at retail prices. IBAs also earn commissions on product purchases generated by their down-line organization.

      On an ongoing basis we review our product line for duplication and sales trends and make adjustments accordingly. As of March 31, 2005, our product line consisted of: (i) 22 dietary supplement products; and (ii) 8 personal care products consisting primarily of cosmetic and skin care products. Our products are primarily manufactured by Nutri-Diem, Inc., a related party, and sold by us under a license and distribution agreement with Nutri-Diem Inc. Certain of our own products are manufactured for us by third party manufacturers pursuant to formulations developed for us. Our products are sold to our IBAs located in the United States and Canada.

      We believe that our network marketing system is suited to marketing dietary supplement and personal care products, because sales of such products are strengthened by ongoing personal contact between IBAs and their customers. Our network marketing system appeals to a broad cross-section of people, particularly those looking to supplement family income or who are seeking part-time work. IBAs are given the opportunity, through our sponsored events and training sessions, to network with other distributors, develop selling skills and establish personal goals. We supplement monetary incentives with other forms of recognition, in order to motivate IBAs.

                                    ABOUT US

      Our principal place of business is located at 7865 Edmonds Street, Burnaby, BC Canada, V3N 1B9 and our telephone number at that address is 604-759-5031.

                                  THE OFFERING

         This offering relates to the sale of common stock by certain persons who are, or will become, our stockholders. The selling stockholders consist of:

      o Cornell Capital Partners, which intends to sell up to an aggregate amount of 86,266,589 shares of common stock, which includes 85,000,000 pursuant to a Standby Equity Distribution Agreement and 1,266,589 shares of common stock issued as a commitment fee pursuant to the Standby Equity Distribution Agreement.

      o Newbridge Securities Corporation, an unaffiliated broker-dealer retained by EYI Industries in connection with the Standby Equity Distribution Agreement, which intends to sell up to 33,411 shares of common stock issued as a placement agent fee.

      o Other selling stockholders, who intend to sell up to 8,352,823 shares of common stock underlying convertible debentures.

      o Other selling stockholders, who intend to sell up to 2,611,735 shares of common stock previously issued.

      Pursuant to the Standby Equity Distribution Agreement, we may, at our discretion, periodically issue and sell to Cornell Capital Partners shares of our common stock for a total purchase price of $10 million. Cornell Capital Partners will purchase the shares of common stock for 98% of the lowest volume weighted average price of our common stock during the 5 trading days immediately following notice of our intent to make a draw down under the Standby Equity Distribution Agreement. Cornell Capital Partners intends to sell any shares purchased under the Standby Equity Distribution Agreement at the then prevailing market price. In addition, pursuant to a verbal amendment to an agreement dated May 25, 2004 between EYI Industries and Source Capital Group, Inc., we are obligated to pay to Source Capital Group from any proceeds we receive from sources introduced to us by Source Capital Group, a cash amount equal to 4.5% of such proceeds received by us and warrants to purchase shares of our common stock equal to 6% of such proceeds received by us. Source Capital Group introduced us to Cornell Capital Partners.

      The commitment amount of the Standby Equity Distribution Agreement is $10 million. At a recent stock price of $0.03 per share, EYI would only be able to receive gross proceeds of $2,499,000 using the 85,000,000 shares being registered in the accompanying registration statement under the Standby Equity Distribution Agreement. EYI would be required to register 255,136,054 additional shares at this assumed price to obtain the entire $10 million available under the Standby Equity Distribution Agreement. Based on the limited number of available authorized shares of common stock, EYI would need to obtain shareholder approval to increase the authorized shares of common stock to access additional amounts under the Standby Equity Distribution Agreement.

      Pursuant to the Standby Equity Distribution Agreement, we may, at our discretion, periodically issue and sell to Cornell Capital Partners shares of our common stock for a total purchase price of $10 million. The amount of each advance is subject to a maximum weekly advance amount of $250,000, and we may not submit any advance within seven trading days of a prior advance. Cornell Capital Partners will pay EYI 98% of, or a 2% discount to, the lowest volume weighted average price of the common stock during the five consecutive trading day period immediately following the notice date. Of each advance made by the Company, Cornell Capital Partners shall retain 5% of each advance. In addition, Cornell Capital Partners received a one-time commitment fee in the form of 1,266,589 shares of common stock, under the Standby Equity Distribution Agreement. Cornell Capital Partners intends to sell any shares purchased under the Standby Equity Distribution Agreement at the then prevailing market price. Among other things, this prospectus relates to the shares of common stock to be issued under the Standby Equity Distribution Agreement. There are substantial risks to investors as a result of the issuance of shares of common stock under the Standby Equity Distribution Agreement. These risks include dilution of shareholders, significant decline in EYI's stock price and our inability to draw sufficient funds when needed.

      There is an inverse relationship between our stock price and the number of shares to be issued under the Standby Equity Distribution Agreement. That is, as our stock price declines, we would be required to issue a greater number of shares under the Standby Equity Distribution Agreement for a given advance. This inverse relationship is demonstrated by the following tables, which show the net cash to be received by EYI and the number of shares to be issued under the Standby Equity Distribution Agreement at a recent price of $0.03 per share and 25%, 50% and 75% discounts to the recent price.

Net Cash To EYI

Market Price:              $            0.03    $          0.0225    $           0.015    $          0.0075
Purchase Price:            $          0.0294    $         0.02205    $          0.0147    $         0.00735
No. of Shares(1):                 85,000,000           85,000,000           85,000,000           85,000,000
Percent Outstanding (3):               33.76%               33.76%               33.76%               33.76%
Net Cash to EYI:(4)        $       2,176,595    $       1,611,195    $       1,045,796    $         480,396


(1) Represents the number of shares of common stock registered in the accompanying registration statement, which could be issued to Cornell Capital Partners under the Standby Equity Distribution Agreement at the prices set forth in the table.

(2) Represents the total number of shares of common stock outstanding after the issuance of the shares to Cornell Capital Partners under the Standby Equity Distribution Agreement.

(3) Represents the shares of common stock to be issued as a percentage of the total number shares outstanding.

(4) Net cash equals the gross proceeds minus the 5% retainage and $85,000 in offering expenses, and 4.5% fees to Source Capital.


Number of Shares To Be Issued To Receive Gross Proceeds of $10 Million

Market Price:              $       0.03         $     0.0225         $      0.015         $       0.0075
Purchase Price:            $     0.0294         $   0.002205         $     0.0147         $      0.00735
No. of Shares(1):           340,136,054(2)(3)    453,514,739(2)(3)    680,272,109(2)(3)    1,360,544,218(2)(3)
Total Outstanding (4):      506,939,346(3)(5)    620,318,031(3)(5)    847,075,401(3)(5)    1,527,347,510(3)(5)
Percent Outstanding (6):          67.10%               73.11%               80.31%                 89.08%
Gross Proceeds to EYI:     $ 10,000,000         $ 10,000,000         $ 10,000,000         $   10,000,000

(1) We are only registering 85,000,000 shares of common stock under this prospectus. We will need to register additional shares of common stock to obtain the entire $10 million available under the Standby Equity Distribution Agreement at these stated purchase prices.

(2) Represents that total number of shares of common stock which would need to be issued at the stated purchase price.

(3) At the stated purchase price and based on the limited number of available authorized shares of common stock, EYI would need to obtain shareholder approval to increase the authorized shares of common stock to obtain the entire $10 million available under the Standby Equity Distribution Agreement.

(4) Represents the total number of shares of common stock outstanding after the issuance of the shares to Cornell Capital Partners, LP under the Standby Equity Distribution Agreement.

(5) EYI's current Articles of Incorporation, as amended, authorize the issuance of 300,000,000 shares of common stock.

(6) Represents the shares of common stock to be issued as a percentage of the total number shares outstanding.

Common Stock Offered       97,264,588 shares

Offering Price             Market price

Common Stock Outstanding   166,803,292 shares
Before The Offering(1)

Common Stock Outstanding   260,156,115
After The Offering(2)

Use Of Proceeds            We will not receive any of the proceeds from the
                           sale of stock by the selling stockholder. Any proceeds we receive from the sale of common stock under the Standby Equity Distribution Agreement will be used to finance acquisitions and general working capital purposes. See "Use of Proceeds."

Risk Factors               The securities offered hereby involve a high degree
                           of risk and immediate substantial dilution and should not be purchased by investors who cannot afford the loss of their entire investment. See
                           "Risk Factors" and "Dilution."

Dividend Policy We do not intend to pay dividends on our common stock. We plan to retain any earnings for use in the operation of our business and to find future growth.

Over-The-Counter           EYI
Bulletin Board Symbol

----------
(1)   Based on shares outstanding as of May 24, 2005.

(2) Assumes that all 85,000,000 shares, which are offered under this Prospectus in connection with our Standby Equity Distribution Agreement, are issued as well as the 8,352,823 shares which are offered under this Prospectus in connection with the conversion of convertible debentures, are issued.

                   SUMMARY CONSOLIDATED FINANCIAL INFORMATION

      The following is a summary of our Financial Statements, which are included elsewhere in this Prospectus. You should read the following data together with the "Management's Discussion and Analysis of Financial Condition and Results of Operations" section of this Prospectus as well as with our Financial Statements and the notes therewith.

                                                                                 For the Year      Short Period
                                                               For the Three        Ended             Ended
                                                               Months Ended      December 31,      December 31,
                                                               March 31, 2005        2004             2003
STATEMENT OF OPERATION DATA:                                    (Unaudited)       (Audited)         (Audited)
----------------------------                                   -------------    -------------    -------------
Revenue                                                        $   1,313,768    $   6,229,029    $   4,313,579

Cost Of Goods Sold                                                   251,148        1,277,241          734,421
                                                               -------------    -------------    -------------
Gross Profit Before Commission Expense                             1,062,620        4,951,788        3,579,158
                                                               -------------    -------------    -------------
Commission Expense                                                   471,605        2,486,970        2,111,379
                                                               -------------    -------------    -------------
Gross Profit After Cost of Goods Sold and Commission Expense         591,015        2,464,818        1,467,779
                                                               -------------    -------------    -------------

Operating Expenses
  Consulting fees                                                    237,962        1,438,362          394,200
  Legal and professional                                              69,125          333,549          145,001
  Customer service                                                    86,534          393,244          488,944
  Finance and administration                                         208,080        2,101,842          324,853
  Sales and marketing                                                  3,718          154,638           92,834
  Telecommunications                                                 119,162          501,599          231,318
  Wages and benefits                                                 406,627        1,296,801          547,076
  Warehouse expense                                                  105,900          524,987          221,882
                                                               -------------    -------------    -------------
    Total Operating Expenses                                       1,237,108        6,745,022        2,446,108
                                                               -------------    -------------    -------------

Loss from Operations                                                (646,093)      (4,280,204)        (978,329)
                                                               -------------    -------------    -------------

Other Income (Expenses)                                             (153,283)        (271,346)          (7,928)

Net Loss Before Taxes                                               (799,376)      (4,551,550)        (986,257)

Provision For Taxes                                                       --               --               --

                                                               -------------    -------------    -------------
Net Loss Before Allocation To Minority Interest                     (799,376)      (4,551,550)        (986,257)

Allocation Of Loss To Minority Interest                               15,588           88,755           16,270

Net Loss                                                       $    (783,788)   $  (4,462,795)   $    (969,987)
                                                               -------------    -------------    -------------

Basic And Diluted Net Loss Per Common Share                              nil    $       (0.03)           (0.01)
                                                               =============    =============    =============

Weighted Average Number Of Common Stock Shares Outstanding       157,060,345      157,060,345      128,090,625
                                                               =============    =============    =============

                                                                             December 31,     December 31,
                                                           March 31, 2005       2004         2003 (Audited)
BALANCE SHEET DATA:                                         (Unaudited)       (Audited)        (Restated)
                                                           -------------    -------------    -------------
Current Assets
  Cash                                                     $       5,450    $      33,018    $      52,075
  Restricted cash                                                100,370          100,248          223,682
  Accounts receivable                                             62,440           45,806           52,323
  Related party receivables                                           --            4,996            5,465
  Prepaid expenses                                               824,047          857,170           28,600
  Inventory                                                      195,071          239,641          254,367
                                                           -------------    -------------    -------------
    Total Current Assets                                       1,187,378        1,280,879          616,512
                                                           -------------    -------------    -------------

Property, Plant and Equipment, Net                                55,208           60,336          143,439
Deposits                                                              --           24,361               --
Intangible Assets                                                 16,291           16,561           19,801
                                                           -------------    -------------    -------------

    Total Assets                                           $   1,258,877    $   1,382,137    $     779,752
                                                           =============    =============    =============

Current Liabilities
  Bank indebtedness                                        $      13,780    $      72,456    $     259,977
  Accounts payable and accrued liabilities                     1,398,316        1,218,178          836,751
  Accounts payable - related parties                             691,473          590,146          689,367
  Interest payable, convertible debt                              16,781           10,616               --
  Notes payable - related party                                   90,000           90,000           90,000
  Convertible debt-related party, net of discount                417,886          379,724               --
  Customer deposits                                                   --               --            6,250
   Loan payable, Cornell                                         200,000               --               --
                                                           -------------    -------------    -------------
    Total Current Liabilities                                  2,828,236        2,361,120        1,882,345
                                                           -------------    -------------    -------------
Minority Interest in Subsidiary                                  331,231          346,819          468,877
                                                           -------------    -------------    -------------

Stockholders' Equity (Deficit)
  Common stock                                                   166,553          162,753          148,181
  Discount on common stock                                            --               --          (53,598)
  Additional paid-in capital                                   3,264,806        3,048,606          827,972
  Stock warrants                                               2,732,044        2,563,043          128,385
  Subscription Receivable                                       (195,000)         (15,000)              --
  Accumulated deficit                                         (7,868,993)      (7,085,205)      (2,622,410)
                                                           -------------    -------------    -------------
    Total Stockholders' Equity (Deficit)                      (1,900,590)      (1,325,802)      (1,571,470)
                                                           -------------    -------------    -------------

    Total Liabilities And Stockholders' Equity (Deficit)   $   1,258,877    $   1,382,137    $     779,752
                                                           =============    =============    =============

                                  RISK FACTORS

      WE ARE SUBJECT TO VARIOUS RISKS THAT MAY MATERIALLY HARM OUR BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS. YOU SHOULD CAREFULLY CONSIDER THE RISKS AND UNCERTAINTIES DESCRIBED BELOW AND THE OTHER INFORMATION IN THIS FILING BEFORE DECIDING TO PURCHASE OUR COMMON STOCK. IF ANY OF THESE RISKS OR UNCERTAINTIES ACTUALLY OCCUR, OUR BUSINESS, FINANCIAL CONDITION OR OPERATING RESULTS COULD BE MATERIALLY HARMED. IN THAT CASE, THE TRADING PRICE OF OUR COMMON STOCK COULD DECLINE AND YOU COULD LOSE ALL OR PART OF YOUR INVESTMENT.

                          RISKS RELATED TO OUR BUSINESS

We Have Historically Lost Money And Losses May Continue In the Future

      We have a history of losses. We have incurred an operating loss since inception and had an accumulated deficit of $7,868,993 as of March 31, 2005. Consequently, we will in all likelihood, have to rely on external financing for all of our capital requirements. Future losses are likely to continue unless we successfully implement our business plan, which calls for us to secure both debt and equity financing while pursuing acquisitions and/or joint ventures with companies in the nutritional supplement industry. Our ability to continue as a going concern will be dependent upon our ability to draw down on our Standby Equity Distribution Agreement that we have established with Cornell Capital Partners. If we incur any problems in drawing down our Standby Equity Distribution Agreement, we may experience significant liquidity and cash flow problems. If we are not successful in reaching and maintaining profitable operations, we may not be able to attract sufficient capital to continue our operations. Our inability to obtain adequate financing will result in the need to curtail business operations and will likely result in a lower stock price.

We Have Been Subject To A Going Concern Opinion From Our Independent Auditors

      Our independent auditors have added an explanatory paragraph to their audit issued in connection with the financial statements for the period ended December 31, 2004, relative to our ability to continue as a going concern. We have negative working capital of approximately $1,640,000 and an accumulated deficit incurred through March 31, 2005, which raises substantial doubt about our ability to continue as a going concern. Our ability to obtain additional funding will determine our ability to continue as a going concern. Accordingly, there is substantial doubt about our ability to continue as a going concern. Our financial statements do not include any adjustments that might result from the outcome of this uncertainty.

If We Are Unable To Raise Additional Capital To Finance Operations, We Will Need To Curtail Or Cease Our Business Operations

      We have relied on significant external financing to fund our operations. As of March 31, 2005, we had $5,450 in cash and our total current assets were $1,187,378. Our current liabilities were $2,828,236 as of March 31, 2005. We will need to raise additional capital to fund our anticipated operating expenses and future expansion. Among other things, external financing may be required to cover our operating costs. Unless we obtain profitable operations, it is unlikely that we will be able to secure financing from external sources other than our Standby Equity Distribution Agreement with Cornell. In the event we do not obtain the necessary financing to fund our anticipated operating expenses, we will be forced to reduce our personnel and curtail other operating expenses. The sale of our common stock to raise capital may cause dilution to our existing shareholders. Our inability to obtain adequate financing will result in the need to curtail business operations. Any of these events would be materially harmful to our business and may result in a lower stock price. Our inability to obtain adequate financing will result in the need to curtail business operations and you could lose your entire investment.

Our Common Stock May Be Affected By Limited Trading Volume And May Fluctuate Significantly

      Our common stock is traded on the Over-the-Counter Bulletin Board. Our common stock is thinly traded compared to larger, more widely known companies in the nutritional supplement industry. Thinly traded common stock can be more volatile than common stock traded in an active public market. The lower our stock price, the more shares we will have to issue in connection with advances we may request under our Standby Equity Distribution Agreement. The high and low bid price of our common stock for the last two years has $0.45 and $0.025, respectively. The average monthly trading volume of our common stock in 2003 and 2004 was 72,761 and 276,059 shares, respectively. Our common stock has experienced, and is likely to experience in the future, significant price and volume fluctuations, which could adversely affect the market price of our common stock without regard to our operating performance. In addition, we believe that factors such as quarterly fluctuations in our financial results and changes in the overall economy or the condition of the financial markets could cause the price of our common stock to fluctuate substantially.

We Are Currently Dependent On Our Standby Equity Distribution Agreement With Cornell Capital Partners; We May Not Be Able To Access Sufficient Funds When Needed; The Price Of Our Common Stock Will Affect Our Ability To Draw Down On The Standby Equity Distribution Agreement

      Currently, we are dependent upon external financing to fund our operations. Our financing needs are expected to be provided, in large part, by our Standby Equity Distribution Agreement. Therefore, we are dependent on our Standby Equity Distribution Agreement with Cornell Capital Partners to fund our operations. We will receive no funding under the Standby Equity Distribution Agreement until such time as the accompanying registration statement registering the resale of shares acquired by Cornell Capital Partners under the Standby Equity Distribution Agreement has been declared effective by the Securities and Exchange Commission. There is no assurance that the registration statement will become effective in the near future or ever. Our ability to access other financing is limited by the terms of the Standby Equity Distribution Agreement.

      The amount of each advance under the Standby Equity Distribution Agreement is subject to a maximum amount equal to $250,000. We may not request an advance under the Standby Equity Distribution Agreement less than six trading days after a prior advance request. Because of this maximum advance restriction, we may not be able to access sufficient funds when needed. In addition, pursuant to the Standby Equity Distribution Agreement, once the registration statement is effective, in order to receive advances we must have filed with the Securities and Exchange Commission in a timely manner, all reports, notices and other documents required of a "reporting company" under the Exchange Act.

      In addition, as we draw down on our Standby Equity Distribution Agreement and more shares of our common stock are sold, our stock price could decrease significantly and make further advances impractical or impossible during time periods in which we may need financing. Unless we obtain profitable operations, it is unlikely that we will be able to secure additional financing from external sources other than our Standby Equity Distribution Agreement. Therefore, if we are unable to draw down on our Standby Equity Distribution Agreement, we may be forced to curtail or cease our business operations.

Our Common Stock Is Deemed To Be "Penny Stock," Which May Make It More Difficult For Investors To Sell Their Shares Due To Suitability Requirements

      Our common stock is deemed to be "penny stock" as that term is defined in Rule 3a51-1 promulgated under the Securities Exchange Act of 1934. Penny stocks are stock:

      o     With a price of less than $5.00 per share;

      o     That are not traded on a "recognized" national exchange;

      o Whose prices are not quoted on the Nasdaq automated quotation system (Nasdaq listed stock must still have a price of not less than $5.00 per share); or

      o In issuers with net tangible assets less than $2.0 million (if the issuer has been in continuous operation for at least three years) or $5.0 million (if in continuous operation for less than three years), or with average revenues of less than $6.0 million for the last three years.

      Broker/dealers dealing in penny stocks are required to provide potential investors with a document disclosing the risks of penny stocks. Moreover, broker/dealers are required to determine whether an investment in a penny stock is a suitable investment for a prospective investor. These requirements may reduce the potential market for our common stock by reducing the number of potential investors. This may make it more difficult for investors in our common stock to sell shares to third parties or to otherwise dispose of them. This could cause our stock price to decline.

The Issuance Of Preferred Stock May Entrench Management Or Discourage A Change Of Control

      Our Articles of Incorporation authorize the issuance of up to 10,000,000 shares of preferred stock that would have designations rights, and preferences determined from time to time by our Board of Directors. Accordingly, our Board of Directors is empowered, without stockholder approval, to issue preferred stock with dividends, liquidation, conversion, voting, or other rights that could adversely affect the voting power or other rights of the holders of our common stock. In the event of issuance, the preferred stock could be used, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the company or, alternatively, granting the holders of preferred stock such rights as to entrench management. Current members of our management that are large stockholders may have peculiar interests that are different form other stockholders. Therefore, conflicting interests of certain members of management and our stockholders may lead to stockholders desiring to replace these individuals. In the event this occurs and the holders of our common stock desired to remove current management, it is possible that our Board of Directors could issue preferred stock and grant the holders thereof such rights and preferences so as to discourage or frustrate attempts by the common stockholders to remove current management. In doing so, management would be able to severely limit the rights of common stockholders to elect the Board of Directors. In addition, by issuing preferred stock, management could prevent other shareholders from receiving a premium price for their shares as part of a tender offer.

Mr. Jay Sargeant, our President and Chief Executive Officer Controls Approximately 57% Of Our Common Stock On A Fully Diluted Basis And Such Concentration Of Ownership May Have The Effect Of Delaying Or Preventing A Change Of Control Of Our Company

      Mr. Jay Sargeant, our President, Chief Executive Officer and a Director, beneficially owns approximately 57% of EYI's currently issued and outstanding common stock. As a result, Mr. Sargeant will have significant influence in matters requiring stockholder approval, including the election and removal of directors, the approval of significant corporate transactions, such as any merger, consolidation or sale of all or substantially all of EYI's assets, and the control of the board of directors and affairs of EYI. Accordingly, such concentration of ownership may have the effect of delaying, deferring or preventing a change in control of EYI, impeding a merger, consolidation, takeover or other business combination involving EYI or discouraging a potential acquirer from attempting to obtain control of EYI.

We May Not Be Able To Compete Effectively Against Our Competitors, Which Could Force Us To Curtail Or Cease Business Operations

      Many of our competitors have significantly greater name recognition, financial resources and larger distribution channels. In addition, our industry is characterized by low barriers to entity, which means we may face more competitors in the future. If we are not able to compete effectively against our competitors, we will be forced to curtail or cease our business operations. Our main competitors are Usana Health Sciences, Reliv International and Mannatech Incorporated based on product offerings and sales pay structure. Our market share in the nutrition supplement industry is very small at this time.

Investors Should Not Rely On An Investment In Our Stock For The Payment Of Cash Dividends

      We have not paid any cash dividends on our capital stock and we do not anticipate paying cash dividends in the future. Investors should not make an investment in our common stock if they require dividend income. Any return on an investment in our common stock will be as a result of any appreciation, if any, in our stock price.

There Are No Conclusive Studies Regarding The Medical Benefits Of Nutritional Products

      Many of the ingredients in our current products, and we anticipate in our future products, will be vitamins, minerals, herbs and other substances for which there is not a long history of human consumption. Although we believe all of our products to be safe when taken as directed by us, there is little experience with human consumption of certain of these product ingredients in concentrated form. In addition, we are highly dependent upon consumers' perception of the safety and quality of our products as well as similar products distributed by other companies, we could be adversely affected in the event any of our products or any similar products distributed by other companies should prove or be asserted to be harmful to consumers. In addition, because of our dependence upon consumer perceptions, adverse publicity associated with illness or other adverse effects resulting from consumers' failure to consume our products as we suggest or other misuse or abuse of our products or any similar products distributed by other companies could have a material adverse effect on the results of our operations and financial condition.

Adverse Publicity With Respect To Nutritional Products May Force Us To Curtail Or Cease Our Business Operations

      In the future, scientific research and/or publicity may not be favorable to the nutritional product market or any particular product, or may be inconsistent with any earlier favorable research or publicity. Future reports of research that are unfavorable to nutritional products could force us to curtail or cease our business operations. Because of our dependence upon consumer perceptions, adverse publicity associated with illness or other adverse effects resulting from the consumption of our products or any similar products distributed by other companies could have a material adverse effect on our operations. Such adverse publicity could arise even if the adverse effects associated with such products resulted from consumers' failure to consume such products as directed. In addition, we may not be able to counter the effects of negative publicity concerning the efficacy of our products. Any such occurrence could have a negative effect on our operations and force us to curtail or cease our business operations.

We Will Have To Develop New Products In Order To Keep Pace With Changing Consumer Demands Or We Could Be Forced To Curtail Or Cease Our Business Operations

      The dietary supplement industry is highly competitive and characterized by changing consumer preferences and continuous introduction of new products. Our goal is to expand our portfolio of dietary supplement products through internal development and/or products serving niche segments of the industry. New products must be introduced in a timely and regular basis to maintain distributor and consumer interest and appeal to varying consumer preferences.

      We believe that any future success of our company will depend, in part, on our ability to anticipate changes in consumer preferences and acquire, manage, develop and introduce, in a timely manner, new products that adequately address such changes. If we are unable to develop and introduce new products or if our new products are not successful, our sales may be adversely affected as customers seek competitive products. In the past, we have engaged in very limited research and development with respect to the development of new products, as indicated by our lack of research and development expenses. Our lack of experience in developing and introducing new products combined with our limited financial resources may prevent us from successfully developing and introducing any new products in the future. Any reduction in purchases or consumption of our existing products could force us to curtail or cease our business operations.

We Are Dependent On Our IBAs For Our Product Marketing Efforts; The Loss Of A Significant Number Of IBAs Or The Loss Of A Key IBA Could Adversely Affect Our Sales

      Our success and growth depend upon our ability to attract, retain and motivate our network of IBAs who market our products. IBAs are independent contractors who purchase products directly from us for resale and their own use. IBAs typically offer and sell our products on a part-time basis and may engage in other business activities, possibly including the sale of products offered by our competitors. Typically, we have non-exclusive arrangements with our IBAs which may be canceled on short notice and contain no minimum purchase requirements. While we encourage IBAs to focus on the purchase and sale of our products, they may give higher priority to other products, reducing their efforts devoted to marketing our products. Also, our ability to attract and retain IBAs could be negatively affected by adverse publicity relating to us, our products or our operations. In addition, as a result of our network marketing program, the down-line organizations headed by a relatively small number of key IBAs are responsible for a significant percentage of total sales.

      The loss of a significant number of IBAs, including any key IBA, for any reason, could adversely affect our sales and operating results, and could impair our ability to attract new IBAs. The loss of any IBAs could potentially reduce our sales and force us to curtail or cease our business operations. There is no assurance that our network marketing program will continue to be successful or that we will be able to retain or expand our current network of IBAs. Also, if our IBAs do not accept recent changes to our commission plan, our business may be adversely affected.

Government Regulation By The Food And Drug Administration And Other Federal And State Entities Of Our Products Can Negatively Impact Our Ability To Market Products

      The manufacturing, processing, formulation, packaging, labeling and advertising of nutritional products are subject to regulation by one or more federal agencies, including the Food and Drug Administration, the Federal Trade Commission, the Consumer Product Safety Commission, the United States Department of Agriculture, the United States Postal Service, the United States Environmental Protection Agency and the Occupational Safety and Health Administration. These activities are also regulated by various agencies of the states and localities, as well as of foreign countries, in which our products may be sold. We may incur significant costs in complying with these regulations. In the event we cannot comply with government regulations affecting our business and products, we may be forced to curtail or cease our business operations.

      We market products that fall under two types of Food and Drug Administration regulations: dietary supplements and personal care products. In general, a dietary supplement:

      o is a product (other than tobacco) that is intended to supplement the diet that bears or contains one or more of the following dietary ingredients: a vitamin, a mineral, a herb or other botanical, an amino acid, a dietary substance for use by man to supplement the diet by increasing the total daily intake, or a concentrate, metabolite, constituent, extract, or combinations of these ingredients.

      o     is intended for ingestion in pill, capsule, tablet, or liquid form.

      o is not represented for use as a conventional food or as the sole item of a meal or diet.

      o     is labeled as a "dietary supplement."

      Personal care products are intended to be applied to the human body for cleansing, beautifying, promoting attractiveness, or altering the appearance without affecting the body's structure or functions. Included in this definition are products such as skin creams, lotions, perfumes, lipsticks, fingernail polishes, eye and facial make-up preparations, shampoos, permanent waves, hair colors, toothpastes, deodorants, and any material intended for use as a component of a cosmetic product. The Food & Drug Administration has a limited ability to regulate personal care products.

      Dietary supplements must follow labeling guidelines outlined by the FDA. Neither dietary supplements nor personal care products require FDA or other government approval or notification to market in the United States.

      Under the Dietary Supplement Health and Education Act of 1994, companies that manufacture and distribute dietary supplements are limited in the statements that they are permitted to make about nutritional support on the product label without FDA approval. In addition, a manufacturer of a dietary supplement must have substantiation for any such statement made and must not claim to diagnose, mitigate, treat, cure or prevent a specific disease or class of disease. The product label must also contain a prominent disclaimer. These restrictions may restrict our flexibility in marketing our product.

      We believe that all of our existing and proposed products are dietary supplements or personal care products that do not require governmental approvals to market in the United States. Our key products are classified as follows:

      Dietary Supplements

      o     Calorad(R)

      o     Agrisept-L(R)

      o     Oxy-Up(R)

      o     Triomin

      o     Noni Plus(R)

      o     Iso-Greens(R)

      o     Definition(R) (drops)

      o     Essential Omega

      o     Prosoteine(R)

      Personal Care Products

      o     Definition (R)(cream)

      The processing, formulation, packaging, labeling and advertising of such products, however, are subject to regulation by one or more federal agencies, including the FDA, the Federal Trade Commission, the Consumer Products Safety Commission, the Department of Agriculture and the Environmental Protection Agency. Our activities are also subject to regulation by various agencies of the states and localities in which our products are sold. Among other things, such regulation puts a burden on our ability to bring products to market. Any changes in the current regulatory environment could impose requirements that would make bringing new products to market more expensive or restrict the ways we can market our products.

      No governmental agency or other third party makes a determination as to whether our products qualify as dietary supplements, personal care products or neither. We make this determination based on the ingredients contained in the products and the claims we make for the products.

If The Federal Trade Commission Or Certain States Object To Our Product Claims And Advertising We May Be Forced To Give Refunds, Pay Damages, Stop Marketing Certain Products Or Change Our Business Methods

      The Federal Trade Commission and certain states regulate advertising, product claims, and other consumer matters, including advertising of our products. In the past several years the Federal Trade Commission has instituted enforcement actions against several dietary supplement companies for false or deceptive advertising of certain products. We provide no assurance that:

      o the Federal Trade Commission will not question our past or future advertising or other operations; or

      o a state will not interpret product claims presumptively valid under federal law as illegal under that state's regulations.

      Also, our IBAs and their customers may file actions on their own behalf, as a class or otherwise, and may file complaints with the Federal Trade Commission or state or local consumer affairs offices. These agencies may take action on their own initiative or on a referral from IBAs, consumers or others. If taken, such actions may result in:

      o     entries of consent decrees;

      o     refunds of amounts paid by the complaining IBA or consumer;

      o     refunds to an entire class of IBAs or customers;

      o     other damages; and

      o     changes in our method of doing business.

A Complaint Based On The Activities Of One IBA, Whether Or Not Such Activities Were Authorized By Us, Could Result In An Order Affecting Some Or All IBAs In A Particular State, And An Order In One State Could Influence Courts Or Government Agencies In Other States

      Our IBAs act as independent sales people and are not closely supervised by EYI or supervised by us at all. We have little or no control or knowledge of our IBAs' actual sales activities and therefore, we have little or no ability to ensure that our IBAs comply with regulations and rules regarding how they market and sell our products. It is possible that we may be held liable for the actions of our IBAs. Proceedings resulting from any complaints in connection with our IBAs' marketing and sales activities may result in significant defense costs, settlement payments or judgments and could force to curtail or cease our business operations.

      If our network marketing program is shown to violate federal or state regulations, we may be unable to market our products. Our network marketing program is subject to a number of federal and state laws and regulations administered by the Federal Trade Commission and various state agencies. These laws and regulations include securities, franchise investment, business opportunity and criminal laws prohibiting the use of "pyramid" or "endless chain" types of selling organizations. These regulations are generally directed at ensuring that product sales are ultimately made to consumers (as opposed to other IBAs) and that advancement within the network marketing program is based on sales of products, rather than investment in the company or other non-retail sales related criteria.

      The compensation structure of a network marketing organization is very complex. Compliance with all of the applicable regulations and laws is uncertain because of: the evolving interpretations of existing laws and regulations, and the enactment of new laws and regulations pertaining in general to network marketing organizations and product distribution.

      We have not obtained any no-action letters or advance rulings from any federal or state securities regulator or other governmental agency concerning the legality of our operations. Also, we are not relying on a formal opinion of counsel to such effect. Accordingly there is the risk that our network marketing system could be found to be in noncompliance with applicable laws and regulations, which could have a material adverse effect on us. Such a decision could require modification of our network marketing program, result in negative publicity, or have a negative effect on IBA morale and loyalty. In addition, our network marketing system will be subject to regulations in foreign markets administered by foreign agencies should we expand our network marketing organization into such markets.

The Legality Of Our Network Marketing Program Is Subject To Challenge By Our
IBAs

      We are subject to the risk of challenges to the legality of our network marketing organization by our IBAs, both individually and as a class. Generally, such challenges would be based on claims that our network marketing program was operated as an illegal "pyramid scheme" in violation of federal securities laws, state unfair practice and fraud laws and the Racketeer Influenced and Corrupt Organizations Act. An illegal pyramid scheme is generally a marketing scheme that promotes "inventory loading" and does not encourage retail sales of the products and services to ultimate consumers. Inventory loading occurs when distributors purchase large quantities of non-returnable inventory to obtain the full amount of compensation available under the network marketing program. In the event of challenges to the legality of our network marketing organization by our IBAs, there is no assurance that we will be able to demonstrate that:

      our network marketing policies were enforced and

      the network marketing program and IBAs' compensation thereunder serve as safeguards to deter inventory loading and encourage retail sales to the ultimate consumers.

Proceedings Resulting From Claims Could Result In Significant Defense Costs, Settlement Payments Or Judgments, And Could Have A Material Adverse Effect On Us

      One of our competitors, Nutrition for Life International, Inc., a multi-level seller of personal care and nutritional supplements, announced in 1999 that it had settled class action litigation brought by distributors alleging fraud in connection with the operation of a pyramid scheme. Nutrition for Life International agreed to pay in excess of $3 million to settle claims brought on behalf of its distributors and certain purchasers of its stock.

      We believe that our marketing program is significantly different from the program allegedly promoted by Nutrition for Life International and that our marketing program is not in violation of anti-pyramid laws or regulations. However, there can be no assurance that claims similar to the claims brought against Nutrition for Life International and other multi-level marketing organizations will not be made against us, or that we would prevail in the event any such claims were made. Furthermore, even if we were successful in defending against any such claims, the costs of conducting such a defense, both in dollars spent and in management time, could be material and adversely affect our operating results and financial condition. In addition, the negative publicity of such a suit could adversely affect our sales and ability to attract and retain IBAs.

A Large Portion Of Our Sales Is Attributable To Calorad; If Calorad Loses Market Share Or Loses Favor In The Marketplace, Our Financial Results Will Suffer

      A significant portion of our net sales is expected to be dependent upon our Calorad product. Calorad has traditionally represented more than 65% of our net sales and, although we hope to expand and diversify our product offerings, Calorad is expected to provide a large portion of our net sales in the foreseeable future. If Calorad loses market share or loses favor in the marketplace, our financial results will suffer.

Our Products Are Subject To Obsolescence, Which Could Reduce Our Sales Significantly

      The introduction by us or our competitors of new dietary supplement or personal care products offering increased functionality or enhanced results may render our existing products obsolete and unmarketable. Therefore, our ability to successfully introduce new products into the market on a timely basis and achieve acceptable levels of sales has and will continue to be a significant factor in our ability to grow and remain competitive and profitable. In addition, the nature and mix of our products are important factors in attracting and maintaining our network of IBAs, which consequently affects demand for our products. Although we seek to introduce additional products, the success of new products is subject to a number of conditions, including customer acceptance. There can be no assurance that our efforts to develop innovative new products will be successful or that customers will accept new products.

      In addition, no assurance can be given that new products currently experiencing strong popularity will maintain their sales over time. In the event we are unable to successfully increase the product mix and maintain competitive product replacements or enhancements in a timely manner in response to the introduction of new products, competitive or otherwise, our sales and earnings will be materially and adversely affected.

We Have No Manufacturing Capabilities And We Are Dependent Upon Nutri-Diem, Inc. And Other Companies To Manufacture Our Products

      We have no manufacturing facilities and have no present intention to manufacture any of our dietary supplement and personal care products. We are dependent upon relationships with independent manufacturers to fulfill our product needs. Nutri-Diem, Inc., a related party, manufactures and supplies more than 80% of our products. We have contracts with Nutri-Diem that require us to purchase set amounts of its manufactured products for at least the next five years and possibly the next ten years. It is possible that these contracts with Nutri-Diem, Inc. could become unfavorable, and we may not be able to use other manufacturers to provide us with these services if our terms with Nutri-Diem, Inc. become unfavorable. In addition, we must be able to obtain our dietary supplement and personal care products at a cost that permits us to charge a price acceptable to the customer, while also accommodating distribution costs and third party sales compensation. Competitors who do own their own manufacturing may have an advantage over us with respect to pricing, availability of product and in other areas through their control of the manufacturing process. In addition, because our agreement with Nutri-Diem, Inc. requires us to mandatory purchase minimums, we face that risk that we may not receive purchase orders for sufficient amounts of product that will enable us to sell the quantities that we are required to purchase. In the event that this occurs, we will be forced to hold larger quantities of inventory, which could adversely affect our cash flow and our ability to pay our operating expenses. In addition, if we are forced to hold longer quantities of inventory, we face the risk that our inventory becomes obsolete with the passage of large amounts of time.

      We may not be able to deliver various products to our customers if third party providers fail to provide necessary ingredients to us. We are dependent on various third parties for various ingredients for our products. Some of the third parties that provide ingredients to us have a limited operating history and are themselves dependent on reliable delivery of products from others. As a result, our ability to deliver various products to our users may be adversely affected by the failure of these third parties to provide reliable various ingredients for our products.

We Are Materially Dependent Upon Our Key Personnel And The Loss Of Such Key Personnel Could Result In Delays In The Implementation Of Our Business Plan Or Business Failure

      We depend upon the continued involvement of Jay Sargeant, our President, Chief Executive Officer and Director, and Dori O'Neill, our Executive Vice President, Chief Operations Officer, Secretary, Treasurer and Director. As we are a developing company, the further implementation of our business plan is dependent on the entrepreneurial skills and direction of management. Mr. Sargeant and Mr. O'Neill guide and direct our activity and vision. This direction requires an awareness of the market, the competition, current and future markets and technologies that would allow us to continue our operations. The loss or lack of availability of these individuals could materially adversely affect our business and operations. We do not carry "key person" life insurance for these officers and directors, and we would be adversely affected by the loss of these two key consultants.

We Face Substantial Competition In The Dietary Supplement And Personal Care Industry, Including Products That Compete Directly With Calorad

      The dietary supplement and personal care industry is highly competitive. It is relatively easy for new companies to enter the industry due to the availability of numerous contract manufacturers, a ready availability of natural ingredients and a relatively relaxed regulatory environment. Numerous companies compete with us in the development, manufacture and marketing of supplements as their sole or principal business. Generally, these companies are well funded and sophisticated in their marketing approaches.

Depending On The Product Category, Our Competition Varies

      Calorad competes directly with Colvera, a product with different ingredients but a similar concept. Additionally, Calorad competes indirectly with food plans such as Weight Watchers and meal replacement products such as Slim Fast. Our Noni Plus product competes with Morinda and others. Our other products have similar well-funded and sophisticated competitors. Increased competitive activity from such companies could make it more difficult for us to increase or keep market share, since such companies have greater financial and other resources available to them and possess far more extensive manufacturing, distribution and marketing capabilities.

We May Be Subject To Products Liability Claims And May Not Have Adequate Insurance To Cover Such Claims. As With Other Retailers, Distributors And Manufacturers Of Products That Are Designed To Be Ingested, We Face An Inherent Risk Of Exposure To Product Liability Claims In The Event That The Use Of Our Products Results In Injury

      We, like any other retailers and distributors of products that are designed to be ingested, face an inherent risk of exposure to product liability claims in the event that the use of our products results in injury. Such claims may include, among others, that our products contain contaminants or include inadequate instructions as to use or inadequate warnings concerning side effects and interactions with other substances. With respect to product liability claims, we have coverage of $2,000,000 per occurrence and $2,000,000 in the aggregate. Because our policies are purchased on a year-to-year basis, industry conditions or our own claims experience could make it difficult for us to secure the necessary insurance at a reasonable cost. In addition, we may not be able to secure insurance that will be adequate to cover liabilities. We generally do not obtain contractual indemnification from parties supplying raw materials or marketing our products. In any event, any such indemnification is limited by its terms and, as a practical matter, to the creditworthiness of the other party. In the event that we do not have adequate insurance or contractual indemnification, liabilities relating to defective products could require us to pay the injured parties' damages which are significant compared to our net worth or revenues.

We May Be Adversely Affected By Unfavorable Publicity Relating To Our Product Or Similar Products Manufactured By Our Competitors

      We believe that the dietary supplement products market is affected by national media attention regarding the consumption of these products. Future scientific research or publicity may be unfavorable to the dietary supplement products market generally or to any particular product and may be inconsistent with earlier favorable research or publicity. Adverse publicity associated with illness or other adverse effects resulting from the consumption of products distributed by other companies, which are similar to our products, could reduce consumer demand for our products and consequently our revenues. This may occur even if the publicity did not relate to our products. Adverse publicity directly concerning our products could be expected to have an immediate negative effect on the market for that product.

Because We Have Few Proprietary Rights, Others Can Provide Products And Services Substantially Equivalent To Ours

      We hold no patents. We believe that most of the technology used by us in the design and implementation of our products may be known and available to others. Consequently, others may be able to formulate products equivalent to ours. We rely on confidentiality agreements and trade secret laws to protect our confidential information. In addition, we restrict access to confidential information on a "need to know" basis. However, there can be no assurance that we will be able to maintain the confidentiality of our proprietary information. If our pending trademark or other proprietary rights are violated, or if a third party claims that we violate its trademark or other proprietary rights, we may be required to engage in litigation. Proprietary rights litigation tends to be costly and time consuming. Bringing or defending claims related to our proprietary rights may require us to redirect our human and monetary resources to address those claims.

We Often Use Our Securities As Consideration In Contracts Related To Our Operations, Which Will Cause Existing Shareholders To Experience Significant Dilution

      We often issue our securities as consideration in contracts related to our operations. We issued our securities in these transactions primarily because historically we have had insufficient cash to fund our operations. From December 2003 to date the company has issued approximately 7,000,000 shares of common stock and granted 6,000,000 stock options and 6,000,000 warrants in connection with agreements with outside consultants and service providers. As a result of such issuances, existing shareholders of EYI have experienced a dilutive impact to their ownership of our company. We may be forced to issue additional securities of EYI in the future transactions in lieu for cash and shareholders would experience additional dilution.

The Restrictions On Our Ability To Sell Securities Under The Terms Of The Standby Equity Distribution Agreement Could Impede Us From Using Our Securities As Consideration In Contracts Related To Our Operations

      Under the Standby Equity Distribution Agreement, we are restricted, during the commitment period of the Standby Equity Distribution Agreement, form issuing or selling any of our common stock without consideration or for consideration per share less than the bid price of a share of our common stock on the date of issuance. We are also restricted from issuing or selling any derivative security or other security granting the holder the right to acquire our common stock without consideration or for consideration per share less than the bid price of a share of common stock on the date of issuance. These restrictions could impede us from using our securities as consideration in contracts related to our operations, including, but not limited to, common stock issued to consultants and vendors. This may force us to use our limited cash to pay third parties as opposed to issue our securities and may also lead to certain parties deciding to not enter into contracts with us. If we have difficulty in entering into contracts related to our operations, we may be forced to curtail or cease our business operations.

                         RISKS RELATED TO THIS OFFERING

Future Sales By Our Stockholders May Adversely Affect Our Stock Price And Our Ability To Raise Funds In New Stock Offerings

      Sales of our common stock in the public market following this offering could lower the market price of our common stock. Sales may also make it more difficult for us to sell equity securities or equity-related securities in the future at a time and price that our management deems acceptable or at all. Some of our shareholders, including officers and directors are the holders of "restricted securities". These restricted securities may be resold in the public market only if registered or pursuant to an exemption from registration. Some of these shares may be resold under Rule 144. As of May 24, 2005, approximately 131,000,000 share of our common stock are deemed restricted.

      Upon completion of this offering, and assuming all shares registered in this offering are resold in the public market, there will be an additional 93,352,823 shares of common stock outstanding. All of these shares of common stock may be immediately resold in the public market upon effectiveness of the accompanying registration statement.

Existing Shareholders Will Experience Significant Dilution From Our Sale Of Shares Under The Standby Equity Distribution Agreement

      The sale of shares pursuant to the Standby Equity Distribution Agreement will have a dilutive impact on our stockholders. At a recent stock price of $0.03, we would have to issue 340,136,054 shares of common stock to draw down the entire $10 million available to us under the Standby Equity Distribution Agreement. However, our current Articles of Incorporation authorize us to issue 300,000,000 shares of common stock. We are registering 85,000,000 shares of our common stock under the Standby Equity Distribution Agreement. If we need to issue more than the 85,000,000 shares to draw down the entire $10 million available under the Standby Equity Distribution Agreement, we will have to obtain shareholder approval to amend our Articles of Incorporation to increase our authorized common stock and we will have to file a new registration statement covering any additional shares.

The Selling Stockholders Intend To Sell Their Shares Of Common Stock In The Market, Which Sales May Cause Our Stock Price To Decline

      The selling stockholders intend to sell in the public market the shares of common stock being registered in this offering. That means that up to 97,264,558 shares of common stock, the number of shares being registered in this offering may be sold. Such sales may cause our stock price to decline.

The Sale Of Material Amounts Of Common Stock Under The Accompanying Registration Statement Could Encourage Short Sales By Third Parties

      The significant downward pressure on our stock price caused by the sale of a significant number of shares under the Standby Equity Distribution Agreement could cause our stock price to decline, thus allowing short sellers of our stock an opportunity to take advantage of any decrease in the value of our stock. The presence of short sellers in our common stock may further depress the price of our common stock. Cornell Capital Partners can cover any short positions only with shares received from us under the Standby Equity Distribution Agreement.

If Cornell Capital Partners Does Not Honor Its Commitments Under The Standby Equity Distribution Agreement, We Could Be Forced To Curtail Or Cease Our Business Operations

      Cornell Capital Partners was founded in February 2000 as a Delaware limited partnership and, therefore, has a short history to evaluate it as a business. Cornell Capital Partners is not a registered broker-dealer. In the event that Cornell Capital Partners has insufficient capital to fund our requested advances under the Standby Equity Distribution Agreement, any recourse we may have against Cornell Capital Partners may not adequately compensate us for damages we may incur due to this breach. Any failure by Cornell Capital Partners to fail to honor its commitment to fund EYI Industries could force us to curtail or cease our business operations.

The Price You Pay In This Offering Will Fluctuate

      The price in this offering will fluctuate based on the prevailing market price of the common stock on the Over-the-Counter Bulletin Board. Accordingly, the price you pay in this offering may be higher or lower than the prices paid by other people participating in this offering.

The Issuance Of Shares Of Common Stock Under This Offering Could Result In A Change Of Control

      We are registering 97,264,558 shares of common stock in this offering. These shares represent 32.42% of our authorized capital stock and would upon issuance represent approximately 37.39% of the then-issued and outstanding common stock and we anticipate all such shares will be sold in this offering. If all or a significant block of these shares are held by one or more shareholders working together, then such shareholder or shareholders would have enough shares to exert significant influence on EYI Industries.

                           FORWARD-LOOKING STATEMENTS

Risks Associated With Forward-Looking Statements

      This Prospectus contains certain forward-looking statements regarding management's plans and objectives for future operations including plans and objectives relating to our planned marketing efforts and future economic performance. The forward-looking statements and associated risks set forth in this Prospectus include or relate to, among other things, (a) our projected sales and profitability, (b) our growth strategies, (c) anticipated trends in our industry, (d) our ability to obtain and retain sufficient capital for future operations, and (e) our anticipated needs for working capital. These statements may be found under "Management's Discussion and Analysis or Plan of Operations" and "Business," as well as in this Prospectus generally. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under "Risk Factors" and matters described in this Prospectus generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this Prospectus will in fact occur.

      The forward-looking statements herein are based on current expectations that involve a number of risks and uncertainties. Such forward-looking statements are based on assumptions that we will be able to make acquisitions on a timely basis, that we will retain the acquiree's customers, that there will be no material adverse competitive or technological change in conditions in our business, that demand for our products will significantly increase, that our President and Chief Executive Officer will remain employed as such, that our forecasts accurately anticipate market demand, and that there will be no material adverse change in our operations or business or in governmental regulations affecting us or our manufacturers and/or suppliers. The foregoing assumptions are based on judgments with respect to, among other things, future economic, competitive and market conditions, and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Accordingly, although we believe that the assumptions underlying the forward-looking statements are reasonable, any such assumption could prove to be inaccurate and therefore there can be no assurance that the results contemplated in forward-looking statements will be realized. In addition, as disclosed elsewhere in the "Risk Factors" section of this prospectus, there are a number of other risks inherent in our business and operations which could cause our operating results to vary markedly and adversely from prior results or the results contemplated by the forward-looking statements. Growth in absolute and relative amounts of cost of goods sold and selling, general and administrative expenses or the occurrence of extraordinary events could cause actual results to vary materially from the results contemplated by the forward-looking statements. Management decisions, including budgeting, are subjective in many respects and periodic revisions must be made to reflect actual conditions and business developments, the impact of which may cause us to alter marketing, capital investment and other expenditures, which may also materially adversely affect our results of operations. In light of significant uncertainties inherent in the forward-looking information included in this prospectus, the inclusion of such information should not be regarded as a representation by us or any other person that our objectives or plans will be achieved.

      Some of the information in this prospectus contains forward-looking statements that involve substantial risks and uncertainties. Any statement in this prospectus and in the documents incorporated by reference into this prospectus that is not a statement of an historical fact constitutes a "forward-looking statement". Further, when we use the words "may", "expect", "anticipate", "plan", "believe", "seek", "estimate", "internal", and similar words, we intend to identify statements and expressions that may be forward-looking statements. We believe it is important to communicate certain of our expectations to our investors. Forward-looking statements are not guarantees of future performance. They involve risks, uncertainties and assumptions that could cause our future results to differ materially from those expressed in any forward-looking statements. Many factors are beyond our ability to control or predict. You are accordingly cautioned not to place undue reliance on such forward-looking statements. Important factors that may cause our actual results to differ from such forward-looking statements include, but are not limited to, the risk factors discussed below. Before you invest in our common stock, you should be aware that the occurrence of any of the events described under "Risk Factors" in this prospectus could have a material adverse effect on our business, financial condition and results of operation. In such a case, the trading price of our common stock could decline and you could lose all or part of your investment.

                              SELLING STOCKHOLDERS

      The following table presents information regarding the selling stockholders. A description of each selling shareholder's relationship to EYI Industries and how each selling shareholder acquired the shares to be sold in this offering is detailed in the information immediately following this table.

                                                                                  Percentage of
                                                    Percentage                     Outstanding
                                                    of             Shares to be    Shares to be                    Percentage
                                                    Outstanding      Acquired        Acquired                          of
                                                    Shares          Under the       Under the                      Outstanding
                                      Shares        Beneficially     Standby         Standby                         Shares
                                   Beneficially     Owned             Equity          Equity          Shares      Beneficially
                                   Owned Before     Before         Distribution    Distribution   to be Sold in    Owned After
Selling Stockholder                  Offering       Offering(1)     Agreement       Agreement      the Offering     Offering
-------------------                  --------       -----------     ---------       ---------      ------------     --------
Cornell Capital Partners, L.P.      1,266,589(2)           *      85,000,000(4)       33.76%       111,266,589          0%
Newbridge Securities Corporation          33,411           *               --            --             33,411          0%
Taib Securities(3)                     8,259,475       4.72%               --            --          8,269,295          0%
Lloyd and Alberta Sargeant          4,781,774(5)       2.87%               --            --          478,177(7)         0%
Bayonne Holdings, Inc.                 4,605,240       2.76%               --            --          460,524(7)         0%
Winslow Drive Corp. (8)                4,605,240       2.76%               --            --          460,524(7)         0%
Dartmouth Productions (9)              4,605,240       2.76%               --            --          460,524(7)         0%
649645 BC Ltd.                         4,605,240       2.76%               --            --          460,524(7)         0%
Good Companion Broadcasting              767,540           *               --            --           76,754(7)         *
Thomas Diehl                             383,770           *               --            --           38,377(7)         *
W. Donald Diehl                          383,770           *               --            --           38,377(7)         *
Michel Grise                         17,971,748(6)         *               --            --           26,864(7)         *
Louise Desmarais                         268,639           *               --            --           26,864(7)         *
Health Inc.                              204,680           *               --            --           20,468(7)         *
Patrick Grise                            153,508           *               --            --           15,351(7)         *
Herbert Keay                             107,456           *               --            --           10,746(7)         *
Doug Moore                               102,359           *               --            --           10,236(7)         *
Frank Shaw                                69,815           *               --            --            6,982(7)         *
Gregg Trigg                               66,776           *               --            --            6,678(7)         *
Daniel Boisvert                           46,052           *               --            --            4,605(7)         *
Deacon & Traill Innovations               34,539           *               --            --            3,454(7)         *
Gerry Nehra                               25,590           *               --            --            2,559(7)         *
Steven Petrosino                          15,351           *               --            --            1,535(7)         *
Healthy Solutions                          8,443           *               --            --              844(7)         *
Ruby Miller-Lyman                          7,675           *               --            --              768(7)         *

----------
*     Less than 1%.
(1) Applicable percentage of ownership is based on 166,803,292 shares of common stock outstanding as of May 24, 2005, together with securities exercisable or convertible into shares of common stock within 60 days of May 24, 2005, for each stockholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to securities exercisable or convertible into shares of common stock that are currently exercisable or exercisable within 60 days of May 24, 2005 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Note that affiliates are subject to Rule 144 and Insider trading regulations - percentage computation is for form purposes only.
(2) Represents 1,266,589 shares issued as a commitment fee under the Standby Equity Distribution Agreement.

(3) Please note that the terms of the Secured Convertible Debentures held by Taib Securities provide that in no event shall the holder be entitled to convert the Secured Convertible Debentures for a number of shares which, upon giving effect to the conversion, would cause the aggregate number of shares beneficially owned by Cornell and its affiliates to exceed 4.99% of the outstanding shares of EYI Industries following such conversion. Because the conversion price may fluctuate based on the market price of our stock, the actual number of shares to be issued upon conversion of the debentures may be higher or lower. We are registering 8,269,295 shares to cover such conversions for the convertible debenture holder.
(4) Represents up to 85,000,000 shares, which are being registered for issuance under the Standby Equity Distribution Agreement.
(5) Lloyd and Alberta Sargeant are the brother and sister-in-law to Mr. Jay Sargeant, our President, Chief Executive Officer and a Director.
(6) Michel Grise is a named beneficiary of the Jay Sargeant Trust and is, therefore, an indirect owner, with respect to the 17,195,966 shares. Under the trust, Mr. Grise has the right to receive any cash distributions on the shares, but Jay Sargeant, as the settlor of the Trust, has retained the right to vote and dispose of the shares and to revoke or amend the trust at any time.
(7) We are registering 10% of this shareholder's holdings pursuant to "piggy-back" registration rights that we granted in connection with obtaining this shareholder's consent to the shares exchange transaction with Safe ID Corporation dated December 31, 2003.
(8) Winslow Drive Corp. is solely owned by Ms. Gladys Sargeant, the mother of Mr. Jay Sargeant, EYI's President, Chief Executive Officer and a Director.
(9) Dartmount Production is solely owned by Mr. Robert Katz, the son-in-law of Mr. Jay Sargeant, EYI's President, Chief Executive Officer and a Director.

      The following information contains a description of each selling shareholder's relationship to EYI Industries and how each selling shareholder acquired the shares to be sold in this offering. None of the selling stockholders have held a position or office, or had any other material relationship, with EYI Industries, except as follows:

Shares Acquired In Financing Transactions With EYI Industries

      Cornell Capital Partners. Cornell Capital Partners is the investor under the Standby Equity Distribution Agreement. All investment decisions of Cornell Capital Partners are made by its general partner, Yorkville Advisors, LLC. Mark Angelo, the managing member of Yorkville Advisors, makes the investment decisions on behalf of Yorkville Advisors. Cornell Capital Partners acquired all shares being registered in this offering in financing transactions with EYI Industries. These transactions are explained below:

      Standby Equity Distribution Agreement. On June 22, 2004, we entered into a Standby Equity Distribution Agreement with Cornell Capital Partners. On May 13, 2005, we mutually agreed to terminate the Standby Equity Distribution Agreement. On May 13, 2005, we entered into a new Standby Equity Distribution Agreement with Cornell Capital Partners. Pursuant to the Standby Equity Distribution Agreement, we may, at our discretion, periodically issue and sell to Cornell Capital Partners shares of common stock for a total purchase price of $10.0 million. The maximum amount of each advance is $250,000. Cornell Capital Partners will purchase shares of our common stock for a 2% discount to the lowest volume weighted average price of our common stock for the 5 days immediately following the notice date. In addition, Cornell Capital Partners will retain 5% of each advance under the Standby Equity Distribution Agreement and received a one-time commitment fee of 1,266,589 shares of our common stock. Cornell Capital Partners intends to sell any shares purchased under the Standby Equity Distribution Agreement at the then prevailing market price.

      Secured Convertible Debentures. On June 22, 2004, we entered into a secured convertible debenture transaction with Cornell Capital Partners in the principal amount of $500,000. The sale of these Secured Convertible Debentures is complete. EYI Industries received $250,000 from the issuance of the first Secured Convertible Debenture on June 22, 2004, and we received $250,000 five business days following the filing of the accompanying registration statement. The Secured Convertible Debentures are convertible at the holder's option any time up to maturity at a conversion price equal to the lower of (i) 120% of the closing bid price of the common stock as of the date of issuance, or (ii) 80% of the average of the lowest daily volume weighted average price of our common stock for the 5 trading days immediately preceding the conversion date. At maturity, the remaining unpaid principal and accrued interest under the debentures shall be, at our option, either paid or converted into shares of common stock at a conversion price equal to the lower of (i) 120% of the closing bid price of the common stock as of the date of issuance or (ii) 80% of the lowest closing bid price of the common stock for the lowest trading days of the 5 trading days immediately preceding the conversion date. The Secured Convertible Debenture is secured by all of EYI Industries' assets. The Secured Convertible Debentures accrue interest at a rate of 5% per year and have a term of 3 years. In the event the Secured Convertible Debentures are redeemed, then EYI Industries will issue to the holders a warrant to purchase 50,000 shares for every $100,000 redeemed at an exercise price of 120% of the closing bid price as of June 22, 2004. The holders purchased the Secured Convertible Debentures from EYI Industries in a private placement on June 22, 2004. On September 24, 2004, we issued the second secured convertible debenture in the principal amount of $250,000 to Cornell Capital Partners on the same terms and conditions as the secured convertible debenture described above. EYI Industries is registering in this offering 8,352,823 shares of common stock underlying the Secured Convertible Debentures. On April 4, 2005, Cornell Capital Partners assigned all of its rights and interests in the secured convertible debentures to Taib Bank E.C. All investment decisions of Taib Bank E.C. are made by Larry Chaleff, its Managing Director. In addition, on April 4, 2005, EYI Industries and Taib Bank E.C. entered into a Redemption Agreement, whereby EYI Industries agreed to first use any proceeds received by EYI Industries under the Equity Distribution Agreement with Cornell Capital Partners to redeem any remaining principal and accrued interest under the assigned Secured Convertible Debentures.

      There are certain risks related to sales by Cornell Capital Partners, including:

      o The outstanding shares will be issued based on discount to the market rate. As a result, the lower the stock price, the greater number of shares that will be issued to Cornell Capital Partners. This could result in substantial dilution to the interests of other holders of common stock.

      o To the extent Cornell Capital Partners sells its common stock, the common stock price may decrease due to the additional shares in the market. This could allow Cornell Capital Partners to sell greater amounts of common stock, the sales of which would further depress the stock price.

      o The significant downward pressure on the price of the common stock as Cornell Capital Partners sells material amounts of common stocks could encourage short sales by others. This could place further downward pressure on the price of the common stock.

      Newbridge Securities Corporation. Newbridge Securities Corporation is an unaffiliated registered broker-dealer that has been retained by us. For its services in connection with the Standby Equity Distribution Agreement, Newbridge Securities Corporation received a fee of $10,000, which we paid by the issuance of 33,411 shares of common stock of EYI Industries. These shares are being registered in this offering. All investment decisions of Newbridge Securities Corporation are made by its President, Guy Amico.

Other Selling Shareholders

      649645 B.C. Ltd. received its shares pursuant to a Share Exchange Agreement, dated December 31, 2003, by and among Safe ID Corporation, EYI Industries and the shareholders of EYI Industries. All investment decisions of 649645 B.C Ltd. are made by Clifford and Clara O'Neill. Mr. and Mrs. O'Neill are the parents to Mr. Dori O'Neill, Secretary, Chief Operations Officer and a Director.

      Bayonne Holdings, Inc. received its shares pursuant to a Share Exchange Agreement, dated December 31, 2003, by and among Safe ID Corporation, EYI Industries and the shareholders of EYI Industries. All investment decisions of Bayonne Holdings are made by Evan Wryde.

      Winslow Drive Corp. received its shares pursuant to a Share Exchange Agreement, dated December 31, 2003, by and among Safe ID Corporation, EYI Industries and the shareholders of EYI Industries. All investment decisions of Winslow Drive Corp. are made by Gladys Sargeant. Mrs. Sargeant is the mother to Mr. Jay Sargeant, our President, Chief Executive Officer and a Director.

      Dartmouth Productions received its shares pursuant to a Share Exchange Agreement, dated December 31, 2003, by and among Safe ID Corporation, EYI Industries and the shareholders of EYI Industries. All investment decisions of Dartmouth Productions are made by Robert Katz. Mr. Katz is the son-in-law to Mr. Jay Sargeant, our President, Chief Executive Officer and a Director.

      Good Companion Broadcasting received its shares pursuant to a Share Exchange Agreement, dated December 31, 2003, by and among Safe ID Corporation, EYI Industries and the shareholders of EYI Industries. All investment decisions of Good Companion Broadcasting are made by Jerry Jacobs. Mr. Jacobs has a Distribution Agreement with our subsidiary.

      Health Inc. received its shares pursuant to a Share Exchange Agreement, dated December 31, 2003, by and among Safe ID Corporation, EYI Industries and the shareholders of EYI Industries. All investment decisions of Health Inc. are made by Jack and Barbara Herd. Mr. and Mrs. Herd are Independent Business Associates of our subsidiary.

      Deacon & Traill Innovations received its shares pursuant to a Share Exchange Agreement, dated December 31, 2003, by and among Safe ID Corporation, EYI Industries and the shareholders of EYI Industries. All investment decisions of Deacon & Traill Innovations are made by Tim and Cathy Deacon.

      Healthy Solutions received its shares pursuant to a Share Exchange Agreement, dated December 31, 2003, by and among Safe ID Corporation, EYI Industries and the shareholders of EYI Industries. All investment decisions of Healthy Solutions are made by Lorey Torrieri. Ms. Torrieri has a Distribution Agreement with our subsidiary.

                                 USE OF PROCEEDS

      This Prospectus relates to shares of our common stock that may be offered and sold from time to time by Cornell Capital Partners. There will be no proceeds to us from the sale of shares of common stock in this offering. However, we will receive the proceeds from the sale of shares of common stock to Cornell Capital Partners under the Standby Equity Distribution Agreement, which we intend to use for general working capital purposes, including, among other things, sales and marketing, product development and debt retirement. The purchase price of the shares purchased under the Standby Equity Distribution Agreement will be equal to 98% of the lowest volume weighted average price of our common stock on the Over-the-Counter Bulletin Board for the 5 consecutive trading days immediately following an advance date. Cornell Capital Partners will retain 5% of each advance pursuant to the terms of our Standby Equity Distribution Agreement

Determination Of Offering Price

      The price at which the shares may actually be sold will be determined by the market price of the common stock as of the date of sale by Cornell Capital Partners.

      For illustrative purposes, EYI Industries has set forth below its intended use of proceeds for the range of net proceeds indicated below to be received under the Standby Equity Distribution Agreement. The table assumes estimated offering expenses of $85,000, plus the 5% retainage. In addition, pursuant to a verbal amendment to an agreement dated May 25, 2004 between EYI Industries and Source Capital Group, Inc., we are obligated to pay to Source Capital Group from any proceeds we receive from sources introduced to us by Source Capital Group, a cash amount equal to 4.5% of such proceeds received by us and warrants to purchase shares of our common stock equal to 6% of such proceeds received by us. Source Capital Group introduced us to Cornell Capital Partners.

GROSS PROCEEDS                                                        $ 1,000,000       $ 5,000,000       $10,000,000

NET PROCEEDS (reflects deductions of Cornell
Capital Partners' 5% retainage per each advance,4.5%
per advance to Source Capital and $85,000 for offering expenses       $   820,000       $ 4,440,000       $ 8,965,000

Use of Proceeds:
---------------------------------------------------------------------------------------------------------------------

General and Working Capital                                           $   565,000       $ 1,575,000       $ 2,550,000

Debt Retirement                                                           255,000           500,000         1,250,000

Equipment
   Computer Equipment                                                          --           250,000           365,000
   Phone Equipment                                                             --            50,000            50,000

Sales and Marketing
   Direct Mail Campaign                                                        --           300,000           500,000
   Affiliate Program/Eyewonder                                                 --           150,000           750,000
   Network Marketing Support                                                   --           600,000         1,250,000
   Spanish Network Marketing Support                                           --           150,000           250,000
   TV & Radio Promotion                                                        --           100,000           350,000
   "Win Back" Campaign                                                         --            50,000           150,000
   Other                                                                       --                --           250,000

Product Development                                                            --           500,000         1,000,000

Hispanic Buyers Club                                                           --           215,000           250,000

Total                                                                 $   820,000       $ 4,440,000       $ 8,965,000

                                    DILUTION

      The net tangible book value of EYI Industries as of March 31, 2005 was $(1,916,881) or $(0.0115) per share of common stock. Net tangible book value per share is determined by dividing the tangible book value of EYI Industries (total tangible assets less total liabilities) by the number of outstanding shares of our common stock. Since this offering is being made solely by the selling stockholders and none of the proceeds will be paid to EYI Industries, our net tangible book value will be unaffected by this offering. Our net tangible book value, however, will be impacted by the common stock to be issued under the Standby Equity Distribution Agreement. The amount of dilution will depend on the offering price and number of shares to be issued under the Standby Equity Distribution Agreement. The following example shows the dilution to new investors at an offering price of $0.0294 per share.

      If we assume that EYI Industries had issued 340,136,054 shares of common stock under the Standby Equity Distribution Agreement at an assumed offering price of $0.0294 per share (i.e., the maximum number of shares needed in order to raise a total of $10 million available under the Standby Equity Distribution Agreement), less a retention fee of $500,000 and offering expenses of $85,000, our net tangible book value as of March 31, 2005 would have been $7,498,119 or $0.0148 per share. Such an offering would represent an immediate increase in net tangible book value to existing stockholders of $.0263 per share and an immediate dilution to new stockholders of $0.0146 per share. The following table illustrates the per share dilution:

Assumed public offering price per share                                            $ 0.0294
Net tangible book value per share before this offering            $ 0.0115
Increase attributable to new investors                            $ 0.0263
Net tangible book value per share after this offering             --------         $ 0.0148
                                                                                   --------
Dilution per share to new stockholders                                             $ 0.0146
                                                                                   ========

      The offering price of our common stock is based on the then-existing market price. In order to give prospective investors an idea of the dilution per share they may experience, we have prepared the following table showing the dilution per share at various assumed offering prices:

            ASSUMED            NO. OF SHARES TO BE     DILUTION PER SHARE TO
        OFFERING PRICE              ISSUED(1)              NEW INVESTORS
        --------------         -------------------     ---------------------
          $ 0.0294                340,136,054                 $0.0146
          $ 0.02205               453,514,739                 $0.0100
          $ 0.0147                680,272,109                 $0.0058
          $ 0.00735             1,360,544,218                 $0.0024

----------
(1) EYI Industries is registering 85,000,000 shares of common stock pursuant to the Standby Equity Distribution Agreement. In the event we need to issue more than 85,000,000 shares of common stock being registered in the accompanying registration statement to draw down the entire $10 million available under the Standby Equity Distribution Agreement, we will have to obtain shareholder approval to amend our Articles of Incorporation to increase our authorized common stock and we will have to file a new registration statement covering any additional shares.

                      STANDBY EQUITY DISTRIBUTION AGREEMENT

      On June 22, 2004, we entered into a Standby Equity Distribution Agreement with Cornell Capital Partners. On May 13, 2005, we mutually agreed to terminate the Standby Equity Distribution Agreement. On May 13, 2005, we entered into a new Standby Equity Distribution Agreement with Cornell Capital Partners. Pursuant to the Standby Equity Distribution Agreement, we may, at our discretion, periodically issue and sell shares of our common stock for a total purchase price of $10 million. We are registering 85,000,000 shares to be issued pursuant to the Standby Equity Distribution Agreement in the accompanying registration statement. If we request advances under the Standby Equity Distribution Agreement, Cornell Capital Partners will purchase shares of common stock of EYI Industries for 98% of the lowest volume weighted average price on the Over-the-Counter Bulletin Board or other principal market on which our common stock is traded for the 5 days immediately following the advance notice date. Cornell Capital Partners intends to sell any shares purchased under the Standby Equity Distribution Agreement at the market price. This Prospectus relates to the shares of common stock to be issued to Cornell Capital Partners under the Standby Equity Distribution Agreement, as well as shares of our common stock issued to Cornell Capital Partners as a commitment fee under the Standby Equity Distribution Agreement and shares of our common stock that may be issued to Cornell Capital Partners pursuant to the conversion of a secured convertible debenture and the exercise of warrants. Cornell Capital Partners cannot transfer its interest in the Standby Equity Distribution Agreement to any other person.

      We will not receive any advances pursuant to the Standby Equity Distribution Agreement until the accompanying registration statement is declared effective by the Securities and Exchange Commission. In addition, pursuant to the Standby Equity Distribution Agreement, in order to receive advances we must have filed with the Securities and Exchange Commission in a timely manner, all reports, notices and other documents required of a "reporting company" under the Securities Exchange Act of 1934, as amended. Based on a recent stock price of $0.03, we would have to issue 340,136,054 shares of our common stock to draw down the entire $10 million available to us under the Standby Equity Distribution Agreement. Based on our recent stock price of $0.03 and that we are registering 85,000,000 shares of our common stock under the Standby Equity Distribution Agreement in the accompanying registration statement, we could only draw down gross proceeds of $2,499,000 under the Standby Equity Distribution Agreement. Our current Articles of Incorporation authorize us to issue 300,000,000 shares of common stock. We are registering 85,000,000 shares of our common stock in the accompanying registration statement to be issued pursuant to the Standby Equity Distribution Agreement. As a result, if we need to issue more than 85,000,000 shares to draw down the entire $10 million available under the Standby Equity Distribution Agreement, we will have to obtain shareholder approval to amend our Articles of Incorporation to increase our authorized common stock and we will have to file a new registration statement covering any additional shares.

      Advances. Pursuant to the Standby Equity Distribution Agreement, we may periodically sell shares of common stock to Cornell Capital Partners to raise capital to fund our working capital needs. The periodic sale of shares is known as an advance. We may not request an advance fewer than six trading days from the previous advance request. Cornell Capital Partners will retain 5% of each advance under the Standby Equity Distribution Agreement.

      Mechanics. We may, at our discretion, request advances from Cornell Capital Partners by written notice, specifying the amount requested up to the maximum advance amount. A closing will be held 5 trading days after such written notice at which time we will deliver shares of common stock and Cornell Capital Partners will pay the advance amount. We have the ability to determine when and if we desire to draw an advance.

      Commitment Period. We may request an advance at any time during the commitment period. The commitment period begins on the date the Securities and Exchange Commission first declares the accompanying registration statement effective. The commitment period expires on the earliest to occur of (i) the date on which Cornell Capital Partners has made advances totaling $10 million or
(ii) two years after the effective date of the accompanying registration statement. Cornell Capital Partners' obligations under the Standby Equity Distribution Agreement terminate in the event a registration statement covering shares underlying the Standby Equity Distribution Agreement does not remain effective.

      Maximum Advance Amount. We may not request advances in excess of a total of $10 million. The maximum amount of each advance is equal to $250,000. We may not request an advance under the Standby Equity Distribution Agreement less than six trading days after a price advance request. In addition, in no event shall the number of shares issuable to Cornell Capital Partners cause it to own in excess of 9.9% of the then outstanding shares of common stock of EYI Industries.

      Number Of Shares To Be Issued. We cannot predict the actual number of shares of common stock that will be issued pursuant to the Standby Equity Distribution Agreement, in part, because the purchase price of the shares will fluctuate based on prevailing market conditions and we have not determined the total amount of advances we intend to draw. Nonetheless, we can estimate the number of shares of common stock that will be issued using certain assumptions. Based upon a recent price of our common stock of $0.03, we would have to issue 340,136,054 shares of our common stock to draw down the entire $10 million available to us under the Standby Equity Distribution Agreement. Based on our recent stock price of $0.03 and that we are registering 85,000,000 shares of our common stock under the Standby Equity Distribution Agreement in the accompanying registration statement, we could only draw down gross proceeds of $2,499,000 under the Standby Equity Distribution Agreement. You should be aware that there is an inverse relationship between our stock price and the number of shares to be issued under the Standby Equity Distribution Agreement. That is, as our stock price declines, we would be required to issue a greater number of shares under the Standby Equity Distribution Agreement for a given advance. This inverse relationship is demonstrated by the following table, which shows the number of shares of our common stock to be issued to Cornell Capital Partners, under the Standby Equity Distribution Agreement, at various prices.

Market Price:                                     $        0.03      $      0.0225      $       0.015      $      0.0075
Purchase Price:                                   $      0.0294      $     0.02205      $      0.0147      $     0.00735
Number Of Shares Required To Draw Down the $10
  Million Under The Standby Equity Distribution
  Agreement:                                        340,136,054(2)     453,514,739(2)     680,272,109(2)   1,360,544,218(2)
Total Outstanding(3):                               505,656,589        619,035,274        845,792,644      1,526,064,753
Percent Outstanding(4):                                   67.27%             73.26%             80.43%             89.15%

(1) Our current Articles of Incorporation do not permit us to issue more than 300,000,000 shares of common stock.
(2) We are registering 85,000,000 shares of our common stock under the Standby Equity Distribution Agreement in the accompanying registration statement.
(3) Represents the total number of shares of common stock outstanding after the issuance of the shares to Cornell Capital Partners.
(4) Represents the numbers shares of common stock to be issued to fully draw down on the $10 million available under the Standby Equity Distribution Agreement as a percentage of the total number shares outstanding.

      In addition to showing the inverse relationship, the above table also shows that the issuance of shares under the Standby Equity Distribution Agreement may result in a change of control. If all or a significant block of these shares are held by one or more shareholders working together, then such shareholder or shareholders would have enough shares to exert significant influence of EYI Industries.

      Registration Rights. In connection with the Standby Equity Distribution Agreement, we granted to Cornell Capital Partners certain registration rights. Pursuant to a Registration Rights Agreement, dated May 13, 2005, we agreed to register shares underlying advances under the Standby Equity Distribution Agreement prior to the first sale to Cornell Capital Partners of our common stock under the Standby Equity Distribution Agreement. The registration statement accompanying this Prospectus will register such shares upon effectiveness. The cost of this registration will be borne by us.

      Net Proceeds. We cannot predict the total amount of proceeds to be raised in this transaction, in part, because we have not determined the total amount of the advances we intend to draw. However, we expect to incur expenses of approximately $85,000 consisting primarily of professional fees incurred in connection with registering 83,646,847 shares in this offering. In addition, we are obligated to pay an underwriting discount to Cornell Capital Partners equal to 5% of each advance.

      Use Of Proceeds. We intend to use the net proceeds received under the Standby Equity Distribution Agreement for general corporate purposes, as well as any future acquisitions. Please see "Use of Proceeds."

      Lock-up Period. Pursuant to the Standby Equity Distribution Agreement, we agreed, during the commitment period of the Standby Equity Distribution Agreement, not to: (i) issue or sell any common stock or preferred stock without consideration or for consideration per share less than the bid price of a share of our common stock on the date of issuance; (ii) issue or sell any derivative security or other security granting the holder the right to acquire our common stock without consideration or for consideration per share less than the bid price of a share of our common stock on the date of issuance; or (iii) file any registration statement on Form S-8.

      Source Capital Group, Inc. On May 25, 2004 we entered into an agreement with Source Capital Group, Inc. pursuant to which we are obligated to pay to Source Capital Group from any proceeds we receive from sources introduced to us by Source Capital Group a cash amount equal to 4.5% of such proceeds received by us and warrants to purchase shares of our common stock equal to 6% of such proceeds received by us.

                              PLAN OF DISTRIBUTION

      The selling stockholders have advised us that the sale or distribution of EYI Industries' common stock owned by the selling stockholders may be effected directly to purchasers by the selling stockholders or by pledgees, transferees or other successors in interest, as principals or through one or more underwriters, brokers, dealers or agents from time to time in one or more transactions (which may involve crosses or block transactions) (i) on the over-the-counter market or in any other market on which the price of EYI Industries' shares of common stock are quoted or (ii) in transactions otherwise than on the over-the-counter market or in any other market on which the price of EYI Industries' shares of common stock are quoted. Any transferees and pledges will be identified by a post-effective amendment to the accompanying registration statement. Any of such transactions may be effected at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at varying prices determined at the time of sale or at negotiated or fixed prices, in each case as determined by a selling stockholder or by agreement between a selling stockholder and underwriters, brokers, dealers or agents, or purchasers. If the selling stockholders effect such transactions by selling their shares of EYI Industries' common stock to or through underwriters, brokers, dealers or agents, such underwriters, brokers, dealers or agents may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of common stock for whom they may act as agent (which discounts, concessions or commissions as to particular underwriters, brokers, dealers or agents may be in excess of those customary in the types of transactions involved). Any brokers, dealers or agents that participate in the distribution of the common stock may be deemed to be underwriters, and any profit on the sale of common stock by them and any discounts, concessions or commissions received by any such underwriters, brokers, dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act.

      Cornell Capital Partners is an "underwriter" within the meaning of the Securities Act of 1933 in connection with the sale of common stock under the Standby Equity Distribution Agreement. Cornell Capital Partners will pay EYI Industries 98% of the lowest volume weighted average price of EYI Industries' common stock on the Over-the-Counter Bulletin Board or other principal trading market on which our common stock is traded for the 5 days immediately following the advance date. In addition, Cornell Capital Partners will retain 5% of the proceeds received by EYI Industries under the Standby Equity Distribution Agreement, plus a one-time commitment fee of 1,266,589 shares of common stock to be issued to Cornell Capital Partners. The 5% retainage and the commitment fee are underwriting discounts. In addition, EYI Industries engaged Newbridge Securities Corporation, a registered broker-dealer, to advise us in connection with the Standby Equity Distribution Agreement. For its services, Newbridge Securities Corporation received 33,411 shares of EYI Industries' common stock.

      Cornell Capital Partners was formed in February 2000 as a Delaware limited partnership. Cornell Capital Partners is a domestic hedge fund in the business of investing in and financing public companies. Cornell Capital Partners does not intend to make a market in EYI Industries' stock or to otherwise engage in stabilizing or other transactions intended to help support the stock price. Prospective investors should take these factors into consideration before purchasing EYI Industries' common stock.

      Under the securities laws of certain states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. The selling stockholders are advised to ensure that any underwriters, brokers, dealers or agents effecting transactions on behalf of the selling stockholders are registered to sell securities in all fifty states. In addition, in certain states the shares of common stock may not be sold unless the shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

      Our common stock is deemed to be "penny stock" as that term is defined in Rule 3a51-1 promulgated under the Securities Exchange Act of 1934. Penny stocks are stock: (i) with a price of less than $5.00 per share; (ii) that are not traded on a "recognized" national exchange; (iii) whose prices are not quoted on the Nasdaq automated quotation system (Nasdaq listed stock must still have a price of not less than $5.00 per share); or (iv) in issuers with net tangible assets less than $2.0 million (if the issuer has been in continuous operation for at least three years) or $5.0 million (if in continuous operation for less than three years), or with average revenues of less than $6.0 million for the last three years.

      Broker/dealers dealing in penny stocks are required to provide potential investors with a document disclosing the risks of penny stocks. Moreover, broker/dealers are required to determine whether an investment in a penny stock is a suitable investment for a prospective investor. These requirements may reduce the potential market for our common stock by reducing the number of potential investors. This may make it more difficult for investors in our common stock to sell shares to third parties or to otherwise dispose of them. This could cause our stock price to decline.

      We will pay all the expenses incident to the registration, offering and sale of the shares of common stock to the public hereunder other than commissions, fees and discounts of underwriters, brokers, dealers and agents. We have agreed to indemnify Cornell Capital Partners and its controlling persons against certain liabilities, including liabilities under the Securities Act. We estimate that the expenses of the offering to be borne by us will be approximately $85,000, as well as retention of 5% of the gross proceeds received under the Standby Equity Distribution Agreement. In addition, EYI Industries engaged Newbridge Securities Corporation, a registered broker-dealer, to advise us in connection with the Standby Equity Distribution Agreement. For its services, Newbridge Securities Corporation received 33,411 shares of EYI Industries' common stock. The estimated offering expenses consist of: a SEC registration fee of $300, printing expenses of $5,000, accounting fees of $20,000, legal fees of $50,000 and miscellaneous expenses of $9,700. We will not receive any proceeds from the sale of any of the shares of common stock by the selling stockholders. We will, however, receive proceeds from the sale of common stock under the Standby Equity Distribution Agreement.

      The selling stockholders should be aware that the anti-manipulation provisions of Regulation M under the Exchange Act will apply to purchases and sales of shares of common stock by the selling stockholders, and that there are restrictions on market-making activities by persons engaged in the distribution of the shares. Under Registration M, the selling stockholders or their agents may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of common stock of EYI Industries while such selling stockholder is distributing shares covered by this Prospectus. Accordingly, except as noted below, the selling stockholders are not permitted to cover short sales by purchasing shares while the distribution is taking place. The selling stockholders are advised that if a particular offer of common stock is to be made on terms constituting a material change from the information set forth above with respect to the Plan of Distribution, then, to the extent required, a post-effective amendment to the accompanying registration statement must be filed with the Securities and Exchange Commission.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

      THE FOLLOWING INFORMATION SHOULD BE READ IN CONJUNCTION WITH THE CONSOLIDATED FINANCIAL STATEMENTS OF EYI AND THE NOTES THERETO APPEARING ELSEWHERE IN THIS FILING. STATEMENTS IN THIS MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION AND ELSEWHERE IN THIS PROSPECTUS THAT ARE NOT STATEMENTS OF HISTORICAL OR CURRENT FACT CONSTITUTE "FORWARD-LOOKING STATEMENTS."

Overview

      We are in the business of selling, marketing, and distributing a product line consisting of approximately 30 nutritional products in two categories, dietary supplements and personal care products. As of March 31, 2005 our product line consists of: (i) 22 dietary supplement products; and (ii) 8 personal care products consisting primarily of cosmetic and skin care products. Our products are primarily manufactured by Nutri-Diem, Inc. a related party, and sold by us under a license and distribution agreement with Nutri-Diem, Inc. Certain of our own products are manufactured for us by third party manufacturers pursuant to formulations developed for us. Our products are sold in the United States and Canada. Our products are marketed through a network marketing program in which independent business associates purchase products for resale to retail customers as well as for their own personal use. We have a list of over 400,000 independent business associates, of which approximately 14,000 we consider "active". An "active" independent business associate is one who purchased our products within the preceding 12 months.

      Our independent auditors have added an explanatory paragraph to their audit issued in connection with the financial statements for the period ended December 31, 2004, relative to our ability to continue as a going concern. We have negative working capital of approximately $1,640,000 and an accumulated deficit incurred through March 31, 2005 of $7,868,993, which raises substantial doubt about our ability to continue as a going concern. Our ability to obtain additional funding will determine our ability to continue as a going concern. Accordingly, there is substantial doubt about our ability to continue as a going concern. Our financial statements do not include any adjustments that might result from the outcome of this uncertainty.

      We have a history of losses. We have incurred an operating loss since inception and had an accumulated deficit of $7,868,993 as of March 31, 2005. For the year ended December 31, 2004 we incurred a net loss of $4,462,795. For the short period ended December 31, 2003 and for the year ended June 30, 2003, we incurred a net loss of $969,987 and $1,644,456, respectively. Consequently, we will in all likelihood, have to rely on external financing for all of our capital requirements. Future losses are likely to continue unless we successfully implement our business plan, which calls for us to secure both debt and equity financing while pursuing acquisitions and/or joint ventures with companies in the nutritional supplement industry.

      Our core business is in network marketing development and sales. In 2004 we implemented some critical changes to our network marketing development and sales strategy. We analyzed our compensation structure and realized that although the plan paid the sales force more than industry standard, it was still not encouraging sales, growth, duplication or retention. After months of study, outside consulting, field leader's focus groups and senior management discussion, we made key adjustments during our first fiscal quarter in 2004 that are intended to cap the sales commission expense while at the same time promote increased network sales. Our experience to date is that the changes to our commission plan have improved our gross profit margin, however, they have also resulted in an unexpected reduction in IBA retention which has adversely affected our gross revenues. Upon analyzing our business and the amount of commissions that we paid out, we discovered that our old compensation plan paid out in excess of 70% commission. We have now capped our commission to 50% of gross network sales. This did have a negative effect on all of our existing IBA's. In fact, some ceased to represent our products because of that change. Since the implementation of this new commission plan, we have experienced a decline in gross network sales that management believes is directly related to the lowering of the commissions paid to our IBAs.

      To further facilitate growth and benefit from certain competitive advantages conferred by the new commission plan, we have upgraded our Internet support sites, created a trainer field certification program, developed a regional training program and increased our face to face training capability. These support tools are intended to ensure compliance, mature team and territory development and assist sales growth. There were no additional financial costs absorbed by the Company for these upgrades and programs as they were done in-house utilizing existing manpower.

      We see international sales as a key component for our growth in the next 5 years. During our second quarter of fiscal 2004, we entered into a joint venture agreement with World Wide Buyers' Club Inc. and Supra Group, Inc., dated as of May 28, 2004, for the purpose of jointly marketing and distributing our products through the existing Supra Group distribution system in the Latin American countries identified in the Joint Venture Agreement and the products of Supra Group using the existing EYI distribution system to residents in the U.S. We believe Supra Group has significant international experience, expertise and contacts and that this alliance will assist in our ability to expand into Spanish-speaking countries. As of the date of this registration statement, there has not been no economic activity between the Company and World Wide Buyers' Club Inc.

      Our plan of operations over the next twelve months is to expand the marketing of our Calorad product by internet direct and the distribution network. The Company does not anticipate any additional costs for this expansion as all related work will be done with existing staff. We also intend to support the growth and expansion of the Sales Communication department. Their success is measured on the number of inactive IBAs who, through the efforts of the Sales Communication department, become current with their membership fees and purchase our products. As the revenues generated by this department grow, we intend to add additional staff.

      During the fourth quarter of 2004, we launched our new product, Prosoteine. Over the next twelve months, we intend to launch the second phase of this campaign which includes an in-house-developed 6-week training program called "15/5" which is designed to teach our IBAs and their guests about Prosoteine in a telephone conference forum. The first 15/5 class started February 18, 2005 and ran for 8 weeks, class two with a new 6 week program began April 5, 2005 and concluded May 10, 2005. Additionally, we intend to distribute support materials.

      Also, over the next twelve months we intend to promote our Autoship Program by offering one or more of the following: initial incentives, purchase discounts, and long-term commitment rewards. We believe that our automated ordering system supports on-going sales.

Critical Accounting Policies

      The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires our management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results may differ from those estimates.

      Our management routinely makes judgments and estimates about the effects of matters that are inherently uncertain. As the number of variables and assumptions affecting the probable future resolution of the uncertainties increase, these judgments become even more subjective and complex. We have identified certain accounting policies, described below, that are the most important to the portrayal of our current financial condition and results of operations.

Accounts Receivable and Bad Debts

      The Company estimates bad debts utilizing the allowance method, based upon past experience and current market conditions. At March 31, 2005 and December 31, 2004, the Company recorded allowances of $19,853 and $16,321 to cover accounts receivable balances over 60 days.

Inventory

      The Company records inventories at the lower of cost or market on a first-in, first-out basis. Our product inventory is reviewed each month and also when the re-order of the product is necessary. On a monthly basis, our inventory is reviewed based on the expiration of our existing inventory. Product that has a shelf-life of less than 60 days is written off or discounted.

      A re-order review consists of an evaluation of our current monthly sales volume of the product, cost of product, shelf-life of the product, and the manufacturers minimum purchase requirement which all determine the overall potential profitability or loss of re-ordering. If the re-order of the product has an assessed loss, then the recommendation to management is to remove the product from the product line.

Restricted Cash

      Restricted cash includes deposits held in a reserve account in the amount of $100,370 and $100,248 at March 31, 2005 and December 31, 2004 respectively. Such deposits are required by the bank as protection against unfunded charge backs and returns of credit card transactions.

Revenue Recognition

      The Company is in the business of selling nutritional products in two categories: dietary supplements and personal care products. Sales of personal care products represent less than 5% of the overall revenue and therefore are not classified separately in the financial statements. The Company recognized revenue from product sales when the products are shipped and title passes to customer. Administrative fees charged to the Independent Business Associates are included in the gross sales and amounted $41,096 and $67,500 for the three months ended March 31, 2005 and March 31, 2004 respectively.

Stock Options And Warrants Granted To Employees And Non-Employees

      Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS No. 123"), defines a fair value-based method of accounting for stock options and other equity instruments. The Company has adopted this method, which measures compensation costs based on the estimated fair value of the award and recognizes that cost over the service period.

Recent Accounting Pronouncements

      New accounting pronouncements that have a current or future potential impact on our financial statements are as follows:

      In December 2004, the Financial Accounting Standards Board issued a revision to Statement of Financial Accounting Standards No. 123R, "Accounting for Stock Based Compensation." This statement supercedes APB Opinion No. 25, "Accounting for Stock Issued to Employees," and its related implementation guidance. This statement establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity's equity instruments or that may be settled by the issuance of those equity instruments. This statement focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. This statement does not change the accounting guidance for share based payment transactions with parties other than employees provided in Statement of Financial Accounting Standards No. 123. This statement does not address the accounting for employee share ownership plans, which are subject to AICPA Statement of Position 93-6, "Employers' Accounting for Employee Stock Ownership Plans." The Company has previously adopted SFAS 123 and the fair value of accounting for stock options and other equity instruments. The Company has determined that there was no impact to its financial statements from the adoption of this new statement.

Results Of Operations

      The following table summarizes operating results as a percentage of revenue, respectively, for the periods indicated:

      Summary of Year End Results

                                                             Twelve Months           Short Period          Twelve Months
                                                                 ended                  ended                  ended
                                                           December 31, 2004      December 31, 2003        June 30, 2003
                                                           -----------------      -----------------        -------------
Revenue                                                           100%                   100%                   100%
Cost of goods sold                                                 21%                    17%                     8%
Gross profit before commission expense                             79%                    83%                    92%
Commission expense                                                 40%                    49%                    65%
Gross profit after cost of goods sold and commission
expense                                                            40%                    34%                    27%
Operating expenses                                                108%                    57%                    38%
Operating loss                                                    -69%                   -23%                   -11%

Year Ended December 31, 2004 Compared To Short Period Ended December 31, 2003

      Revenues

      During the year ended December 31, 2004 we had total revenues of $6,229,029 and gross profits of $2,464,818 or 40% compared to revenues of $4,313,579 and gross profits of $1,467,779 or 34% during the short period ended December 31, 2003. The decrease in our revenues can be primarily attributed to the following factors:

      o the changes made to our commission plan in January 2004 in which our overall commission payout to our IBAs was reduced and capped at 50% of gross network sales, therefore, hindering our ability to retain existing IBAs and attract new ones.

      o our inability to fund marketing initiatives and programs that may promote growth within new markets and existing ones.

      o     Lack of IBA participation in our autoship program.

Seasonal Sales Trends

* Based on our historical sales trends, EYI does experience a decline in revenues during the summer months as well as in December.

Revenue By Segments

      The following table summarizes our four revenue segments as a percentage of total revenue, respectively, for the periods indicated:

                               Year ended      Short period ended    Year ended
                                12/31/04            12/31/03           6/30/03
                               ----------      ------------------    ----------
Administration fees                 3%                  4%                  2%
Binary sales                       76%                 86%                 96%
Direct sales                       18%                  8%                  2%
Shipping                            2%                  2%                  1%
Total revenue                     100%                100%                100%

      Details of the most significant changes from the short year ended December 31, 2003 to the year ended December 31, 2004 are detailed below:

      Binary sales - The binary sales segment represents $4,744,742 or 76% of the total revenue earned during the year ended December 31, 2004, as compared to $3,727,692 or 86% of the total revenues earned during the short period ended December 31, 2003. Management believes that our inability to properly fund our marketing initiatives hindered growth and retention in this segment.

      Direct sales - The direct sales segment represents $1,150,759 or 18% of the total revenue earned during the year ended December 31, 2004, as compared to $330,229 or 8% of the total revenues earned during the short period ended December 31, 2003. Since the launch of this segment in May 2003, EYI has acquired new direct sales contracts which has supported the growth in direct sales.

Gross Profit

      Our consolidated gross profit increased to 40% for the year ended December 31, 2004 from 34% for the short period ended December 31, 2003. This increase is attributed to the changes made to our commission plan in January 2004. By reducing the commissions paid on binary sales, we experienced an increase in our gross profit.

                                                                           Short period
                                                          Year ended          ended          Year ended
                                                           12/31/04          12/31/03          6/30/03
                                                        ------------------------------------------------
Binary sales                                               $4,744,742        $3,727,692      $13,770,558
Commission - Binary                                        $2,321,555        $2,034,737       $9,325,775
Gross profit on binary sales before cost of product        $2,423,187        $1,692,955       $4,444,783
% of Total Revenue                                                51%               45%              32%


Expenses

      Operating Expenses

      The following table summarizes operating expenditures as a percentage of total operating expenses, respectively, for the periods indicated:

                                   Twelve Months  Short Period
                                       Ended         Ended      Twelve Months
                                    December 31,  December 31,  Ended June 30,
                                       2004           2003          2003
                                       ----           ----          ----
OPERATING EXPENSES
Consulting fees                          21%          16%          14%
Legal and professional fees               5%           6%           6%
Customer service                          6%          20%          23%
Finance and administration               31%          13%          15%
Sales and marketing                       2%           4%           9%
Telecommunications                        7%           9%          10%
Wages and benefits                       19%          22%          17%
Warehouse expense                         8%           9%           5%
Total Operating Expenses                100%         100%         100%

      We incurred operating expenses in the amount of $6,745,022 for the year ended December 31, 2004, compared to $2,446,108 for the short period ended December 31, 2003. The following explains the most significant changes during the periods presented:

      Consulting fees - For the year ended December 31, 2004, consulting fees totaled $1,438,362 and represented 21% of our total operating expenditures, as compared to $394,200 or 16% of the total operating expenditures for the short period ended December 31, 2003. This increase relates primarily to the cost associated with stock options granted to consultants during the year.

      Customer Service - For the year ended December 31, 2004, customer services fees totaled $393,244 and represented 6% of our total operating expenditures, as compared to $488,944 or 20% of the total operating expenditures for the short period ended December 31, 2003. Until April 2004, we acquired our customer service support department through a management agreement with EYI Corp. In April 2004, we hired our own employees to perform this function and therefore, the related expenses are included under Wages and Benefits.

      Finance and administrations - For the year ended December 31, 2004, finance and administration expenditures totaled $2,101,842 and represented 31% of our total operating expenditures, as compared to $324,853 or 13% of the total operating expenditures for the short period ended December 31, 2003. This increase relates primarily to the cost associated with stock options granted to employees during the year ended December 31, 2004. In addition, we expensed $390,000 in financing costs during the year ended December 31, 2004.

      Wages and benefits - For the year ended December 31, 2004, wages and benefits totaled $1,296,801 and represented 19% of our total operating expenditures, as compared to $547,076 or 22% of the total operating expenditures for the short period ended December 31, 2003. Although we expanded our payroll in April 2004 as indicated above, we reduced the overall wages and benefits during the year by reducing staff in various departments.

Other Income (Expense)

      During the year ended December 31, 2004 we had total other income (expense) of ($271,346) compared to ($7,928) for the short period ended December 31, 2003. The increased expense relates to $250,000 in interest expense accrued on the beneficial conversion of the June 2004 and September 2004 disbursements from Cornell.

Liquidity And Financial Condition

                                                     Year Ended   Short Period
Cash Flows                                           12/31/2004     12/31/2003
----------                                           ----------     ----------

Net Cash from (used in) Operating Activities         ($826,300)     ($490,611)
Net Cash from (used in) Investing Activities           $122,723       ($9,177)
Net Cash from (used in) Financing Activities           $684,520       $535,679
                                                       --------       --------
Net Increase (decrease) in Cash During Period         $(19,057)        $35,891
                                                      ========         =======

                                                                     Percentage
                                     At Dec. 31,      At Dec. 31,     Increase /
Working Capital                         2004             2003        (Decrease)
---------------                         ----             ----        ----------

Current Assets                        $1,280,879        $616,512         107.8%
Current Liabilities                  ($2,361,120)    ($1,882,345)         25.4%
Working Capital Surplus (Deficit)    ($1,080,241)    ($1,265,833)        (14.7)%

      We had cash and cash equivalents in the amount of $33,018 as of December 31, 2004 compared to cash in the amount of $52,075 as of December 31, 2003. We had a working capital deficit of $1,080,241 as of December 31, 2004 compared to a working capital deficit of $1,265,833 as of December 31, 2003.

      Current Assets - We had an increase of $664,367 or 107.8% in our current assets since December 31, 2003. This increase relates to our agreement with Eyewonder, pursuant to which we prepaid the communications component.

      Current Liabilities - We had an increase of $478,775 or 25% in our current liabilities since December 31, 2003. This increase is primarily attributed to the following: (i) increase in unpaid trade payables; and (ii) the convertible debt per our loan agreement with Cornell entered into on June 2, 2004, pursuant to which we received a net of $379,724 in exchange for convertible securities.

Cash Provided By Financing Activities

      We have continued to finance our business primarily through private placement sales of our common stock, short term loans, conversion of accrued liabilities into stock and through increases in our accrued liabilities and accounts payable, we have also received funding as a result of the exercise of stock options. Cash provided by financing activities for the year ended December 31, 2004 was $684,520, compared to $535,679 for the year ended December 31, 2003.

      Financing activities included the issuance of common stock for aggregate proceeds of $492,316 during the year ended December 31, 2004 in private placement and other transactions. During the year ended December 31, 2004 we granted 24,934,000 stock options under our Stock Compensation Program at an average weighted price of $0.14 per share.

      On June 22, 2004, we entered into a secured convertible debenture transaction with Cornell Capital Partners in the principal amount of $500,000. The sale of these Secured Convertible Debentures is complete. EYI Industries received $250,000 from the issuance of the first Secured Convertible Debenture on June 22, 2004, and we received $250,000 five business days following the filing of the accompanying registration statement. The Secured Convertible Debentures are convertible at the holder's option any time up to maturity at a conversion price equal to the lower of (i) 120% of the closing bid price of the common stock as of the date of issuance, or (ii) 80% of the average of the lowest daily volume weighted average price of our common stock for the 5 trading days immediately preceding the conversion date. At maturity, the remaining unpaid principal and accrued interest under the debentures shall be, at our option, either paid or converted into shares of common stock at a conversion price equal to the lower of (i) 120% of the closing bid price of the common stock as of the date of issuance or (ii) 80% of the lowest closing bid price of the common stock for the lowest trading days of the 5 trading days immediately preceding the conversion date. The Secured Convertible Debenture is secured by all of EYI Industries' assets. The Secured Convertible Debentures accrue interest at a rate of 5% per year and have a term of 3 years. In the event the Secured Convertible Debentures are redeemed, then EYI Industries will issue to the holders a warrant to purchase 50,000 shares for every $100,000 redeemed at an exercise price of 120% of the closing bid price as of June 22, 2004. The holders purchased the Secured Convertible Debentures from EYI Industries in a private placement on June 22, 2004. On September 24, 2004, we issued the second secured convertible debenture in the principal amount of $250,000 to Cornell Capital Partners on the same terms and conditions as the secured convertible debenture described above. EYI Industries is registering in this offering 8,352,823 shares of common stock underlying the Secured Convertible Debentures. On April 4, 2005, Cornell Capital Partners assigned all of its rights and interests in the secured convertible debentures to Taib Bank E.C. All investment decisions of Taib Bank E.C. are made by Larry Chaleff, its Managing Director. In addition, on April 4, 2005, EYI Industries and Taib Bank E.C. entered into a Redemption Agreement, whereby EYI Industries agreed to first use any proceeds received by EYI Industries under the Equity Distribution Agreement with Cornell Capital Partners to redeem any remaining principal and accrued interest under the assigned Secured Convertible Debentures.

First Quarter 2005 Summary Of Operations

                                                                     Three Months ended          Three Months ended
                                                                       March 31, 2005              March 31, 2004
                                                                       --------------              --------------
Revenue                                                                  $1,313,768                 $1,529,195
Cost of goods sold                                                         $251,149                   $417,490
Gross profit before commission expense                                   $1,062,620                 $1,111,705
Commission expense                                                         $471,605                   $414,605
Gross profit after cost of goods sold and commission expense               $591,015                   $697,100
Operating expenses                                                       $1,237,108                 $1,103,878
Operating loss                                                           ($646,093)                 ($406,778)

Three Months Ended March 31, 2005 Compared To Three Months Ended March 31, 2004

      Revenues

      During the three months ended March 31, 2005 we had total revenues of $1,313,768 as compared to revenues of $1,529,195 for the same period in 2004 which represents a decline of $215,427 or 14%. The decrease in our revenues can be primarily attributed to the following factors:

      o     Our inability to attract new IBA's

      o     Lack of IBA participation in our auto-ship program

      o our inability to fund marketing initiatives and programs that may promote growth within new markets and existing ones.

Gross Profit

      During the three months ended March 31, 2005 as compared to the same period in 2004, we had gross profits of $591,015 and $697,100 respectively. This represents a decline of $106,085 or 15%. The decline in our gross profit is primarily attributed to our decreased sales.

Expenses

      Operating Expenses

      The following table summarizes operating expenditures for the periods indicated:

                                         Three Months     Three Months
                                            Ended             Ended
OPERATING EXPENSES                      March 31, 2005   March 31, 2004
------------------                      --------------   --------------
Consulting fees                             $237,962         $250,520
Legal and professional fees                  $69,125          $20,052
Customer service                             $86,534         $124,339
Finance and administration                  $208,080         $219,223
Sales and marketing                           $3,718          $27,556
Telecommunications                          $119,162         $105,062
Wages and benefits                          $406,627         $252,066
Warehouse expense                           $105,900         $105,060
Total Operating Expenses                  $1,237,108       $1,103,878

      We incurred operating expenses in the amount of $1,237,108 during the three months ended March 31, 2005, compared to $1,103,878 for the three months ended March 31, 2004. The following explains the most significant changes for the periods presented:

      Legal and Professional fees - For the three months ended March 31, 2005, legal and professional fees totaled $69,125 and represented 6% of our total operating expenditures, as compared to $20,052 or 2% of the total operating expenditures for the three months ended March 31 2004. The increase is primarily attributed to the costs associated with our reporting obligations under the Exchange Act.

      Customer Service - For the three months ended March 31, 2005, customer services fees totaled $86,534 and represented 7% of our total operating expenditures, as compared to $124,339 or 10% of the total operating expenditures for the three months ended March 31, 2004. Until April 2004, we acquired our customer service support department through a management agreement with EYI Corp. In April 2004, we hired our own employees to perform this function and therefore, the related expenses are included under Wages and Benefits.

      Wages and benefits - For the three months ended March 31, 2005, wages and benefits totaled $406,627 and represented 33% of our total operating expenditures, as compared to $252,066 or 20% of the total operating expenditures for the three months ended March 31, 2004. This increase is primarily a combination of expanding our staff in April 2004 as indicated above, and we also recorded an expense for vested stock options granted to our employees during this quarter.

Financial Condition

      Cash and Working Capital

                            At March 31, 2005         At December 31, 2004      Increase / (Decrease)
                            -----------------         --------------------      ---------------------
Current Assets                   $1,187,378                 $1,280,879                        (7%)
Current Liabilities              $2,828,236                 $2,361,120                        20%
Working Capital (Deficit)       ($1,640,858)               ($1,080,241)                      (52%)

      We had cash of $5,450 as at March 31, 2005, compared with cash of $33,018 as at December 31, 2004. We had a working capital deficit at March 31, 2005 and March 31, 2004 of $1,640,848 and $1,080,241 respectively. The increase to our working capital deficit was primarily attributed to the increases in our trade payables and related party payables.

      Liabilities

                                                       At March 31, 2005         At December 31, 2004      Increase / (Decrease)
                                                       -----------------         --------------------      ---------------------
Accounts Payable and  Accrued Liabilities                  $1,398,316                 $1,218,178                         15%
Accounts Payable-Related Parties                             $691,473                   $590,146                        17%
Convertible Debt-Related Party, Net Of
Discount                                                     $417,886                   $379,724                        10%
Loan Payable, Cornell                                        $200,000                         $0                       100%

      We had an increase of 15% in Accounts Payable and Accrued Liabilities during the three months which represents the increase in unpaid trade payables. We also experienced a 17% increase in Accounts Payable-Related Parties which is due to the increase in unpaid wages of two of our officers and an increase in the amount owed to EYI Corp. The increase in convertible debt relates to the accrued interest on the debt.

Cash Used In Operating Activities

      Cash used in operating activities for the three months ended March 31, 2005 was $157,219 compared to $204,497 for the comparative period in 2004, representing a decrease of $47,278 or 23%.

Cash Provided By Financing Activities

      We have continued to finance our business primarily through private placement sales of our common stock, exercises of stock options, short term loans, conversion of accrued liabilities into stock and through increases in our accrued liabilities and accounts payable. Cash provided by financing activities for the three months ended March 31, 2005 was $141,324, compared to $181,578 for the three months ended March 31, 2004.

                             DESCRIPTION OF BUSINESS

Overview

      We are in the business of selling, marketing, and distributing a product line consisting of approximately 30 nutritional products in two categories, dietary supplements and personal care products. Our most successful product is Calorad, a liquid collagen-based dietary supplement presently available on the market. These products are marketed through a network marketing program in which IBAs (Independent Business Associates) purchase products for resale to retail customers as well as for their own personal use. We have a list of over 400,000 IBAs, of which approximately 14,000 we consider "active". An "active" IBA is one who purchased our products within the preceding 12 months. Over 1,500 of these IBAs are considered "very active". A "very active" IBA is one who is on our automatic Auto-ship Program and is current with their annual administration fee.

      The IBAs in our network are encouraged to recruit interested people to become new distributors of our products. New IBAs are placed beneath the recruiting IBA in the "network" and are referred to as being in that IBA's "down-line" organization. Our marketing plan is designed to provide incentives for IBAs to build, maintain and motivate an organization of recruited distributors in their down-line organization to maximize their earning potential. IBAs generate income by purchasing our products at wholesale prices and reselling them at retail prices. IBAs also earn commissions on product purchases generated by their down-line organization.

      On an ongoing basis we review our product line for duplication and sales trends and make adjustments accordingly. As of March 31, 2005, our product line consisted of: (i) 22 dietary supplement products; and (ii) 8 personal care products consisting primarily of cosmetic and skin care products. Our products are primarily manufactured by Nutri-Diem, Inc., a related party, and sold by us under a license and distribution agreement with Nutri-Diem Inc. Certain of our own products are manufactured for us by third party manufacturers pursuant to formulations developed for us. Our products are sold to our IBAs located in the United States and Canada.

      We believe that our network marketing system is suited to marketing dietary supplement and personal care products, because sales of such products are strengthened by ongoing personal contact between IBAs and their customers. Our network marketing system appeals to a broad cross-section of people, particularly those looking to supplement family income or who are seeking part-time work. IBAs are given the opportunity, through our sponsored events and training sessions, to network with other distributors, develop selling skills and establish personal goals. We supplement monetary incentives with other forms of recognition, in order to motivate IBAs.

Recent Corporate Developments

      We experienced the following significant developments through the date of this filing and during fiscal 2004:

      o On May 13, 2005, we entered into a Standby Equity Distribution Agreement with Cornell Capital Partners, LP ("Cornell") pursuant to which we entered into the following agreements: a Registration Rights Agreement, an Escrow Agreement, and a Placement Agent Agreement. Pursuant to the terms of the Standby Equity Distribution Agreement, we may, at our discretion, periodically issue and sell shares of our common stock for a total purchase price of $10 million. If we request advances under the new Standby Equity Distribution Agreement, Cornell will purchase shares of our common stock for 98% of the lowest volume weighted average price on the Over-the-Counter Bulletin Board or other principal market on which our common stock is traded for the 5 days immediately following the advance notice date. Cornell will retain 5% of each advance under the new Standby Equity Distribution Agreement. We may not request advances in excess of a total of $10 million. Pursuant to the terms of our Registration Rights Agreement and the Standby Equity Agreement with Cornell, we agreed to register and qualify, among other things, the additional shares due to Cornell under the Standby Equity Agreement under a registration statement filed with the SEC. We signed a Termination Agreement on May 13, 2005, for the purpose of terminating our Standby Equity Distribution Agreement, Registration Rights Agreement and Escrow Agreement previously entered into with Cornell on June 22, 2004.

      o On April 25, 2005, we filed a letter with the Securities and Exchange Commission requesting the withdrawal of our registration statement on Form SB-2, originally filed on September 17, 2004. We intend to file a new registration statement on Form SB-2 registering the resale of 97,264,558 shares of our common stock held or to be sold by certain of our stockholders, including Cornell, which intends to sell up to an aggregate of 85,000,000 shares of our common stock pursuant to our Standby Equity Distribution Agreement with Cornell.

      o On April 29, 2005, Essentially Yours Industries, Inc., our wholly owned subsidiary ("EYII") signed a letter of intent with Metals & Arsenic Removal Technology, Inc. ("MARTI") for the purpose of marketing certain of MARTI's products provided to EYII on a consignment basis and assigning marketing rights to certain of MARTI's product lines to EYII, subject to EYII's entry into a definitive agreement with MARTI by November 1, 2005. Subsequently, on May 11, 2005 EYII entered into a Reseller Agreement with MARTI for a term of five (5) years, pursuant to which MARTI appointed EYII as the exclusive distributor of certain specially formulated MARTI products on a consignment basis and provide EYII with a 1000 units of inventory for sale to its customers, proceeds of which are subject to fee payments to MARTI as set out in the schedules accompanying the agreement.

      o On April 22, 2005, EYII entered into a Fulfillment Services Agreement with Source 1 Fulfillment ("Source One") to warehouse and ship our products. Pursuant to the terms of the agreement, Source One agreed to provide certain storage and fulfillment services to EYII at the rates set out in the schedules to the agreement. Source One also agreed to pay a referral commission of 10% of all handling fees for any client EYII brings to Source One. The agreement is for a term of one year and automatically renews each year unless terminated by either party in accordance with the terms of the agreement. Subsequently in May, 2005, we ceased warehousing and distributing our products through Halo Distribution LLC ("Halo"), our wholly owned subsidiary. We presently intend to continue warehousing and shipping our products through Source One.

      o On April 4, 2005, we entered into a redemption agreement with TAIB Bank E.C. pursuant to which TAIB agreed to acquire by assignment a two year 5% secured convertible debenture issued to Cornell Capital Partners, L.P. in the amount of $245,000, and a two year 5% convertible debenture in the amount of $5,000 held by Kent Chou, in consideration of which we agreed not to modify or renegotiate the terms of our Standby Equity Distribution Agreement with Cornell Capital Partners, and to use any proceeds obtained by EYI under the Standby Equity Distribution Agreement to make payments on the debentures. The debentures were assigned to TAIB on April 4, 2005.

      o On February 24, 2005, we received a loan of $200,000 from Cornell Capital Partners secured by a secured promissory note. Under the terms of the Secured Note, the loan is payable by April 24, 2005 and accrues interest at a rate of 12% per annum. In connection with the issuance of the Secured Note, we agreed to: (i) pay Cornell a fee of $20,000; and (ii) pay Yorkville Advisors Management LLC a structuring fee in the amount of $2,500. As a condition to Cornell's entry into the Secured Note on February 24, 2005, an employee of EYI, Janet Carpenter, entered into a guaranty agreement with Cornell and a pledge and escrow agreement with Cornell and David Gonzalez. Pursuant to the terms of the guaranty agreement and the pledge and escrow agreement, Ms. Carpenter agreed to: (i) personally guarantee the payment and performance obligations of EYI under the Secured Note; and (ii) pledge to Cornell 3,000,000 shares of EYI held by her to secure the obligations of EYI under the Secured Note. In consideration of Ms. Carpenter providing the guarantee and pledge, EYI entered into a bonus shares agreement dated February 14, 2005 with Ms. Carpenter, pursuant to which we agreed to issue to Ms. Carpenter 800,000 shares of our common stock at a deemed price of $0.05 per share. The shares are to be issued to Ms. Carpenter pursuant to Regulation S of the Securities Act.

      o On February 10, 2005, we entered into a loan agreement with Janet Carpenter, pursuant to which we loaned Ms. Carpenter $180,000 for the purpose of exercising 3,000,000 incentive stock options issued to Ms. Carpenter under our stock compensation program. The loan is payable on demand and accrues interest at a rate of 4% per annum. The loan was secured by a promissory note dated effective February 10, 2005.

      o In January, 2005, our wholly owned subsidiary 642706 B.C. Ltd., doing business as EYI Management, entered into a lease agreement with Golden Plaza Company Ltd. and 681563, for the purpose of leasing a 12,200 square foot building located in Burnaby, British Columbia, Canada. The lease is for a term of seven years ending December 31, 2011 and renewable for an additional period of five years.

      o In November, 2004, we completed the development of a trade-marked and patent-pending product called Prosoteine. Prosoteine is a proprietary plant-based amino-acid supplement. The new patent-pending formula is designed specifically to address longevity issues and energy issues. We commenced sales of Prosoteine in November, 2004 under license from Nutri-Diem.

      o During the quarter ended September 30, 2004, we created a new department called Sales Communication. This department is responsible for contacting our inactive IBA data base and encouraging them to purchase our products.

      o On November 12, 2004, we entered into a non-binding letter with Romford Investments, PLC, which was subject to the consummation of a formal agreement in December 2004, and the completion of our due diligence review of the investment terms. Romford proposed to commit to purchase a convertible debenture of EYI with a principal amount of $10,000,000 in exchange for shares of Romford. Romford proposed to enter into similar transactions with approximately 20-25 small capitalization issuers whose stock is traded on the over-the-counter bulletin board or Nasdaq Smallcap markets. At present we have not formalized any agreements with Romford. The transaction has been delayed due to regulatory concerns regarding Romford's proposed investment. We continue to have an interest in this project and have maintained contact with Romford.

      o On September 24, 2004, we issued a secured convertible debenture to Cornell Capital Partners in the principal amount of $250,000. The secured convertible debenture is convertible at Cornell Capital Partners' option any time up to maturity at a conversion price equal to the lower of: (i) 120% of the closing bid price of the common stock as of the date of issuance, or (ii) 80% of the average of the lowest daily volume weighted average price of our common stock for the 5 trading days immediately preceding the conversion date. At maturity, the remaining unpaid principal and accrued interest under the debentures must be, at our option, either paid or converted into shares of common stock at a conversion price equal to the lower of
            (i) 120% of the closing bid price of the common stock as of the date of issuance, or (ii) 80% of the lowest closing bid price of the common stock for the lowest trading days of the 5 trading days immediately preceding the conversion date. The secured convertible debenture is secured by all of our assets. The secured convertible debenture accrues interest at a rate of 5% per year and has a term of 2 years. In the event the secured convertible debentures are redeemed, then we will issue to Cornell Capital Partners a warrant to purchase 50,000 shares for every $100,000 redeemed at an exercise price of 120% of the closing bid price as of September 24, 2004. Cornell Capital Partners purchased the secured convertible debentures from us in a private placement on September 24, 2004. On April 4, 2005, Cornell Capital Partners assigned its interest in the secured convertible debenture to Taib Bank, E.C. and Kent Chou.

      o On September 17, 2004, we filed a registration statement on Form SB-2 registering an offering of 83,646,847 shares of the common stock held by certain of our stockholders, including Cornell Capital Partners which intends to sell up to an aggregate amount of 80,918,173 shares of common stock, which includes 71,382,289 pursuant to a Standby Equity Distribution Agreement, described below, 8,269,295 shares of common stock underlying convertible debentures, and 1,266,589 shares of common stock issued as a commitment fee pursuant to the Standby Equity Distribution Agreement. Other selling stockholders include Newbridge Securities Corporation, an unaffiliated registered broker-dealer retained by us in connection with the Standby Equity Distribution Agreement, which intends to sell under the registration statement 33,411 shares of common stock issued as a placement agent fee. We are not selling any shares of common stock in the offering and therefore will not receive any proceeds from the offering. We will, however, receive proceeds from the sale of common stock to Cornell Capital Partners under the Standby Equity Distribution Agreement. All costs associated with the registration of the offering will be borne by us.

      o On August 9, 2004, we entered into a non-binding letter of intent with Venevision Continental LLC, a distribution, production and entertainment company that is part of the Cisneros Group of Companies, for the purpose of creating an extensive media campaign throughout the Latin America market to promote and sell EYI's flagship product, Calorad. It is intended that the campaign would run on the Venevision Continental media network that serves Latin America from Mexico to Argentina. Our letter of intent with Venevision has expired. We have requested that Venevision sign an extension to the letter of intent, and continue to maintain contact with Venevision and their agents.


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

      o In July, 2004, we entered into a letter of intent with a private Canadian company for the purpose of acquiring all of its assets including a worldwide marketing and distribution license of certain products manufactured by Kawahara Co. Ltd. Of Japan. The letter of intent was subject to the consummation of a definitive agreement between the parties by November 1, 2004, and the completion of our due diligence review of the company's Assets. The parties to the letter of intent extended the date of consummation of a definitive agreement to January 5, 2005. At present, the letter of intent has expired and we have determined not proceed with this transaction.

      o In July, 2004, we entered into subsidy agreements with Stancorp, Winslow Drive Corp., and Premier Wellness Products (each a "Participant"), each of which is controlled by a relative of Mr. Jay Sargeant, our President. Pursuant to the terms of the subsidy agreements, we agreed to pay each Participant a subsidy of $2,500 per week in consideration of sales and marketing services provided by the Participants to us. The agreements are intended to provide a fixed commission to the Participants during the transitional period between pay plans. The subsidy agreements expired on October 15, 2004 and have been renewed every 12 weeks since their expiry.

      o On June 22, 2004, we entered into a Standby Equity Distribution Agreement with Cornell Capital Partners, pursuant to which we entered into, among other things, the following agreements with Cornell Capital Partners: Registration Rights Agreement, Securities Purchase Agreement, Escrow Agreement, Placement Agent Agreement and Investor Registration Rights Agreement. Pursuant to the terms of the Standby Equity Distribution Agreement, we may, at our discretion, periodically issue and sell shares of our common stock for a total purchase price of $10 million. If we request advances under the Standby Equity Distribution Agreement, Cornell Capital Partners will purchase shares of our common stock for 98% of the lowest volume weighted average price on the Over-the-Counter Bulletin Board or other principal market on which our common stock is traded for the 5 days immediately following the advance notice date. Cornell Capital Partners will retain 5% of each advance under the Standby Equity Distribution Agreement. We may not request advances in excess of a total of $10 million. The maximum of each advance is equal to $250,000. Upon execution of the Standby Equity Distribution Agreement, we agreed to pay a fee consisting of 1,266,589 shares of our common stock as a commitment fee to Cornell Capital Partners, and a placement agent fee of 33,411 shares to Newbridge Securities Corporation pursuant to a Placement Agent Agreement we entered into in connection with the Standby Equity Distribution Agreement. Pursuant to the terms of our Registration Rights Agreement and the Standby Equity Distribution Agreement with Cornell Capital Partners, we agreed to register and qualify the commitment fee shares and the placement agent fee and additional shares due to Cornell Capital Partners under the Standby Equity Distribution Agreement under a registration statement filed with the Securities and Exchange Commission.

      o Also on June 22, 2004, we issued a 5% secured convertible debenture to Cornell Capital Partners in the principal amount of $250,000. The secured convertible debenture is convertible at Cornell Capital Partners' option any time up to maturity at a conversion price equal to the lower of (i) 120% of the closing bid price of the common stock as of the date of issuance, or (ii) 80% of the average of the lowest daily volume weighted average price of our common stock for the 5 trading days immediately preceding the conversion date. At maturity, the remaining unpaid principal and accrued interest under the debenture shall be, at our option, either paid or converted into shares of common stock at the conversion price set out in the agreement. The Secured Debenture is secured by all of our assets. In the event the secured convertible debenture is redeemed, then we will issue to Cornell Capital Partners a warrant to purchase 50,000 shares for every $100,000 redeemed at an exercise price of 120% of the closing bid price as of June 22, 2004. We agreed to register the resale of the amount of any principal owed which has been converted under the Secured Debenture pursuant to the terms of our Investor Registration Rights Agreement and Securities Purchase Agreement with Cornell Capital Partners.

      o On May 28, 2004, we entered into a joint venture agreement with World Wide Buyers' Club Inc. ("WWBC") and Supra Group, Inc. ("SG"). Pursuant to the terms of the joint venture agreement, EYI and SG agreed to form WWBC, a Nevada corporation, owned 51% by EYI and 49% by SG. The purpose of the agreement is for the joint marketing and distribution of products of SG using our existing distribution system in the United States. The term of the agreement is 10 years commencing May 6, 2004. As of December 31, 2004, there has been no economic activity between EYI, SG, or WWBC.


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

      o On May 4, 2004, we entered into a letter agreement with Eyewonder, Inc., a strategic partner of EYI Industries. Eyewonder produces streaming video pursuant to its proprietary technology. Eyewonder is not a related party under Item 404 of Regulation S-B. Pursuant to the letter agreement, Eyewonder agreed to manage an advertising and lead generation campaign to promote and sell our products utilizing Eyewonder's proprietary audio-video streaming technology. In consideration of the services provided by Eyewonder under the agreement, we agreed to pay the following fees: a fee of $100,000 for product promotions, a fee of $770,000 for the implementation of a communications component for the campaign, and a fee of $140,000 for each consumer application. Under the terms of the agreement we have the option to pay fees to Eyewonder through the issuance to Eyewonder of units of our stock, each consisting one share at a price of $0.21 per share and one share purchase warrant exercisable at a price of $0.30 per share for a period of five years from the date of issuance. Eyewonder is also entitled to a fee of 8% of the gross revenue generated through all sales of products that result from responses to advertising by Eyewonder. In addition, on execution of the agreement, we agreed to issue options to purchase 1,100,000 shares of our common stock at a price of $0.22 per share to certain individuals designated by Eyewonder. During the quarter ended June 30, 2004, we constructed and completed our first video-streaming ads and developed a Calorad customer training series of video-streams. We intend to share this video-streaming training model with our core Network channel. Additionally, both EyeWonder, Inc. and our internet web-marketing division have begun to test the ads in real time. In the next phase we intend to commence a sales initiative to capture sales, create brand awareness and support sales campaigns. At present we are awaiting completion of the infrastructure for the ads by Eyewonder for us to proceed with our sales initiative.

      o On April 30, 2004, we entered into an amendment to our License and Distribution Agreement with Nutri-Diem, lowering the amount of expenditures we are required to make under the agreement. Pursuant to the term of the original License and Distribution Agreement, we were required to expend the following amounts on purchasing the products of Nutri-Diem over the term of the Agreement: (i) from June 1, 2003 to May 31, 2004, the minimum amount of CDN$7,000,000, (ii) from June 1, 2004 to May 31, 2005 the minimum amount of CDN$20,000,000 and (iii) for each year thereafter, CDN$50,000,000. Pursuant to the terms of the amendment to the License and Distribution Agreement we are presently required to expend the following amounts on purchasing the products of Nutri-Diem over the term of the License and Distribution Agreement: (i) from June 1, 2003 to May 31, 2004, $1,530,000, from June 1, 2004 to May 31, 2005,
            $3,825,000, and (iii) for each year thereafter, $5,355,000. We reduced the minimum purchase amounts as management did not believe that those amounts were achievable in the respective time period. For the twelve months ended December 31, 2004 and December 31, 2003 we purchased product from Nutri-Diem totaling $1,640,857 CAD and $2,318,073 CAD respectively. Nutri-diem earns a gross profit of 34% to 39% on all product sales to EYI.

      o In April, 2004, we entered into a two year consulting agreement with Daniel Matos, pursuant to which Mr. Matos agreed to provide certain consulting services to us, including developing business contacts for EYI in Latin America and marketing and promoting EYI products in Latin America, in consideration of which we granted Mr. Matos 2,000,000 incentive stock options at a deemed price of $0.20 per share and paid Mr. Matos a consulting fee of $16,667 per month to be used to acquire shares of EYI on the exercise of options granted to Mr. Matos.

      o On January 9, 2004, our subsidiary Halo Distribution LLC extended its lease for our warehouse and distribution center in Louisville Kentucky for an additional three years commencing May 1, 2004 to April 30, 2007. See "Item 2. Description of Property".

      o Effective January 1, 2004, we: (i) increased the consulting fees payable to O'Neill Enterprises Inc., a private company controlled by Mr. O'Neill, our Executive Vice-President, COO, Secretary, Treasurer and director to $20,000 per month, and extended the term by five years; (ii) extended the consulting agreement with Flaming Gorge, Inc., a private company controlled by Mr. Sargeant, our President, Chief Executive Officer and a member of our Board of Directors for an additional term of five years; and (iii) entered into a consulting agreement with Rajesh Raniga to act as our Chief Financial Officer on a month to month basis for consideration of CDN$150 per hour with a minimum charge of CDN$2,000 per month and 250,000 shares of our common stock to be issued pursuant to Regulation S of the Securities Act.

      Our core business is in network marketing development and sales. In 2004 we implemented some critical changes to our network marketing development and sales strategy. We analyzed our compensation structure and realized that although the plan paid the sales force more than industry standard, it was still not encouraging sales, growth, duplication or retention. After months of study, outside consulting, field leader's focus groups and senior management discussion, we made key adjustments during our first fiscal quarter in 2004 that are intended to cap the sales commission expense while at the same time promote increased network sales. We anticipate retaining a higher percentage of both customers and distributors with this new plan.

      To further facilitate growth and benefit from certain competitive advantages conferred by the new commission plan, we have upgraded our Internet support sites, created a trainer field certification program, developed a regional training program and increased our face to face training capability. These support tools are intended to ensure compliance, mature team and territory development and assist sales growth.

      We see international sales as a key component for our growth in the next 5 years. During our second quarter of fiscal 2004, we entered into a joint venture agreement with World Wide Buyers' Club Inc. and Supra Group, Inc., dated as of May 28, 2004, for the purpose of jointly marketing and distributing our products through the existing Supra Group distribution system in the Latin American countries identified in the Joint Venture Agreement and the products of Supra Group using the existing EYI distribution system to residents in the U.S. We believe Supra Group has significant international experience, expertise and contacts and that this alliance will assist in our ability to expand into Spanish-speaking countries.

      Our plan of operations over the next twelve months is to expand the marketing of our Calorad product by internet direct and the distribution network. We also intend to support the growth and expansion of the Sales Communication department. Their success is measured on the number of inactive IBAs who, through the efforts of the Sales Communication department, become current with their membership fees and purchase our products. As the revenues generated by this department grow, we intend to add additional staff.

      During the fourth quarter of 2004, we launched our new product, Prosoteine. Over the next twelve months, we intend to launch the second phase of this campaign which includes an in-house-developed 6-week training program called "15/5" which is designed to teach our IBAs and their guests about Prosoteine in a telephone conference forum. Additionally, we intend to distribute support materials. The first 15/5 class started February 8, 2005 and ran for 8 weeks, class two with a new 6 week program, began April 5, 2005 and concluded May 10, 2005.

      Also, over the next twelve months we intend to promote our Autoship Program by offering one or more of the following: initial incentives, purchase discounts, and long-term commitment rewards. We believe that our automated ordering system supports on-going sales. "Autoship" refers to our customers who are on an automated monthly order system. These customers requested that orders be shipped on a monthly basis and they are charged for the products on their credit and/or debit cards.

Corporate Organization

      We were incorporated under the laws of the State of Nevada on June 27, 1996, under the name of "Inter N. Corporation". From 1999 to 2002, our business plan was to create a product line of miniaturized microchip technology for insertion into inanimate objects or injection under the skin of animals. The microchips were also intended to provide positive identification of personal possessions such as cameras, bicycles, boats, cars, skis, paintings and clothes using unique codes with many available combinations. From 1999 to 2002, we were not able to raise the funds required for the micro-chip manufacturing and sales. As a result, we again changed the focus of our business, to oil and gas opportunities in 2002. From 1999 to 2003 we were a non-operating company with limited assets and were not able to raise sufficient funds to fund our business operations. On December 31, 2003, we completed a share exchange with certain of the shareholders (the "EYI Shareholders") of Essentially Yours Industries, Inc. a Nevada Corporation ("EYI Nevada"), under a Share Exchange Agreement, dated November 4, 2003, (the "Exchange Agreement").

      Under the terms of the Share Exchange Agreement, we issued 117,991,875 shares of our common stock, representing approximately 79.9% of our then-outstanding common stock, to the EYI Shareholders in exchange for 15,372,733 shares of EYI Nevada common stock held by them. As a result, we underwent a change of control. Following completion of the Exchange the EYI Shareholders controlled approximately 79.9% of our outstanding common stock, and we owned approximately 97.9% of EYI Nevada's issued and outstanding capital stock. As a result of the transaction, we acquired the business of EYI Nevada and EYI Nevada became our majority-owned subsidiary. Concurrent with the acquisition, we changed our name to "EYI Industries, Inc." and our officers and directors resigned, and nominees of the EYI Shareholders were elected as successors.

      Our present business operations are conducted through our majority owned subsidiary EYI Nevada.

Subsidiaries And Affiliates

      We presently have six subsidiaries through which we conduct our operations, described as follows:

      o Essentially Yours Industries, Inc., a Nevada Corporation (Majority Owned). EYI Nevada was organized on June 20, 2002 upon the completion of a merger between Burrard Capital Corp., a Nevada Corporation, and Essentially Yours Industries, Inc., a Nevada Corporation. The resulting merged entity continued under the name Essentially Yours Industries, Inc. EYI Nevada is our majority owned subsidiary which presently conducts our US business operations.

      o 642706 B.C. Ltd., dba EYI Management, located in Surrey, British Columbia (Wholly Owned), provides accounting, customer, service, marketing and financial advisory services to us. 642706 B.C. Ltd. is our wholly owned subsidiary and has experience in marketing health and wellness products and experience in financial reporting for the United States and Canada.

      o Halo Distribution LLC, 7109 Global Drive, Louisville, Kentucky (Wholly Owned). Halo was organized on January 15, 1999 in the state of Kentucky. Halo is owned 99% by Essentially Yours Industries, Inc. and 1% by RGM International, Inc. Halo Distribution LLC is our wholly-owned subsidiary and is located in Louisville, Kentucky. Halo Distribution LLC has 33,750 square feet of warehouse, and includes a computerized pick and pack carousel system. Halo Distribution LLC serves as a fulfillment center for orders of our products, which provides us with full and complete control of this crucial part of the business of marketing, selling, and distributing those products to the IBAs and customers within the United States. In February 1999, Halo entered into a lease with Business Centers LLC with respect to the premises located at 7109 Global Drive, Louisville, Kentucky. The premises consist of approximately 33,750 square feet of office and warehouse space. The lease was renewed on January 15, 2004 and extended the term of the lease until April 30, 2007. See "Item 2. Description of Property".

      o Essentially Yours Industries (Canada), Inc. (Wholly Owned), a Canadian Federal Corporation, was incorporated in September 2002 and is located in Surrey, British Columbia, and handles Canadian sales, Canadian sales tax and Canadian reporting.

      o RGM International, Inc., a Kentucky Corporation (Wholly Owned). RGM was incorporated in July 1997. RGM is a dormant investment company which holds 1% of Halo.

      o World Wide Buyers' Club Inc., a Nevada Corporation (51% Owned). World Wide Buyers' Club Inc. was organized by a joint venture agreement effective May 6, 2004.

      The following are our affiliates who are controlled by certain of our directors and majority shareholders, as described below:

      o Nutri-Diem, Inc., 470, Boul. Sir Wilfrid-Laurier bureau 103 Mont-St-Hilaire, Quebec, Canada. Nutri-Diem, Inc. is the manufacturing facility in Quebec that supplies 80% of our products. EYI Nevada negotiated with Nutri-Diem Inc. an exclusive Distribution and Licensing Agreement where by EYI Nevada will sell the products of Nutri-Diem Inc., such as Calorad and Agrisept-L, in the United States and Canada, and elsewhere in the world, subject to suitable arrangements. Michel Grise, former President of Nutri-Diem , Inc. is one of our shareholders and a director of one of our subsidiaries. Mr. Patrick Grise is the current President of Nutri-Diem, Inc. and is a current shareholder of EYI.

      o Essentially Yours Industries Corp., located at #201 8322 130th Street, Surrey, British Columbia V3W 8J9, provides services to EYI Nevada under a management agreement. These services consist of the following: computer and management information systems and support. Payments due under the management agreement are at cost of services plus a mark-up of approximately 5%. Essentially Yours Industries Corp. is controlled by certain of our shareholders including Jay Sargeant, our President and Chief Executive Officer.

Key Operating Strengths

      We believe the source of our success is our support of and compensation program for our IBAs. We provide our IBAs with quality products and a competitive commission program, along with training and motivational events and services. We believe that we have established a strong operating platform to support IBAs and facilitate future growth. The key components of this platform include the following:

      o quality dietary supplement and personal care products that appeal to consumer demand for products that contribute to a healthy lifestyle;

      o a compensation program that permits IBAs to earn income from profits on the resale of products and residual income from product purchases within a IBAs' down-line organization, as well as to participate in various non- cash awards, such as promotional programs for computers and other electronic equipment;

      o a communications program that seeks to effectively and efficiently communicate with IBAs by utilizing new technologies and marketing techniques, as well as motivational events and training seminars;

      o a continual expansion and improvement of our product line and marketing plan;

      o     an in-house marketing department; and

      o employment of computer technology to provide timely and accurate product order processing, weekly commission payment processing and detailed IBA earnings statements.

Growth Strategy

      Our growth strategy is expansion of our product line and network of IBAs to increase sales. An increase in the number of distributors generally results in increased sales volume, and new products create enthusiasm among distributors, serve as a promotional tool in selling other products, and attracting new distributors.

      We will also seek to increase sales through initiatives designed to enhance sales in our existing markets. Such initiatives will include increasing the number of our training and motivational events and teleconferences, hiring additional IBA support personnel and establishing more convenient consignment centers in targeted geographic markets.

      Our growth strategy will require expanded IBA services and support, increased personnel, expanded operational and financial systems, the implementation of additional control procedures an expanded in-house marketing department and marketing program as well as an increased presence on the Internet. There is no assurance that we will be able to manage expanded operations effectively. Furthermore, failure to implement financial, information management, and other systems and to add control procedures could have a material adverse effect on our results of operations and financial condition.

Industry Overview

      Over the past several years, widely publicized reports and medical research findings have suggested a correlation between the consumption of dietary supplements and the reduced incidence of certain diseases. Thousands of such reports and research findings can be found on the International Bibliographic Information on Dietary Supplements (IBIDS) database produced by the Office of Dietary Supplements. In 1995, US Congress established the Office of Dietary Supplements, a division of the National Institutes of Health, to conduct and coordinate research into the role of dietary supplements in maintaining health and preventing disease. In addition, Congress has established the Office of Alternative Medicine within the National Institutes of Health to foster research into alternative medical treatments, which may include natural remedies.

Products

      Our product line consists of products in the categories of dietary supplements and personal care. We currently market approximately 30 products, exclusive of variations in product size, colors or similar variations of our basic product line. For the year ended December 31, 2004 Calorad, sales represented over 65% of our net sales and is expected to provide a large portion of our net sales in the foreseeable future.

Dietary Supplements

      We offer 22 products in the dietary supplement category which contain herbs, vitamins, minerals and other natural ingredients. As stated above, the dietary supplement product Calorad is expected to provide a large portion of our net sales in the foreseeable future. The following products represent the majority of our product sales in the dietary supplement category:

      o Calorad(R): Calorad is a liquid collagen-based dietary supplement. Calorad is available in three formulas: beef, fish, and AM.

      o Agrisept-L(R): Agrisept-L is a dietary supplement of citrus extracts used as a germicide.

      o     Oxy-Up(R): Oxy-Up is a liquid stabilized oxygen supplement.

      o     Triomin: Triomin is a liquid trace mineral dietary supplement.

      o Noni Plus(R): Noni fruit has been around for centuries, used by natives and ancient healers of many countries during the last several thousand years to treat many ailments. We have combined this fruit with our own Dead Sea ionic minerals.

      o Iso-Greens(R): Iso-Greens is a nutrient-rich green food supplement. The vegetables in Iso-Greens combine to supply 39 of the vitamins, minerals and amino acids found in food, including Vitamin B-12.

      o Definition(R) (drops): Definition is an all-natural herbal product designed to feed and nurture the female breast. This product is available in both cream and drop formulations.

      o Essential Omega: Essential Omega is a dietary supplement that provides essential fatty acids, including CLA and GLA. This product may also be a support for weight loss and exercise programs.

      o Prosoteine(R): Prosoteine is a plant based, natural, stimulant-free liquid protein supplement.

Personal Care Products

      We offer 8 personal care products. The following product represents the majority of our product sales in the personal care category:

      Definition (R)(cream): Definition is a safe, non-invasive, all-natural herbal product designed to feed and nurture the female breast. The perfectly selected ingredients work in harmony, helping the body to maintain the nutritional needs of the mammary glands. It works with the body's natural capabilities to maintain the shape and tone of youth in the female breast.

      Promotional Materials. We will also derive revenues from the sale of various educational and promotional materials designed to aid our distributors in maintaining and building their businesses. Such materials include various sales aids, informational videotapes and cassette recordings, and product and marketing brochures. We produce many of our promotional material in-house and have the capability to create just-in-time marketing pieces as needed and constantly update our marketing material.

      New Product Identification. We expand our product line through the development of new products. New product ideas are derived from a number of sources, including trade publications, scientific and health journals, consultants, distributors and other third parties. Prior to introducing new products, we investigate product formulation as it relates to regulatory compliance and other issues.

      We rely upon Nutri-Diem, Inc. and other manufacturers, independent researchers, vendor research departments for product development services. When a new product concept is identified or when an existing product must be reformulated, the new product concept or reformulation project is generally submitted to Nutri-Diem, Inc. or other manufacturers for technical development and implementation. Nutri-Diem owns all of the rights to the products that they produce. We do not incur any expense for the development of any products by Nutri-Diem. We continually review our existing products for potential enhancements to improve their effectiveness and marketability. While we consider our product formulations to be proprietary trade secrets, such formulations are not patented. Accordingly, there is no assurance that another company will not replicate one or more of our products.

      Product Procurement and Distribution; Insurance. More than 80% of our product line in the dietary supplement category is manufactured by Nutri-Diem, Inc., a related party, utilizing theirs and our product formulations, as well as product formulations it licenses to us. A majority of our product line in the personal care category is also manufactured by Nutri-Diem, Inc.

      We have contracts with Nutri-Diem, Inc. that grant to us the exclusive license and right to market, sale and distribute in Canada and the United States and a non-exclusive right to market on the Internet certain products owned by Michel Grise Consultant, Inc., a Quebec corporation, which is controlled by Michel Grise. To maintain the license and distribution rights granted by those contracts, we are obligated to purchase from Nutri-Diem, Inc. during that period commencing on June 1, 2003, and continuing through and including May 31, 2004, products totaling $1,530,000. Those contracts also specify that for the period from June 1, 2004 to May 31, 2005, we are required to purchase from Nutri-Diem, Inc. products totaling $3,825,000 Additionally, those contracts specify that for each year commencing on June 1, and ending on May 31 thereafter during the term of that agreement we are required to purchase products totaling $5,355,000 The provisions of those contracts specify that Nutri-Diem, Inc. will offer us the right to sell, market and distribute in those territories any new product developed by Nutri-Diem, Inc.

      If we are not in default at the expiration of the initial five year period, those contracts will be automatically renewed for another five year period. In the event we fail to make the minimum purchase during any year, Nutri-Diem, Inc. has the option, to require us to pay Nutri-Diem, Inc. an amount equal to 15% of the difference between the minimum amount for the respective year and the amount of actual purchases during that year. Additionally, in the event that we do not purchase the minimum amount during any particular year and do not pay Nutri-Diem, Inc. that 15%, Nutri-Diem, Inc. in its sole discretion, may terminate the respective contract or cause the license granted in the contract to be non-exclusive.

      In the event the relationship with any of our manufacturers becomes impaired, we will be required to obtain alternative manufacturing sources for our products. In such event, there is no assurance that the manufacturing processes of our current manufacturers can be replicated by another manufacturer. We believe that we would be able to obtain alternative sources of our dietary supplement and personal care products. A significant delay or reduction in availability of products, however, could have a material adverse effect on our business, operating results and financial condition. We, as with other marketers of products that are intended to be ingested, face the inherent risk of exposure to product liability claims in the event that the use of our products results in injury. We maintain product liability insurance coverage with coverage limits of $2,000,000 per occurrence and $2,000,000 aggregate. We have agreed to maintain, at our sole cost and expense, standard Product Liability Advertiser Liability Insurance naming Nutri-Diem, Inc. and its officers, directors, agents and employees, as additional insured parties in the amount of $1,000,000. We generally do not obtain contractual indemnification from other parties manufacturing our products. Although we have not experienced any successful product liability claims, such claims could result in material losses.

      All of the items in our product line include a customer satisfaction guarantee. Within 30 days of purchase, any retail customer or IBA who is not satisfied with our product for any reason may return it or any unused portion to the distributor from whom it was purchased or to us for a full refund or credit toward the purchase of another product. IBAs may obtain replacements from us for products returned to them by retail customers, if they return such products on a timely basis. Furthermore, in most jurisdictions, we maintain a buy-back program. Under this program, we will repurchase products sold to a distributor (subject to a 10% restocking charge), provided that the distributor resigns as a distributor and returns the product in marketable condition within one year of original purchase, or longer where required by applicable state law or regulations. We believe this buy-back program addresses a number of the regulatory compliance issues pertaining to network marketing systems. We expect that the cost of products returned to us will be less than 2% of gross sales. Below is a summary of return information for the twelve months end March 31, 2005:

Month                         Deposit           Sales            Return           Chargebacks     Adj./Disc.     Net Deposit
-----                         -------           -----            ------           -----------     ----------     -----------
April-04                      $580,831         $601,847           $2,807               $292        $18,699         $580,049
May-04                        $539,220         $559,528           $2,820               $523        $17,950         $538,235
June-04                       $499,944         $520,412           $3,991             $1,081        $16,113         $499,227
July-04                       $447,353         $451,937           $4,263               $221        $14,423         $433,029
August-04                     $462,986         $474,415          $10,923               $359        $15,231         $447,902
September-04                  $412,139         $429,322          $17,740               $159        $13,158         $398,265
October -04                   $401,894         $410,321           $8,372               $238        $13,403         $388,308
November-04                   $512,243         $519,102           $3,665               $284        $15,624         $499,529
December -04                  $417,331         $438,882          $17,184               $459        $13,833         $407,406
                              --------         --------          -------               ----        -------         --------
January -05                   $449,676         $453,483           $3,389               $321        $13,955         $435,818
February -05                  $461,522         $468,356           $6,834               $187        $13,799         $447,536
March-05                      $437,991         $441,628           $2,912               $602        $13,150         $424,964
                              --------         --------           ------               ----        -------         --------
Total                       $5,623,130       $5,769,233          $84,900             $4,726       $179,338       $5,500,268
                            ==========       ==========          =======             ======       ========       ==========
Total %                                         100.00%            1.47%              0.08%          3.11%           95.34%
                                                ======             ====               ====           ====            =====

      Our specific refund policies are as follows:

Retail Customer Guarantee

      o A retail customer may return defective, unused product (at least 50%) to his/her IBA within thirty (30) days of purchase for exchange or full refund.

      o A written statement must be obtained from the customer stating the reason for dissatisfaction.

      o The original retail receipt showing the date of purchase must accompany a written request for a return.

      o A copy of the Customer Refund Form must be completed in full and returned to EYI with the aforementioned documentation and product (when product is requested).

      o Upon receipt of the statement, retail receipt and the returned product, EYI will promptly replace any returned product to the IBA.

      o IBAs failure to comply with this guarantee policy may be reason for termination.

      o     On product purchases of more than a one (1) month supply, the thirty
            (30) day rule applies to the purchase (unless otherwise promised by IBA to his/her retail customer. In this instance, the IBA is responsible to uphold his/her retail guarantee to the customer not
            EYI).

Refund To Independent Business Associates

      If an IBA is not satisfied with a given EYI product, EYI will replace the product with a product of same or like value, less shipping and handling charges. If requested EYI will issue a credit for the purchase less shipping and handling. This credit must be used within thirty (30) days of being issued. The request for a replacement must occur within thirty (30) days of receipt of the product by the IBA and the product must be in re-sale condition upon return. IBAs must provide proof of purchase and cover the cost of the product return.

      Note the following condition for refunds:

      o EYI does not issue any refunds for product(s) previously certified as sold under the 70% rule. (Please refer to point ten (10) in Independent Business Association Regulations in Policies & Procedures for details). As well, the refund will be less commission paid on the returned product.

Distribution And Marketing

      Our product line is distributed principally from our facilities in Louisville, Kentucky and Surrey, British Columbia or from our consignment centers. Products are warehoused in Louisville and Surrey and at selected consignment centers.

      We distribute our product line through our network marketing system where Independent Business Associates ("IBAs") purchase product at wholesale and through person-to-person contact, re-sell the product at retail prices. At March 31, 2005, we had approximately 14,000 "active" IBAs. To be considered "active" a distributor must have purchased our products within the preceding 12 months and be current with their administration fee. Our IBAs are independent contractors who purchase products directly from us for resale to retail consumers. IBAs may elect to work on a full-time or part-time basis. The Company's current system does not allow for it to keep track of IBAs in a way that will make historical information available for future use. We believe our network marketing system appeals to a broad cross-section of people, particularly those seeking to:

      o     supplement family income,

      o     start a home business, or

      o pursue employment opportunities other than conventional, full-time employment.

      o     A majority of our IBAs sell our products on a part-time basis.

      o We believe that our network marketing system is ideally suited to marketing our product line, because sales of our products are strengthened by ongoing personal contact between retail consumers and IBAs, many of whom use our products themselves. Sales are made through direct personal sales presentations, as well as presentations made to groups. These sales methods are designed to encourage individuals to purchase our products by informing potential customers and IBAs of our product line and results of personal use, and the potential financial benefits of becoming a distributor. Our marketing efforts are typically focused on middle-income families and individuals.

      Our network marketing program encourages individuals to develop their own down-line network marketing organizations. Each new IBA is either linked to:

      o the existing distributor that personally enrolled the new distributor into our network marketing program, or

      o the existing distributor in the enrolling distributor's down-line as specified by the enrolling distributor at the time of enrollment.

      Growth of an IBAs' down-line organization is dependent on the recruiting and enrollment of additional IBAs by the distributor or the IBAs within such distributor's down-line organization. We currently do not keep records that would enable us to calculate IBA turnover frequency. We are currently working on a program that may enable us in the future to track IBA turnover.

      IBAs are encouraged to assume responsibility for training and motivation of other IBAs within their down-line organization and to conduct opportunity meetings as soon as they are appropriately trained. We strive to maintain a high level of motivation, morale, enthusiasm and integrity among the members of our network marketing organization. We believe this result is achieved through a combination of products, sales incentives, personal recognition of outstanding achievement, and quality promotional materials. Under our network marketing program, IBAs purchase sales aids from us and assume the costs of advertising and marketing our product line to their customers, as well as the direct cost of recruiting new IBAs. We believe that this form of sales organization is cost efficient, because our direct sales expenses are primarily limited to the payment of commissions, which are only incurred when products are sold.

      We continually strive to improve our marketing strategies, including the compensation structure within our network marketing program and the variety and mix of products in our line, to attract and motivate IBAs. These efforts are designed to increase IBAs' monthly product sales and the recruiting of new IBAs.

      Growth of our network marketing program is in part attributable to our incentive structure. IBAs earn profits by purchasing from our product line at wholesale prices and selling our product line to their customers at retail.

      Additionally, we have a commission structure which provides for payment of commissions on product purchases made by other IBAs in a distributor's down-line organization. IBAs derive this commission income mainly through their Business Volume, as described below.

      Business Volume is assigned to most of our products and is used to calculate sales commission. The Business Volume, in most instances, is 50% of the wholesale cost of a product. Commissions are based on the total Business Volume which has been generated both personally and through the IBAs' down-line activity. Therefore, as a down-line grows, it is possible for greater commissions to be earned. None of our IBAs have derived $1 million per year or greater for the years ended 2004, 2003 or 2002.

      In order for an IBA to earn commissions, there are four requirements:

      o an IBA needs to create a Business Center by filling out our IBA Application and Agreement Form;

      o an IBA needs to qualify his Business Center with a 100 Business Volume order of our products;

      o an IBA needs to activate his Business Center by making two personal sales to two people who become qualified IBAs within one year of entry into the business; and

      o to be eligible for commission, an IBA needs to pay a yearly administration fee of $40.

      The average commission earned by our IBAs during the twelve month period starting on January 1, 2004 and ending on December 31, 2004 was $1,168.

      To aid IBAs in easily meeting the monthly personal product purchase requirement to qualify for commission, we developed the "Auto-ship Program." Under the Auto-ship Program purchasing arrangement, each Business Center establishes a standing product order (20 Business Volume minimum) which is automatically charged to a credit card or deducted from a bank account each month prior to shipment of the ordered products. Additionally, Auto-ship allows IBAs to purchase certain products at reduced prices. As of March 31, 2005, we had over 1,500 IBAs participating in the Auto-ship Program.

      Under our Consignment Center Program, we designate IBAs to operate consignment centers. Each Consignment Center functions as our product distribution center, carrying our products. As of December 31, 2004, we had 20 consignment centers. Consignment centers provide hubs of local product and business training. They sell to customers at the point of purchase, teach sales and marketing techniques, distribute literature about our products and business while lowering our shipping and data-entry costs.

                                          EYI CONSIGNMENT CENTER LIST
--------------------------------------------------------------------------------------------------------------------
NAME                               ADDRESS                          CITY                              STATE    ZIP
--------------------------------------------------------------------------------------------------------------------
Petra Olivares                     #320 Calle Benitez Castano       San Juan                          PR       00912
Wilson Vivas                       40-08 82nd Street                Jackson Hts.                      NY       11372
Audrey Franklin                    102 Merchants Drive              Norcross                          GA       30093
Judy Holm                          31231 North 43rd Street          Cave Creek                        AZ       85331
Gary Nassiff                       5716 Blackmon Court              Ft Worth                          TX       73137
Gary Young                         52 Lurline Drive                 Covington                         LA       70433
Vikki Solberg                      3801 Old Seaward Hwy.            Anchorage                         AK       99503
Mercy Girala-Tye                   3325 W 183 Street                Torrance                          CA       90504
Alesia Ramirez                     11657 Oxnard Street, #234        N. Hollywood                      CA       91606
Paula Cabunoc                      16312 45th Place South           Tukwila                           WA       98188
Ron & Donna Boersema               220 Hoover Blvd. Ste 1           Holland                           MI       49423
Monty Pearson                      HC 11 Box 69B                    Kamiah                            ID       83536
Richard Ridley                     4716 Western Ave                 Knoxville                         TN       37921
Denise Hulse                       2208 N. Stoneybrook              Wichita                           KS       67226
Jack Herd                          2704 Market Street               Camphill                          PA       17011
Michael Whelan Sr.                 2476 Pine Road                   Huntingdon Valley                 PA       19006
Larry Barbery                      22406 FM 290                     Hockley                           TX       77447
Robert Norton                      6881 Creekcove Way               Midvale                           UT       84047

      We maintain a computerized system for processing distributor orders and calculating commission payments, which enables us to remit such payments promptly to IBAs. We believe that prompt and accurate remittance of commissions is vital to recruiting and maintaining IBAs, as well as increasing their motivation and loyalty to us. We calculate the commissions weekly and pay commissions biweekly.

      We are committed to providing the best possible support to our IBAs. IBAs in our network marketing program are provided training guides and are given the opportunity to participate in our training programs. We sponsor weekly conference calls for our IBAs, which include testimonials from successful IBAs and satisfied customers, as well as current product and promotional information. We produce weekly newsletters, which provide information on us, our products and network marketing system. The newsletter is designed to help recruit new IBAs, by answering commonly asked questions and includes product information and business building information. The newsletter also provides a forum for us to give additional recognition to our IBAs for outstanding performance. In addition, we regularly sponsor training sessions for our IBAs across the United States and Canada. At these training sessions IBAs are provided the opportunity to learn more about our product line and selling techniques, so that they can build their businesses more rapidly.

      We also maintain an Internet site, www.eyicom.com, which is an integral part of our product sales, customer retention, IBA recruitment and IBA development efforts. Approximately 8,800 of our IBAs are networked electronically, allowing them access to marketing information and sales leads. Further, we provide IBAs with a free, e-commerce Internet "home page" to aid their marketing efforts.

Government Regulation

      In the United States (as well as in any foreign markets in which we may sell our products), we are subject to laws, regulations, administrative determinations, court decisions and similar constraints (as applicable, at the federal, state and local levels) (hereinafter "regulations"). These regulations include and pertain to, among others:

      o the formulation, manufacture, packaging, labeling, distribution, importation, sale and storage of our products,

      o our product claims and advertising (including direct claims and advertising as well as claims and advertising by distributors, for which we may be held responsible), and

      o     our network marketing organization.

      In the past, we have met and passed any inspection by the United States and Food and Drug Department. October 7, 2002, we had a Food and Drug label inspection. Notice to re-label on Calorad was submitted on October 9, 2002. A panel was added to our Calorad product to round the calories to be in compliance with the DSHEA Act of 1994. The "may proceed" release was issued on November 6, 2002. On February 2, 2004, a notice to redeliver from the Department of the Treasury/United States Customs Service in Detroit, Michigan was issued, requesting an inspection and import permit, along with an original CFI A certificate (Canadian Food Inspection Agency Certificate). The entry number was 336-0214262-5. We met all requirements and the shipment was released on February 27th, 2004.

      Formulations: We are reliant on our manufacturer's knowledge and expertise as they develop our formulas. We do investigate the individual ingredients to ensure they fall under the 1994 DSHEA Act definitions as well as the FDA cosmetic regulations. We also receive confirmation that all preservatives are GRAS (generally recognized as safe)

      Manufacturing: We are reliant on our manufacturers that they are compliant with GMP regulations and safety regulations put forth by the Food and Drug Administration.

      Packaging: We are reliant on our manufacturers that our packaging is in compliance with FDA regulations.

      Labeling: We consult with our FDA attorneys on a need to know basis regarding labeling and have an in house labeling specialist that is experienced in the 1994 DSHEA Act.

      Distribution: Our facility has Food Grade Certification within the State of Kentucky and is also registered with the FDA (Food and Drug Administration) as a Food Grade Facility.

      Sale and Storage: We have an in house General Manager/expert that over sees shipping, import and export as well ensures our distribution facility is compliant with all applicable laws in this area.

      Importation: We have an in house purchasing agent that works with all applicable laws with respect to NAFTA, Bio-terrorism and agricultural requirements as well as a brokerage firm that works for us. We have always successfully imported product to the United States with very few inspections or violations.

Products

      The formulation, manufacture, packaging, storing, labeling, advertising, distribution and sale of our products are subject to regulation by federal agencies, including the Food and Drug Administration, the Federal Trade Commission, the Consumer Product Safety Commission, the United States Department of Agriculture, the Environmental Protection Agency, and the United States Postal Service. Our activities are also regulated by various agencies of the states, localities and foreign countries in which our products are or may be manufactured, distributed and sold. The Food and Drug Administration, in particular, regulates the formulation, manufacture and labeling of dietary supplements, cosmetics and skin care products, including some of our products. Food and Drug Administration regulations require us and our suppliers to meet relevant regulatory good manufacturing practices for the preparation, packaging and storage of these products. Good manufacturing practices for dietary supplements have yet to be promulgated, but are expected to be proposed. The Dietary Supplement Health and Education Act of 1994 revised the provisions of the Federal Food, Drug and Cosmetic Act concerning the composition and labeling of dietary supplements, which we believe is generally favorable to the dietary supplement industry. The Dietary Supplement Health and Education Act created a new statutory class of "dietary supplements." This new class includes vitamins, minerals, herbs, amino acids and other dietary substances for human use to supplement the diet. In general, a dietary supplement is a product (other than tobacco) that is intended to supplement the diet that bears or contains one or more of the following dietary ingredients: a vitamin, a mineral, a herb or other botanical, an amino acid, a dietary substance for use by man to supplement the diet by increasing the total daily intake, or a concentrate, metabolite, constituent, extract, or combinations of these ingredients; is intended for ingestion in pill, capsule, tablet, or liquid form; is not represented for use as a conventional food or as the sole item of a meal or diet; and is labeled as a "dietary supplement." However, the Dietary Supplement Health and Education Act grand fathered, with certain limitations, dietary ingredients that were on the market before October 15, 1994. A dietary supplement containing a new dietary ingredient and placed on the market on or after October 15, 1994 must have a history of use or other evidence establishing a basis for expected safety. Manufacturers of dietary supplements having a "structure-function" statement must have substantiation that the statement is truthful and not misleading.

      The majority of our sales come from products that are classified as dietary supplements under the Federal Food, Drug and Cosmetic Act. The labeling requirements for dietary supplements have been set forth in final regulations with respect to labels affixed to containers beginning after March 23, 1999. These regulations include how to declare nutrient content information, and the proper detail and format required for the "supplemental facts" box. We revise our product labels in compliance with these regulations. The costs of product re-labeling were immaterial. Many states have also recently become active in the regulation of dietary supplement products. These states may require modification of labeling or formulation of certain of our products sold in these states.

      In addition, on April 29, 1998, the US Food and Drug Administration published a proposed regulation offering guidance and providing limitations on permissible structure/function statements to be placed on labels and in brochures. Structure/function statements are claims of the benefit or effect of a product or an ingredient on the body's structure or function. The proposed regulation has not been finalized. We anticipate that some of the regulation as proposed will become final, but this new regulation will not significantly change the way that the Food and Drug Administration currently interprets structure/function statements. Thus, we do not expect to make any substantial label revisions based on this proposed regulation regarding any of our structure/function product statements.

      Personal care products are intended to be applied to the human body for cleansing, beautifying, promoting attractiveness, or altering the appearance without affecting the body's structure or functions. Included in this definition are products such as skin creams, lotions, perfumes, lipsticks, fingernail polishes, eye and facial make-up preparations, shampoos, permanent waves, hair colors, toothpastes, deodorants, and any material intended for use as a component of a cosmetic product. The Food & Drug Administration has a limited ability to regulate personal care products. The Food & Drug Administration can regulate personal care products after they are introduced into the market and can review personal care products and their ingredients after they are sold to the public.

      As a marketer of products that are ingested by consumers, we are subject to the risk that one or more of the ingredients in our products may become the subject of adverse regulatory action.

      A portion of our products sold in Canada have separate labels or combination labels to satisfy Canadian compliance organizations, such as the Food Inspection Agency and Health Canada. Health Canada is moving towards stricter compliance guidelines for dietary supplement products through its recently created Office of Natural Health Products. New compliance guidelines through the Office of Natural Health Products may affect the formulation, manufacture, packaging, storing, labeling, advertising, distribution and sale of our products in Canada. We plan to comply with all regulations promulgated by Office of Natural Health Products. Quebec has different label requirements than the rest of Canada, however, a portion of our Canadian labels or combination labels are compliant and sufficient for the sale in Quebec. Due to the small percentage of sales in Canada, we do not hold separate Canadian labels for our complete product line.

      In foreign markets, prior to commencing operations and prior to making or permitting sales of our products, we may be required to obtain an approval, license or certification from the country's ministry of health or comparable agency. Prior to entering a new market in which a formal approval, license or certificate is required, we will be required to work extensively with local authorities to obtain the requisite approvals. The approval process generally will require us to present each product and product ingredient to appropriate regulators and, in some instances, arrange for testing of products by local technicians for ingredient analysis. Such approvals may be conditioned on reformulation of our products or may be unavailable with respect to certain products or ingredients.

Product Claims And Advertising

      The Federal Trade Commission and certain states regulate advertising, product claims, and other consumer matters, including advertising of our products. All advertising, promotional and solicitation materials used by distributors require our approval prior to use. The Federal Trade Commission has in the past several years instituted enforcement actions against several dietary supplement companies for false and misleading advertising of certain products. In addition, the Federal Trade Commission has increased its scrutiny of the use of testimonials. We have not been the target of Federal Trade Commission enforcement action. There is no assurance that:

      o the Federal Trade Commission will not question our advertising or other operations in the future,

      o a state will not interpret product claims presumptively valid under federal law as illegal under that state's regulations, or

      o future Federal Trade Commission regulations or decisions will not restrict the permissible scope of such claims.

      We are also subject to the risk of claims by distributors and their customers who may file actions on their own behalf, as a class or otherwise, and may file complaints with the Federal Trade Commission or state or local consumer affairs offices. These agencies may take action on their own initiative against us for alleged advertising or product claim violations or on a referral from distributors, consumers or others. Remedies sought in such actions may include consent decrees and the refund of amounts paid by the complaining distributor or consumer, refunds to an entire class of distributors or customers, or other damages, as well as changes in our method of doing business. A complaint based on the practice of one distributor, whether or not we authorized the practice, could result in an order affecting some or all distributors in a particular state. Also, an order in one state could influence courts or government agencies in other states considering similar matters. Proceedings resulting from these complaints may result in significant defense costs, settlement payments or judgments and could have a material adverse effect on us.

Compliance Efforts

      We attempt to remain in full compliance with all applicable laws and regulations governing the manufacture, labeling, sale, distribution, and advertising of our dietary supplements. We retain special legal counsel for advice on both US Food and Drug Administration and US Federal Trade Commission legal issues.

Network Marketing System

      Our network marketing system is subject to a number of federal and state regulations administered by the Federal Trade Commission and various state agencies. These regulations are generally directed at ensuring that product sales are ultimately made to consumers (as opposed to other distributors) and that advancement within an organization be based on sales of the organization's products, rather than investment in the organization or other non-retail sales related criteria. For instance, in certain markets there are limits on the extent to which distributors may earn royalties on sales generated by distributors that were not directly sponsored by the distributor.

      Our network marketing program and activities are subject to scrutiny by various state and federal governmental regulatory agencies, to ensure compliance with various types of laws and regulations. These laws and regulations include securities, franchise investment, business opportunity and criminal laws prohibiting the use of "pyramid" or "endless chain" types of selling organizations. The compensation structure of such selling organizations is very complex, and compliance with all of the applicable laws is uncertain in light of evolving interpretation of existing laws and the enactment of new laws and regulations pertaining to this type of product distribution. We have an ongoing compliance program with assistance from legal counsel experienced in the laws and regulations pertaining to network sales organizations. We are not aware of any legal actions pending or threatened by any governmental authority against us regarding the legality of our network marketing operations.

      We currently have IBAs in the United States and Canada. We review the requirements of various states, as well as seek legal advice regarding the structure and operation of our selling organization to ensure that it complies with all of the applicable laws and regulations pertaining to network sales organizations. On the basis of these efforts and the experience of our management, we believe that we are in compliance with all applicable federal and state regulatory requirements. We have not obtained any no-action letters or advance rulings from any federal or state security regulator or other governmental agency concerning the legality of our operations, nor are we relying on a formal opinion of counsel to such effect. We, accordingly, are subject to the risk that, in one or more of our markets, our marketing system could be found to not comply with applicable laws and regulations. Our failure to comply with these regulations could have a material adverse effect on us in a particular market or in general.

      We are subject to the risk of challenges to the legality of our network marketing organization, including claims by our distributors, both individually and as a class. Most likely these claims would be based on our network marketing program allegedly being operated as an illegal "pyramid scheme" in violation of federal securities laws, state unfair practice and fraud laws and the Racketeer Influenced and Corrupt Organizations Act.

      We believe that our network marketing system is not classified as a pyramid scheme under the standards set forth in applicable law. In particular, in most jurisdictions, we maintain an inventory buy-back program to address the problem of "inventory loading." Pursuant to this program, we repurchase products sold to a distributor (subject to a 10% restocking charge) provided that the distributor returns the product in marketable condition within one year of original purchase, or longer where required by applicable state law or regulations.

      Our literature provided to distributors describes our buy-back program. However, as is the case with other network marketing companies, the commissions paid by us to our distributors are based on product purchases, including purchases of products that are personally consumed by the down-line distributors. Basing commissions on sales of personally consumed products may be considered an inventory loading purchase. Furthermore, distributors' commissions are based on the wholesale prices received by us on product purchases or, in some cases, based upon the particular product purchased, on prices less than the wholesale prices.

      To further address the problem of "inventory loading," our IBAs must sell at least 70% of their inventory before they can reorder.

      In the event of challenges to the legality of our network marketing organization by distributors, we would be required to:

      o     demonstrate that our network marketing policies are enforced, and

      o demonstrate that the network marketing program and distributors' compensation thereunder serve as safeguards to deter inventory loading and encourage retail sales to the ultimate consumers.

      Nutrition for Life International, Inc., one of our competitors and a multi-level seller of personal care and nutritional supplements, announced in 1999 that it had settled class action litigation brought by distributors alleging fraud in connection with the operation of a pyramid scheme. Nutrition for Life agreed to pay in excess of $3 million to settle claims brought on behalf of its distributors, and related securities fraud claims brought on behalf of certain purchasers of its stock. We believe that our marketing program is significantly different from the program allegedly promoted by Nutrition for Life and that our marketing program is not in violation of anti-pyramid laws or regulations. Two issues in the Nutrition for Life matter were a $1,000 buy-in urged on new recruits, and the paying of commissions on product vouchers prior to the actual delivery of product. By design, our marketing program offers no incentive to anyone to make a large personal purchase nor do we use product vouchers. However, there is no assurance that claims similar to the claims brought against Nutrition for Life and other multi-level marketing organizations will not be brought against us, or that we will prevail in the event any such claims were made. Furthermore, even if we were successful in defending against any such claims, the costs of conducting such a defense, both in dollars spent and in management time, could be material and adversely affect our operating results and financial condition. In addition, the negative publicity of such a suit could adversely affect our sales and ability to attract and retain distributors.

Competition

      We are subject to significant competition in recruiting IBAs from other network marketing organizations, including those that market products in the dietary supplement and personal care categories, as well as other types of products. There are more than 300 companies worldwide that utilize network marketing techniques, many of which are substantially larger, offer a greater variety of products, and have available considerably greater financial resources than us. Our ability to remain competitive depends, in significant part, on our success in recruiting and retaining IBAs through an attractive commission plan and other incentives. We believe that our commission plan and incentive programs provide our IBAs with significant income potential. However, there can be no assurance that our programs for recruitment and retention of IBAs will continue to be successful.

      In addition, the business of marketing products in the dietary supplement and personal care categories is highly competitive. This market segment includes numerous manufacturers, other network marketing companies, catalog companies, distributors, marketers, retailers and physicians that actively compete in the sale of such products. We also compete with other providers of such products, especially retail outlets, based upon convenience of purchase and immediate availability of the purchased product. The market is highly sensitive to the introduction of new products or weight management plans (including various prescription drugs) that may rapidly capture a significant share of the market. As a result, our ability to remain competitive depends, in part, upon the successful introduction and addition of new products to our line.

      Depending on the product category, our competition varies. Calorad competes directly with Colvera, a product with different ingredients but a similar concept. Additionally, Calorad competes indirectly with food plans such as Weight Watchers and meal replacement products such as Slim Fast. Our Noni Plus product competes with Morinda and others. Our other products have similar well funded and sophisticated competitors. Increased competitive activity from such companies could make it more difficult for us to increase or keep market share, since such companies have greater financial and other resources available to them and possess far more extensive manufacturing, distribution and marketing capabilities.

      Our network marketing competitors include small, privately held companies, as well as larger, publicly held companies with greater financial resources and greater product and market diversification and distribution. Our competitors include Reliv International, Mannatech Incorporated and Usana Health Services.

Employees

      As at May 24, 2005, we had 33 active employees. Of these employees, 3 are executive officers, 4 are accounting, 1 is in investor relations, 12 are in operations, 2 are in sales and marketing, 4 are in information systems, 1 is in product development, 2 are in warehouse & purchasing, 3 are in sales communication and 1 is in administration. We consider our employee relations to be good. None of our employees is a member of a trade union and we have not experienced any business interruption as a result of any labor disputes.

Research and Development Expenditures

      We have not incurred any research or development expenditures during our last two fiscal years.

Intellectual Property

      We use several trademarks and trade names in connection with our products and operations, as further described below. We rely on common law trademark rights to protect our unregistered trademarks. Common law trademark rights do not provide with the same level of protection as afforded by a United States federal registration of a trademark. Also, common law trademark rights are limited to the geographic area in which the trademark is actually used. In addition, our product formulations are not protected by patents and are not patentable. Therefore, there can be no assurance that another company will not replicate one or more of our products.

      We have a License Agreement with Nutri-Diem that gives EYI the exclusive right to use the trademarks solely in connection with the sale, marketing and distribution of the products. Our agreement states that we have non-exclusive rights to use the trademarks on the Internet. The Agreement is based on a five year term, with automatic renewal for another five year period. We also have license agreement with EYI Corp which gives EYI the exclusive right to the trademarks for the purpose of sales and marketing activities. The Agreement is based on a 50 year term with a yearly renewal each year thereafter.

      On June 30, 2002, the following Nutri-Diem trademarks were licensed to EYI Nevada pursuant to the Marketing and Distribution Agreement in place between Nutri-Diem and EYI Nevada. The owner of the trademarks set out in the table below is Michel Grise Consultants Inc., an associated company of Nutri-Diem and is controlled by Michel Grise, one of the directors of EYI Nevada:

          Product                                  Status
          -------                                  ------
          Agrisept-L(R)                            Registered Trademark
          Beaugest(R)                              Registered Trademark
          Bellaffina(R)                            Registered Trademark
          Calorad(R)                               Registered Trademark
          Citrex(R)                                Registered Trademark
          Citrio(R)                                Registered Trademark
          Definition(R)                            Registered Trademark
          Emulgent(R)                              Registered Trademark
          Fem Fem(R)                               Registered Trademark
          Golden Treat(R)                          Registered Trademark
          Hom Hom(R)                               Registered Trademark
          Invisible(R)                             Registered Trademark
          Livocare(R)                              Registered Trademark
          Melan Plus(R)                            Registered Trademark
          Neocell(R)                               Registered Trademark
          NRG(R)                                   Registered Trademark
          Parablast(R)                             Registered Trademark
          Parattack(R)                             Registered Trademark
          Prosoteine(R)                            Registered Trademark
          Sea Krit(R)                              Registered Trademark

      On June 30, 2002, EYI Nevada acquired a license from Essentially Yours Industries Corp., an affiliated company, to use the below trademarks and formulas for a term of 50 years, renewable at the option of EYI Nevada on a yearly basis thereafter at the same yearly rate of $1.00 per year, from year to year:

     Copyright/Trademark                                   Status of Application
     -------------------                                   ---------------------
     Citri-plus(R)                                         Registered Trademark
     EYI w/design(R)                                       Registered Trademark
     Essential Marine(R)                                   Registered Trademark
     Essentially Yours(R)                                  Registered Trademark
     Essentially Yours Industries Corp. (with design) (R)  Registered Trademark
     Iso greens(R)                                         Registered Trademark
     Just Go Pro!(TM)                                      Registered Trademark
     Oxy Up(TM)                                            Registered Trademark
     Prosoteine(R)                                         Registered Trademark
     The Ultimate Performance Enhancer!(TM)                Registered Trademark

                                   MANAGEMENT

Directors And Executive Officers

      Our directors, executive officers and key employees as of May 24, 2005 are as follows:

Name                   Age     Position with the Company                    Date First Elected or Appointed
----                   ---     -------------------------                    -------------------------------
Jay Sargeant           57      President, Chief Executive Officer and       Director, Chief Executive Officer and
                               Director                                     President since December 31, 2003

Dori O'Neill           45      Executive Vice-President, Treasurer, Chief   Executive Vice-President, Treasurer, Chief
                               Operations Officer, Secretary and Director   Operations Officer, Secretary and Director
                                                                            since December 31, 2003

Rajesh Raniga          39      Chief Financial Officer                      Chief Financial Officer since January 1, 2004

Bruce Nants            54      Director                                     Director since March 1, 2004

      Set forth below is a brief description of the background and business experience of each of our executive officers and directors for the past five years:

      Jay Sargeant. Mr. Sargeant has been our President, Chief Executive Officer and a member of our Board of Directors since December 31, 2003. Mr. Sargeant graduated from Boston State College in 1979 with a Bachelors Degree in English Literature and Psychology. From 1995 until June 30, 2002, the date of our merger with Essentially Yours Industries, Inc., Mr. Sargeant was a director of Essentially Yours Industries, Corp. a Canadian Federal corporation. Mr. Sargeant has resigned as a member of the Board of Directors of Essentially Yours Industries, Corp. to concentrate on our sales and marketing efforts. Mr. Sargeant was a founder of Essentially Yours Industries, Corp.

      Dori O'Neill. Mr. O'Neill has been our Executive Vice President, Chief Operations Officer and a member of our Board of Directors since December 31, 2003. From 1997 to June 2002, Mr. O'Neill served as a Vice President and a member of the Board of Directors of Essentially Yours Industries Corp., a Canadian Federal corporation, from December 2001 to June 2002. From 1994 through 1998 Mr. O'Neill was a self-employed consultant.

      Bruce Nants. Mr. Nants has been a member of our Board of Directors since March 1, 2004. Mr. Nants is an attorney and has practiced since 1978 as a sole practitioner.

      Rajesh Raniga. Mr. Raniga has been our Chief Financial Officer since January 1, 2004. Mr. Raniga is a Certified General Accountant. From 1989 to present Mr. Raniga has practiced with Delves Freer Anderson Raniga Caine as a general partner. In his private practice, prior to joining us, he specialized in auditing publicly-listed companies as well as acquisitions and mergers. He has also sat on the Board of Directors and served as the Chief Financial Officer of Uniserve Communications Services Inc., an internet service provider listed on the TSX Venture Exchange in Canada.

Family Relationships

      There is no family relationship between any of our officers or directors.

Directors

      Our Board of Directors consists of 3 (three) seats. Directors serve for a term of one year and stand for election at our annual meeting of stockholders. Pursuant to our Bylaws, as amended, a majority of directors may appoint a successor to fill any vacancy on the Board of Directors.

Terms Of Office

      Our directors hold office until the next annual meeting of the shareholders and until their successors have been elected and qualified. Our officers hold office until their death, or until they shall resign or have been removed from office.

Committees Of The Board Of Directors

      We presently do not have an audit committee, compensation committee, nominating committee, an executive committee of our board of directors, or any other committees. However, our board of directors is considering establish various committees during the current fiscal year.

Audit Committee Financial Expert

      We have no financial expert. We believe the cost related to retaining a financial expert at this time is prohibitive.

Code Of Ethics

      We adopted a Code of Ethics applicable to our Chief Executive Officer, Chief Financial Officer, Corporate Controller and certain other finance executives, which is a "code of ethics" as defined by applicable rules of the SEC. Our Code of Ethics is attached to our Annual Report on Form 10-KSB filed with the SEC on April 14, 2004. If we make any amendments to our Code of Ethics other than technical, administrative, or other non-substantive amendments, or grant any waivers, including implicit waivers, from a provision of our Code of Ethics to our chief executive officer, chief financial officer, or certain other finance executives, we will disclose the nature of the amendment or waiver, its effective date and to whom it applies in a Current Report on Form 8-K filed with the SEC.

Compliance With Section 16(a) Of The Securities Exchange Act

      Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who beneficially own more than ten percent of our equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file. Based on our review of the copies of such forms received by us, we believe that up to MAy 24, 2005 all such filing requirements applicable to our officers and directors were complied with exception that reports were filed late by the following persons:

                                                                                            Transactions    Known Failures
                                                                         Number of Late      Not Timely        to File a
Name and Principal Position                                                  Reports          Reported       Required Form
---------------------------                                                  -------          --------       -------------
Jay Sargeant,
President, Chief Executive Officer, and Director                               3                 3                -
Dori O'Neill
President, Chief Operations Officer, Secretary, Treasurer and Director         5                 5                -
Michel Grise
10% shareholder                                                                1                 1                -

ITEM 10.  EXECUTIVE COMPENSATION

      The following table shows all the cash compensation paid by EYI Industries, as well as certain other compensation paid or accrued, during the fiscal years ended December 31, 2003 and 2002 to EYI Industries' named executive officers. No restricted stock awards, long-term incentive plan payouts or other types of compensation, other than the compensation identified in the chart below, were paid to these executive officers during these fiscal years.

                           SUMMARY COMPENSATION TABLE

                                           Annual Compensation                          Long Term Compensation
                               --------------------------------------------------------------------------------------------------
                                                                                                            LTIP
                                                              Other Annual     Restricted      Options/*   payouts     All Other
Name             Title         Year      Salary    Bonus      Compensation    Stock Awarded    SARs (#)      ($)     Compensation
---------------------------------------------------------------------------------------------------------------------------------
                               2005                             60,000
Jay Sargeant(1)  President,    2004         --       --       $240,000 (2)            --   4,200,000         --          --
                 CEO and       2003         --       --       $240,000 (2)            --          --         --
                 Director      2002         --       --        $20,000 (2)            --          --         --

                               2005                             60,000
Dori O'Neill(3)  Chief         2004         --       --       $240,000 (4)            --   7,400,000         --          --
                 Operations    2003         --       --       $180,000 (4)            --          --         --          --
                 Officer,      2002         --       --        $30,000 (4)            --          --         --          --
                 Secretary,
                 Treasurer
                 And Director

Maurizio         Former        2004        N/A      N/A                N/A           N/A         N/A        N/A         N/A
Forigo(5)        President and 2003         --       --                 --            --          --         --          --
                 CEO           2002         --       --                 --            --          --         --          --

---------------
(1) Mr. Sargeant was appointed as our President and Chief Executive Officer on December 31, 2003.
(2) We paid management consulting fees to Flaming Gorge, Inc., a private company controlled by Mr. Sargeant, our President, CEO and director, for his management of the operation of the company and our subsidiaries, reporting to the Board of Directors, and appointing managers to oversee certain departments. Mr. Sargeant is compensated at the rate of $20,000 per month, on a month to month basis commencing November 5, 2002. The agreement is for an initial five-year term, which is automatically renewable upon expiry of the five-year period on a year-to-year basis.
(3) Mr. O'Neill was appointed as our Executive Vice-President, Chief Operations Officer, Secretary, Treasurer on December 31, 2003.
(4) We paid management consulting fees to O'Neill Enterprises Inc., a private company controlled by Mr. O'Neill, our Executive Vice-President, COO, Secretary, Treasurer and director, for the management of day to day activities and operations of the company and our subsidiaries. Mr. O'Neill is compensated at the rate of $15,000 per month, on a month to month basis commencing November 5, 2002. The agreement is for an initial five-year term, which is automatically renewable upon expiry of the five-year period on a year-to-year basis. Effective January 1, 2004, we increased the consulting fees payable to O'Neill to $20,000 per month, and extended the term by five years.
(5)   Mr. Forigo resigned as our President and CEO on December 31, 2003.

      The following table contains information regarding options granted during the year ended December 31, 2004 to EYI Industries' named executive officer.

                             OPTION/SAR GRANTS TABLE

                                                                                % Total
                                                                             Options/SARs
                                                                              Granted to
                                                            No. of           Employees in
                                                          Securities          year ended
                                                          Underlying          December 31        Exercise or
                                                         Options/SARs            2003             Base Price
Name                                                     Granted (#)              (%)           ($ per Share)   Expiration Date
----                                                     -----------              ---           -------------   ---------------
Jay Sargeant                                              3,200,000 (1)               --                --               --
President, Chief Executive Officer                        1,000,000
and Director                                              3,200,000 (1)
                                                          3,200,000 (3)
                                                          1,500,000 (4)                             $ 0.06         02/09/05
Dori O'Neill                                              3,200,000 (2)           17.95%             0.165         04/04/06
Secretary, Treasurer and Director                         3,200,000 (1)                               0.19         04/30/06
                                                          1,000,000                                   0.11         09/30/06
                                                          3,200,000 (1)                               0.08         12/27/06
                                                          3,200,000 (3)                               0.08         02/09/05
                                                          1,500,000 (4)                             $ 0.06


---------------
(1) On December 27, 2004, our board of directors approved the re-pricing of 3,200,000 options issued to Mr. O'Neill and 3,200,000 options issued to Mr. Sargeant. The 6,400,000 options were cancelled on December 27, 2004 and 3,200,000 options were issued on December 27, 2004 to each of Mr. O'Neill and Mr. Sargeant to replace their cancelled options. The new options have a $0.08 exercise price and expire December 27, 2006.
(2)   The 3,200,000 options were exercised on April 21, 2004
(3) The 3,200,000 options issued to Mr O'Neill and Mr Sargeant were cancelled on February 9, 2005.
(4) Mr O'Neill and Mr Sargeant were issued 1,500,000 options each on February 9, 2005 at $0.06 cents.

      The following table contains information regarding options exercised in the year ended December 31, 2003, and the number of shares of common stock underlying options held as of December 31, 2003, by EYI Industries' named executive officer.

                        AGGREGATED OPTIONS/SAR EXERCISES
                             IN LAST FISCAL YEAR AND
                       FISCAL YEAR END OPTIONS/SAR VALUES

                                                                Number of Securities Underlying      Value of Unexercised
                                     Shares                         Unexercised Options/SARs      In-the-Money Options/SARs
                                  Acquired on        Value                 at FY-End                      at FY-End
                                    Exercise       Realized                   (#)                            ($)
Name                                  (#)             ($)        Exercisable     Unexcersiable    Exercisable   Unexercsiable
----                                  ---             ---        -----------     -------------    -----------   -------------
Jay Sargeant                         200,250        $22,027       3,999,750                --            --            --
  President,
  Chief Executive Officer and
  Director

Dori O'Neill                       3,200,000       $528,000       4,200,000                --            --            --
  Secretary, Treasurer and
  Director

Security Ownership Of Management

      We are not aware of any arrangement that might result in a change in control in the future.

Securities Authorized For Issuance Under Equity Compensation Plans

      The following table sets forth certain information concerning all equity compensation plans previously approved by stockholders and all previous equity compensation plans not previously approved by stockholders, as of the most recently completed fiscal year. On February 17, 2004, our board of directors approved the Stock Compensation Program (the "Plan"). The Plan became effective on March 30, 2004. Under the Plan, options to purchase up to 25,000,000 shares of our common stock may be granted to our employees, officers, directors, and eligible consultants of our company. The Plan provides that the option price be the fair market value of the stock at the date of grant as determined by the Board of Directors. Options granted become exercisable and expire as determined by the Board of Directors.

             EQUITY COMPENSATION PLAN INFORMATION AS AT MAY 18, 2005
--------------------------------------------------------------------------------
                                                                                                Number of securities
                                                                         Weighted-average      remaining available for
                                             Number of securities to    exercise price of       issuance under equity
                                             be issued upon exercise       outstanding           compensation plans
                                             of outstanding options,    options, warrants       (excluding securities
                                              warrants and rights          and rights        reflected in column (a))
Plan Category                                         (a)                     (b)                       (c)
-------------                                         ---                     ---                       ---
Equity Compensation Plans approved by
  security holders                                       Nil                     N/A                       N/A
Equity Compensation Plans not approved by
  security holders                                19,747,390         $0.14 per share                 5,252,610
Total                                             19,747,390         $0.14 per share                 5,252,610

Stock Compensation Program

      On February 17, 2004, we established our Stock Compensation Program. The purpose of the Plan is to advance the interests of our company and our stockholders by strengthening our ability to obtain and retain the services of the types of employees, consultants, officers and directors who will contribute to our long term success and to provide incentives which are linked directly to increases in stock value which will inure to the benefit of all our stockholders. The Plan is administered by our Board of Directors or by a committee of two or more non-employee directors appointed by the Board of Directors (the "Administrator"). Subject to the provisions of the Plan, the Administrator has full and final authority to grant the awards of stock options and to determine the terms and conditions of the awards and the number of shares to be issued pursuant thereto. Options granted under the Plan may be either "incentive stock options," which qualify for special tax treatment under the Internal Revenue Code of 1986, as amended, (the "Code"), nonqualified stock options or restricted shares.

      All of our employees and members of our Board of Directors are eligible to be granted options. Individuals who have rendered or are expected to render advisory or consulting services to us are also eligible to receive options. The maximum number of shares of our common stock with respect to which options or rights may be granted under the Plan to any participant is 25,000,000 shares, subject to certain adjustments to prevent dilution.

      The exact terms of the option granted are contained in an option agreement between us and the person to whom such option is granted. Eligible employees are not required to pay anything to receive options. The exercise price for incentive stock options must be no less than 85% of the fair market value of the common stock on the date of grant. The exercise price for nonqualified stock options is determined by the Administrator in its sole and complete discretion. An option holder may exercise options from time to time, subject to vesting. Options will vest immediately upon death or disability of a participant and upon certain change of control events.

      The Administrator may amend the Plan at any time and in any manner, subject to the following: (1) no recipient of any award may, without his or her consent, be deprived thereof or of any of his or her rights thereunder or with respect thereto as a result of such amendment or termination; and (2) any outstanding incentive stock option that is modified, extended, renewed, or otherwise altered must be treated in accordance with Section 424(h) of the Code.

      The Plan terminates on March 30, 2014 unless sooner terminated by action of the Board of Directors. All awards granted under the Plan expire ten years from the date of grant, or such shorter period as is determined by the Administrator. No option is exercisable by any person after such expiration. If an award expires, terminates or is canceled, the shares of our common stock not purchased thereunder may again be available for issuance under the Plan.

      We filed a registration statement under the Securities Act of 1933, as amended, to register the 25,000,000 shares of our common stock reserved for issuance under the Plan on March 30, 2004.

Repricing of Options

      During the year ended December 31, 2004, our board of directors approved the re-pricing of: (i) options to purchase 3,200,000 shares of our common stock granted in favor of Mr. Sargeant, our president and chief executive officer on April 30, 2004 at a price of $0.19; and (ii) options to purchase 3,200,000 shares of our common stock granted in favor of Mr. O'Neill, our president and chief executive officer on April 30, 2004 at a price of $0.19. The option price was reduced to $0.08 per share in order that the exercise price was more reflective of the then current trading price of our common stock and in order to provide a continuing performance incentive. The 6,400,000 options were cancelled on December 27, 2004 and 3,200,000 options were issued on December 27, 2004 to each of Mr. O'Neill and Mr. Sargeant to replace their cancelled options. The new options have a $0.08 exercise price and expire December 27, 2006. On February 9, 2005 the company cancelled 3,200,000 options for both Mr O'Neill and Mr Sargeant, on the same date the company issued 1,500,00 options at 0.06 to both Mr O'Neill and Mr Sargeant.

Compensation Arrangements

      Compensation Of Directors

      All of our directors receive reimbursement for out-of-pocket expenses for attending Board of Directors meetings. From time to time we may engage certain members of the Board of Directors to perform services on behalf of the Company and may compensate such persons for the performance of those services.

      In November 2002, we entered into a consulting agreement with Flaming Gorge, Inc., a company controlled by Jay Sargeant, our President, Chief Executive Officer and a member of our Board of Directors. Pursuant to this agreement, we agreed to pay Flaming Gorge, Inc. $20,000 per month in consideration of management consulting services provided by Mr. Sargeant to us. The agreement automatically renews on a year-to-year basis at the end of the initial five (5) year term.

      In November 2002, we entered into a consulting agreement with O'Neill Enterprises, Inc., a company controlled by Dori O'Neill, our Executive Vice President, Chief Operations Officer, Secretary, Treasurer and a member of our Board of Directors. Pursuant to the agreement, we agreed to pay $15,000 per month in consideration of management consulting services provided by Mr. O'Neill to us. This agreement automatically renews on a year-to-year basis at the end of the initial five (5) year term. Effective January 1, 2004, we increased the consulting fees payable to O'Neill Enterprises, Inc., to $20,000 per month for management consulting services provided by Mr. O'Neill to us.

      Long-Term Incentive Plans

      We do not have any long-term incentive plans, pension plans, or similar compensatory plans for our directors or executive officers.

                             DESCRIPTION OF PROPERTY

      Our principal offices are located at 7865 Edmonds Street, Burnaby, BC, Canada. Other property lease commitments include our warehouse, office, and distribution centers in Louisville, Kentucky and Burnaby, British Columbia, as described in the table below. None of our leases are with any affiliate or related parties.

Location                   Term of Lease                       Square Feet    Monthly Lease Commitment
--------                   -------------                       -----------    ------------------------
Louisville, Kentucky       Three years, commencing April 30,   33,750         $10,419 per month from May 1, 2004 to  April 30,
                           2007                                               2005;  $11,719  per  month  from May 1,  2005 to
                                                                              April 30, 2005; and $13,019 per month from May 1,
                                                                              2006 to April 30, 2007

Burnaby, B.C.              Seven years, commencing January     12,200         CDN$12,000  per month  from  January  1, 2005 to
                           1, 2005                                            December  1, 2005  (January  1,  2005-April  30,
                                                                              2005 is a rent free period).

                                LEGAL PROCEEDINGS

      Other than as described below, we are not a party to any material legal proceedings and to our knowledge, no such proceedings are threatened or contemplated.

      1. Oppression Action by Lavorato/Heyman

      In 2002, an oppression action was commenced in the Supreme Court of British Columbia by the plaintiffs Brian Lavorato, Geraldine Heyman and their respective holding companies, alleging that Essentially Yours Industries Corp., our affiliate, had improperly vended assets into Essentially Yours Industries, Inc., our wholly owned subsidiary, as part of a corporate restructuring alleged to be oppressive to the plaintiffs. As of April 4, 2003, the lawsuit has been settled and was subsequently dismissed by the plaintiffs by consent, with the exception of claims asserted by the plaintiffs against Thomas K. Viccars, a former in-house counsel of Essentially Yours Industries, Corp., who may potentially assert a third party claim against Essentially Yours Industries, Inc. The Settlement of the Oppression Action was consented to by the Plaintiffs pursuant to a written agreement between the Plaintiffs and, inter alia, EYI Inc., dated as of April 4th, 2003, under which EYI Inc. agreed as follows, inter alia:

      o In consideration of 468058 B.C. Ltd. leasing to 642706 B.C. Ltd. (a company related to EYI Inc.) EYI's business premises at 8310 and 8322, 130th Street, Surrey, B.C., EYI Inc. and Essentially Yours Industries Corp. jointly and severally agreed to indemnify the landlord in respect of the tenant's lease obligations till May 2005.

      o EYI Inc. agreed to enter into a mutual release of all claims with all parties (except Thomas Viccars). The mutual release was executed by all parties (except Thomas Viccars) as of April 4th, 2003.

      As part of the original action we claimed against Callum MacLeod, a co-defendant, for breach of his employment agreement and Mr. MacLeod filed a counterclaim against us for wrongful dismissal. We have filed a consolidated statement of defense to the counterclaim, and interrogatories have been responded to. Management believes this counterclaim to be without merit and intends to vigorously defend against this claim.

      2. Action By Suhl, Harris and Babich

      In 2003 a consolidated action was brought by the plaintiffs Wolf Suhl, Christine Harris and Edward Babich in the Supreme Court of British Columbia pursuant to an order pronounced in the New Westminster Registry under Action No. S061589 on May 7, 2003, which allowed the plaintiffs to proceed with an action against Essentially Yours Industries, Inc. The plaintiffs allege that Essentially Yours Industries, Inc. holds certain of its products or revenues derived therefrom as trust property for the benefit of the plaintiffs.

      The claim is for a total of $220,000 and an aggregate 4.9% of the wholesale volume of sales generated by Essentially Yours Industries, Inc. from the alleged trust property, and for damages and costs. A consolidated statement of defence has been filed by Essentially Yours Industries, Inc., and interrogatories have been responded to. A three day summary trial was set for early April, 2005 for this matter, but has been adjourned to September pending the outcome of further discoveries. Management believes this claim to be without merit and intends to vigorously defend against this claim.

      To the best of our knowledge, we are not subject to any other active or pending legal proceedings or claims against us or our subsidiaries or any of our properties that will have a material effect on our business or results of operations. However, from time to time, we may become subject to claims and litigation generally associated with any business venture.

      3. Agreement with Source, Inc.

      In February, 2004 we entered into a letter of commitment with Source, Inc. ("Source") for the purpose of further developing our corporate marketing position with Source and for assistance in raising equity capital. Pursuant to the terms the letter agreement, we agreed to: (i) pay Source 20% of the gross revenues generated by Source under a Corporate Marketing Organization Agreement ("CMO Agreement") previously entered into with Premier Lifestyles International Corporation, a company related to Source; (ii) to offer up to $4,000,000 of EYI restricted stock over a 90 day period at $0.21 per share and warrants exercisable at a price of $0.30 per share for investors referred to EYI by Source in connection with any equity offerings by EYI; (iii) at the end of the 12 months period following execution of the agreement, and if Source had referred enough investors to raise a minimum of $500,000, to issue to Source $1,800,000 in common stock of EYI or pay the balance in cash; and (iv) on a monthly basis, during the 12 month period, pay 50% of all monies collected by EYI from Source referred investors, to be paid to Source towards the $1,800,000 to pay for the CMO Agreement and $300,000 towards a proposed web portal. Subsequently, we terminated the CMO Agreement in accordance with its terms in July, 2004, and notified Source that they failed to raise the minimum funding of $500,000 in connection with EYI's equity offering closing in June, 2004. Source has notified EYI that they dispute the fact that they did not raise the minimum financing amount. Management believes that if Source were to advance any such claims against EYI its chance of success would be remote and we intend to vigorously defend against any potential legal claims respecting this matter.

                             PRINCIPAL SHAREHOLDERS

Security Ownership Of Certain Beneficial Owners And Management

      The following table sets forth information about the beneficial ownership of our common stock as of May 24, 2005, by (i) each person who we know is the beneficial owner of more than 5% of the outstanding shares of common stock (ii) each of our directors or those nominated to be directors, and executive officers, and (iii) all of our directors and executive officers as a group.

                                Name and Address                        Amount and Nature                  Percentage
Title of Class                of Beneficial Owner                     of Beneficial Ownership          of Common Stock(1)
--------------                -------------------                     -----------------------          ------------------
Directors and Executive Officers
--------------------------------
Common Stock             Jay Sargeant                                        93,472,157 shares             55.5%
                         3324 Military Avenue                           Direct and Indirect(2)
                         Los Angeles, California

Common Stock             Dori O'Neill                                        12,934,884 shares              7.6%
                         6520 Walker Avenue                            Direct and Indirect (3)
                         Burnaby, British Columbia
                         Canada

Common Stock             Bruce Nants                                            560,000 shares               *
                         1999 West Colonial Drive                       Direct and Indirect(6)
                         Suite 211
                         Orlando, Florida

Common Stock             Rajesh Raniga                                          700,000 shares               *
                         13357-56 Avenue                                Direct and Indirect(7)
                         Surrey, British Columbia
                         Canada

Common Stock             All Directors and Executive Officers               102,717,041 shares            60.14%
                         as a Group (Four Persons)                         Direct and Indirect

Holders of More than 5% of Our Common Stock
-------------------------------------------
Common Stock             Barry Larose                                        23,643,302 shares             14.2%
                         20080 84th Avenue                                        Indirect (4)
                         Langley, British Columbia
                         Canada

Common Stock             Michel Grise                                        17,971,748 shares             10.8%
                         489 Rue Du Massif                             Direct and Indirect (5)
                         Mont St-Hilaire QC

Common Stock             Jay Sargeant|                                       91,972,157 shares             55.5%
                         3324 Military Avenue                           Direct and Indirect(2)
                         Los Angeles, California

Common Stock             Dori O'Neill                                        10,434,884 shares             7.6%
                         6520 Walker Avenue                            Direct and Indirect (3)
                         Burnaby, British Columbia
                         Canada

-------------

*     Represents less than 1%.

(1) Applicable percentage of ownership is based on 166,803,292 shares of common stock outstanding as of May 24, 2005 together with securities exercisable or convertible into shares of common stock within 60 days of May 24, 2005 for each stockholder. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock subject to securities exercisable or convertible into shares of common stock that are currently exercisable or exercisable within 60 days of May 24, 2005 are deemed to be beneficially owned by the person holding such options for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(2) The shares are held as follows: (i) 50,000 shares are held by Northern Colorado, Inc., a company controlled by Mr. Sargeant; (ii) 65,477,302 shares are held in the Jay Sargeant Trust, of which Mr. Sargeant is the Trustee. Mr. Sargeant has granted to the beneficiaries named in the trust the right to receive any cash distributions on the shares and has agreed to add to the trust corpus any stock dividends or shares granted in respect of, or in exchange for, the shares currently held in the trust. Mr. Sargeant retains the right to vote and dispose of the shares or amend the trust at any time; (iii) 26,397,236 shares are held by Mr. Sargeant beneficially as a named beneficiary under the trust; and (iv) 1,500,000 shares which may be acquired by Mr. Sargeant on exercise of incentive stock options within 60 days of May 24, 2005. Mr. Sargeant acquired 47,619 shares as an investor in the Rule 506 Private Placement. Mr. Sargeant purchased each share at a price of $0.21 with a warrant at $0.30.

(3) Consists of 3,066,500 shares of our common stock held by Dori O'Neill directly, 7,368,384 shares held by Mr. O'Neill indirectly under the Jay Sargeant Trust, and 2,500,000 shares which may be acquired by Mr. O'Neill on exercise of incentive stock options within 60 days of May 18, 2005. Mr. O'Neill is a named beneficiary of the Jay Sargeant Trust, and is therefore an indirect beneficial owner, with respect to 7,368,384 shares. Under the trust, Mr. O'Neill has the right to receive any cash distributions on the shares, but Jay Sargeant, as the settlor of the Trust, has retained the right to vote and dispose of the shares, and to revoke or amend the trust at any time.

(4) Barry LaRose is a named beneficiary of the Jay Sargeant Trust, and is therefore an indirect beneficial owner, with respect to 23,643,302 shares. Under the Trust, Mr. LaRose has the right to receive any cash distributions on the shares, but Jay Sargeant, as the settlor of the Trust, has retained the right to vote and dispose of the shares and to revoke or amend the trust at any time.

(5) Michel Grise is a named beneficiary of the Jay Sargeant Trust, and is therefore an indirect owner, with respect to 17,195,966 shares. Under the trust, Mr. Grise has the right to receive any cash distributions on the shares, but Jay Sargeant, as the settlor of the Trust, has retained the right to vote and dispose of the shares and to revoke or amend the trust at any time.

(6) Consists of 60,000 shares held directly by Mr. Nants and 500,000 shares which may be acquired by Mr. Nants on exercise of incentive stock options within 60 days of May 24, 2005.

(7) Consists of 250,000 shares held directly by Mr. Raniga and 450,000 shares which may be acquired by Mr. Raniga on exercise of incentive stock options within 60 days of May 24, 2005.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      Except as described below, none of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us, other than noted in this section:

      o     Any of our directors or officers;

      o     Any person proposed as a nominee for election as a director;

      o Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock;

      o     Any of our promoters; and

      o Any relative or spouse of any of the foregoing persons who has the same house as such person.

      In November 2002, we entered into a consulting agreement with Flaming Gorge, Inc., a company controlled by Mr. Sargeant. Pursuant to this agreement, we agreed to pay Flaming Gorge, Inc. $20,000 per month in consideration of management consulting services provided by Mr. Sargeant to us. The agreement automatically renews on a year-to-year basis at the end of the initial five (5) year term.

      In November 2002, we entered into a consulting agreement with O'Neill Enterprises, Inc., a company controlled by Dori O'Neill, our Executive Vice President, Chief Operations Officer, Secretary, Treasurer and a member of our Board of Directors. Pursuant to the agreement, we agreed to pay $15,000 per month in consideration of management consulting services provided by Mr. O'Neill to us. This agreement automatically renews on a year-to-year basis at the end of the initial five (5) year term. Effective January 1, 2004, we increased the consulting fee payable to Mr. O'Neill to $20,000 per month with a five (5) year extension.

      On May 27, 2002, pursuant to a Declaration of Trust and the revised First Amendment to Trust Agreement dated December 23, 2003, Jay Sargeant, our President, Chief Executive Officer and a member of our Board of Directors, agreed that in the event he becomes the owner of stock in EYI Nevada, and/or RGM International, Inc., a Nevada corporation, he will hold stock in trust for the below listed persons. As at December 14, 2004 Mr. Sargeant held 11,970,000 shares of common stock of EYI Nevada, allocated as follows:

                                                    Number of
                                                  Shares after
Name                           Number of Shares     Exchange
----                           ----------------     --------
Jay Sargeant                      3,439,200       26,397,236
Barry LaRose                      3,080,400       23,643,302
Michel Grise                      2,240,400       17,195,966
Dori O'Neill                        960,000        7,368,384
Thomas Viccars                      960,000        7,368,384
Kristan Sargeant                    480,000        3,684,192
Rena Davis                          240,000        1,842,096
Donna Keay                          180,000        1,381,572
Janet Carpenter                     180,000        1,381,572
Shauna Browne                       120,000          921,048
Harnek Chandi                        90,000          690,786

      On December 31, 2003, we completed a share exchange with certain shareholders of EYI Nevada, pursuant to which we issued shares of our common stock to the EYI shareholders in exchange for the shares of EYI Nevada common stock held by them. Mr. Sargeant, our President, Chief Executive Officer and a member of our board of directors, held shares in EYI Nevada, and, based on the conversion ratio in the share exchange, Mr. Sargeant acquired 91,874,538 shares in the exchange. Prior to the exchange, Northern Colorado, Inc., a company in which Mr. Sargeant is a principal, already owned 50,000 shares, all of which Mr. Sargeant may be deemed to be the beneficial owner. Following the exchange, the total number of shares of which Mr. Sargeant has beneficial ownership is 91,924,538. Of these shares, 65,477,302 shares are held in the Jay Sargeant Trust. Mr. Sargeant is the trustee of the trust, and he has retained the right to vote and dispose of the shares and to revoke or amend the trust at any time. Mr. Sargeant is also a named beneficiary of the Trust with respect to 26,397,236 shares.

      Also, in connection with the Exchange we entered into the following transactions and agreements:

      1. We offered to Michel Grise, an EYI Shareholder, 357,143 shares of common stock and 357,143 warrants to purchase additional shares of common stock at a price of $0.20 per share in satisfaction of a loan from Mr. Grise to EYI Nevada in the aggregate principal amount of $50,000, plus interest. Mr. Grise accepted our offer, and the shares and warrants were issued to Mr. Grise on December 31, 2003; and

      2. We entered into a Registration Rights Agreement on December 31, 2003 with the EYI Shareholders, pursuant to which EYI Shareholders were granted the right to request us to register up to 10% of the shares of our common stock issued to each EYI Shareholder upon the filing of any registration statements by us (other than registration statements on Form S-8 or Form S-4 or other limited purpose).

      During the year ended December 31, 2004, we purchased approximately 90% of our products for resale from Nutri-Diem Inc., a company owned in part by a director of our company.

      In January 2004, the Company entered into a consulting agreement with Rajesh Raniga Inc ("RR INC") whereas Rajesh Raniga, the principal of RR INC., is to act as our Chief Financial Officer on a month to month basis for consideration of $150 CAD per hour with a minimum charge of $2,000 CAD per month and 250,000 shares of our common stock. In January, 2004, we issued 250,000 shares of restricted common stock to Rajesh Raniga Inc. as compensation for the high degree of responsibility associated with the position, and the assistance provided with the share exchange transaction with Safe ID. Mr. Raniga became our chief financial officer on January 1, 2004. Rajesh Raniga, nor RR INC., is an employee of the Company, but rather RR INC. is an independent contractor.

                          MARKET PRICE OF AND DIVIDENDS
         ON THE REGISTRANT'S COMMON EQUITY AND OTHER SHAREHOLDER MATTERS

      Our common stock has been listed on the NASD OTC Electronic Bulletin Board sponsored by the National Association of Securities Dealers, Inc. under the symbol "EYI" since January 30, 2004 following completion of the Exchange Agreement among our company, certain of our shareholders and Safe ID Corporation, see "Item 1. Description of Business" above. The shares of Safe ID Corporation traded on the OTC BB under the symbol "MYID" from January 17, 2001 to January 30, 2004. The following table contains the reported high and low bid prices for the common stock as reported on the OTC BB for the periods indicated.

      The following table sets forth the high and low bid prices for the common stock as reported on the Over-the-Counter Bulletin Board for each quarter since June 21, 2001 for the periods indicated. Such information reflects inter dealer prices without retail mark-up, mark down or commissions and may not represent actual transactions.

      The following table sets forth, for the period indicated, the bid price range of our common stock.

     YEAR 2002                               High Bid          Low Bid
     ---------                               --------          -------
     Quarter Ended March 31, 2002             $0.510            $0.250
     Quarter Ended June 30, 2002              $0.760            $0.200
     Quarter Ended September 30, 2002         $0.450            $0.160
     Quarter Ended December 31, 2002          $0.430            $0.160

     YEAR 2003                               High Bid          Low Bid
     ---------                               --------          -------
     Quarter Ended March 31, 2003             $0.265            $0.051
     Quarter Ended June 30, 2003              $0.110            $0.032
     Quarter Ended September 30, 2003         $0.340            $0.050
     Quarter Ended December 31, 2003          $0.335            $0.190

     YEAR 2004                               High Bid          Low Bid
     ---------                               --------          -------
     Quarter Ended March 31, 2004             $0.300            $0.190
     Quarter Ended June 30, 2004              $0.320            $0.180
     Quarter Ended September 30, 2004         $0.300            $0.110
     Quarter Ended December 31, 2004          $0.140            $0.050

     YEAR 2005                               High Bid          Low Bid
     ---------                               --------          -------
     Quarter Ended March 31, 2005             $0.05             $0.04



      On May 24, 2005, the closing price of our common stock as reported on the Over-the-Counter Bulletin Board was $0.03 per share. As of May 24, 2005, we had in excess of 112 holders of common stock and 166,803,292 shares of our common stock were issued and outstanding. Many of our shares are held in brokers' accounts, so we are unable to give an accurate statement of the number of shareholders.

Dividends

      We have not paid any dividends on our common stock and do not anticipate paying any cash dividends in the foreseeable future. We intend to retain any earnings to finance the growth of the business. We cannot assure you that we will ever pay cash dividends. Whether we pay any cash dividends in the future will depend on the financial condition, results of operations and other factors that the Board of Directors will consider.

Recent Sales Of Unregistered Securities

      On January 1, 2004 the Company entered into an agreement with a consultant to provide services in exchange for 250,000 common shares at $0.28. During the quarter ended March 31, 2004 we issued 100,000 shares of our common stock at a price of $0.28 per share to a consultant in respect of fees owed for certain consulting services provided to us by the consultant. All securities issued were endorsed with a restrictive legend confirming that the securities cannot be resold without registration under the Securities Act or an applicable exemption from the registration requirements of the Securities Act. The issuance was completed pursuant to Section 4(2) of the Securities Act on the basis that the consultant was a sophisticated investor.

      During the quarter ended June 30, 2004, we issued 50,000 shares of our common stock at a price of $0.22 per share to a consultant in respect of fees owed for certain consulting services provided to us by the consultant. All securities issued were endorsed with a restrictive legend confirming that the securities cannot be resold without registration under the Securities Act or an applicable exemption from the registration requirements of the Securities Act. The issuance was completed pursuant to Section 4(2) of the Securities Act on the basis that the consultant was a sophisticated investor.

      During the quarter ended June 30, 2004, we issued 5,476,190 units at a price of $0.21 per unit to Eyewonder in respect of certain amounts owed to Eyewonder under our Letter Agreement with Eyewonder. Each unit was comprised of one share of our common stock and one share purchase warrant entitling Eyewonder to purchase one share of our common stock at an exercise price of $0.30 per share for a period expiring May 4, 2009. Eyewonder is a subcontractor, which provides streaming video technology to EYI. The Company believes that the Eyewonder transaction was not a related party transaction, as the Company and Eyewonder had no prior relationship and no individuals and/or entities were related to the Company and Eyewonder. The issuance was completed pursuant to
Section 4(2) of the Securities Act on the basis that Eyewonder was a sophisticated investor.

      As of June 7, 2004, we completed the sale of 136,548 units at a price of $0.21 per unit for proceeds of $28,675 to seven investors. Each unit was comprised of one share of our common stock and one share purchase warrant. Each share purchase warrant entitles the holder to purchase one share of our common stock at a price of $0.30 per share for the three year period following closing. A total of 136,548 shares and 136,548 share purchase warrants were issued. The purchasers consisted of seven "accredited investors", as defined by Rule 501 of Regulation D of the Securities Act. The sales were completed pursuant to Rule 506 of Regulation D of the Securities Act. All securities issued were endorsed with a restrictive legend confirming that the securities cannot be resold without registration under the Securities Act or an applicable exemption from the registration requirements of the Securities Act.

      On June 22, 2004, we issued 1,266,589 and 33,411 restricted shares of our common stock to Cornell Capital Partners and Newbridge Securities Corporation, respectively in payment of certain fees owed to Cornell Capital Partners and Newbridge under the terms of the Standby Equity Distribution Agreement and a Placement Agent Agreement. All issuances were completed pursuant to Rule 506 of Regulation D of the Securities Act on the basis that Newbridge and Cornell are "accredited investors", as defined by Rule 501 of Regulation D of the Securities Act. All securities issued were endorsed with a restrictive legend confirming that the securities cannot be resold without registration under the Securities Act or an applicable exemption from the registration requirements of the Securities Act.

      On June 22, 2004, we entered into a secured convertible debenture transaction with Cornell Capital Partners in the principal amount of $500,000. The sale of these Secured Convertible Debentures is complete. EYI Industries received $250,000 from the issuance of the first Secured Convertible Debenture on June 22, 2004, and we received $250,000 five business days following the filing of the accompanying registration statement. The Secured Convertible Debentures are convertible at the holder's option any time up to maturity at a conversion price equal to the lower of (i) 120% of the closing bid price of the common stock as of the date of issuance, or (ii) 80% of the average of the lowest daily volume weighted average price of our common stock for the 5 trading days immediately preceding the conversion date. At maturity, the remaining unpaid principal and accrued interest under the debentures shall be, at our option, either paid or converted into shares of common stock at a conversion price equal to the lower of (i) 120% of the closing bid price of the common stock as of the date of issuance or (ii) 80% of the lowest closing bid price of the common stock for the lowest trading days of the 5 trading days immediately preceding the conversion date. The Secured Convertible Debenture is secured by all of EYI Industries' assets. The Secured Convertible Debentures accrue interest at a rate of 5% per year and have a term of 3 years. In the event the Secured Convertible Debentures are redeemed, then EYI Industries will issue to the holders a warrant to purchase 50,000 shares for every $100,000 redeemed at an exercise price of 120% of the closing bid price as of June 22, 2004. The holders purchased the Secured Convertible Debentures from EYI Industries in a private placement on June 22, 2004. On September 24, 2004, we issued the second secured convertible debenture in the principal amount of $250,000 to Cornell Capital Partners on the same terms and conditions as the secured convertible debenture described above. EYI Industries is registering in this offering 8,352,823 shares of common stock underlying the Secured Convertible Debentures. On April 4, 2005, Cornell Capital Partners assigned all of its rights and interests in the secured convertible debentures to Taib Bank E.C. All investment decisions of Taib Bank E.C. are made by Larry Chaleff, its Managing Director. In addition, on April 4, 2005, EYI Industries and Taib Bank E.C. entered into a Redemption Agreement, whereby EYI Industries agreed to first use any proceeds received by EYI Industries under the Equity Distribution Agreement with Cornell Capital Partners to redeem any remaining principal and accrued interest under the assigned Secured Convertible Debentures.

                                                                          Share of
                                                                        Common Stock
Year           Name of Holder                  Date                         Sold      Reason Shares Issued
----           --------------                  ----                         ----      --------------------
2005           Janet Carpenter                 February 2005               800,000   Shares in lieu of guarantee
                                                                                     and pledge.

2004           Private Placement at            January 2004                857,143   Private Placement
               $0.14 per unit: warrants                                              raise capital
               at $0.20

               Rajesh Raniga Inc.              January 2004                250,000   Consulting Fees
                                                                                     valued at $0.28 per share

               Private Placement at            March 2004                  609,312   Private Placement
               $0.21 per unit; warrants                                              raise capital
               at $0.30

               Equis Capital Corp.             March 2004                  100,000   Consulting Fees

               Eyewonder Inc.                  May 2004                  5,476,190   Service Fees

               Michael Hatrak                  May 2004                     50,000   Consulting Fees

               Private Placement at            June 2004                   566,833   Private Placement to
               $0.21 per unit; warrants                                              raise capital
               at $0.30

               Cornell Capital Partners, LP    June 2004                 1,266,589   Commitment fee
                                                                                     pursuant to Standby
                                                                                     Equity Distribution Agreement

               Newbridge Securities            June 2004                    33,411   Placement Agent fee
               Corporation                                                           in connection with
                                                                                     Standby Equity Distribution
                                                                                     Agreement

2003*          PNG Trading Co. Ltd.            February 2003               250,000   Issued in lieu of funds
                                                                                     received

               Hightech International          March 2003                2,120,000   Settlement of Debt

               Private Placement at            September 2003            3,573,924   Private Placement to
               $0.14 per unit; warrants                                              raise capital
               at $0.20

               Michel Grise                    December 2003               357,143   Private Placement to
                                                                                     raise capital

2002*          Turret Holdings, Inc.           August 2002                 333,333   Issued to settle debt of
                                                                                     $40,000.00

               Microtech Industries            August 2002                 916,667   Funds received by
                                                                                     Company and shares
                                                                                     issued at $0.18

2001*          -                               -                                       -

      With respect to the sale of unregistered securities referenced above, all transactions were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933 (the "1933 Act"), and Regulation D promulgated under the 1933 Act. In each instance, the purchaser had access to sufficient information regarding EYI so as to make an informed investment decision. More specifically, EYI had a reasonable basis to believe that each purchaser was an "accredited investor" as defined in Regulation D of the 1933 Act and otherwise had the requisite sophistication to make an investment in EYI's common stock.

-------------------
* Current management of EYI Industries has limited information with respect to the issuances of unregistered securities prior to the Share Exchange transaction consummated on December 31, 2003 between our company and certain shareholders of Essentially Yours Industries, Inc.

                            DESCRIPTION OF SECURITIES

Common Stock

      Our Articles of Incorporation authorize the issuance of 300,000,000 shares of common stock, $0.001 par value per share. As of May 24, 2005, 166,803,292 shares of common stock were issued and outstanding. The following description is a summary of the capital stock of EYI Industries and contains the material terms of the capital stock. Additional information can be found in EYI Industries' Articles of Incorporation and Bylaws.

      Each holder of our common stock is entitled to one vote per share of common stock standing in such holder's name on our records on each matter submitted to a vote of our stockholders, except as otherwise required by law. Holders of our common stock do not have cumulative voting rights so that the holders of more than 50% of the combined shares of our common stock voting for the election of directors may elect all of the directors if they choose to do so and, in that event, the holders of the remaining shares of our common stock will not be able to elect any members to our board of directors. Holders of our common stock are entitled to equal dividends and distributions, per share, when, as and if declared by our board of directors from funds legally available. Holders of our common stock do not have preemptive rights to subscribe for any of our securities nor are any shares of our common stock redeemable or convertible into any of our other securities. If we liquidate, dissolve or wind up our business or affairs, our assets will be divided up pro-rata on a share-for-share basis among the holders of our common stock after creditors and preferred shareholders, if any, are paid.

Preferred Stock

      Our Articles of Incorporation authorize the issuance of 10,000,000 shares of preferred stock, $0.001 par value per share, the designation and rights of which are to be determined by our Board of Directors. As of May 24, 2005, no shares of preferred stock were issued and outstanding.

      Our Board of Directors has authority, without action by the shareholders, to issue all or any portion of the authorized but unissued preferred stock in one or more series and to determine the voting rights, preferences as to dividends and liquidation, conversion rights, and other rights of such series. We consider it desirable to have preferred stock available to provide increased flexibility in structuring possible future acquisitions and financing and in meeting corporate needs which may arise. If opportunities arise that would make desirable the issuance of preferred stock through either public offering or private placements, the provisions for preferred stock in our Articles of Incorporation would avoid the possible delay and expense of a shareholder's meeting, except as may be required by law or regulatory authorities. Issuance of the preferred stock could result, however, in a series of securities outstanding that will have certain preferences with respect to dividends and liquidation over the common stock which would result in dilution of the income per share and net book value of the common stock. Issuance of additional common stock pursuant to any conversion right which may be attached to the terms of any series of preferred stock may also result in dilution of the net income per share and the net book value of the common stock. The specific terms of any series of preferred stock will depend primarily on market conditions, terms of a proposed acquisition or financing, and other factors existing at the time of issuance. Therefore, it is not possible at this time to determine in what respect a particular series of preferred stock will be superior to our common stock or any other series of preferred stock which we may issue. Our Board of Directors may issue additional preferred stock in future financing, but has no current plans to do so at this time.

      The issuance of preferred stock could have the effect of making it more difficult for a third party to acquire a majority of our outstanding voting stock. We intend to furnish holders of our common stock annual reports containing audited financial statements and to make public quarterly reports containing unaudited financial information.

Convertible Debentures

      On June 22, 2004, we entered into a secured convertible debenture transaction with Cornell Capital Partners in the principal amount of $500,000. The sale of these Secured Convertible Debentures is complete. EYI Industries received $250,000 from the issuance of the first Secured Convertible Debenture on June 22, 2004, and we received $250,000 five business days following the filing of the accompanying registration statement. The Secured Convertible Debentures are convertible at the holder's option any time up to maturity at a conversion price equal to the lower of (i) 120% of the closing bid price of the common stock as of the date of issuance, or (ii) 80% of the average of the lowest daily volume weighted average price of our common stock for the 5 trading days immediately preceding the conversion date. At maturity, the remaining unpaid principal and accrued interest under the debentures shall be, at our option, either paid or converted into shares of common stock at a conversion price equal to the lower of (i) 120% of the closing bid price of the common stock as of the date of issuance or (ii) 80% of the lowest closing bid price of the common stock for the lowest trading days of the 5 trading days immediately preceding the conversion date. The Secured Convertible Debenture is secured by all of EYI Industries' assets. The Secured Convertible Debentures accrue interest at a rate of 5% per year and have a term of 3 years. In the event the Secured Convertible Debentures are redeemed, then EYI Industries will issue to the holders a warrant to purchase 50,000 shares for every $100,000 redeemed at an exercise price of 120% of the closing bid price as of June 22, 2004. The holders purchased the Secured Convertible Debentures from EYI Industries in a private placement on June 22, 2004. On September 24, 2004, we issued the second secured convertible debenture in the principal amount of $250,000 to Cornell Capital Partners on the same terms and conditions as the secured convertible debenture described above. EYI Industries is registering in this offering 8,352,823 shares of common stock underlying the Secured Convertible Debentures. On April 4, 2005, Cornell Capital Partners assigned all of its rights and interests in the secured convertible debentures to Taib Bank E.C. All investment decisions of Taib Bank E.C. are made by Larry Chaleff, its Managing Director. In addition, on April 4, 2005, EYI Industries and Taib Bank E.C. entered into a Redemption Agreement, whereby EYI Industries agreed to first use any proceeds received by EYI Industries under the Equity Distribution Agreement with Cornell Capital Partners to redeem any remaining principal and accrued interest under the assigned Secured Convertible Debentures.

Summary Of Warrants Outstanding

      Period             Issued         Purchase        Aggregate
      Issued            Warrants          Price           Value                        Details of Issuance
      ------            --------          -----           -----                        -------------------
4th Quarter 2003          3,668,413             -                 -     Balance of Safe ID warrants
1st Quarter 2004            857,143      $   0.20       $   171,429     Private Placement $0.14 per unit; warrants
                                                                        exercise price is $0.30
                            609,312      $   0.30       $   182,794     Private Placement $0.21 per unit; warrants
                                                                        exercise price is $0.30
                            916,667      $   0.24                       Balance of reverse acq/share exchange not properly
                                                                        determined December 31, 2003(expired)
2nd Quarter 2004          5,476,190      $   0.21       $ 1,150,000     Pursuant to an Agreement with Eyewonder dated May
                                                                        4, 2004
                            566,833      $   0.30        $  170,050     Private Placement $0.21 per unit; warrants
                                                                        exercise price is $0.30
                             26,129      $   0.31        $    8,100     Pursuant to an agreement dated May 25, 2004 with
                         ----------      --------        ----------     Source Capital Group, Inc.
Total                    12,120,687                     $ 1,682,372

Summary Of The Grant Of Options

                            Number of      Exercise       Options
    Date of Grant            Options      Price (US)     Exercised    Vesting Period             Capacity of Grant
    -------------            -------      ----------     ---------    --------------             -----------------
March 30, 2004              3,200,000       $0.165      3,200,000  March 30, 2004               Consultant
                            1,000,000       $0.165      1,000,000  March 30,2004                Employee
April 5, 2004               1,439,000        $0.20        310,000  50% August 5, 2004 and 50%   Canadian Consultants and
                                                                   August 5, 2005               Employees
April 5, 2004               2,990,000        $0.20        336,360  Fully vested upon issuance   Senior Management and
                                                                                                Executives

April 30, 2004              6,400,000        $0.19      6,400,000  Fully vested upon issuance   Consultants (Executive
                                                                                                Officers)

                            Number of      Exercise       Options
    Date of Grant            Options      Price (US)     Exercised    Vesting Period             Capacity of Grant
    -------------            -------      ----------     ---------    --------------             -----------------
April 30, 2004              2,910,000        $0.19              0  50% October 1, 2004 and      US Consultants providing
                                                                   50% October 1, 2005          services in various to EYI
April 30, 2004              2,000,000        $0.19              0  Vesting on October 1, 2004   Consultant working with
                                                                                                EYI with respect to
                                                                                                products in Latin Countries
June 1, 1004                  100,000        $0.22              0  Vesting on August 1, 2004    Consultant working with
                                                                                                EYI in assisting in the
                                                                                                development and marketing
                                                                                                of new EYI products
July 2, 2004                  100,000        $0.26              0  50% October 4, 2004 and      Consultants providing
                                                                   50% October 4, 2005          assistance to EYI Senior
                                                                                                Management
December 31, 2004           2,650,000        $0.11        200,250  Vesting on December 31,      Senior
                                                                   2004                         Management/Consultants
October 13, 2004              500,000        $0.08        250,000  Vesting October 13, 2004     Consultant
November 1,2004               250,000        $0.20              0  50% February 1 2005 and      Consultant
                                                                   50% February 1 2006
December 27, 2004           7,450,000        $0.08      6,600,000  100% December, 31, 2004      Consultants and Employees
February 9, 2005            6,000,000        $0.06      3,000,000  100% February 9, 2005        Consultants and Employees
March 10, 2005                250,000        $0.04        250,000  100% March 10, 2005          Consultant

*** In addition under an Agreement dated May 4, 2004, EYI Industries has agreed to issue options to purchase 1,100,000 shares of common stock at a price of $0.22 per share to certain individuals designated by Eyewonder.

Transfer Agent

      The transfer agent for our common stock is Corporate Stock Transfer of Denver, Colorado and its telephone number is (303) 282-4800.

Disclosure Of SEC Position On Indemnification For Securities Act Liabilities

      Our Articles of Incorporation, as well as our By-Laws provide for the indemnification of directors, officers, employees and agents of the corporation to the fullest extent provided by the corporate laws of the State of Nevada, as well as is described in the Articles of Incorporation and the By-Laws. These sections generally provide that the Company may indemnify any person who was or is a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative except for an action by or in right of the corporation by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation. Generally, no indemnification may be made where the person has been determined to be negligent or guilty of misconduct in the performance of his or her duties to the Company.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of EYI Industries, pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable.

Anti-Takeover Effects Of Provisions Of The Articles Of Incorporation Authorized And Unissued Stock

      The authorized but unissued shares of our common and preferred stock are available for future issuance without our shareholders' approval. These additional shares may be utilized for a variety of corporate purposes including but not limited to future public or direct offerings to raise additional capital, corporate acquisitions and employee incentive plans.

                                     EXPERTS

      The financial statements of EYI Industries incorporated herein have been so incorporated in reliance upon the report of independent certified public accountants, Williams and Webster, P.S., given upon their authority as experts in auditing and accounting. The accountants are not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their report on the unaudited interim financial information because that report is not a "report" or a "part" of the Registration Statement prepared or certified by the accountants within the meaning of Section 7 and 11 of the 1933 Act.

                                  LEGAL MATTERS

      The validity of the shares of common stock offered hereby will be passed upon for us Burton Bartlett & Glogovac of Reno, Nevada.

                              AVAILABLE INFORMATION

      We have filed with the Securities and Exchange Commission a registration statement on Form SB-2 under the Securities Act with respect to the securities offered by this prospectus. This prospectus, which forms a part of the registration statement, does not contain all the information set forth in the registration statement, as permitted by the rules and regulations of the Commission. For further information with respect to us and the securities offered by this prospectus, reference is made to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document that we have filed as an exhibit to the registration statement are qualified in their entirety by reference to the to the exhibits for a complete statement of their terms and conditions. The registration statement and other information may be read and copied at the Commission's Public Reference Room at 450 Fifth Street N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains a web site at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission.

                          INDEX TO FINANCIAL STATEMENTS

FINANCIAL STATEMENTS FOR MARCH 31, 2005
---------------------------------------
Consolidated Balance Sheets as of March 31, 2005 (unaudited) and
  December 31, 2004 (unaudited)                                              F-1

Consolidated Statement of Operations for the three months
  ended March 31, 2005 (unaudited) and March 31, 2004 (unaudited)            F-2

Consolidated Statement of Stockholders' Equity (Deficit)
  from June 21 2002 through March 31, 2005 (unaudited)                       F-3

Consolidated Statements of Cash Flows fro the three months ended
  March 31, 2005 (unaudited) and March 31, 2004 (unaudited)                  F-6

Notes to Financial Statements                                                F-7

FINANCIAL STATEMENTS FOR DECEMBER 31, 2004
------------------------------------------
Report of Independent Certified Public Accountants                          F-16

Consolidated Balance Sheets as of December 31, 2004 (audited),
  December 31, 3003 (restated) and June 30, 2003                            F-17

Consolidated Statements of Operations for the year ended
  December 31, 2004, the short period ended December 31, 2003
  and year end June 30, 2003                                                F-18

Consolidated Statement of Stockholders' Equity (Deficit) from
  June 21, 2003 through December 31, 2004 (audited)                         F-19

Consolidated Statements of Cash Flows for year ended December 31, 2004
  (audited) and the short period ended December 31, 2003                    F-20

Notes to Financial Statements                                               F-21

FINANCIAL STATEMENTS FOR DECEMBER 31, 2003
------------------------------------------
Report of Independent Certified Public Accountants                          F-44

Consolidated Balance Sheets as of December 31, 2003
  and June 30, 2003 (audited)                                               F-45

Consolidated Statements of Operations for the six months ended
  December 31, 2003, the year ended June 30, 2003 and from
  June 21, 2002 (Inception) to June 30, 2002 (audited)                      F-46

Consolidated Statement of Stockholders' Equity (Deficit) from
  June 21, 2002 through December 31, 2003 (audited)                         F-47

Consolidated Statements of Cash Flows for the six months ended
  December 31, 2003, the year ended June 31, 2003 and from
  June 21, 2002 (Inception) to June 30, 2002 (audited)                      F-49

Notes to Financial Statements                                               F-50

EYI INDUSTRIES, INC.
CONSOLIDATED BALANCE SHEETS
--------------------------------------------------------------------------------------------------------------------
                                                                                 March 31, 2005    December 31, 2004
ASSETS                                                                             Unaudited
         CURRENT ASSETS
                  Cash                                                         $         5,450  $        33,018
                  Restricted cash                                                      100,370          100,248
                  Accounts receivable, net of allowance                                 62,440           45,806
                  Related party receivables                                                  -            4,996
                  Prepaid expenses                                                     824,047          857,170
                  Inventory                                                            195,071          239,641
                           TOTAL CURRENT ASSETS                                      1,187,378        1,280,879

         OTHER ASSETS
                  Property, plant and equipment, net                                    55,208           60,336
                  Deposits                                                                   -           24,361
                           TOTAL OTHER ASSETS                                           55,208           84,697

         INTANGIBLE ASSETS                                                              16,291           16,561

         TOTAL ASSETS                                                          $     1,258,877  $     1,382,137

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

         CURRENT LIABILITIES
                  Bank indebtedness                                            $        13,780  $        72,456
                  Accounts payable and accrued liabilities                           1,398,316        1,218,178
                  Accounts payable - related parties                                   691,473          590,146
                  Interest payable, convertible debt                                    16,781           10,616
                  Notes payable - related party                                         90,000           90,000
                  Convertible debt-related party, net of discount                      417,886          379,724
                  Loan payable, Cornell                                                200,000                -
                           TOTAL CURRENT LIABILITIES                                 2,828,236        2,361,120

         MINORITY INTEREST IN SUBSIDIARY                                               331,231          346,819

STOCKHOLDERS' EQUITY (DEFICIT)
                  Preferred stock, $0.001 par value; 10,000,000 shares
                    authorized, no shares issued and outstanding                             -                -
                  Common stock, $0.001 par value; 300,000,000 shares
                    authorized, 166,553,292 and 162,753,092  shares issued
                    and outstanding, respectively                                      166,553          162,753
                  Additional paid-in capital                                         3,264,806        3,048,606
                  Stock options and warrants                                         2,732,044        2,563,043
                  Subscription receivable                                             (195,000)        (15,000)
                  Accumulated deficit                                               (7,868,993)     (7,085,205)
                           TOTAL STOCKHOLDERS' EQUITY (DEFICIT)                     (1,900,590)     (1,325,802)

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)                           $     1,258,877  $     1,382,137

             The accompanying condensed notes are an integral part
                         of these financial statements.

EYI INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
------------------------------------------------------------------------------------------------------------
                                                  Three Months Ended March 31,  Three Months Ended March 31,
                                                              2005                       2004
                                                          (Unaudited)                (Unaudited)
REVENUE                                               $      1,313,768           $       1,529,195

COST OF GOODS SOLD                                             251,148                     417,490

GROSS PROFIT  BEFORE COMMISSION EXPENSE                      1,062,620                   1,111,705

COMMISSION EXPENSE                                             471,605                     414,605

GROSS PROFIT AFTER COST OF GOODS SOLD
  AND COMMISSION EXPENSE                                       591,015                     697,100

OPERATING EXPENSES
         Consulting fees                                       237,962                     250,520
         Legal and professional                                 69,125                      20,052
         Customer service                                       86,534                     124,339
         Finance and administration                            208,080                     219,223
         Sales and marketing                                     3,718                      27,556
         Telecommunications                                    119,162                     105,062
         Wages and benefits                                    406,627                     252,066
         Warehouse expense                                     105,900                     105,060
          TOTAL OPERATING EXPENSES                           1,237,108                   1,103,878

LOSS FROM OPERATIONS                                         (646,093)                   (406,778)

OTHER INCOME (EXPENSES)
         Interest and other income                               3,149                       6,238
         Interest expense                                     (20,136)                    (21,480)
         Foreign currency gain (discount)                    (136,296)                     (8,803)
         TOTAL OTHER INCOME (EXPENSES)                       (153,283)                    (24,045)

NET LOSS BEFORE TAXES                                        (799,376)                   (430,823)

PROVISION FOR INCOME TAXES                                           -                           -

NET LOSS BEFORE ALLOCATION TO MINORITY INTEREST              (799,376)                   (430,823)

ALLOCATION OF LOSS TO MINORITY INTEREST                         15,588                       8,616

NET LOSS                                              $      (783,788)           $        (422,207)

BASIC AND DILUTED
  NET LOSS PER COMMON SHARE                           $            nil           $             nil

WEIGHTED AVERAGE NUMBER OF
   COMMON STOCK SHARES OUSTANDING
   FOR BASIC AND DILUTED CALCULATION                       157,060,345                 149,845,868

            The accompanying condensed notes are an integral part of
                          these financial statements.

EYI INDUSTRIES, INC.
CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)
----------------------------------------------------------------------------------------------------------------------------
                            Common Stock
                        --------------------  Additional
                         Number of              Paid-in   Discount on  Subscription   Option/    Retained
                          Shares      Amount    Capital  Common Stock   Receivable   Warrants    Earnings        Total
                        ----------------------------------------------------------------------------------------------------
Stock issued for
  cash on June 21,
  2002                  23,026,200  $ 23,026   $    6,974   $     -    $     -    $      -    $           -   $     30,000

Contribution of
  assets, liabilities
  and subsidiaries
  acquired at June 30,
  2002                  92,104,800    92,105            -   (53,598)                     -                -         38,507

Net loss for period
  ended June 30, 2002            -         -            -         -                      -           (7,967)        (7,967)

Balance, June 30,
  2002                 115,131,000   115,131        6,974   (53,598)         -           -           (7,967)         60,540

Shares issued for
  cash in private
  placement for
  $1.50 per share,
  net of prorata share
  of private
  placement
  fees of $61,206        2,914,603     2,915      477,307         -          -           -                -        480,222

Net loss for fiscal
  year ended
  June 30, 2003                  -         -            -         -          -           -       (1,644,456)    (1,644,456)

Balance, June 30,
  2003                 118,045,603   118,046      484,281   (53,598)         -           -       (1,652,423)    (1,103,694)

Recapitalization and
  share exchange
  (restated)            30,135,067    30,135      343,691         -          -      128,385               -        502,211

Net loss for fiscal
  year ended
  December 31, 2003              -         -            -         -          -           -         (969,987)      (969,987)

Balance, December
  31, 2003 (restated)  148,180,670   148,181      827,972   (53,598)         -     128,385       (2,622,410))   (1,571,470)

Common stock issued
  at $0.20 including
  warrants less
  expenses of $28,715    1,466,455     1,466      146,930         -          -      70,844                -        219,240

Stock issued at
  $0.165 per share for
  cashless
  exercise of options
  in form of foregone
  debt                   3,200,000     3,200      524,800         -          -           -                -        528,000

Stock issued for
  exercise of options
  at $0.20 per share
  in lieu of payment
  of legal fees            300,000       300       59,700         -          -           -                -         60,000

Stock issued at
  $0.165 per share for
  cash and
  promissory note for
  exercise of options    1,000,000     1,000      164,000         -     (15,000)         -                -        150,000

Common stock issued
  at $0.21 including
  warrants               5,476,190     5,476      487,381         -          -     657,143                -      1,150,000

EYI INDUSTRIES, INC.
CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)
----------------------------------------------------------------------------------------------------------------------------
                            Common Stock
                        --------------------  Additional
                         Number of              Paid-in   Discount on  Subscription   Option/    Retained
                          Shares      Amount    Capital  Common Stock   Receivable   Warrants    Earnings        Total
                        ----------------------------------------------------------------------------------------------------
Common stock issued
  at $0.21 including
  warrants less
  expenses of $3,231       566,833       567       36,369         -          -      78,869                -        115,805

Stock issued for
  exercise of options
  at $0.22 per share
  in lieu of
  consulting fees           50,000        50       10,950         -          -           -                -         11,000

Stock issued for
  deferred financing
  costs                  1,300,000     1,300      388,700         -          -           -                -        390,000

Adjustment to
  subsidiaries stock
  held by minority
  interest                 176,534       177       33,126         -          -           -                -         33,303

Stock issued at
  $0.28 per share for
  consulting
  agreement                350,000       350       97,650         -          -           -                -         98,000

Vested stock options
  issued for
  consulting at an
  average price
  of $0.18 per option            -         -            -         -          -     128,250                -        128,250

Vested stock options
  issued for
  compensation at an
  average price of
  $0.18 per option               -         -            -         -          -   1,078,277                -      1,078,277

Stock issued at
  $0.165 per share for
  cash and
  promissory note for
  exercise of options       36,360        36        7,236         -          -           -                -          7,272

Stock issued for
  exercise of options
  at $0.08 per share
  in lieu of
  consulting fees          200,000        200      15,800         -          -           -                -         16,000

Stock issued for
  exercise of options
  at $0.08 per share
  in lieu of
  consulting fees          250,000        250      19,750         -          -           -                -         20,000

Stock issued for
  exercise of options
  at $0.11 per share
  by the CEO               200,250        200      31,841         -           -    (10,013)               -         22,028

Cancellation of
  discount on common
  stock                          -         -      (53,598)   53,598          -           -                -              -

Beneficial
  conversion of
  convertible debt               -         -      250,000         -          -           -                -        250,000

EYI INDUSTRIES, INC.
CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)
----------------------------------------------------------------------------------------------------------------------------
                            Common Stock
                        --------------------  Additional
                         Number of              Paid-in   Discount on  Subscription   Option/    Retained
                          Shares      Amount    Capital  Common Stock   Receivable   Warrants    Earnings        Total
                        ----------------------------------------------------------------------------------------------------
Vested stock options
  issued for
  compensation and
  consulting at an
  average price of
  $0.12                          -         -            -         -          -   1,087,900                -      1,087,900

Cancelled stock
  options issued for
  compensation and
  consulting at an
  average price of
  $0.19 per option               -         -            -         -          -    (656,612)               -       (656,612)

Net loss for period
  ended December 31,
  2004                           -         -            -         -          -           -       (4,462,795)    (4,462,795)

Balance December 31,
  2004                $162,753,292  $162,753   $3,048,606   $     -  $ (15,000) $2,563,043      $(7,085,205) $  (1,325,802)

Stock issued at
  $0.06 per
  Share for promissory
  note for exercise of
  options                3,000,000     3,000      177,000         -   (180,000)          -                -              -

Vested stock options
  issued for
  consulting at an
  average price of
  $0.07 per share                -         -            -         -          -      35,250                -         35,250

Vested stock options
  issued for employee
  compensation at an
  average price of
  $0.07 per share                -         -            -         -          -     133,750                -        133,750

Stock issued to
  employee for
  financing guaranty &
  pledge valued at
  $0.05 per share          800,000       800       39,200         -          -           -                -         40,000

Net loss for period
  ended March 31, 2005           -         -            -         -          -           -         (783,788)      (783,788)

Balance March 31,
  2005 (Unaudited)    $166,533,292  $166,533  $ 3,264,806   $     -  $(195,000) $2,732,043      $(7,868,993)  $ (1,900,590)

            The accompanying condensed notes are an integral part of
                          these financial statements.

EYI INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
--------------------------------------------------------------------------------------------------------------------------
                                                                                  Three Months Ended   Three Months Ended
                                                                                    March 31, 2005       March 31, 2004
                                                                                     (Unaudited)          (Unaudited)
                                                                               --------------------- ---------------------
CASH FLOWS PROVIDED (USED) BY OPERATING ACTIVITIES
         Net loss                                                              $           (783,788) $           (422,207)
         Loss allocated to minority interest                                                 15,588                 8,616
                                                                                           (799,376)             (430,823)

         Adjustments to reconcile net loss
                  to net cash used by operating activities:
                  Depreciation and amortization                                              16,949                27,036
                  Stock and warrants issued for employee compensation and
                    consulting                                                              169,000                98,000
                  Stock issued for financing guaranty and pledge                             40,000                     -
                  Discount recognized on convertible debt                                    38,162                     -
                  Decrease (increase) in:
                            Related party receivables                                         4,996                   224
                            Accounts receivable                                            (16,634)              (115,221)
                            Prepaid expenses                                                 33,123               (46,874)
                            Inventory                                                        44,570                32,612
                            Deposits                                                         24,361                     -
                 Increase (decrease) in:
                           Accounts payable and accrued liabilities                         180,138                68,316
                           Accounts payable - related parties                               101,327                94,257
                           Customer deposits                                                      -                67,976
                           Interest payable, convertible debt                                 6,165                     -
                           Net cash used by operating activities                           (157,219)             (204,497)
CASH FLOWS PROVIDED (USED) BY INVESTING ACTIVITIES
         Decrease (increase) in restricted cash                                                (122)               13,486
         Decrease (increase) in property, plant, and equipment                              (11,551)                    -
         Net cash provided by investing activities                                          (11,673)               13,486
CASH FLOWS PROVIDED (USED) BY FINANCING ACTIVITIES
         Net change in bank indebtedness                                                    (58,676)              (37,664)
         Issuance of stock, net of private placement costs & warrants                             -               219,242
         Net proceeds from loan payable-Cornell                                             200,000                     -
         Net cash provided by financing activities                                          141,324               181,578
Net increase in cash and cash equivalents                                                   (27,568)               (9,433)

CASH - Beginning of Year                                                                     33,018                52,073

CASH - End of Period                                                           $              5,450  $             42,640

SUPPLEMENTAL CASH FLOW DISCLOSURES:
         Interest expense paid                                                 $             20,136  $             21,480
         Income taxes paid                                                     $                  -  $                  -

NON-CASH INVESTING AND FINANCING TRANSACTIONS:
         Stock options vested for employee compensation and consulting         $            169,000  $                  -
         Stock issued for financing guaranty and pledge                        $             40,000  $                  -
         Discount recognized on convertible debt                               $             38,162  $                  -
         Common stock issued for services                                      $                  -  $             98,000

            The accompanying condensed notes are an integral part of
                          these financial statements.

EYI INDUSTRIES, INC.
CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2005

NOTE 1 - DESCRIPTION OF BUSINESS

Essentially Yours Industries, Inc. (hereinafter "EYI") was incorporated on June 21, 2002 in the State of Nevada. The main business activities of Essentially Yours Industries, Inc. were acquired through a merger with the former entity, Burrard Capital, Inc., and other entities involved in EYI's reorganization. On December 31, 2003, EYI entered into a share exchange agreement of its stock with Safe ID Corporation ("Safe ID"). This transaction was accounted for as a share exchange and recapitalization. As a result of this transaction, Safe ID has changed its name to EYI Industries, Inc. ("the Company") and is acting as the parent holding company for the operating subsidiaries.

The principal business of the Company is the marketing of health and wellness care products. The Company sells its products through network marketing distributors, which in turn, sell the products to the end customers. The Company maintains its principal business office in Burnaby, British Columbia. Effective for the period ended December 31, 2003, the Company elected to change its year-end from June 30 to December 31.

The Company has four wholly owned subsidiaries. The first subsidiary is Halo Distribution LLC (hereinafter "Halo", which was organized on January 15, 1999, in the State of Kentucky. Halo is the distribution center for the Company's product in addition to other products. The second subsidiary is RGM International Inc., which was incorporated on July 3, 1997, in the State of Nevada. RGM International Inc. is a dormant investment company, which owns one percent of Halo. The third subsidiary is Essentially Yours Industries (Canada) Inc. (hereinafter "EYI Canada"), which was organized on September 13, 2002, in the province of British Columbia, Canada. EYI Canada markets health and wellness care products for use in Canada. The fourth subsidiary is 642706 B.C. Ltd., doing business as EYI Management, which was organized on February 22, 2002, in the province of British Columbia, Canada. EYI Management provides accounting and marketing services to the consolidated entity.

In addition, the Company owns approximately 98% of Essentially Yours Industries, Inc. ("EYII"), incorporated on June 21, 2002 in the State of Nevada. EYII markets health and wellness care products for use in USA. The Company also owns 51% of World Wide Buyers' Club Inc., a Nevada corporation, which was organized by a joint venture agreement effective May 6, 2004.

Basis of Presentation

The accompanying interim condensed financial statements are prepared in accordance with rules set forth in Regulation SB of the Securities and Exchange Commission. As said, these statements do not include all disclosures required under generally accepted principles and should be red in conjunction with the audited financial statements for the year ended December 31, 2004. In the opinion of management, all required adjustments which consist of normal re-occurring accrual have been made to the financial statements.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES

This summary of significant accounting policies of EYI Industries, Inc., is presented to assist in understanding the Company's financial statements. The financial statements and notes are representations of the Company's management, which is responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America, and have been consistently applied in the preparation of the financial statements.

Accounts Receivable and Bad Debts

The Company estimates bad debts utilizing the allowance method, based upon past experience and current market conditions. At March 31, 2005 and December 31, 2004, the Company recorded allowances of $19,853 and $16,321 to cover accounts receivable balances over 60 days.

Inventory

The Company records inventories at the lower of cost or market on a first-in, first-out basis. Our product inventory is reviewed each month and also when the re-order of the product is necessary. On a monthly basis, our inventory is reviewed based on the expiration of our existing inventory. Product that has a shelf-life of less than 60 days is written off or discounted.

A re-order review consists of an evaluation of our current monthly sales volume of the product, cost of product, shelf-life of the product, and the manufacturers minimum purchase requirement which all determine the overall potential profitability or loss of re-ordering. If the re-order of the product has an assessed loss, then the recommendation to management is to remove the product from the product line.

Restricted Cash

Restricted cash includes deposits held in a reserve account in the amount of $100,370 and $100,248 at March 31, 2005 and December 31, 2004 respectively. Such deposits are required by the bank as protection against unfunded charge backs and returns of credit card transactions.

Revenue Recognition

 The Company is in the business of selling nutritional products in two categories: dietary supplements and personal care products. Sales of personal care products represent less than 5% of the overall revenue and therefore are not classified separately in the financial statements. The Company recognized revenue from product sales when the products are shipped and title passes to customer. Administrative fees charged to the Independent Business Associates are included in the gross sales and amounted $41,096 and $67,500 for the three months ended March 31, 2005 and March 31, 2004 respectively.

Stock Options and Warrants Granted to Employees and Non-Employees

Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS No. 123"), defines a fair value-based method of accounting for stock options and other equity instruments. The Company has adopted this method, which measures compensation costs based on the estimated fair value of the award and recognizes that cost over the service period.

Going Concern

As shown in the accompanying financial statements, the Company had negative working capital of approximately $1,640,000 and an accumulated deficit incurred through March 31, 2005. The Company also has limited cash resources and a history of recurring losses. These factors raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

Management has established plans designed to increase the sales of the Company's products, and decrease debt. The Company plans on continuing to reduce expenses, and with small gains in any combination of network sales, direct sales, international sales, and warehouse sales, believe that they will eventually be able to reverse the present deficit. Management intends to seek additional capital from new equity securities offerings that will provide funds needed to increase liquidity, fund internal growth and fully implement its business plan. Management plans include negotiations to convert significant portions of existing debt into equity.

The timing and amount of capital requirements will depend on a number of factors, including demand for products and services and the availability of opportunities for international expansion through affiliations and other business relationships.

NOTE 3 - REORGANIZATION

On May 27, 2002, Mr. Jay Sargeant, a shareholder of Essentially Yours Industries, Corp. ("EYI Corp.") agreed to acquire all of the shares of the Essentially Yours Industries, Inc. ("EYII"), along with the transfer agreement, license agreement, and agency appointment agreement as described below, in settlement of amounts owed to him. As part of this transaction, EYI Corp. agreed to provide to EYII the services outlined in a management agreement. These agreements became effective on June 30, 2002. EYII owns ninety-nine percent of Halo Distributions LLC ("HALO"). The other one percent of HALO is owned by RGM International, Inc. ("RGM"), a former subsidiary of EYI Corp., which was transferred to Mr. Sargeant as additional consideration.

On June 30, 2002, the shareholder of EYII exchanged all of the outstanding shares of EYII for 12,000,000 common shares of Burrard Capital Inc ("Burrard"), a shell company with no assets or business operations. Concurrent with this transaction, EYII was merged into Burrard with Burrard emerging as the surviving entity. The combined entity was renamed Essentially Yours Industries, Inc. For accounting purposes, the acquisition has been treated as a recapitalization of EYII with EYII as the acquirer. Prior to this merger, EYII and RGM were considered to be dormant companies, with the activities of HALO being consolidated directly with EYII Corp. although the legal ownership was vested in EYII and RGM. Therefore, the losses from HALO operations and the other economic impacts prior to June 30, 2002 are considered to be the separate activity of EYI Corp.

On June 30, 2002, EYII took over the sales and marketing activities of its former holding company and entered into various agreements with that Company as follows:

Transfer Agreement

As part of the aforementioned transaction and for consideration of $1, EYI Corp. transferred and assigned to EYII all of its rights, title and interest in and to the contracts with its Independent Business Associates and any other contracts that may be identified by the parties as being inherent or necessary to the sales and marketing activities to EYII.

License Agreement

EYI Corp. licensed to EYII all of the rights, title, and interest that it may have in various intellectual properties for $1 per year for a term of 50 years. The Company has the option at any time to require EYI Corp. to transfer all of its rights, title, interest in and to the intellectual properties to the Company at the sum of $1 or such greater sum as may be determined to be the fair market value of such intellectual property as determined by agreement between the parties, by arbitration or by the appropriate taxation authorities after all assessments and appeals have been concluded.

Agency Appointment Agreement

EYI Corp. appointed EYII as the sole and exclusive agent to sell its remaining inventory on hand as of June 30, 2002 at the prices previously established, and to continue to sell at such price unless and until any change is agreed upon with EYI Corp. In consideration for its efforts, the Company is entitled to a sales commission of fifteen percent on all sales of such inventory.

Management Agreement

EYI Corp. agreed to perform various services such as administration, computer support, and sales and customer support, on behalf of EYII for a term of one year commencing June 30, 2002. The services and duties to be provided and performed by EYI Corp. for EYII shall be determined and agreed upon by the parties, from time to time, as required, provided however, it is understood and agreed that such services will primarily consist of assisting EYII in the sales and marketing business. At the date of these financial statements, the agreement had expired, and EYII was operating on a month-to-month basis for management services with EYI Corp.

The remuneration to be paid by EYII to EYI Corp. for the aforementioned services is to be negotiated by the parties from time to time, provided however, the parties agree that the remuneration to be paid shall be consistent with industry standards for the type and nature of the services or duties being provided. At the present time, EYII has agreed to pay EYI Corp. actual expenses plus a fee of 5% on these expenses.

NOTE 4 - ACCOUNTS RECEIVABLE AND CREDIT RISK

Accounts receivable at March 31, 2005 and December 31, 2004 consist primarily of amounts due from third parties for distribution services provided by Halo and direct retail clients of EYII.

NOTE 5 - PROPERTY AND EQUIPMENT

Capital assets are recorded at cost. Depreciation is calculated using the straight line method over three to seven years.

NOTE 6 - CONVERTIBLE LOANS PAYABLE

On June 2, 2004, the Company issued to Cornell Capital Partners, LP a 5% secured convertible debenture in the principal amount of $250,000 with a term of two years, and interest at 5%. The debenture is convertible into the Company's common stock at a price per share equal to the lessor of (a) 120% of the closing bid price by the second anniversary date of issuance or (b) 100% of the lowest daily volume weighted average price for the 30 days immediately prior to conversion. On June 24, 2004, the Company received the $250,000 loan less related expenses of approximately $65,000 which has been allocated as discount on debt and will be amortized over a two year period. The convertible securities are guaranteed by the assets of the Company. Under the agreement, the Company is required to keep available common stock duly authorized for issuance in satisfaction of the convertible. The conversion amount will be the face amount of the convertible plus interest at the rate of 5% per annum from the closing date of June 24, 2004 to the conversion date, which is the date on which the Company receives a notice of conversion from the investor exercising the right to convert the convertible into common shares of the Company. The debt will automatically convert into common stock on the second anniversary date of issuance. The terms of the debt do not require regular monthly payments.

On September 24, 2004, the Company issued to Cornell Capital Partners, LP ("Cornell") a 5% secured convertible debenture in the principal amount of $250,000 with a term of two years, and interest at 5%. The debenture is convertible into the Company's common stock at a price per share equal to the lessor of (a) 120% of the closing bid price by the second anniversary date of issuance or (b) 100% of the lowest daily volume weighted average price for the 30 days immediately prior to conversion. On September 27, 2004, the Company re-assigned $245,000 of this debenture to Taib Bank, E.C. and reassigned $5,000 of debenture B to an individual. Under the debenture agreement, the Company's failure to issue unrestricted, freely tradable common stock to Cornell or Taib Bank or the individual upon conversion after the registration statement filed pursuant to this transaction has been declared effective would be considered an event of default, thereby entitling Cornell to accelerate full repayment of the convertible securities then outstanding. Under the agreement, the Company is required to maintain available common stock duly authorized for issuance in satisfaction of the convertible. On September 24, 2004 the Company received the $250,000 loan less related expenses of approximately $55,000, which has been allocated as discount on debt and will be amortized over a two year period. The convertible securities are guaranteed by the assets of the Company. Under the agreement, the Company is required to keep available common stock duly authorized for issuance in satisfaction of the convertible. The conversion amount will be the face amount of the convertible plus interest at the rate of 5% per annum from the closing date of September, 2004 to the conversion date, which is the date on which the Company receives a notice of conversion from the investor exercising the right to convert the convertible into common shares of the Company. The convertible will automatically convert into common stock on the second anniversary date of issuance. The terms of the debt do not require regular monthly payments.

The convertible debentures contained a beneficial conversion feature computed at its intrinsic value that was the difference between the conversion price and the fair value on the debenture issuance date of the common stock into which the debt was convertible, multiplied by the number of shares into which the debt was convertible at the commitment date. Since the beneficial conversion feature was to be settled by issuing equity, the amount attributed to the beneficial conversion feature, or $250,000, at December 31, 2004 and $0 at March 31, 2005, was recorded as an interest expense and a component of stockholders' equity on the balance sheet date.

Standby Equity Distribution Agreement

In June, 2004, the Company entered into a standby equity distribution agreement with Cornell Capital Partners, LP ("Cornell"). Pursuant to this agreement, Cornell will purchase up to $10,000,000 of the Company's common stock through a placement agent over a two-year period after the effective registration of the shares. In addition, the Company issued 1,300,000 shares of its common stock to Cornell and the placement agent upon the inception of the standby equity distribution agreement. The $390,000 value of these shares was recognized as a period expense due to the fact that the 1,300,000 shares have been deemed to be fully earned as of the date of the agreement.

NOTE 7 - INTANGIBLE ASSETS

Intangible assets consist of rights, title, and interest in and to the contracts with the Company's independent business associates as well as the rights and licenses to trademarks and formula for the Company's primary products. These rights and licenses were obtained from the Company's former parent pursuant to a transfer agreement, as well as from the Company's primary shareholder.

Trademarks and Formulas

Costs relating to the purchase of trademarks and formulas were capitalized and amortized using the straight-line method over ten years, representing the estimated life of the assets.

NOTE 8 - CAPITAL STOCK

Preferred Stock

The Company is authorized to issue 10,000,000 shares of preferred stock with a par value of $0.001. As of March 31, 2005 and December 31, 2004 the Company has not issued any preferred stock.

Common Stock

The Company is authorized to issue 300,000,000 shares of common stock. All shares have equal voting rights, are non-assessable and have one vote per share. Voting rights are not cumulative and, therefore, the holders of more than 50% of the common stock could, if they choose to do so, elect all of the directors of the Company.

On February 10, 2005, we entered into a loan agreement with one of our employees, pursuant to which we loaned her $180,000 for the purpose of exercising 3,000,000 incentive stock options issued to her under our stock compensation program. The loan is payable on demand and accrues interest at a rate of 4% per annum. The loan was secured by a promissory note dated effective February 10, 2005 and deemed to be a subscription receivable. (See Note 11)

On February 14, 2005 the Company entered into a bonus share agreement with one of our employees and issued 800,000 shares of our common stock at a deemed price of $0.05 per share. These shares were given in consideration for providing the guarantee and pledge necessary for the Cornell loan. (See Note 10). The shares are to be issued pursuant to Regulation S of the Securities Act.

NOTE 9 - COMMON STOCK OPTIONS AND WARRANTS

Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" (hereinafter "SFAS No. 123"), defines a fair value-based method of accounting for stock options and other equity instruments. The Company has adopted this method, which measures compensation costs based on the estimated fair value of the award and recognizes that cost over the service period.

In accordance with SFAS No. 123, the fair value of stock options and warrants granted are estimated using the Black-Scholes Option Price Calculation. The following assumptions were made to value the stock options and warrants for the period ended March 31, 2005; estimated risk-free interest rate of 4%, estimated volatility of 120% and term of two years.

Stock Options

Following is a summary of the status of the stock options during the three months:

                                                                               Weighted Average
                                                     Number of Shares           Exercise Price
                                                     -------------------       ----------------
Outstanding at December 31, 2004                             19,747,390        $         0.14
Granted                                                       6,250,000        $         0.06
Exercised                                                    (3,000,000)       $         0.06
Forfeited                                                             -        $            -
                                                     -------------------       --------------
Options outstanding at March 31, 2005                        22,997,390        $        0.143
                                                     ===================       ==============
Options exercisable at March 31, 2005                        20,875,390        $         0.12
                                                     ===================       ==============
Weighted average fair value of options granted                                 $         0.11
                                                                               ==============

Summarized information about stock options outstanding and exercisable at March 31, 2005 is as follows:

                                                                            Options Outstanding
                Exercise                                                       Weighted Ave.             Weighted Ave.
                Price                                    Number                  Remaining                 Exercise
                Range                                  of Shares                   Life                      Price
                $0.04 - $0.26                          22,997,390                  2.00                    $   0.13

                                                             Options Exercisable
                Exercise                                                       Weighted Ave.             Weighted Ave.
                Price                                    Number                  Remaining                 Exercise
                Range                                  of Shares                   Life                      Price
                $0.11 - $0.22                         20,875,390                   2.00                    $   0.12

                                                                   Weighted Average
                                  Number of Warrants                Remaining Life                Average Exercise Price
                                  ------------------                --------------                ----------------------
Outstanding and exercisable              2,751,746                           2                              $0.11
                                  ------------------                --------------                ----------------------

NOTE 10 - COMMITMENTS AND CONTINGENCIES

Purchase Agreement

On June 30, 2002, the Company entered into a distribution and license agreement with a company in which one of the Company's directors has an ownership interest. The agreement gives the Company the exclusive right to market, sell and distribute certain products for a five-year renewable term. Management estimates that 90% of the Company's sales volume results from products supplied under this licensing agreement.

In the event that the Company is unable to meet the minimum purchase requirements of the licensing agreement or the terms requiring it to pay 15% of the difference between the minimum purchase amount referred to above and actual purchases for that year in which there is a shortfall, then the licensor has various remedies available to it including, renegotiating the agreement, removing exclusivity rights, or terminating the agreement.

As of the date of these financial statements, the purchase requirements have not been made and it has been determined by the Company to be a remote possibility that the licensor will enforce the minimum purchase requirements, therefore, there has not been an accrual made to the financial statements to reflect any estimated liability pertaining to this agreement due to the fact that the maximum time period to make a claim expired prior to the issuance of the financial statements.

Lease Payments

The Company has operating lease commitments for its premises, office equipment and an automobile. The minimum annual lease commitments are as follows:

Year ended December 31,                  Minimum Amount
-----------------------                  --------------
2005                                          $262,805
2006                                           276,739
2007                                           182,432
2008                                           135,000
2009 and thereafter                            435,000

Management Agreement

EYI Corp. has agreed to perform various services and administrative assistance to the Company on a month to month basis commencing April 1, 2004. The services and duties to be provided and performed by EYI Corp. for EYII shall be determined and agreed upon by the parties, from time to time, as required, provided however, it is understood and agreed that such services will primarily consist of assisting EYII in the sales and marketing business.

The remuneration to be paid by EYII to EYI Corp. for the aforementioned services shall be the cost of actual expenses plus a fee of five (5%) percent for services provided.

Regulatory Risks and Claims

The Company's products are subject to regulation by a number of federal, state, entities, as well as those of foreign countries in which the Company's products are sold. These regulatory entities may prohibit, or restrict, the sale, distribution, or advertising of the Company's products for legal, health or safety, related reasons. In addition to the potential risk of adverse regulatory actions, the Company is subject to the risk of potential product liability claims.

Secured Promissory Note

On February 24, 2005 we received a loan of $200,000 from Cornell secured by a secured promissory note. Under the terms of the secured promissory note, the loan is payable by April 24, 2005 and accrues interest at a rate of 12% per annum. In connection with the issuance of the Secured Note, we agreed to: (i) pay Cornell a fee of $20,000; and (ii) pay Yorkville Advisors Management LLC a structuring fee in the amount of $2,500. As a condition to Cornell's entry into the Secured Note on February 24, 2005, an employee of EYI, Janet Carpenter, entered into a guaranty agreement with Cornell and a pledge and escrow agreement with Cornell with David Gonzalez. Pursuant to the terms of the guaranty agreement and the pledge and escrow agreement, Ms. Carpenter agreed to: (i) personally guarantee the payment and performance obligations of EYI under the Secured Note; and (ii) pledge to Cornell 3,000,000 shares of EYI held by her to secure the obligations of EYI under the Secured Note. In consideration of Ms. Carpenter providing the guarantee and pledge, EYI entered into a bonus share agreement dated February 14, 2005 with Ms. Carpenter, pursuant to which we agreed to issue to Ms. Carpenter 800,000 shares of our common stock at a deemed price of $0.05 per share. The shares are to be issued to Ms. Carpenter pursuant to Regulation S of the Securities Act. (See Note 8).

Subsidy Agreements

On July 23, 2004, the Company entered into subsidy agreements with three related parties in which the Company agreed to pay a guaranteed amount of $2,500 per week to each party for sales and marketing services. This is in lieu of all commissions earned by each of these three individuals. The Company has renewed these agreements every 12 weeks since they became effective.

Standby Equity Distribution Agreement

On June 22, 2004, the Company entered into a two-year standby equity distribution agreement with Cornell Capital Partners LP ("Cornell"). Pursuant to this agreement, Cornell will purchase up to 10,000,000 shares of the Company's common stock through a placement agent. The Company issued 1,300,000 shares of its common stock to Cornell and the placement agent upon the inception of this agreement. The $390,000 value of these shares was based on the fair market value of the shares on the date of the contract and is recognized as a period expense due to the fact that the 1,300,000 shares have been deemed to be fully earned as of the date of the agreement. (See Note 6.)

Other Matters

The Company's predecessor organization, Essentially Yours Industries Corp. ("EYIC"), a British Columbia corporation, has outstanding claims from the Internal Revenue Service for penalties and interest of approximately $2,000,000. Furthermore, one or more states may have claims against EYIC for unpaid state income taxes. Management believes that these claims are limited solely to EYIC and that any prospective unpaid tax claims against the Company are remote and unable to be estimated.

In February, 2004 we entered into a letter of commitment with Source, Inc. ("Source") for the purpose of further developing our corporate marketing position with Source and for assistance in raising equity capital. Pursuant to the terms the letter agreement, we agreed to: (i) pay Source 20% of the gross revenues generated by Source under a Corporate Marketing Organization Agreement ("CMO Agreement") previously entered into with Premier Lifestyles International Corporation, a company related to Source; (ii) to offer up to $4,000,000 of EYI restricted stock over a 90 day period at $0.21 per share and warrants exercisable at a price of $0.30 per share for investors referred to EYI by Source in connection with any equity offerings by EYI; (iii) at the end of the 12 months period following execution of the agreement, and if Source had referred enough investors to raise a minimum of $500,000, to issue to Source $1,800,000 in common stock of EYI or pay the balance in cash; and (iv) on a monthly basis, during the 12 month period, pay 50% of all monies collected by EYI from Source referred investors, to be paid to Source towards the $1,800,000 to pay for the CMO Agreement and $300,000 towards a proposed web portal. Subsequently, we terminated the CMO agreement in accordance with its terms in July, 2004, and notified Source that they failed to raise the minimum funding of $500,000 in connection with EYI's equity offering closing in June, 2004. Source has notified EYI that they dispute the fact that they did not raise the minimum financing amount. Management believes that if Source were to advance any such claims against EYI its chance of success would be remote and we intend to vigorously defend against any potential legal claims respecting this matter.

NOTE 11 - RELATED PARTY NOTE PAYABLE

The Company issued two promissory notes, for a total of $90,000 in December 2003. The notes are unsecured, non-interest bearing and are payable upon demand.

On February 10, 2005 we entered into a loan agreement with one of our employees, pursuant to which we loaned her $180,000. (See Note 8 and 10).

On February 14, 2005 the Company entered into a bonus share agreement with one of our employees and issued 800,000 shares of our common stock according to the terms of the agreement. (See Note 8 and 10).

NOTE 12 - CONCENTRATIONS

Bank Accounts

The Company maintains its cash accounts in two commercial banks. During the year, the Company may maintain balances in excess of the federally insured amounts in the accounts that are maintained in the United States. The Company also maintains funds in commercial banks in Vancouver, British Columbia, in which funds in U.S. dollars are not insured. At March 31, 2005 and December 31, 2004, a total of $0, and $248 respectively, was not insured.

Economic Dependence

During the year, the Company purchased approximately 90% of its products for resale from one company, Nutri-Diem Inc., which is the sole supplier of the Company's flagship product Calorad. Pursuant to a purchase agreement, the Company is subject to minimum purchases per annum. (See Note 10.)

NOTE 13 - RELATED PARTY TRANSACTIONS

On May 27, 2002, Mr. Jay Sargeant, a shareholder of Essentially Yours Industries, Corp. ("EYI Corp.") agreed to acquire all of the shares of the Essentially Yours Industries, Inc. ("EYII"), along with the transfer agreement, license agreement, and agency appointment agreement, in settlement of amounts owed to him. As part of this transaction, EYI Corp. agreed to provide to EYII the services outlined in a management agreement

The Company acquired, through agreements with Essentially Yours Industries, Corp. ("EYI Corp"), the rights, title, and interest in and to the contracts with the Company's Independent Business Associates as well as the rights and licenses to trademarks and formula for the Company's primary products. Expanded details are explained in Note 7.

Accounts payable to related parties represents amounts due to the president and chief executive officer for services preformed during the last year as well as to other related parties and the company with which they have a signed management agreement. These payables are non-interest bearing and non-collateralized.

See note 10 regarding subsidy agreements with related parties.

During the year, the Company purchased approximately 90% of its products for resale from one company, Nutri-Diem Inc., which is owned in part by a director of the Company.

NOTE 14 - SUBSEQUENT EVENTS

On May 13, 2005 the Company entered into a Standby Equity Distribution Agreement with Cornell Capital Partners, LP ("Cornell") pursuant to which we entered into the following agreements: a Registration Rights Agreement, an Escrow Agreement, and a Placement Agent Agreement. Pursuant to the terms of the new Standby Equity Distribution Agreement, we may, at our discretion, periodically issue and sell shares of our common stock for a total purchase price of $10 million. If we request advances under the Standby Equity Distribution Agreement, Cornell will purchase shares of our common stock for 98% of the lowest volume weighted average price on the Over-the-Counter Bulletin Board or other principal market on which our common stock is traded for the 5 days immediately following the advance notice date. Cornell will retain 5% of each advance under the new Standby Equity Distribution Agreement. We may not request advances in excess of a total of $10 million. Pursuant to the terms of our Registration Rights Agreement and the Standby Equity Agreement with Cornell, we agreed to register and qualify, among other things, the additional shares due to Cornell under the Standby Equity Agreement under a registration statement filed with the SEC. We signed a Termination Agreement on May 13, 2005, for the purpose of terminating our Standby Equity Distribution Agreement, Registration Rights Agreement and Escrow Agreement previously entered into with Cornell on June 22, 2004.

On May 11, 2005 the Company entered into a Reseller Agreement with MARTI for a term of five (5) years, pursuant to which MARTI appointed EYII as the exclusive distributor of certain specially formulated MARTI products on a consignment basis and provide EYII with a 1000 units of inventory for sale to its customers, proceeds of which are subject to fee payments to MARTI as set out in the schedules accompanying the agreement.

On April 22, 2005 Essentially Yours Industries, Inc., our wholly owned subsidiary ("EYII") entered into a Fulfillment Services Agreement with Source 1 Fulfillment ("Source One") to warehouse and ship our products. Pursuant to the terms of the agreement, Source One agreed to provide certain storage and fulfillment services to EYII at the rates set out in the schedules to the agreement. Source One also agreed to pay a referral commission of 10% of all handling fees for any client EYII brings to Source One. The agreement is for a term of one year and automatically renews each year unless terminated by either party in accordance with the terms of the agreement. Subsequently in May, 2005 we ceased warehousing and distributing our products through Halo Distribution LLC ("Halo"), our wholly owned subsidiary. We presently intend to continue warehousing and shipping our products through Source One.

On April 4, 2005 we entered into a redemption agreement with TAIB Bank E.C. ("TAIB") pursuant to which TAIB agreed to acquire by assignment a two year 5% secured convertible debenture issued to Cornell Capital Partners, L.P. ("Cornell") in the amount of $245,000, and a two year 5% convertible debenture in the amount of $5,000 held by Kent Chou, in consideration of which we agreed not to modify or renegotiate the terms of our Standby Equity Distribution Agreement ("SEDA") with Cornell, and to use any proceeds obtained by EYI under the SEDA to make payments on the debentures. The debentures were assigned to TAIB on April 4, 2005.

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To The Board of Directors
EYI Industries, Inc.
Surrey, British Columbia, Canada

We have audited the accompanying consolidated balance sheet of EYI Industries, Inc. as of December 31, 2004, December 31, 2003 and June 30, 2003 and the related consolidated statements of operations, stockholders' deficit and cash flows for the periods then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of EYI Industries, Inc., as of December 31, 2004, December 31, 2003 and June 30, 2003 and the results of its operations, stockholders' equity and its cash flows for the periods then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has an accumulated deficit, and a negative working capital position. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans regarding those matters are described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Williams & Webster
Williams & Webster, P.S.
Certified Public Accountants
Spokane, Washington
April 15, 2005

EYI INDUSTRIES, INC.
CONSOLIDATED BALANCE SHEETS
-----------------------------------------------------------------------------------------------------------
                                                                  December 31,   December 31,    June 30,
ASSETS                                                               2004           2003           2003
                                                                                 (restated)
                                                                  -----------    -----------    -----------
      CURRENT ASSETS
           Cash                                                   $    33,018    $    52,075    $    16,184
           Restricted cash                                            100,248        223,682        223,682
           Accounts receivable, net of allowance                       45,806         52,323         26,596
           Related party receivables                                    4,996          5,465          6,162
           Prepaid expenses                                           857,170         28,600         36,484
           Inventory                                                  239,641        254,367        302,605
                                                                  -----------    -----------    -----------
              TOTAL CURRENT ASSETS                                  1,280,879        616,512        611,713
                                                                  -----------    -----------    -----------

      OTHER ASSETS
           Property, plant and equipment, net                          60,336        143,439        160,611
           Deposits                                                    24,361             --         10,406
                                                                  -----------    -----------    -----------
              TOTAL OTHER ASSETS                                       84,697        143,439        171,017
                                                                  -----------    -----------    -----------

      INTANGIBLE ASSETS                                                16,561         19,801         19,801
                                                                  -----------    -----------    -----------

      TOTAL ASSETS                                                $ 1,382,137    $   779,752    $   802,531
                                                                  ===========    ===========    ===========

LIABILITIES AND STOCKHOLDERS' DEFICIT

      CURRENT LIABILITIES
           Bank indebtedness                                      $    72,456    $   259,977    $   274,880
           Accounts payable and accrued liabilities                 1,218,178        836,751        554,830
           Accounts payable - related parties                         590,146        689,367        545,075
           Interest payable, convertible debt                          10,616             --             --
           Convertible debt-related party, net of discount            379,724             --             --
           Customer deposits                                               --          6,250         46,292
           Notes payable - related party                               90,000         90,000             --
                                                                  -----------    -----------    -----------
              TOTAL CURRENT LIABILITIES                             2,361,120      1,882,345      1,421,077
                                                                  -----------    -----------    -----------

      MINORITY INTEREST IN SUBSIDIARY                             $   346,819    $   468,877    $   485,148
                                                                  -----------    -----------    -----------

      STOCKHOLDERS' DEFICIT
           Preferred stock, $0.001 par value; 10,000,000 shares
              authorized, no shares issued and outstanding                 --             --             --
           Common stock, $0.001 par value; 300,000,000 shares
              authorized, 162,753,292, 148,180,670 and
              118,045,603 shares issued
              and outstanding, respectively                           162,753        148,181        118,046
           Discount on common stock                                        --        (53,598)       (53,598)
           Additional paid-in capital                               3,048,606        827,972        484,281
           Stock options and warrants                               2,563,043        128,385             --
           Subscription receivable                                    (15,000)            --             --
           Accumulated deficit                                     (7,085,205)    (2,622,410)    (1,652,423)
                                                                  -----------    -----------    -----------
              TOTAL STOCKHOLDERS' DEFICIT                          (1,325,802)    (1,571,470)    (1,103,694)
                                                                  -----------    -----------    -----------

      TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT                 $ 1,382,137    $   779,752    $   802,531
                                                                  ===========    ===========    ===========

            The accompanying condensed notes are an integral part of
                          these financial statements.

EYI INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
---------------------------------------------------------------------------------------------------------------
                                                              Year Ended      Short Period Ended   Year Ended
                                                           December 31, 2004  December 31, 2003   June 30, 2003
                                                           -----------------  -----------------   -------------
REVENUE                                                        $   6,229,029    $   4,313,579    $  14,390,049

COST OF GOODS SOLD                                                 1,277,241          734,421        1,150,786
                                                               -------------    -------------    -------------

GROSS PROFIT BEFORE COMMISSION EXPENSE                             4,951,788        3,579,158       13,239,263

COMMISSION EXPENSE                                                 2,486,970        2,111,379        9,360,920
                                                               -------------    -------------    -------------

GROSS PROFIT AFTER COST OF GOODS SOLD AND COMMISSION EXPENSE       2,464,818        1,467,779        3,878,343
                                                               -------------    -------------    -------------

OPERATING EXPENSES
    Consulting fees                                                1,438,362          394,200          765,580
    Legal and professional fees                                      333,549          145,001          354,356
    Customer service                                                 393,244          488,944        1,270,297
    Finance and administration                                     2,101,842          324,853          835,008
    Sales and marketing                                              154,638           92,834          506,276
    Telecommunications                                               501,599          231,318          550,480
    Wages and benefits                                             1,296,801          547,076          959,526
    Warehouse expense                                                524,987          221,882          282,252
                                                               -------------    -------------    -------------
      TOTAL OPERATING EXPENSES                                     6,745,022        2,446,108        5,523,775
                                                               -------------    -------------    -------------

LOSS FROM OPERATIONS                                              (4,280,204)        (978,329)      (1,645,432)
                                                               -------------    -------------    -------------

OTHER INCOME (EXPENSES)
    Interest and other income                                         16,847            4,746            1,713
    Interest expense                                                (308,572)         (21,879)         (12,792)
    Foreign currency gain (discount)                                  20,379            9,205          (16,697)
                                                               -------------    -------------    -------------
      TOTAL OTHER INCOME (EXPENSES)                                 (271,346)          (7,928)         (27,776)
                                                               -------------    -------------    -------------

NET LOSS BEFORE TAXES                                             (4,551,550)        (986,257)      (1,673,208)

PROVISION FOR INCOME TAXES                                                --               --               --
                                                               -------------    -------------    -------------

NET LOSS BEFORE ALLOCATION TO MINORITY INTEREST                   (4,551,550)        (986,257)      (1,673,208)

ALLOCATION OF LOSS TO MINORITY INTEREST                               88,755           16,270           28,752
                                                               -------------    -------------    -------------

NET LOSS                                                       $  (4,462,795)   $    (969,987)   $  (1,644,456)
                                                               =============    =============    =============

BASIC AND DILUTED NET LOSS  PER COMMON SHARE                   $       (0.03)   $       (0.01)   $       (0.01)
                                                               =============    =============    =============

WEIGHTED AVERAGE NUMBER OF
    COMMON STOCK SHARES OUTSTANDING
    FOR BASIC AND DILUTED CALCULATION                            157,060,345      128,090,625      118,045,603
                                                               =============    =============    =============

            The accompanying condensed notes are an integral part of
                          these financial statements.

EYI INDUSTRIES, INC.
CONSOLIDATED STATEMENT OF STOCKHOLDERS' (DEFICIT)
-----------------------------------------------------------------------------------------------------------------
                                                                 Common Stock
                                                           ------------------------   Additional
                                                             Number of                   Paid-in    Discount on
                                                              Shares        Amount      Capital    Common Stock
                                                           ------------   ---------   ----------   -------------
Stock issued for cash on June 21, 2002                      23,026,200   $    23,026   $     6,974    $        --

Contribution of assets, liabilities and
  subsidiaries acquired at June 30, 2002                    92,104,800        92,105            --        (53,598)

Net loss for period ended June 30, 2002                             --            --            --             --
                                                           -----------   -----------   -----------    -----------

Balance, June 30, 2002                                     115,131,000       115,131         6,974        (53,598)

Shares issued for cash in private
  placement for $1.50 per share,
  net of prorata share of private placement
  fees of $61,206                                            2,914,603         2,915       477,307             --

Net loss for fiscal year ended
  June 30, 2003                                                     --            --            --             --
                                                           -----------   -----------   -----------    -----------

Balance, June 30, 2003                                     118,045,603       118,046       484,281        (53,598)

Recapitalization and share exchange (restated)              30,135,067        30,135       343,691             --

Net loss for fiscal year ended
 December 31, 2003                                                  --            --            --             --
                                                           -----------   -----------   -----------    -----------

Balance, December 31, 2003 (restated)                      148,180,670       148,181       827,972        (53,598)

Common stock issued at $0.20 including
  warrants less expenses of $28,715                          1,466,455         1,466       146,930             --

Stock issued at $0.165 per share for cashless
   exercise of options in form of foregone debt              3,200,000         3,200       524,800             --

Stock issued for exercise of options at $0.20 per share
   in lieu of payment of legal fees                            300,000           300        59,700             --

Stock issued at $0.165 per share for cash and
   promissory note for exercise of options                   1,000,000         1,000       164,000             --

Common stock issued for services at $0.21 including
  warrants                                                   5,476,190         5,476       487,381             --

Common stock issued at $0.21 including
  warrants less expenses of $3,231                             566,833           567        36,369             --

Stock issued for exercise of options at $0.22 per share
   in lieu of consulting fees                                   50,000            50        10,950             --

Stock issued for deferred financing costs                    1,300,000         1,300       388,700             --

Adjustment to subsidiaries stock held by minority
  interest                                                     176,534           177        33,126             --

Stock issued at $0.28 per share for consulting agreement       350,000           350        97,650             --

Vested stock options issued for consulting at an
  average price of $0.18 per option                                 --            --            --             --

Vested stock options issued for consulting at an
  average price of $0.18 per option                                 --            --            --             --

Stock issued at $0.165 per share for cash and
promissory note for exercise of options                         36,360            36         7,236             --

Stock issued for exercise of options at $0.08 per share
   in lieu of consulting fees                                  200,000           200        15,800             --

Stock issued for exercise of options at $0.08 per share
   in lieu of consulting fees                                  250,000           250        19,750             --

Stock issued for exercise of options at $0.11 per share
by the CEO                                                     200,250           200        31,841             --

Cancellation of discount on common stock                            --            --       (53,598)        53,598

Beneficial conversion of converible debt                            --            --       250,000             --

Vested stock options issued for compensation and
consulting at an average price of $0.12 per option                  --            --            --             --

Cancelled stock options issued for compensation and
consulting at an average price of $0.19 per option                  --            --            --             --

Net loss for period ended
December 31, 2004                                                   --            --            --             --

                                                           -----------   -----------   -----------    -----------
Balance, December 31, 2004                                 162,753,292   $   162,753   $ 3,048,606    $        --
                                                           ===========   ===========   ===========    ===========

                                                                12,623        12,623
                                                               Subscription     Option/        Retained
                                                                Receivable     Warrants        Earnings      Total
                                                              -------------   -----------     -----------   ---------
Stock issued for cash on June 21, 2002                      $         -    $        -       $        -    $   30,000

Contribution of assets, liabilities and
  subsidiaries acquired at June 30, 2002                                            -                -        38,507

Net loss for period ended June 30, 2002                                             -           (7,967)       (7,967)
                                                              ----------   -----------     ------------   -----------

Balance, June 30, 2002                                                -             -           (7,967)       60,540

Shares issued for cash in private
  placement for $1.50 per share,
  net of prorata share of private placement
  fees of $61,206                                                     -             -           -            480,222

Net loss for fiscal year ended
  June 30, 2003                                                       -             -       (1,644,456)   (1,644,456)
                                                              ----------   -----------     ------------   -----------

Balance, June 30, 2003                                                -             -       (1,652,423)   (1,103,694)

Recapitalization and share exchange (restated)                        -       128,385                -       502,211

Net loss for fiscal year ended
 December 31, 2003                                                    -             -         (969,987)     (969,987)
                                                              ----------   -----------     ------------   -----------

Balance, December 31, 2003 (restated)                                 -       128,385       (2,622,410)   (1,571,470)

Common stock issued at $0.20 including
  warrants less expenses of $28,715                                   -        70,844                -       219,240

Stock issued at $0.165 per share for cashless
   exercise of options in form of foregone debt                       -             -                -       528,000

Stock issued for exercise of options at $0.20 per share
   in lieu of payment of legal fees                                   -             -                -        60,000

Stock issued at $0.165 per share for cash and
   promissory note for exercise of options                      (15,000)            -                -       150,000

Common stock issued for services at $0.21 including
  warrants                                                            -       657,143                -     1,150,000

Common stock issued at $0.21 including
  warrants less expenses of $3,231                                    -        78,869                -       115,805

Stock issued for exercise of options at $0.22 per share
   in lieu of consulting fees                                         -             -                -        11,000

Stock issued for deferred financing costs                             -             -                -       390,000

Adjustment to subsidiaries stock held by minority
  interest                                                            -             -                -        33,303

Stock issued at $0.28 per share for consulting agreement              -             -                -        98,000

Vested stock options issued for consulting at an
  average price of $0.18 per option                                   -       128,250                -       128,250

Vested stock options issued for consulting at an
  average price of $0.18 per option                                   -     1,078,277                -     1,078,277

Stock issued at $0.165 per share for cash and
promissory note for exercise of options                               -             -                -         7,272

Stock issued for exercise of options at $0.08 per share
   in lieu of consulting fees                                         -             -                -        16,000

Stock issued for exercise of options at $0.08 per share
   in lieu of consulting fees                                         -             -                -        20,000

Stock issued for exercise of options at $0.11 per share
by the CEO                                                            -       (10,013)               -        22,028

Cancellation of discount on common stock                              -             -                -             -

Beneficial conversion of converible debt                              -             -                -       250,000

Vested stock options issued for compensation and
consulting at an average price of $0.12 per option                    -     1,087,900                -     1,087,900

Cancelled stock options issued for compensation and
consulting at an average price of $0.19 per option                    -      (656,612)               -      (656,612)

Net loss for period ended
December 31, 2004                                                     -             -       (4,462,795)   (4,462,795)

                                                              ----------   -----------     ------------  -----------
Balance, December 31, 2004                                    $ (15,000)   $2,563,043      $(7,085,205)  $(1,325,802)
                                                              ==========   ===========     ============  ===========

            The accompanying condensed notes are an integral part of
                          these financial statements.

EYI INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
--------------------------------------------------------------------------------------------------------------------------
                                                                                    Twelve Months Ended Short Period Ended
                                                                                     December 31, 2004   December 31, 2003
                                                                                     -----------------   -----------------
CASH FLOWS PROVIDED (USED) BY OPERATING ACTIVITIES
      Net loss                                                                          $(4,462,795)      $  (969,987)
      Loss allocated to minority interest                                                    88,755           (16,270)
                                                                                        -----------       -----------
                                                                                         (4,551,550)         (986,257)
                                                                                        -----------       -----------
      Adjustments to reconcile net loss to net cash used by operating activities:
           Depreciation and amortization                                                     87,054            36,756
           Stock and warrants issued for employee compensation and consulting             1,735,814                --
           Stock issued for deferred financing costs                                        390,000                --
           Stock issued for options exercised in lieu of consulting and legal fees          207,000                --
           Beneficial conversion of convertible debt                                        250,000                --
           Decrease (increase) in:
                Related party receivables                                                       469               697
                Accounts receivable                                                           6,517           (25,727)
                Prepaid expenses                                                            221,430             7,884
                Inventory                                                                    14,726            48,237
                Deposits                                                                    (24,361)               --
           Increase (decrease) in:
                Accounts payable and accrued liabilities                                    392,043           273,549
                Accounts payable - related parties                                          450,808           194,292
                Customer deposits                                                            (6,250)          (40,042)
                                                                                        -----------       -----------
      Net cash used by operating activities                                                (826,300)         (490,611)
                                                                                        -----------       -----------

CASH FLOWS PROVIDED (USED) BY INVESTING ACTIVITIES
      Decrease (increase) in restricted cash                                                123,434                --
      Decrease (increase) in property, plant, and equipment                                    (711)          (19,584)
      Increase in security deposit                                                               --            10,407
                                                                                        -----------       -----------
      Net cash provided by investing activities                                             122,723            (9,177)
                                                                                        -----------       -----------

CASH FLOWS PROVIDED (USED) BY FINANCING ACTIVITIES
      Net change in bank indebtedness                                                      (187,521)          (14,904)
      Cash received through recapitalization                                                     --           550,583
      Issuance of stock, net of private placement costs & warrants                          492,316                --
      Net proceeds from convertible debt                                                    379,725                --
                                                                                        -----------       -----------
      Net cash provided by financing activities                                             684,520           535,679
                                                                                        -----------       -----------

Net increase in cash and cash equivalents                                                   (19,057)           35,891

CASH - Beginning of Year                                                                     52,075            16,184
                                                                                        -----------       -----------

CASH - End of Period                                                                    $    33,018       $    52,075
                                                                                        ===========       ===========

SUPPLEMENTAL CASH FLOW DISCLOSURES:
      Interest expense paid                                                             $    47,956       $        --
      Income taxes paid                                                                 $        --       $        --

NON-CASH INVESTING AND FINANCING TRANSACTIONS:
      Stock and warrants issued for employee compensation and consulting                $ 1,735,814       $        --
      Stock issued for options exercised in lieu of debt                                $   646,028       $        --
      Stock subscription issued for promissory note                                     $    15,000       $
      Stock and warrants issued for prepaid expenses                                    $ 1,150,000       $
      Stock issued for financing fees                                                   $   390,000       $
      Stock issued for options exercised in lieu of consulting and legal fees           $   207,000       $        --
      Stock and warrants issued for prepaid expenses                                    $ 1,150,000       $        --
      Stock issued for financing fees                                                   $   390,000       $        --
      Beneficial conversion of convertible debt                                         $   250,000       $        --

            The accompanying condensed notes are an integral part of
                          these financial statements.

EYI INDUSTRIES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2004

NOTE 1 - DESCRIPTION OF BUSINESS

Essentially Yours Industries, Inc. (hereinafter "EYI") was incorporated on June 21, 2002 in the State of Nevada. The main business activities of Essentially Yours Industries, Inc. were acquired through a merger with the former entity, Burrard Capital, Inc., and other entities described in Note 4 concerning EYI's reorganization. On December 31, 2003, EYI entered into a share exchange agreement of its stock with Safe ID Corporation ("Safe ID"). This transaction was accounted for as a share exchange and recapitalization. (See Note 3.). As a result of this transaction, Safe ID has changed its name to EYI Industries, Inc. ("the Company") and is acting as the parent holding company for the operating subsidiaries.

The principal business of the Company is the marketing of health and wellness care products. The Company sells its products through network marketing distributors, which in turn, sell the products to the end customers. The Company maintains its principal business office in Surrey, British Columbia. Effective for the period ended December 31, 2003, the Company elected to change its year-end from June 30 to December 31.

The Company has four wholly owned subsidiaries. The first subsidiary is Halo Distribution LLC (hereinafter "Halo"), which was organized on January 15, 1999, in the State of Kentucky. Halo is the distribution center for the Company's product in addition to other products. The second subsidiary is RGM International Inc., which was incorporated on July 3, 1997, in the State of Nevada. RGM International Inc. is a dormant investment company, which owns one percent of Halo. The third subsidiary is Essentially Yours Industries (Canada) Inc. (hereinafter "EYI Canada"), which was organized on September 13, 2002, in the province of British Columbia, Canada. EYI Canada markets health and wellness care products for use in Canada. The fourth subsidiary is 642706 B.C. Ltd., doing business as EYI Management, which was organized on February 22, 2002, in the province of British Columbia, Canada. EYI Management provides accounting and marketing services to the consolidated entity.

In addition, the Company owns approximately 98% of Essentially Yours Industries, Inc. ("EYII"), incorporated on June 21, 2002 in the State of Nevada. EYII markets health and wellness care products for use in USA. The Company also owns 51% of World Wide Buyers' Club Inc., a Nevada corporation, which was organized by a joint venture agreement effective May 6, 2004. (See Note 6.)

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES

This summary of significant accounting policies of EYI Industries, Inc., is presented to assist in understanding the Company's financial statements. The financial statements and notes are representations of the Company's management, which is responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America, and have been consistently applied in the preparation of the financial statements.

Accounting Method

The Company's financial statements are prepared using the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America.

EYI INDUSTRIES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2004

Accounting Pronouncements - Recent

In December 2004, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 153. This statement addresses the measurement of exchanges of nonmonetary assets. The guidance in APB Opinion No. 29, "Accounting for Nonmonetary Transactions," is based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged. The guidance in that opinion, however, included certain exceptions to that principle. This statement amends Opinion 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. This statement is effective for financial statements for fiscal years beginning after June 15, 2005. Management believes the adoption of this statement will have no impact on the financial statements of the Company.

In December 2004, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 152, which amends FASB statement No. 66, "Accounting for Sales of Real Estate," to reference the financial accounting and reporting guidance for real estate time-sharing transactions that is provided in AICPA Statement of Position (SOP) 04-2, "Accounting for Real Estate Time-Sharing Transactions." This statement also amends FASB Statement No. 67, "Accounting for Costs and Initial Rental Operations of Real Estate Projects," to state that the guidance for (a) incidental operations and (b) costs incurred to sell real estate projects does not apply to real estate time-sharing transactions. The accounting for those operations and costs is subject to the guidance in SOP 04-2. This statement is effective for financial statements for fiscal years beginning after June 15, 2005. Management believes the adoption of this statement will have no impact on the financial statements of the Company.

In December 2004, the Financial Accounting Standards Board issued a revision to Statement of Financial Accounting Standards No. 123R, "Accounting for Stock Based Compensation" (hereinafter "SFAS No. 123R"). This statement supercedes APB Opinion No. 25, "Accounting for Stock Issued to Employees," and its related implementation guidance. This statement establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity's equity instruments or that may be settled by the issuance of those equity instruments. This statement focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. This statement does not change the accounting guidance for share based payment transactions with parties other than employees provided in Statement of Financial Accounting Standards No. 123. The Company has previously adopted SFAS No. 123 and the fair value of accounting for stock options and other equity instruments. The Company has determined that there was no impact to its financial statements from the adoption of this new statement.

In November 2004, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 151, "Inventory Costs-- an amendment of ARB No. 43, Chapter 4". This statement amends the guidance in ARB No. 43, Chapter 4, "Inventory Pricing," to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). Paragraph 5 of ARB 43, Chapter 4, previously stated that ". . . under some circumstances, items such as idle facility expense, excessive spoilage, double freight, and rehandling costs may be so abnormal as to require treatment as current period charges. . . ." This statement requires that those items be recognized as current-period charges regardless of whether they meet the criterion of "so abnormal." In addition, this statement requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. This statement is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. Management does not believe the adoption of this statement will have any immediate material impact on the Company.

EYI INDUSTRIES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2004

In May 2003, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 150, "Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity" (hereinafter "SFAS No. 150"). SFAS No. 150 establishes standards for classifying and measuring certain financial instruments with characteristics of both liabilities and equity and requires that those instruments be classified as liabilities in statements of financial position. Previously, many of those instruments were classified as equity. SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003 and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. The Company has determined that there was no impact from the adoption of this statement

Accounts Receivable and Bad Debts

The Company estimates bad debts utilizing the allowance method, based upon past experience and current market conditions. At December 31, 2004, the Company recorded an allowance of $16,321 to cover accounts receivable balances over 60 days . At December 31, 2003 and June 30, 2003, the Company determined that no allowance was required although writeoffs in the amounts of $26,408 and $0, respectively, were charged to bad debt expense in these two periods then ended.

Advertising Expenses

Advertising expenses consist primarily of costs incurred in the design, development, and printing of Company literature and marketing materials. The Company expenses all advertising expenditures as incurred. The Company's advertising expenses were $18,937, $75,135 and $29,072, for the year ended December 31, 2004, short period ended December 31, 2003 and year ended June 30, 2003, respectively.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid investments and short-term debt instruments with original maturities of three months or less to be cash equivalents.

Restricted Cash

Restricted cash includes deposits held in a reserve account in the amount of $100,248, $223,682, and $223,682 at December 31, 2004, December 31, 2003, and
June 30, 2003, respectively. Such deposits are required by the bank as protection against unfunded charge backs and returns of credit card transactions.

Compensated Absences

Employees of the Company are entitled to paid vacation, and sick days, depending on job classification, length of service, and other factors. The Company accrued vacation pay in the amounts of $60,186, $38,882, and $38,976 at December 31, 2004, December 31, 2003, and June 30, 2003, respectively.

Concentration of Credit Risk

The Company maintains its cash in one commercial account at a major financial institution. Although the financial institution is considered creditworthy and has not experienced any losses on its deposits, at December 31, 2004, the Company's restricted cash balance exceeded Federal Deposit Insurance Corporation
(FDIC) limits by $248.

EYI INDUSTRIES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2004

Cost of Sales

Cost of sales consists of the purchase price of products sold, inbound and outbound shipping charges, packaging supplies and costs associated with service revenues and marketplace business.

Derivative Instruments

The Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" (hereinafter "SFAS No. 133"), as amended by SFAS No. 137, "Accounting for Derivative Instruments and Hedging Activities - Deferral of the Effective Date of FASB No. 133", and SFAS No. 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities", and SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities". These statements establish accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. They require that an entity recognize all derivatives as either assets or liabilities in the balance sheet and measure those instruments at fair value.

If certain conditions are met, a derivative may be specifically designated as a hedge, the objective of which is to match the timing of gain or loss recognition on the hedging derivative with the recognition of (i) the changes in the fair value of the hedged asset or liability that are attributable to the hedged risk or (ii) the earnings effect of the hedged forecasted transaction. For a derivative not designated as a hedging instrument, the gain or loss is recognized in income in the period of change.

At December 31, 2004, December 31, 2003, and June 30, 2003, the Company has not engaged in any transactions that would be considered derivative instruments or hedging activities.

Earnings Per Share

The Company has adopted Statement of Financial Accounting Standards No. 128, which provides for calculation of "basic" and "diluted" earnings per share. Basic earnings per share includes no dilution and is computed by dividing net income (loss) available to common shareholders by the weighted average common shares outstanding for the period. Diluted earnings per share reflect the potential dilution of securities that could share in the earnings of an entity similar to fully diluted earnings per share. Basic and diluted loss per share were the same at the reporting dates, as inclusion of the common stock equivalents would be anti-dilutive.

Estimates

The process of preparing financial statements in conformity with accounting principles generally accepted in the United States of America requires the use of estimates and assumptions regarding certain types of assets, liabilities, revenues, and expenses. Such estimates primarily relate to unsettled transactions and events as of the date of the financial statements. Accordingly, upon settlement, actual results may differ from estimated amounts.

Fair Value of Financial Instruments

The Company's financial instruments as defined by Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments," include cash, trade accounts receivable, and accounts payable and accrued expenses. All instruments are accounted for on a historical cost basis, which, due to the short maturity of these financial instruments, approximates fair value at December 31, 2004, December 31, 2003, and June 30, 2003.

EYI INDUSTRIES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2004

Foreign Currency Translation and Other Comprehensive Income

The Company has adopted Financial Accounting Standard No. 52. Monetary assets and liabilities denominated in foreign currencies are translated into United States dollars at rates of exchange in effect at the balance sheet date. Gains or losses are included in income for the year. Non-monetary assets, liabilities and items recorded in income arising from transactions denominated in foreign currencies are translated at rates of exchange in effect at the date of the transaction.

As the Company's functional currency is the U.S. dollar, and all translation gains and losses are transactional, the Company has no assets with values recorded in Canadian dollars and there is no recognition of other comprehensive income in the financial statements.

Foreign Currency Valuation and Risk Exposure

While the Company's functional currency is the U.S. dollar and the majority of its operations are in the United States, the Company maintains its main office in Surrey, British Columbia. The assets and liabilities relating to the Canadian operations are exposed to exchange rate fluctuations. Assets and liabilities of the Company's foreign operations are translated into U.S. dollars at the year-end exchange rates, and revenue and expenses are translated at the average exchange rate during the period. Realized gains and losses from foreign currency transactions are reflected in the results of operations.

Impaired Asset Policy

In March 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standard No. 121, "Accounting for Impairment of Long-lived Assets." In complying with this standard, the Company reviews its long-lived assets quarterly to determine if any events or changes in circumstances have transpired which indicate that the carrying value of its assets may not be recoverable. The Company determines impairment by comparing the undiscounted future cash flows estimated to be generated by its assets to their respective carrying amounts.

The Company does not believe any adjustments are needed to the carrying value of its assets at December 31, 2004, December 31, 2003 or June 30, 2003.

Income Taxes

The Company accounts for income taxes under the provisions of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" (hereinafter "SFAS No. 109"). This statement requires the recognition of deferred tax liabilities and assets for the future consequences of events that have been recognized in the Company's consolidated financial statement or tax returns. Measurement of the deferred items is based on enacted tax laws. In the event the future consequences of differences between financial reporting bases and tax bases of the Company's assets and liabilities results in a deferred tax asset, SFAS No. 109 requires an evaluation of the probability of being able to realize the future benefits indicated by such an asset. A valuation allowance related to a deferred tax asset is recorded when it is more likely than not that some portion or all of the deferred tax asset will not be realized. (See Note 14.)

Inventories

The Company records inventories at the lower of cost or market on a first-in, first-out basis.

EYI INDUSTRIES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2004

Long-lived Assets

In accordance with Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets". This standard establishes a single accounting model for long-lived assets to be disposed of by sale, including discontinued operations, and requires that these long-lived assets be measured at the lower of carrying amount or fair value less cost to sell, whether reported in continuing operations or discontinued operations. Accordingly, the Company reviews the carrying amount of long-lived assets for impairment where events or changes in circumstances indicate that the carrying amount may not be recoverable. The determination of any impairment would include a comparison of estimated future cash flows anticipated to be generated during the remaining life of the assets to the net carrying value of the assets. For the year ended December 31, 2004, short period ended December 31, 2003, and year ended June 30, 2003 no impairments have been identified.

Property and Equipment

Property and equipment are stated at cost. Depreciation of property and equipment is calculated using the straight-line method over the estimated useful lives of the assets, which range from three to seven years. (See Note 7.)

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All significant transactions and balances among the companies included in the consolidated financial statements have been eliminated.

Revenue Recognition

 The Company is in the business of selling nutritional products in two categories: dietary supplements and personal care products. Sales of personal care products represent less than 5% of the overall revenue and therefore are not classified separately in the financial statements. The Company recognized revenue from product sales when the products are shipped and title passes to customer. Administrative fees charged to the Independent Business Associates are included in the gross sales and amounted $190,340, $161,040 and $314,971 for the year ended December 31, 2004, the short period ended December 31, 2003, and year ended June 30, 2003, respectively.

Segment Information

The Company adopted Statement of Financial Accounting Standards No. 131, "Disclosures about Segments of an Enterprise and Related Information," (hereafter "SFAS No. 131") which supersedes SFAS No. 14, "Financial Reporting for Segments of a Business Enterprise," replacing the "industry segment" approach with the "management" approach. The management approach designates the internal organization that is used by management for making operating decisions and assessing performance as the source of the Company's reportable segments. SFAS No. 131 also requires disclosures about products and services, geographic areas and major customers. The adoption of SFAS No. 131 did not affect the Company's results of operations or financial position. (See Note 17.)

Stock Options and Warrants Granted to Employees and Non-Employees

Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS No. 123"), defines a fair value-based method of accounting for stock options and other equity instruments. The Company has adopted this method, which measures compensation costs based on the estimated fair value of the award and recognizes that cost over the service period.

EYI INDUSTRIES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2004

Going Concern

As shown in the accompanying financial statements, the Company had negative working capital of approximately $1,080,000 and an accumulated deficit incurred through December 31, 2004. The Company also has limited cash resources and a history of recurring losses. These factors raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

Management has established plans designed to increase the sales of the Company's products, and decrease debt. The Company plans on continuing to reduce expenses, and with small gains in any combination of network sales, direct sales, international sales, and warehouse sales, believe that they will eventually be able to reverse the present deficit. Management intends to seek additional capital from new equity securities offerings that will provide funds needed to increase liquidity, fund internal growth and fully implement its business plan. Management plans include negotiations to convert significant portions of existing debt into equity.

The timing and amount of capital requirements will depend on a number of factors, including demand for products and services and the availability of opportunities for international expansion through affiliations and other business relationships.

NOTE 3 - SHARE EXCHANGE AGREEMENT

On December 31, 2003, Essentially Yours Industries, Inc. completed a share exchange agreement with Safe ID Corporation ("Safe ID) and changed its name to EYI Industries, Inc. Under the terms of the agreement, the Company issued 30,153,067 shares of its common stock to the shareholders of Safe ID. In relation to this agreement and plan of recapitalization, the Company authorized a 1 for 7.6754 exchange rate of the originally issued and outstanding Essentially Yours Industries, Inc. shares. All references in the accompanying financial statements and notes to the common shares and per share amounts have been restated to reflect the reverse stock split. The Company also approved an increase in the number of its authorized common stock shares to 300,000,000 when in the months prior to the finalization of this agreement, the registrant prior to the recapitalization sold approximately $550,000 of common stock and warrants as part of private placement. These stock sales were in anticipation of this agreement and recapitalization, and as such, are reflected as financing cash flows.

As Safe ID was a non-operating public company with limited assets, the substance of the transaction with Safe ID is a capital transaction, rather than a business combination. The transaction is equivalent to the issuance of stock by the Company for the net assets of Safe ID, accompanied by a recapitalization. The accounting is identical to that resulting from a reverse acquisition, except that no goodwill or other intangibles are recorded. The substantial asset of Safe ID that was acquired was approximately $32,500 in cash. The liabilities acquired by the Company under this agreement totaled approximately $11,800.

EYI INDUSTRIES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2004

NOTE 4 - REORGANIZATION

On May 27, 2002, Mr. Jay Sargeant, a shareholder of Essentially Yours Industries, Corp. ("EYI Corp.") agreed to acquire all of the shares of the Essentially Yours Industries, Inc. ("EYII"), along with the transfer agreement, license agreement, and agency appointment agreement as described below, in settlement of amounts owed to him. As part of this transaction, EYI Corp. agreed to provide to EYII the services outlined in a management agreement. These agreements became effective on June 30, 2002. EYII owns ninety-nine percent of Halo Distributions LLC ("HALO"). The other one percent of HALO is owned by RGM International, Inc. ("RGM"), a former subsidiary of EYI Corp., which was transferred to Mr. Sargeant as additional consideration.

On June 30, 2002, the shareholder of EYII exchanged all of the outstanding shares of EYII for 12,000,000 common shares of Burrard Capital Inc ("Burrard"). Concurrent with this transaction, EYII was merged into Burrard with Burrard emerging as the surviving entity. The combined entity was renamed Essentially Yours Industries, Inc. For accounting purposes, the acquisition has been treated as a recapitalization of EYII with EYII as the acquirer. Prior to this merger, EYII and RGM were considered to be dormant companies, with the activities of HALO being consolidated directly with EYII Corp. although the legal ownership was vested in EYII and RGM. Therefore, the losses from HALO operations and the other economic impacts prior to June 30, 2002 are considered to be the separate activity of EYI Corp.

On June 30, 2002, EYII took over the sales and marketing activities of its former holding company and entered into various agreements with that Company as follows:

Transfer Agreement

As part of the aforementioned transaction and for consideration of $1, EYI Corp. transferred and assigned to EYII all of its rights, title and interest in and to the contracts with its Independent Business Associates and any other contracts that may be identified by the parties as being inherent or necessary to the sales and marketing activities to EYII.

License Agreement

EYI Corp. licensed to EYII all of the rights, title, and interest that it may have in various intellectual properties for $1 per year for a term of 50 years. The Company has the option at any time to require EYI Corp. to transfer all of its rights, title, interest in and to the intellectual properties to the Company at the sum of $1 or such greater sum as may be determined to be the fair market value of such intellectual property as determined by agreement between the parties, by arbitration or by the appropriate taxation authorities after all assessments and appeals have been concluded.

Agency Appointment Agreement

EYI Corp. appointed EYII as the sole and exclusive agent to sell its remaining inventory on hand as of June 30, 2002 at the prices previously established, and to continue to sell at such price unless and until any change is agreed upon with EYI Corp. In consideration for its efforts, the Company is entitled to a sales commission of fifteen percent on all sales of such inventory.

EYI INDUSTRIES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2004

Management Agreement

EYI Corp. agreed to perform various services such as administration, computer support, and sales and customer support, on behalf of EYII for a term of one year commencing June 30, 2002. The services and duties to be provided and performed by EYI Corp. for EYII shall be determined and agreed upon by the parties, from time to time, as required, provided however, it is understood and agreed that such services will primarily consist of assisting EYII in the sales and marketing business. At the date of these financial statements, the agreement had expired, and EYII was operating on a month-to-month basis for management services with EYI Corp.

The remuneration to be paid by EYII to EYI Corp. for the aforementioned services is to be negotiated by the parties from time to time, provided however, the parties agree that the remuneration to be paid shall be consistent with industry standards for the type and nature of the services or duties being provided. At the present time, EYII has agreed to pay EYI Corp. actual expenses plus a fee of 5% on these expenses.

NOTE 5 - ACCOUNTS RECEIVABLE AND CREDIT RISK

Accounts receivable at December 31, 2004, December 31, 2003 and June 30, 2003 consist primarily of amounts due from third parties for distribution services provided by Halo and direct retail clients of EYII.

NOTE 6 - JOINT VENTURE AGREEMENT

On May 28, 2004, the Company entered into a joint venture agreement with World Wide Buyers' Club Inc. ("WWBC") and Supra Group, Inc. ("SG") Pursuant to the terms of the joint venture agreement, the Company and SG agree to form WWBC, a Nevada corporation, owned 51% by the Company and 49% by SG. The purpose of the agreement is jointly market and distribute products of SG using the Company's existing distribution system in the United States. The term of the agreement is 10 years commencing May 6, 2004. As of December 31, 2004, there has been no economic activity between the Company, SG, or WWBC.

EYI INDUSTRIES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2004

NOTE 7 - PROPERTY AND EQUIPMENT

Capital assets are recorded at cost. Depreciation is calculated using the straight line method over three to seven years. The following is a summary of property, equipment and accumulated depreciation at December 31, 2004, December 31, 2003 and June 30, 2003.

                                  December 31, 2004                 December 31, 2003                  June 30, 2003
                            ------------------------------- -------------------------------- --------------------------------
                                               Accumulated                      Accumulated                      Accumulated
                                  Cost         Depreciation       Cost          Depreciation       Cost          Depreciation
                                  ----         ------------       ----          ------------       ----          ------------
Warehouse equipment         $     223,927   $      207,525  $      223,927   $     175,353   $      223,927   $     159,359
Furniture and fixtures             18,698           18,083          18,698          15,453           18,527         414,074
Computer Equipment &
  Software                        115,392           83,995         115,392          40,265           95,527         422,756
Office equipment                    3,510            3,410           3,510           2,909            3,510           2,616
Leasehold improvements             32,523           20,696          32,523          16,631           32,523          14,598
                            -------------   --------------  --------------   -------------   --------------   -------------
Total                             394,050   $      333,714         394,050   $     250,610   $      374,014   $     213,403
Less: accumulated
  depreciation                    333,714                          250,611                          213,403
                            -------------                   --------------                   --------------
Total property, plant
  and equipment, net        $      60,336                   $      143,439                   $      160,611
                            =============                   ==============                   ==============

Depreciation expense for the periods ended December 31, 2004, December 31, 2003, and June 30, 2003, was $56,154, $36,756 and $50,888 respectively.

NOTE 8 - CONVERTIBLE LOANS PAYABLE

On June 2, 2004, the Company issued to Cornell Capital Partners, LP a 5% secured convertible debenture in the principal amount of $250,000 with a term of two years, and interest at 5%. The debenture is convertible into the Company's common stock at a price per share equal to the lessor of (a) 120% of the closing bid price by the second anniversary date of issuance or (b) 100% of the lowest daily volume weighted average price for the 30 days immediately prior to conversion. On June 24, 2004, the Company received the $250,000 loan less related expenses of approximately $65,000 which has been allocated as discount on debt and will be amortized over a two year period. The convertible securities are guaranteed by the assets of the Company. Under the agreement, the Company is required to keep available common stock duly authorized for issuance in satisfaction of the convertible. The conversion amount will be the face amount of the convertible plus interest at the rate of 5% per annum from the closing date of June 24, 2004 to the conversion date, which is the date on which the Company receives a notice of conversion from the investor exercising the right to convert the convertible into common shares of the Company. The debt will automatically convert into common stock on the second anniversary date of issuance. The terms of the debt do not require regular monthly payments.

EYI INDUSTRIES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2004

On September 24, 2004, the Company issued to Cornell Capital Partners, LP ("Cornell") a 5% secured convertible debenture in the principal amount of $250,000 with a term of two years, and interest at 5%. The debenture is convertible into the Company's common stock at a price per share equal to the lessor of (a) 120% of the closing bid price by the second anniversary date of issuance or (b) 100% of the lowest daily volume weighted average price for the 30 days immediately prior to conversion. On September 27, 2004, the Company re-assigned $245,000 of this debenture to Taib Bank, E.C. and reassigned $5,000 of debenture B to an individual. Under the debenture agreement, the Company's failure to issue unrestricted, freely tradable common stock to Cornell or Taib Bank or the individual upon conversion after the registration statement filed pursuant to this transaction has been declared effective would be considered an event of default, thereby entitling Cornell to accelerate full repayment of the convertible securities then outstanding. Under the agreement, the Company is required to maintain available common stock duly authorized for issuance in satisfaction of the convertible. One September 24, 2004 the Company received the $250,000 loan less related expenses of approximately $55,000, which has been allocated as discount on debt and will be amortized over a two year period. The convertible securities are guaranteed by the assets of the Company. Under the agreement, the Company is required to keep available common stock duly authorized for issuance in satisfaction of the convertible. The conversion amount will be the face amount of the convertible plus interest at the rate of 5% per annum from the closing date of September, 2004 to the conversion date, which is the date on which the Company receives a notice of conversion from the investor exercising the right to convert the convertible into common shares of the Company. The convertible will automatically convert into common stock on the second anniversary date of issuance. The terms of the debt do not require regular monthly payments.

The convertible debentures contained a beneficial conversion feature computed at its intrinsic value that was the difference between the conversion price and the fair value on the debenture issuance date of the common stock into which the debt was convertible, multiplied by the number of shares into which the debt was convertible at the commitment date. Since the beneficial conversion feature was to be settled by issuing equity, the amount attributed to the beneficial conversion feature, or $250,000, was recorded as an interest expense and a component of stockholders' equity on the balance sheet date.

Standby Equity Distribution Agreement

In June, 2004, the Company entered into a standby equity distribution agreement with Cornell Capital Partners, LP ("Cornell"). Pursuant to this agreement, Cornell will purchase up to $10,000,000 of the Company's common stock through a placement agent over a two-year period after the effective registration of the shares. In addition, the Company issued 1,300,000 shares of its common stock to Cornell and the placement agent upon the inception of the standby equity distribution agreement. The $390,000 value of these shares was recognized as a period expense due to the fact that the 1,300,000 shares have been deemed to be fully earned as of the date of the agreement.

NOTE 9 - INTANGIBLE ASSETS

Intangible assets consist of rights, title, and interest in and to the contracts with the Company's independent business associates as well as the rights and licenses to trademarks and formula for the Company's primary products. These rights and licenses were obtained from the Company's former parent pursuant to a transfer agreement, as well as from the Company's primary shareholder. (See Note 4.)

EYI INDUSTRIES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2004

Trademarks and Formulas

Costs relating to the purchase of trademarks and formulas were capitalized and amortized using the straight-line method over ten years, representing the estimated life of the assets.

The following is a summary of the intangible assets at December 31, 2004 and December 31, 2003:

                                               Accumulated
                                   Cost        Amortization          Net
                                 ---------    -------------     -------------
Balance, December 31, 2003       $  21,601    $      (1,800)    $    19,801
Activity in last twelve months           -           (3,240)         (3,240)
                                 ---------    -------------     -----------
Balance, December 31, 2004       $  21,601    $      (5,040)    $    16,561
                                 =========    =============     ===========

NOTE 10 - BANK INDEBTEDNESS

Bank indebtedness consists of checks written in excess of funds on deposit. The underlying bank is used as an impress account with automatic transfers from the Company's general account as checks are presented.

NOTE 11 - CAPITAL STOCK

Preferred Stock

The Company is authorized to issue 10,000,000 shares of preferred stock with a par value of $0.001. As of December 31, 2004, December 31, 2003, and June 30, 2003, the Company has not issued any preferred stock.

Common Stock

The Company is authorized to issue 300,000,000 shares of common stock. All shares have equal voting rights, are non-assessable and have one vote per share. Voting rights are not cumulative and, therefore, the holders of more than 50% of the common stock could, if they choose to do so, elect all of the directors of the Company.

In its initial capitalization in June 2002, the Company issued 23,026,200 shares of common stock for a total of $30,000 cash.

Pursuant to the merger agreement as discussed in Note 4, an additional 92,104,800 shares of common stock were issued to the shareholder of Essentially Yours Industries, Inc. The transaction was valued at $38,507, representing the basis of Essentially Yours Industries, Inc. in the assets, liabilities and subsidiaries that it contributed to Burrard Capital, Inc. At the completion of the merger, the Company changed its name from Burrard Capital, Inc. to Essentially Yours Industries, Inc.

In August, 2002, the Company sold, under a private placement offering, 5,400,043 shares of common stock at approximately $0.18 per share for a total of $994,122 in cash, net of private placement costs of $61,206. Of these shares, 2,485,440 shares which were purchased for $513,900 were determined to be shares related to a minority interest, and were subsequently reclassified on the balance sheet as minority interest in subsidiary. Minority shareholders hold approximately a 1.64% interest in the Company at December 31, 2004.

EYI INDUSTRIES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2004

On December 31, 2003, the Company completed an acquisition agreement with Safe ID, and at the completion of the merger, the Company changed its name from Essentially Yours Industries, Inc. to EYI Industries, Inc. In connection with this reverse merger, the Company issued 30,153,067 shares of its common stock and warrants to the shareholders of Safe ID. This acquisition was valued at $502,211. See Note 3 and 13. This transaction resulted in a discount on common stock of $53,398. See Note 12.

On January 1, 2004, the Company entered into a agreement with an independent contractor to provide services in exchange for 250,000 common shares. The Company computed the number of shares issued in this transaction based on the estimated fair market value of the Company's common stock on the dates of issuance and recognized an expense of $70,000 for consulting fees.

On March 5, 2004, the Company entered into a agreement with an independent contractor to provide services in exchange for 100,000 common shares. The Company computed the number of shares issued in this transaction based on the estimated fair market value of the Company's common stock on the dates of issuance and recognized an expense of $28,000 for consulting fees.

During the quarter ended March 31, 2004, the Company received $219,230 net of expenses from the private placement sale of 857,143 shares of common stock at $0.14 per share and 609,312 shares of common stock at $0.21 per share. In addition, the purchasers of the shares received warrants to purchase one additional share of common stock for each share purchased, exercisable at $0.20 and $0.30 per share, respectively, for a period of two years.

On April 1, 2004, the Company entered into a consulting agreement granting a consultant, Daniel Matoes, 2,000,000 stock options and requiring the payment of a consulting fee of $16,667 each month. The consultant will use the monthly sum to acquire shares of the Company by exercising the options once they vested on October 1, 2004. As at December 31, 2004, the consultant has not exercised these options. On April 6, 2004, an employee of the Company exercised 1,000,000 options at $0.165 per share at the aggregate exercise price of $165,000. The options were paid by a combination of cash and a promissory note issued by the employee to the Company in the amount of $15,000. The note has been determined to be a stock subscription and has been allocated on the financial statements as a subscription receivable.

On April 20, 2004, an officer of the Company exercised 3,200,000 options at $0.165 per share at the aggregate exercise price of $528,000. The options were paid in the form of foregone debt owed to the officer by the Company. (See Note 13.)

On May 4, 2004 the Company issued 5,476,190 common shares to Eyewonder, Inc. ("Eyewonder") at a price of $0.21 per share, pursuant to the terms of the Letter Agreement dated May 4, 2004. The issuance of the 5,476,190 of common shares has been determined to be a prepaid expense due to the conditions of the agreement stating that the shares are fully paid in exchange for Eye wonder's role and work in creating and managing an advertising and promotional on-line campaign for the Company. Eyewonder Inc. also received 5,476,190 warrants exercisable at a price of $0.30 per share for a period of five years from the date of issuance. In addition, on execution of the agreement, the Company agreed to issue options to purchase 1,100,000 shares of the Company's common stock at a price of $0.22 per share to certain individuals designated by Eyewonder. The total amount of prepaid expense in the amount of $1,050,000 is being expensed over three years, the life of the contract. For the year ending December 31, 2004, the Company has expensed $192,830 on this contract.

On June 3, 2004, 300,000 options were exercised at $0.20 per share at the aggregate exercise price of $60,000. The options were paid in the form of forgone debt owed to the legal firm by the Company The Company computed the number of options issued in this transaction based on the estimated fair market value of the Company's common stock on the dates of issuance.

EYI INDUSTRIES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2004

During the quarter ended June 30, 2004, the Company issued 50,000 restricted shares at $0.22 per share in payment of consulting fees. The Company computed the number of shares issued in this transaction based on the fair value of services received and the market value of the Company's common stock on the dates of issuance and recognized an expense of $11,000 to consulting fees.

During the quarter ended June 30, 2004, the Company received $115,805 from the private placement sale of 566,833 shares of common stock at $0.21 per share. In addition, the purchasers of the shares received warrants to purchase one additional share of common stock for each share purchased, exercisable at $0.30 per share for a period of two years. (See Note 13.)

During the period ended June 30, 2004, the Company issued 1,300,000 shares of its common stock for services received in relation to the standby equity distribution agreement. (See Note 8)

During the quarter ended June 30, 2004, management determined that 176,534 shares were no longer allocated to shares held by the minority interest of Essentially Yours Industries, Inc. The Company determined that the number of shares incorrectly held by the minority interest had the effect of understating the number of common shares outstanding and corrected the error by properly allocating the 176,534 shares to common shares outstanding. The shares were determined to have the value of approximately $0.19 per share for a total increase in stockholders equity in the amount of $33,303.

During the quarter ended September 30, 2004, the Company began expensing stock options granted to various employees and consultants in accordance with SFAS 123 recognition and measurement provisions as amended by SFAS 148. The Company recognized a period expense of $1,206,527 for all vested stock options.

On June 24, 2004 and September 24, 2004, the Company obtained two disbursements related to convertible debt financing with Cornell Capital (the "investor"), and this transaction created a beneficial conversion feature for the investor. The Company expensed $250,000 in anticipation of the conversion of debt to common shares. (See Note 8.)

On July 1, 2004, the Company issued 100,000 stock options at $0.26 per share to consultants in exchange for services. The options vest at 50% on October 1, 2004 and 50% on October 1, 2005.

On July 6, 2004, an employee of the Company exercised 36,360 options at $0.20 per share. The options were paid by cash in the amount of $7,272.

On September 30, 2004, the Company issued 2,650,000 stock options at $0.11 per share to various consultants and an employee. These options vested immediately upon issuance. (See Note 13.)

On October 13, 2004, 250,000 options were exercised at $0.08 per share for an exercise price of $20,000. The options were paid in the form of lieu of legal fees owed to a legal firm by the Company. The Company computed the number of options issued in this transaction based on the estimate fair market value of the Company's common stock on the dates of issuance.

On November 1, 2004, the Company issued 250,000 stock options at $0.20 per share to a consultant. These options vest 50% on February 1, 2005 and 50% on February 1, 2006.

On December 27, 2004, the Company issued 1,050,000 stock options at $0.08 per share to various consultants and employees. These options vested immediately upon issuance.

On December 27, 2004, two officers agreed to terminate 6,400,000 stock options at $0.19 per share that were previously granted to them in April 2004.

On December 27, 2004, two employees agreed to terminate 110,000 stock options at $0.20 per share that were previously granted to them in April 2004.

EYI INDUSTRIES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2004

During the quarter ended December 31, 2004, 200,000 options were exercised at $0.08 per share for an exercise price of $16,000. The options were paid in the form of lieu of legal fees owed to a legal firm by the Company. The Company computed the number of options issued in this transaction based on the estimate fair market value of the Company's common stock on the dates of issuance.

On December 31, 2004, 200,250 options were exercised at $0.11 per share for an exercise price of $22,028. The options were paid in the form of lieu of debt owed to the CEO of the Company by the Company. The Company computed the number of options issued in this transaction based on the estimate fair market value of the Company's common stock on the dates of issuance.

On December 31, 2004, the Company elected to close the discount on common stock account in the amount of $53,598 to additional paid in capital account. (See
Note 12.)

NOTE 12 - DISCOUNT ON COMMON STOCK

As a result of the share exchange agreement between Safe ID and Essentially Yours Industries, Inc., a discount on common stock was recorded in the amount of $53,598 to reflect the partial deficit in the par value of the stock received in the share exchange. This is the result of the recorded par value of the stock exceeding the original value of the assets exchanged. On December 28, 2004, the Company closed the discount on common stock account to the additional paid-in capital account.

NOTE 13 - COMMON STOCK OPTIONS AND WARRANTS

Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" (hereinafter "SFAS No. 123"), defines a fair value-based method of accounting for stock options and other equity instruments. The Company has adopted this method, which measures compensation costs based on the estimated fair value of the award and recognizes that cost over the service period.

In accordance with SFAS No. 123, the fair value of stock options and warrants granted are estimated using the Black-Scholes Option Price Calculation. The following assumptions were made to value the stock options and warrants for the period ended December 31, 2004; estimated risk-free interest rate of 4%, estimated volatility of 120% and term of two years.

Warrants

Warrants and Prior Year Adjustment

During the period ended June 30, 2004, the Company determined that an additional 916,667 warrants from the reverse acquisition and share exchange with Safe ID Corporation had not been properly recorded and valued at the date of the change of control nor at December 31, 2003. A correction of an error was made and is reflected in the financial statements. The warrants were valued at $45,833. The additional paid-in-capital was reduced by $45,833 and warrants accounted for in the equity section was increased by the same. There was no effect on total stockholders' equity or reported losses or deficits.

During the period ended December 31, 2004, the Company received $115,805 from the private placement sale of 566,833 shares of common stock. In addition, the purchasers of the shares received warrants to purchase one additional share of common stock for each share purchased, exercisable at $0.30 per share for a period of two years. The fair value of the warrants issued as part of the private placement was determined to be $78,869.

EYI INDUSTRIES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2004

During the period ended March 31, 2004, the Company received $219,240, less expenses, from the private placement sale of 1,466,455 shares of common stock. In addition, the purchasers of the shares received warrants to purchase one additional share of common stock for each share purchased. Of these warrants 857,143 are exercisable at $0.20 per share and 609,312 are exercisable at $0.30 per share for a period of two years. The fair value of the warrants issued as part of the private placement was determined to be $78,869.

On May 4, 2004, the Company issued 5,476,190 common shares to Eyewonder, Inc. ("Eyewonder") at a price of $0.21 per share, pursuant to the terms of a letter agreement dated May 4, 2004. Eyewonder Inc. also received 5,476,190 warrants exercisable at a price of $0.30 per share for a period of five years from the date of issuance. (See Note 11.)

Stock Options

During the period ending December 31, 2004, the Company's board of directors approved the Stock Compensation Program to allow up to 25,000,000 shares of stock to be issued under the program This plan enables the Company to grant stock options to directors, officers, employees and eligible consultants of the Company. There was no Company stock option plan in effect prior to 2004.

During the period ended December 31, 2004, the Company granted stock options to purchase a total of 24,934,000 shares of common stock to its employees, directors, and consultants. The options were granted from $0.08 to $0.26 per share. The Company recognized an expense to services and consulting of $1,202,452 during the period ending December 31, 2004 for all vested options.

Following is a summary of the status of the stock options during the year ended December 31, 2004:

                                                                 Weighted
                                               Number of          Average
                                                 Shares        Exercise Price
                                              -----------         --------

Outstanding at December 31, 2003                       --         $     --
Granted                                        24,934,000         $   0.15
Exercised                                      (5,186,610)        $   0.16
Forfeited                                              --         $     --
                                              -----------         --------
Options outstanding at December 31, 2004       19,747,390         $   0.14
                                              ===========         ========
Options exercisable at December 31, 2004       16,950,390         $   0.13
                                              ===========         ========
Weighted average fair value of options
  granted in 2004                                                 $   0.13
             ====                                                 ========

EYI INDUSTRIES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2004

Summarized information about stock options outstanding and exercisable at December 31, 2004 is as follows:

                                                      Options Outstanding
                                    ------------------------------------------------------------------
                Exercise                                    Weighted Ave.             Weighted Ave.
                Price                 Number                  Remaining                 Exercise
                Range               of Shares                   Life                      Price
                $0.08 - $0.26      19,747,390                   2.00                    $   0.14

                                                          Options Exercisable
                                    ------------------------------------------------------------------
                Exercise                                    Weighted Ave.             Weighted Ave.
                Price                 Number                  Remaining                 Exercise
                Range               of Shares                   Life                      Price
                $0.11 - $0.22      16,950,390                   2.00                    $   0.13

                                                  Weighted
                                Number of          Average         Average
                                 Warrants      Remaining Life   Exercise Price
                              ---------------  ---------------- ---------------
Outstanding and exercisable        2,751,746          2            $0.11

NOTE 14 - INCOME TAXES

The significant components of the deferred tax asset at December 31, 2004, December 31, 2003 and June 30, 2003 were as follows:

                                           December 31,     December 31     June 30,
                                               2004            2003           2003
                                        ----------------   ------------   ------------
Net operating loss carryforward         $      7,082,200   $  2,563,500   $  1,564,300
                                        ================   ============   ============
Deferred tax asset:                     $      2,408,000   $    871,600   $    531,900
Less valuation allowance for tax asset        (2,408,000)      (871,600)      (531,900)
                                        ----------------   ------------   ------------
Net deferred tax asset                  $              -   $          -   $          -
                                        ================   ============   ============

At December 31, 2004, December 31, 2003, and June 30, 2003, the Company has net operating loss carryforwards of approximately $7,082,200, $2,563,500, and $1,564,300 respectively, which expire in the years 2022 through 2024. The change in the allowance account from December 31, 2003 to December 31, 2004 was $1,536,400.

The Company's subsidiaries in Canada are required to file income tax returns in British Columbia, Canada. The losses from operations are allocated to both United States and Canadian operations.

EYI INDUSTRIES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2004

NOTE 15 - COMMITMENTS AND CONTINGENCIES

Purchase Agreement

On June 30, 2002, the Company entered into a distribution and license agreement with a company in which one of the Company's directors has an ownership interest. The agreement gives the Company the exclusive right to market, sell and distribute certain products for a five-year renewable term. Management estimates that 90% of the Company's sales volume results from products supplied under this licensing agreement.

During the quarter ended March 31, 2004, the Company negotiated the lowering of the purchasing threshold, and pursuant to the agreement, the Company is required to purchase the following amounts of product during the term of the agreement:

    From June 1, 2004 to May 31, 2005                        $3,964,000

For each year thereafter, during the term of this agreement, the Company is obligated to purchase a minimum amount of $5,549,000 of product.

In the event that the Company is unable to meet the minimum purchase requirements of the licensing agreement or the terms requiring it to pay 15% of the difference between the minimum purchase amount referred to above and actual purchases for that year in which there is a shortfall, then the licensor has various remedies available to it including, renegotiating the agreement, removing exclusivity rights, or terminating the agreement.

As of the date of these financial statements, the purchase requirements have not been made and it has been determined by the Company to be a remote possibility that the licensor will enforce the minimum purchase requirements, therefore, there has not been an accrual made to the financial statements to reflect any estimated liability pertaining to this agreement due to the fact that the maximum time period to make a claim expired prior to the issuance of the financial statements.

Lease Payments

The Company has operating lease commitments for its premises, office equipment and an automobile. The minimum annual lease commitments are as follows:

         Year ended December 31,                     Minimum Amount
         -----------------------                     --------------
         2005                                              $262,805
         2006                                               276,739
         2007                                               182,432
         2008                                               135,000
         2009 and thereafter                                435,000

EYI INDUSTRIES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2004

Management Agreement

EYI Corp. has agreed to perform various services and administrative assistance to the Company on a month to month basis commencing April 1, 2004. The services and duties to be provided and performed by EYI Corp. for EYII shall be determined and agreed upon by the parties, from time to time, as required, provided however, it is understood and agreed that such services will primarily consist of assisting EYII in the sales and marketing business.

The remuneration to be paid by EYII to EYI Corp. for the aforementioned services shall be the cost of actual expenses plus a fee of five (5%) percent for services provided.

Regulatory Risks and Claims

The Company's products are subject to regulation by a number of federal, state, entities, as well as those of foreign countries in which the Company's products are sold. These regulatory entities may prohibit, or restrict, the sale, distribution, or advertising of the Company's products for legal, health or safety, related reasons. In addition to the potential risk of adverse regulatory actions, the Company is subject to the risk of potential product liability claims.

Subsidy Agreements

On July 23, 2004, the Company entered into subsidy agreements with three related parties in which the Company agreed to pay a guaranteed amount of $2,500 per week to each party for sales and marketing services. This is in lieu of all commissions earned by each of these three individuals. The Company has renewed these agreements every 12 weeks since they became effective.

Standby Equity Distribution Agreement

On June 22, 2004, the Company entered into a two-year standby equity distribution agreement with Cornell Capital Partners LP ("Cornell"). Pursuant to this agreement, Cornell will purchase up to 10,000,000 shares of the Company's common stock through a placement agent. The Company issued 1,300,000 shares of its common stock to Cornell and the placement agent upon the inception of this agreement. The $390,000 value of these shares was based on the fair market value of the shares on the date of the contract and is recognized as a period expense due to the fact that the 1,300,000 shares have been deemed to be fully earned as of the date of the agreement. (See Note 8.)

Other Matters

The Company's predecessor organization, Essentially Yours Industries Corp. ("EYIC"), a British Columbia corporation, has outstanding claims from the Internal Revenue Service for penalties and interest of approximately $2,000,000. Furthermore, one or more states may have claims against EYIC for unpaid state income taxes. Management believes that these claims are limited solely to EYIC and that any prospective unpaid tax claims against the Company are remote and unable to be estimated.

EYI INDUSTRIES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2004

In February, 2004 we entered into a letter of commitment with Source, Inc. ("Source") for the purpose of further developing our corporate marketing position with Source and for assistance in raising equity capital. Pursuant to the terms the letter agreement, we agreed to: (i) pay Source 20% of the gross revenues generated by Source under a Corporate Marketing Organization Agreement ("CMO Agreement") previously entered into with Premier Lifestyles International Corporation, a company related to Source; (ii) to offer up to $4,000,000 of EYI restricted stock over a 90 day period at $0.21 per share and warrants exercisable at a price of $0.30 per share for investors referred to EYI by Source in connection with any equity offerings by EYI; (iii) at the end of the 12 months period following execution of the agreement, and if Source had referred enough investors to raise a minimum of $500,000, to issue to Source $1,800,000 in common stock of EYI or pay the balance in cash; and (iv) on a monthly basis, during the 12 month period, pay 50% of all monies collected by EYI from Source referred investors, to be paid to Source towards the $1,800,000 to pay for the CMO Agreement and $300,000 towards a proposed web portal. Subsequently, we terminated the CMO agreement in accordance with its terms in July, 2004, and notified Source that they failed to raise the minimum funding of $500,000 in connection with EYI's equity offering closing in June, 2004. Source has notified EYI that they dispute the fact that they did not raise the minimum financing amount. Management believes that if Source were to advance any such claims against EYI its chance of success would be remote and we intend to vigorously defend against any potential legal claims respecting this matter.

NOTE 16 - RELATED PARTY NOTE PAYABLE

The Company issued two promissory notes, for a total of $90,000 in December 2003. The notes are unsecured, non-interest bearing and are payable upon demand.

NOTE 17 - CONCENTRATIONS

Bank Accounts

The Company maintains its cash accounts in two commercial banks. During the year, the Company may maintain balances in excess of the federally insured amounts in the accounts that are maintained in the United States. The Company also maintains funds in commercial banks in Vancouver, British Columbia, in which funds in U.S. dollars are not insured. At December 31, 2004, December 31, 2003, and June 30, 2003, a total of $248, $140, and $1,675, respectively, was not insured.

Economic Dependence

During the year, the Company purchased approximately 90% of its products for resale from one company, Nutri-Diem Inc., which is the sole supplier of the Company's flagship product Calorad. Pursuant to a purchase agreement, the Company is subject to minimum purchases per annum. (See Note 13.)

EYI INDUSTRIES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2004

NOTE 18 - SEGMENT REPORTING

The Company is organized into two reportable segments - EYI Industries, Inc. and Halo. The two segments have different strategic goals and are managed separately. EYI Industries, Inc., the first reportable segment, is a selling and marketing company. The second reportable segment, Halo, operating as a distribution center, derives approximately 90% of its activities from distributing products for the Company and its subsidiaries.

The following tables present information about the two segments for December 31, 2004, December 31, 2003 and June 30, 2003:

                                                           Year Ended December 31, 2004
                                      ---------------------------------------------------------------------
                                       EYI Ind., Inc.         Halo          Eliminations      Consolidated
                                       --------------         ----          ------------      ------------
External Revenue                      $     6,085,731    $       143,298    $        -     $      6,229,029
                                      ===============    ===============    ==========     ================
Operating Loss                        $    (4,078,763)   $      (201,441)   $        -     $     (4,280,204)
                                      ===============    ===============    ==========     ================
Loss Before Income Taxes              $    (4,350,109)   $      (201,441)   $        -     $     (4,551,550)
                                      ===============    ===============    ==========     ================
Depreciation                          $        12,749    $        43,405    $        -     $         56,155
                                      ===============    ===============    ==========     ================
Interest Expense                      $       308,572    $             -    $        -     $        308,572
                                      ===============    ===============    ==========     ================
Identifiable Assets                   $     1,304,818    $        60,758    $        -     $      1,365,576
                                      ===============    ===============    ==========     ================
Intangible Assets                              16,561                                                16,561
                                                                                           ----------------
Total assets                                                                               $      1,382,137
                                                                                           ================

                                                         Six Months Ended December 31, 2003
                                      ---------------------------------------------------------------------
                                       EYI Ind., Inc.         Halo          Eliminations     Consolidated
                                       --------------         ----          ------------      ------------
External Revenue                      $     4,218,961    $        94,618    $        -     $      4,313,579
                                      ===============    ===============    ==========     ================
Operating Loss                        $      (892,673)   $       (85,656)   $        -     $       (978,329)
                                      ===============    ===============    ==========     ================
Loss Before Income Taxes              $      (900,601)   $       (85,656)   $        -     $       (986,257)
                                      ===============    ===============    ==========     ================
Depreciation                          $        13,792    $        22,964    $        -     $              -
                                      ===============    ===============    ==========     ================
Interest Expense                      $        21,879    $             -    $        -     $              -
                                      ===============    ===============    ==========     ================
Identifiable Assets                   $       547,334    $       160,542    $        -     $        707,876
                                      ===============    ===============    ==========     ================
General corporate assets                                                                             19,801
                                                                                           ----------------
Total assets                                                                               $        727,677
                                                                                           ================

                                                             Year Ended June 30, 2003
                                      ---------------------------------------------------------------------
                                       EYI Ind., I            Halo          Eliminations      Consolidated
                                       --------------         ----          ------------      ------------
External Revenue                      $    14,306,684    $        83,365    $        -     $     14,390,049
                                      ===============    ===============    ==========     ================
Operating Loss                        $    (1,526,387)   $      (119,045)   $        -     $     (1,645,432)
                                      ===============    ===============    ==========     ================
Loss Before Income Taxes              $    (1,554,163)   $      (119,045)   $        -     $     (1,673,208)
                                      ===============    ===============    ==========     ================
Depreciation                          $         9,093    $        41,795    $        -     $         50,888
                                      ===============    ===============    ==========     ================
Interest Expense                      $        11,272    $         1,520    $        -     $         12,792
                                      ===============    ===============    ==========     ================
Identifiable Assets                   $       584,655    $       198,075    $        -     $        782,730
                                      ===============    ===============    ==========     ================
General corporate assets                                                                             19,801
                                                                                           ----------------
Total assets                                                                               $        802,531
                                                                                           ================

EYI INDUSTRIES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2004

The accounting policies for the two reportable segments are the same as those described in the summary of significant accounting policies.

NOTE 19 - RELATED PARTY TRANSACTIONS

On May 27, 2002, Mr. Jay Sargeant, a shareholder of Essentially Yours Industries, Corp. ("EYI Corp.") agreed to acquire all of the shares of the Essentially Yours Industries, Inc. ("EYII"), along with the transfer agreement, license agreement, and agency appointment agreement, in settlement of amounts owed to him. As part of this transaction, EYI Corp. agreed to provide to EYII the services outlined in a management agreement. These agreements are more fully described in Note 4.

The Company acquired, through agreements with Essentially Yours Industries, Corp. ("EYI Corp"), the rights, title, and interest in and to the contracts with the Company's Independent Business Associates as well as the rights and licenses to trademarks and formula for the Company's primary products. Expanded details are explained in Note 9.

Accounts payable to related parties represents amounts due to the president and chief executive officer for services preformed during the last year as well as to other related parties and the company with which they have a signed management agreement. These payables are non-interest bearing and non-collateralized.

See note 15 regarding subsidy agreements with related parties.

During the year, the Company purchased approximately 90% of its products for resale from one company, Nutri-Diem Inc., which is owned in part by a director of the Company. (See Note 15.)

NOTE 20 - RESTATEMENT

During the quarter ended June 30, 2004, management determined that 176,534 shares were no longer allocated to shares held by the minority interest of Essentially Yours Industries, Inc. The Company determined that the number of shares incorrectly held by the minority interest had the effect of understating the number of common shares outstanding and corrected the error by properly allocating the 176,534 shares to common shares outstanding. The shares were determined to have the value of approximately $0.19 per share for a total increase in stockholders equity in the amount of $33,303. The financial statements have been restated to reflect the appropriate minority interest.

NOTE 21 - SUBSEQUENT EVENTS

On January 3, 2005, 642706 B.C. Ltd dba EYI Management signed a seven year lease with Golden Plaza Company to lease the premises at 7865 Edmonds St., Burnaby, B.C. The premise has a rentable area of 12,200 sq feet.

On February 9, 2005, two officers agreed to terminate 6,400,000 stock options originally granted at $0.08 per share on December 27, 2004.

On February 9, 2005, the Company issued 6,000,000 stock options at a price of $0.06 per share to an employee and two officers. These stock options vest immediately.

On February 10, 2005, the Company loaned an employee $180,000 in order for her to exercise 3,000,000 stock options. This loan is secured by a Promissory Note and a Loan Agreement.

On February 14, 2005, the Company agreed through a Bonus Share Agreement, to compensate Janet Carpenter with 800,000 shares of common stock at a deemed price of $0.05 as consideration for her pledge of shares to secure the Secured Promissory Note with Cornell Capital.

EYI INDUSTRIES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2004

On February 24, 2005, the Company entered into a Secured Promissory Note with Cornell Capital in which the Company received $200,000 less expenses. The Promissory Note has interest of 12% and is due 60 days after the date of the note.

On February 24, 2005, a Pledge and Escrow Agreement was signed between Janet Carpenter, Cornell Capital and David Gonzalez whereas Janet Carpenter has pledged her 3,000,000 shares to guarantee the Secured Promissory Note between EYI and Cornell Capital.

On February 24, 2005, a Guaranty Agreement was signed between Janet Carpenter and Cornell Capital in which Janet Carpenter has agreed to guarantee the conditions of the Secured Promissory Note.

On March 3, 2005, a consultant agreed to terminate 250,000 stock options granted to him on October 13, 2004.

On April 4, 2005, Cornell Capital Partners, LP entered into an Assignment Agreement in which the Debenture dated June 22, 2004 in the principal amount of $250,000 given by the Company to Cornell Capital Partners, LP was reassigned to TAIB Bank, E.C.

On April 4, 2005, Cornell Capital Partners, LP entered into an Assignment Agreement in which the Debenture dated June 22, 2004 in the principal amount of $5,000 given by the Company to Kent Chou was reassigned to TAIB Bank, E.C.

On April 4, 2005, the Company entered into a Redemption Agreement with TAIB Bank, E.C. to confirm that the Company would not seek to modify, alter, renegotiate or otherwise cause any such action that would cause the termination of the Standby Equity Agreement ("SEDA") dated June 22, 2004 with Cornell Capital Partners, LP. The Company agreed that the first use of proceeds obtained from the use of the SEDA will immediately redeem the Debenture with TAIB Bank.

Board of Directors
EYI Industries, Inc.
Surrey, British Columbia Canada

                          INDEPENDENT AUDITOR'S REPORT
                          ----------------------------

We have audited the accompanying consolidated balance sheets of EYI Industries, Inc., (a Nevada corporation) at December 31, 2003 and June 30, 2003, respectively, and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for the six months ended December 31, 2003 and the year ended June 30, 2003, and the period from June 21, 2002 through to June 30, 2002. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards established by the Public Company Accounting Oversight Board. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of EYI Industries, Inc. as of December 31, 2003 and June 30, 2003, respectively, and the results of its operations, stockholders' equity (deficit) and its cash flows for the six months ended December 31, 2003 and the year ended June 30, 2003, and the period from June 21, 2002 through to June 30, 2002 in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 20 to the financial statements, an error resulted in the overstatement of additional paid-in capital from the recapitalization of the Company. Management discovered this issue and has corrected the understatement of warrants. This error had no effect upon net losses or accumulated deficit.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has an accumulated deficit and a negative working capital position which raises substantial doubt about its ability to continue as a going concern. Management's plans concerning these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Williams & Webster, P.S.
Certified Public Accountants
Spokane, Washington
April 1, 2004, except for Note 20 which is dated September 15, 2004.

EYI INDUSTRIES, INC.
CONSOLIDATED BALANCE SHEETS
------------------------------------------------------------------------------------------------------------------------
                                                                   December 31, 2003                   December 31, 2002
                                                                       Restated        June 30, 2003       Unaudited
                                                                      -----------       -----------       -----------
ASSETS

    CURRENT ASSETS
       Cash                                                           $    52,075       $    16,184       $   517,487
       Restricted cash                                                    223,682           223,682           222,725
       Accounts receivable                                                 52,323            26,596            22,458
       Related party receivables                                            5,465             6,162             6,470
       Prepaid expenses                                                    28,600            36,484            27,617
       Inventory                                                          254,367           302,604           219,360
                                                                      -----------       -----------       -----------
         TOTAL CURRENT ASSETS                                             616,512           611,712         1,016,117
                                                                      -----------       -----------       -----------

    PROPERTY, PLANT AND EQUIPMENT, NET                                    143,439           160,611           591,719

    OTHER ASSETS
       Deposit                                                                 --            10,407                --

    INTANGIBLE ASSETS                                                      19,801            19,801                 1
                                                                      -----------       -----------       -----------

    TOTAL ASSETS                                                      $   779,752       $   802,531       $ 1,607,837
                                                                      ===========       ===========       ===========

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

LIABILITIES

    CURRENT LIABILITIES
       Bank indebtedness                                              $   259,977       $   274,880       $   223,176
       Accounts payable and accrued liabilities                           836,751           554,830           427,966
       Accounts payable - related parties                                 779,367           545,075           726,670
       Customer deposits                                                    6,250            46,292            50,832
       Note payable                                                            --                --            15,000
                                                                      -----------       -----------       -----------
         TOTAL CURRENT LIABILITIES                                      1,882,345         1,421,077         1,443,644
                                                                      -----------       -----------       -----------

    COMMITMENTS AND CONTINGENCIES                                              --                --                --
                                                                      -----------       -----------       -----------

    MINORITY INTEREST IN SUBSIDIARY                                       468,877           485,148           496,090
                                                                      -----------       -----------       -----------

STOCKHOLDERS' EQUITY (DEFICIT)
       Preferred stock, $0.001 par value; 10,000,000 shares
         authorized, no shares issued and outstanding                          --                --                --
       Common stock, $0.001 par value; 300,000,000 shares
         authorized,148,180,670, 118,045,603 and
         118,045,603 shares issued and outstanding, respectively          148,181           118,046           118,046
       Discount on common stock                                           (53,598)          (53,598)          (53,598)
       Additional paid-in capital                                         827,972           484,281           484,281
       Stock warrants                                                     128,385                --                --
       Accumulated deficit                                             (2,622,410)       (1,652,423)         (880,626)
                                                                      -----------       -----------       -----------
         TOTAL STOCKHOLDERS' EQUITY (DEFICIT)                          (1,571,470)       (1,103,694)         (331,897)
                                                                      -----------       -----------       -----------

    TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)              $   779,752       $   802,531       $ 1,607,837
                                                                      ===========       ===========       ===========

   The accompanying notes are an integral part of these financial statements.

EYI INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
-------------------------------------------------------------------------------------------------------------------------------
                                                                                                                     From
                                                                                                                 June 21, 2002
                                                    Six Months Ended       Year Ended       Six Months Ended     (Inception) to
                                                    December 31, 2003    June 30, 2003     December 31, 2002     June 30, 2002
                                                     -------------       -------------       -------------       -------------
REVENUE                                              $   4,313,579       $  14,390,049       $   7,472,349       $          --

COST OF GOODS SOLD                                       2,845,800          10,511,706           5,676,878                  --
                                                     -------------       -------------       -------------       -------------

GROSS PROFIT                                             1,467,779           3,878,343           1,795,471                  --
                                                     -------------       -------------       -------------       -------------

OPERATING EXPENSES
   Consulting fees                                         394,200             765,580             385,500                  --
   Legal and professional                                  145,001             354,356                  --                  --
   Customer service                                        488,944           1,270,297             663,727                  --
   Finance and administration                              324,853             835,008             769,926                  --
   Sales and marketing                                      92,834             506,276             481,167                  --
   Telecommunications                                      231,318             550,480                  --                  --
   Wages and benefits                                      547,076             959,526                  --                  --
   Warehouse expense                                       221,882             282,252             381,816               7,967
                                                     -------------       -------------       -------------       -------------
     TOTAL OPERATING EXPENSES                            2,446,108           5,523,775           2,682,136               7,967
                                                     -------------       -------------       -------------       -------------

OPERATING LOSS                                            (978,329)         (1,645,432)           (886,665)             (7,967)
                                                     -------------       -------------       -------------       -------------

OTHER INCOME (EXPENSES)
   Interest and other income                                 4,746               1,713               1,610                  --
   Interest expense                                        (21,879)            (12,792)             (1,396)                 --
   Foreign currency gain/(discount)                          9,205             (16,697)             (4,017)                 --
                                                     -------------       -------------       -------------       -------------
     TOTAL OTHER INCOME (EXPENSES)                          (7,928)            (27,776)             (3,803)                 --
                                                     -------------       -------------       -------------       -------------

NET LOSS BEFORE TAXES                                     (986,257)         (1,673,208)           (890,468)             (7,967)

PROVISION FOR TAXES                                             --                  --                  --                  --
                                                     -------------       -------------       -------------       -------------

NET LOSS BEFORE ALLOCATION TO MINORITY INTEREST           (986,257)         (1,673,208)           (890,468)

ALLOCATION OF LOSS TO MINORITY INTEREST                     16,270              28,752              17,809                  --
                                                     -------------       -------------       -------------       -------------

NET LOSS                                             $    (969,987)      $  (1,644,456)      $    (872,659)      $      (7,967)
                                                     =============       =============       =============       =============

BASIC AND DILUTED
   NET LOSS PER COMMON SHARE                         $         nil       $         nil       $         nil       $         nil
                                                     =============       =============       =============       =============

WEIGHTED AVERAGE NUMBER OF
   COMMON STOCK SHARES OUTSTANDING                     128,090,625         118,045,603         118,045,603          15,000,000
                                                     =============       =============       =============       =============

   The accompanying notes are an integral part of these financial statements.

EYI INDUSTRIES, INC.
CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)
---------------------------------------------------------------------------------------------------------------------------------
                                      Common Stock
                                 -----------------------    Additional
                                 Number of                    Paid-in      Discount on    Option/       Retained
                                  Shares        Amount        Capital      Common Stock    Warrants     Earnings        Total
                               --------------------------------------------------------------------------------------------------
Stock issued for cash
  on June 21, 2002              23,026,200   $    23,026   $     6,974   $        --    $        --    $       --    $    30,000

Contribution of assets,
  liabilities and
  subsidiaries acquired
  at June 30, 2002              92,104,800        92,105            --       (53,598)            --            --         38,507

Net loss for period
  ended June 30, 2002                   --            --            --            --             --        (7,967)        (7,967)
                               --------------------------------------------------------------------------------------------------

Balance, June 30, 2002         115,131,000       115,131         6,974       (53,598)            --        (7,967)        60,540

Shares issued for cash
  in private placement
  for $1.50/share,
  net of prorata share
  of private placement
  fees of $61,206                2,914,603         2,915       477,307            --             --            --        480,222

Net loss for fiscal
  year ended
  June 30, 2003                         --            --            --            --             --    (1,644,456)    (1,644,456)
                               --------------------------------------------------------------------------------------------------

Balance, June 30, 2003         118,045,603       118,046       484,281       (53,598)            --    (1,652,423)    (1,103,694)

Recapitalization and
  share exchange                30,135,067        30,135       343,691            --        128,385            --        502,211

Net loss for fiscal
  year ended
  December 31, 2003                     --            --            --            --             --      (969,987)      (969,987)
                               --------------------------------------------------------------------------------------------------

Balance, December 31,
  2003 (Restated)              148,180,670   $   148,181   $   827,972   $   (53,598)   $   128,385   $(2,622,410)   $(1,571,470)
                               ==================================================================================================

   The accompanying notes are an integral part of these financial statements.

EYI INDUSTRIES, INC.
CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)
-----------------------------------------------------------------------------------------------------------------------------------
                                                  Common Stock
                                               -------------------   Additional
                                               Number of               Paid-in    Discount on    Option/    Retained
                                                Shares      Amount     Capital   Common Stock    Warrants   Earnings       Total
                                                ------      ------     -------   ------------    --------   --------       -----

Stock issued for cash on June 21, 2002        23,026,200    $ 23,026     $ 6,974   $       -      $  -     $        -    $  30,000
Contribution of assets, liabilities and
  subsidiaries acquired at June 30, 2002      92,104,800      92,105           -     (53,598)        -              -       38,507
Net loss for period ended June 30, 2002                -           -           -           -         -         (7,967)      (7,967)
                                             -------------------------------------------------------------------------------------
Balance, June 30, 2002                       115,131,000     115,131       6,974     (53,598)        -         (7,967)      60,540

Shares issued for cash in private
    placement for $1.50/share,
    net of prorata share of private
    placement
    fees of $61,206                            2,914,603       2,915     477,307           -         -              -      480,222
Net loss for the period ended
    December 31, 2002                                  -           -           -           -         -       (872,659)    (872,659)
                                             -------------------------------------------------------------------------------------
Balance, December 31, 2002                   118,045,603    $118,046    $484,281   $ (53,598)     $  -     $ (880,626)   $(331,897)

   The accompanying notes are an integral part of these financial statements.

EYI INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                    Six Months Ended     From
                                                                                                      December 31,   June 21, 2002
                                                                    Six Months Ended   Year Ended        2002       (Inception) to
                                                                    December 31, 2003  June 30, 2003  (unaudited)    June 30, 2002
                                                                    -----------------  -------------  ------------   --------------
CASH FLOWS PROVIDED (USED) BY OPERATING ACTIVITIES
     Net loss                                                         $  (969,987)   $(1,644,456)   $  (872,659)        (7,967)
     Loss allocated to minority interest                                  (16,270)       (28,752)       (17,809)            --
                                                                      -----------    -----------    -----------    -----------
                                                                         (986,257)    (1,673,208)      (890,468)        (7,967)
     Adjustments to reconcile net loss to net cash
       used by operating activities:
         Depreciation and amortization                                     36,756         52,688         21,263             --
         Decrease (increase) in:
             Related party receivables                                        697         66,565         66,257             --
             Accounts receivable                                          (25,727)       (14,275)       (10,137)            --
             Prepaid expenses                                               7,884          9,480         18,347        (21,500)
             Inventory                                                     48,237       (302,605)      (219,360)            --
         Increase (decrease) in:
             Accounts payable                                             273,549        342,864        216,000         11,467
             Accounts payable - related parties                           194,292        545,075        726,670             --
             Customer deposits                                            (40,042)        46,292         50,830             --
                                                                      -----------    -----------    -----------    -----------
     Net cash used by operating activities                               (490,611)      (927,124)       (20,598)       (18,000)
                                                                      -----------    -----------    -----------    -----------

CASH FLOWS PROVIDED (USED) BY INVESTING ACTIVITIES
     Increase in restricted cash                                               --       (223,682)      (222,725)            --
     Purchase of property, plant and equipment                            (19,584)       (82,440)      (483,923)            --
     Purchase of trademarks and formulas                                       --        (21,600)            --             --
     Increase in security deposit                                          10,407        (10,406)            --             --
                                                                      -----------    -----------    -----------    -----------
     Net cash used by investing activities                                 (9,177)      (338,128)      (706,648)           434
                                                                      -----------    -----------    -----------    -----------

CASH FLOWS PROVIDED (USED) BY FINANCING ACTIVITIES
     Decrease in bank indebtedness                                        (14,904)            --        223,176             --
     Cash received through recapitalization                               550,583             --         15,000
     Issuance of stock, net of private placement costs & warrants              --        994,122        994,123         30,000
                                                                      -----------    -----------    -----------    -----------
     Net cash provided by financing activities                            535,679      1,269,002      1,232,299         30,000
                                                                      -----------    -----------    -----------    -----------

Net increase in cash and cash equivalents                                  35,891          3,750        505,053         12,434

CASH - Beginning of Year                                                   16,184         12,434         12,434             --
                                                                      -----------    -----------    -----------    -----------

CASH - End of Period                                                  $    52,075    $    16,184    $   517,487         12,434
                                                                      ===========    ===========    ===========    ===========
SUPPLEMENTAL CASH FLOW DISCLOSURES:
     Interest expense paid                                            $        --    $        --    $        --             --
                                                                      ===========    ===========    ===========    ===========
     Income taxes paid                                                $        --    $        --    $        --             --
                                                                      ===========    ===========    ===========    ===========

NON-CASH INVESTING AND FINANCING TRANSACTIONS:
     Contribution of assets, liabilities and subsidiaries for stock   $        --    $        --    $        --         38,507

   The accompanying notes are an integral part of these financial statements.

                              EYI INDUSTRIES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2003

NOTE 1 - DESCRIPTION OF BUSINESS

Essentially Yours Industries, Inc., was incorporated on June 21, 2002 in the State of Nevada. The main business activities of Essentially Yours Industries, Inc. were acquired through a merger with the former entity, Burrard Capital, Inc., and other entities described in Note 4 concerning the reorganization of Essentially Yours Industries, Inc. On December 31, 2003, Essentially Yours Industries, Inc. entered into a share exchange agreement of its stock with Safe ID Corporation ("Safe ID"). This transaction is being accounted for as a share exchange and recapitalization. See Note 3. As a result of this transaction, Safe ID has changed its name to EYI Industries, Inc. ("the Company"), and is acting as the parent holding company for the operating subsidiaries.

The principal business of the Company is the marketing of health and wellness care products. The Company sells its products through network marketing distributors, which in turn, sell the products to the end customers. The Company maintains its principal business office in Surrey, British Columbia. The Company has elected to change its year-end from June 30 to December 31.

The Company has four wholly owned subsidiaries. The first subsidiary is Halo Distributions LLC (hereinafter Halo), which was organized on January 15, 1999, in the State of Kentucky. Halo is the distribution center for the Company's product in addition to other products. The second subsidiary is RGM International Inc., which was incorporated on July 3, 1997, in the State of Nevada. RGM International Inc. is a dormant investment company, which owns one percent of Halo. The third subsidiary is Essentially Yours Industries (Canada) Inc. (hereinafter "EYI Canada"), which was organized on September 13, 2002, in the province of British Columbia, Canada. EYI Canada markets health and wellness care products for use in Canada. The fourth subsidiary is 642706 B.C. Ltd., doing business as EYI Management, which was organized on February 22, 2002, in the province of British Columbia, Canada. EYI Management provides accounting and marketing services to the consolidated entity.

In addition, the Company owns approximately 98% of Essentially Yours Industries, Inc. ("EYII"), incorporated on June 21, 2002 in the state of Nevada. EYII markets health and wellness care products for use in USA.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES

This summary of significant accounting policies of EYI Industries, Inc., is presented to assist in understanding the Company's financial statements. The financial statements and notes are representations of the Company's management, which is responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America, and have been consistently applied in the preparation of the financial statements.

Accounting Method

The Company's financial statements are prepared using the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America.

In May 2003, the Financial Account Standards Board issued Statement of Financial Accounting Standards No. 150, "Accounting for Certain Financial Instruments with Accounting Standards No. 150, "Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity" (hereinafter "SFAS No. 150"). SFAS No. 150 establishes standards for classifying and measuring certain financial instruments with characteristics of both liabilities and equity and requires that those instruments be classified as liabilities in statements of financial position. Previously, many of those instruments were classified as equity. SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003 and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. The Company has not yet determined the impact of the adoption of the statement.

In April 2003, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 149, "Amendment of Statement 133 on Derivative instruments and Hedging Activities: (hereinafter "SFAS No. 149"). SFAS No. 149 amends and clarifies the accounting for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities under SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities". This statement is effective for contracts entered into or modified after December 31, 2003 and for hedging relationships designated after December 31, 2003. The adoption of SFAS No. 149 is not expected to have an impact on the financial position or results of operations of the Company.

In December 2002, the Financial Accounting Standards Board issued Statement No. 148 (hereinafter "SFAS No. 148") on "Accounting for Stock-Based Compensation--Transition and Disclosure." This statement provides alternative methods of transition for companies that choose to switch to the fair value method of accounting for stock options. SFAS No. 148 also makes changes in the disclosure requirements for stock-based compensation, regardless of which method of accounting is chosen. Under the new standard, companies must report certain types of information more prominently and in a more understandable format in the footnotes to the financial statements, and this information must be included in interim as well as annual financial statements. Historically, the Company has not had any stock based compensation and therefore there are no disclosure requirements of SFAS No. 148 in these financial statements.

In October 2002, the Financial Accounting Standards Board issued Statement No. 147 (hereinafter "SFAS No. 147") on "Acquisitions of Certain Financial Institutions." This statement provides guidance on the accounting for the acquisition of a financial institution. The Company's adoption of this standard does not have an effect on its financial statements.

In June 2002, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 146," Accounting for Costs Associated with Exit or Disposal Activities ("SFAS No. 146"). SFAS No. 146 addresses significant issues regarding the recognition, measurement, and reporting of costs associated with exit and disposal activities, including restructuring activities. SFAS No. 146 also addresses recognition of certain costs related to terminating a contract that is not a capital lease, costs to consolidate facilities or relocate employees, and termination benefits provided to employees that are involuntarily terminated under the terms of a one-time benefit arrangement that is not an ongoing benefit arrangement or an individual deferred-compensation contract. There is no impact on the Company's financial position or results of operations from adopting SFAS No. 146.

Accounts Receivable and Bad Debts

The Company estimates bad debts utilizing the allowance method, based upon past experience and current market conditions. At December 31, 2003, June 30, 2003, and December 31, 2002, the Company determined that no allowance was required, as most sales are transacted via credit card or electronic transfer and therefore are considered immediately collectible.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid investments and short-term debt instruments with original maturities of three months or less to be cash equivalents.

Restricted Cash

Restricted cash includes deposits held in a reserve account in the amount of $223,682, $223,682 and $222,725 at December 31, 2003, June 30, 2003, and
December 31, 2002, respectively. Such deposits are required by the bank as protection against unfunded charge backs and returns of credit card transactions.

Compensated Absences

Employees of the Company are entitled to paid vacation, and sick days, depending on job classification, length of service, and other factors. The Company accrued vacation pay in the amounts of $38,000, $39,000 and $0 at December 31, 2003, June 30, 2003, and December 31, 2002 respectively.

Cost of Sales

Cost of sales consist of the purchase price of products sold, commissions, inbound shipping charges, net of freight recovered from customers, and packaging supplies.

Derivative Instruments

The Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" (hereinafter "SFAS No. 133"), as amended by SFAS No. 137, "Accounting for Derivative Instruments and Hedging Activities - Deferral of the Effective Date of FASB No. 133", and SFAS No. 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities", and SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities". These statements establish accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. They require that an entity recognize all derivatives as either assets or liabilities in the balance sheet and measure those instruments at fair value.

If certain conditions are met, a derivative may be specifically designated as a hedge, the objective of which is to match the timing of gain or loss recognition on the hedging derivative with the recognition of (i) the changes in the fair value of the hedged asset or liability that are attributable to the hedged risk or (ii) the earnings effect of the hedged forecasted transaction. For a derivative not designated as a hedging instrument, the gain or loss is recognized in income in the period of change.

At December 31, 2003, June 30, 2003 and December 31, 2002, the Company has not engaged in any transactions that would be considered derivative instruments or hedging activities.

Earnings Per Share

The Company has adopted Statement of Financial Accounting Standards No. 128, which provides for calculation of "basic" and "diluted" earnings per share. Basic earnings per share includes no dilution and is computed by dividing net income (loss) available to common shareholders by the weighted average common shares outstanding for the period. Diluted earnings per share reflect the potential dilution of securities that could share in the earnings of an entity similar to fully diluted earnings per share. Basic and diluted loss per share were the same, at the reporting dates, as there were no common stock equivalents outstanding.

Fair Value of Financial Instruments

The Company's financial instruments as defined by Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments," include cash, trade accounts receivable, and accounts payable and accrued expenses. All instruments are accounted for on a historical cost basis, which, due to the short maturity of these financial instruments, approximates fair value at December 31, 2003, June 30, 2003, and December 31, 2002.

Foreign Currency Translation and Other Comprehensive Income

The Company has adopted Financial Accounting Standard No. 52. Monetary assets and liabilities denominated in foreign currencies are translated into United States dollars at rates of exchange in effect at the balance sheet date. Gains or losses are included in income for the year. Non-monetary assets, liabilities and items recorded in income arising from transactions denominated in foreign currencies are translated at rates of exchange in effect at the date of the transaction.

As the Company's functional currency is the U.S. dollar, and all translation gains and losses are transactional, the Company has no assets with value recorded in Canadian dollar and there is no recognition of other comprehensive income in the financial statements.

Foreign Currency Valuation and Risk Exposure

While the Company's functional currency is the U.S. dollar and the majority of its operations are in the United States, the Company maintains its main office in Surrey, British Columbia. The assets and liabilities relating to the Canadian operations are exposed to exchange rate fluctuations. Assets and liabilities of the Company's foreign operations are translated into U.S. dollars at the year-end exchange rates, and revenue and expenses are translated at the average exchange rate during the period. The net effect of exchange difference arising from currency translation is disclosed as a separate component of stockholders' equity. Realized gains and losses from foreign currency transactions are reflected in the results of operations.

Income Taxes

The Company accounts for income taxes under the provisions of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes". This statement requires the recognition of deferred tax liabilities and assets for the future consequences of events that have been recognized in the Company's consolidated financial statement or tax returns. Measurement of the deferred items is based on enacted tax laws. In the event the future consequences of differences between financial reporting bases and tax bases of the Company's assets and liabilities results in a deferred tax asset, SFAS No. 109 requires an evaluation of the probability of being able to realize the future benefits indicated by such an asset. A valuation allowance related to a deferred tax asset is recorded when it is more likely than not that some portion or all of the deferred tax asset will not be realized. See Note 12.

Inventories

The Company records inventories at the lower of cost or market on a first-in, first-out basis.

Long-lived Assets

In accordance with Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets". This standard establishes a single accounting model for long-lived assets to be disposed of by sale, including discontinued operations, and requires that these long-lived assets be measured at the lower of carrying amount or fair value less cost to sell, whether reported in continuing operations or discontinued operations. Accordingly, the Company reviews the carrying amount of long-lived assets for impairment where events or changes in circumstances indicate that the carrying amount may not be recoverable. The determination of any impairment would include a comparison of estimated future cash flows anticipated to be generated during the remaining life of the assets to the net carrying value of the assets. For the years ended December 31, 2003, June 30, 2003, and December 31, 2002 no impairments have been identified.

Property and Equipment

Property and equipment are stated at cost. Depreciation of property and equipment is calculated using the straight-line method over the estimated useful lives of the assets, which range from three to seven years. See Note 6.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All significant transactions and balances among the companies included in the consolidated financial statements have been eliminated.

Revenue Recognition

The Company recognizes revenue from product sales upon shipment to independent distributors, the Company's customers. Revenue from administration fees is recognized upon collection from independent distributors.

Advertising Expenses

Advertising expenses consist primarily of costs incurred in the design, development, and printing of Company literature and marketing materials. The Company expenses all advertising expenditures as incurred. The Company's advertising expenses were $29,073, $75,135 and $11,662 for the periods ended December 31, 2003, June 30, 2003, and December 31, 2002, respectively.

Use of Estimates

The process of preparing financial statements in conformity with accounting principles generally accepted in the United States of America requires the use of estimates and assumptions regarding certain types of assets, liabilities, revenues, and expenses. Such estimates primarily relate to unsettled transactions and events as of the date of the financial statements. Accordingly, upon settlement, actual results may differ from estimated amounts.

Segment Information

The Company adopted Statement of Financial Accounting Standards No. 131, "Disclosures about Segments of an Enterprise and Related Information," (hereafter "SFAS No. 131") which supersedes SFAS No. 14, "Financial Reporting for Segments of a Business Enterprise," replacing the "industry segment" approach with the "management" approach. The management approach designates the internal organization that is used by management for making operating decisions and assessing performance as the source of the Company's reportable segments. SFAS No. 131 also requires disclosures about products and services, geographic areas and major customers. The adoption of SFAS No. 131 did not affect the Company's results of operations or financial position. See Note 17.

Going Concern

As shown in the accompanying financial statements, the Company had negative working capital of approximately $1,266,000 and an accumulated deficit incurred through December 31, 2003. The Company is currently putting technology in place which will, if successful, mitigate these factors which raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

Management has established plans designed to increase the sales of the Company's products, and decrease debt. The Company plans on continuing to reduce expenses, and with small gains in any combination of network sales, direct sales, international sales, and warehouse sales, believe that they will eventually be able to reverse the present deficit. Management intends to seek additional capital from new equity securities offerings that will provide funds needed to increase liquidity, fund internal growth and fully implement its business plan. Management plans include negotiations to convert significant portions of existing debt into equity.

The timing and amount of capital requirements will depend on a number of factors, including demand for products and services and the availability of opportunities for international expansion through affiliations and other business relationships.

NOTE 3 - SHARE EXCHANGE AGREEMENT

On December 31, 2003, Essentially Yours Industries, Inc. completed a share exchange agreement with Safe ID Corporation ("Safe ID) and changed its name to EYI Industries, Inc. Under the terms of the agreement, the Company issued 30,153,067 shares of its common stock to the shareholders of Safe ID. In relation to this agreement and plan of recapitalization, the Company authorized a 1 for 7.6754 exchange rate of the originally issued and outstanding Essentially Yours Industries, Inc. shares. All references in the accompanying financial statements and notes to the common shares and per share amounts have been restated to reflect the reverse stock split. The Company also approved an increase in the number of its authorized common stock shares to 300,000,000 when in the months prior to the finalization of this agreement, the registrant prior to the recapitalization sold approximately $550,000 of common stock and warrants as part of private placement. These stock sales were in anticipation of this agreement and recapitalization, and as such, are reflected as financing cash flows.

As Safe ID was a non-operating public company with limited assets, the substance of the transaction with Safe ID is a capital transaction, rather than a business combination. The transaction is equivalent to the issuance of stock by the Company for the net assets of Safe ID, accompanied by a recapitalization. The accounting is identical to that resulting from a reverse acquisition, except that no goodwill or other intangibles are recorded. The substantial asset of Safe ID that was acquired was approximately $32,500 in cash. The liabilities acquired by the Company under this agreement totaled approximately $11,800.

NOTE 4 - REORGANIZATION

On May 27, 2002, Mr. Jay Sargeant, a shareholder of Essentially Yours Industries, Corp. ("EYI Corp.") agreed to acquire all of the shares of the Essentially Yours Industries, Inc. ("EYII"), along with the transfer agreement, license agreement, and agency appointment agreement as described below, in settlement of amounts owed to him. As part of this transaction, EYI Corp. agreed to provide to EYII the services outlined in a management agreement. These agreements became effective on June 30, 2002. EYII owns ninety-nine percent of Halo Distributions LLC ("HALO"). The other one percent of HALO is owned by RGM International, Inc. ("RGM"), another subsidiary of EYI Corp., which was transferred to Mr. Sargeant as additional consideration.

On June 30, 2002, the shareholder of EYII exchanged all of the outstanding shares of EYII for 12,000,000 common shares of Burrard Capital Inc ("Burrard"). Concurrent with this transaction, EYII was merged into Burrard with Burrard emerging as the surviving entity. The combined entity was renamed Essentially Yours Industries, Inc. For accounting purposes, the acquisition has been treated as a recapitalization of EYII with EYII as the acquirer. Prior to this merger, EYII and RGM were considered to be dormant companies, with the activities of HALO being consolidated directly with EYII Corp. although the legal ownership was vested in EYII and RGM. Therefore, the losses from HALO operations and the other economic impacts prior to June 30, 2002 are considered to be the separate activity of EYI Corp.

On June 30, 2002, EYII took over the sales and marketing activities of its former holding company and entered into various agreements with that Company as follows:

Transfer Agreement

As part of the aforementioned transaction and for consideration of $1, EYI Corp. transferred and assigned to EYII all of its rights, title and interest in and to the contracts with its independent business associates and any other contracts that may be identified by the parties as being inherent or necessary to the sales and marketing activities to EYII.

License Agreement

EYI Corp. licensed to EYII all of the rights, title, and interest that it may have in various intellectual properties for $1 per year for a term of 50 years. The Company has the option at any time to require EYI Corp. to transfer all of its rights, title, interest in and to the intellectual properties to the Company at the sum of $1 or such greater sum as may be determined to be the fair market value of such intellectual property as determined by agreement between the parties, by arbitration or by the appropriate taxation authorities after all assessments and appeals have been concluded.

Agency Appointment Agreement

EYI Corp. appointed EYII as the sole and exclusive agent to sell its remaining inventory on hand as of June 30, 2002 at the prices previously established, and to continue to sell at such price unless and until any change is agreed upon with EYI Corp. In consideration for its efforts, the Company is entitled to a sales commission of fifteen percent on all sales of such inventory.

Management Agreement

EYI Corp. agreed to perform various services such as administration, computer support, and sales and customer support, on behalf of EYII for a term of one year commencing June 30, 2002. The services and duties to be provided and performed by EYI Corp. for EYII shall be determined and agreed upon by the parties, from time to time, as required, provided however, it is understood and agreed that such services will primarily consist of assisting EYII in the sales and marketing business. At the date of these financial statements, the agreement had expired, and EYII was operating on a month-to-month basis for management services with EYI Corp.

The remuneration to be paid by EYII to EYI Corp. for the aforementioned services is to be negotiated by the parties from time to time, provided however, the parties agree that the remuneration to be paid shall be consistent with industry standards for the type and nature of the services or duties being provided. At the present time, EYII has agreed to pay EYI Corp. actual expenses plus a fee of 5% on these expenses.

NOTE 5 - ACCOUNTS RECEIVABLE AND CREDIT RISK

Accounts receivable at December 31, 2003, June 30, 2003 and December 31, 2002 consist primarily of amounts due from third parties for distribution services provided by Halo.

NOTE 6 - PROPERTY AND EQUIPMENT

Capital assets are recorded at cost. Depreciation is calculated using the straight-line method over three to seven years. The following is a summary of property, equipment and accumulated depreciation at December 31, 2003, June 30, 2003, and December 31, 2002:

                            December 31, 2003                   June 30, 2003                   December 31, 2002
                       -----------------------------     -----------------------------    -----------------------------
                                      Accumulated                       Accumulated                       Accumulated
                         Cost         Depreciation         Cost         Depreciation        Cost         Depreciation
                       ---------     ---------------     ---------     ---------------    ---------     ---------------
Warehouse
  equipment         $   223,927      $      175,353     $ 223,927       $     159,359     $ 223,927       $    141,287
Furniture and
  fixtures               18,698              15,453        18,527              14,074        18,698             11,224
Computer
  Equipment &
  Software              115,392              40,265        95,527              22,756       497,133             11,313
Office equipment          3,510               2,909         3,510               2,616         3,215              1,998
Leasehold
  improvements           32,523              16,631        32,523              14,598        32,523             17,955
                       ---------     --------------     ---------      --------------     ---------       ------------
Total                   394,050      $      250,611       374,014      $      213,403     $ 775,496       $    183,777
                                     ==============                    ==============                     ============
Less:
  accumulated
  depreciation          250,611                           213,403                           183,777
                       ---------                         ---------                        ---------
Total property,
  plant and
  equipment, net      $ 143,439                         $ 160,611                         $ 591,719
                       =========                         =========                        =========

Depreciation expense for the periods ended December 31, 2003, June 30, 2003 and December 31, 2002 was $36,756 and $50,888, and $21,263, respectively.

NOTE 7 - INTANGIBLE ASSETS

Intangible assets consist of rights, title, and interest in and to the contracts with the Company's independent business associates as well as the rights and licenses to trademarks and formula for the Company's primary products. These rights and licenses were obtained from its former holding Company pursuant to a transfer agreement, as well as from the Company's primary shareholder. See Notes 4 and 9.

Trademarks and Formulas

Costs relating to the purchase of trademarks and formulas were capitalized and amortized using the straight-line method over ten years, representing the estimated life of the assets.

The following is a summary of the intangible assets at December 31, 2003, June 30, 2003 and December 31, 2002:

                                         Cost                    Accumulated                    Net
                                                                Depreciation
                                      -----------              ----------------              -----------
Balance, December 31, 2002          $           1            $                -            $           1
Activity in next six months                21,600                       (1,800)                   19,800
                                      -----------              ----------------              -----------
Balance, June 30, 2003              $      21,601            $          (1,800)            $      19,801
Activity in next six months                     -                             -                        -
                                      -----------              ----------------              -----------
Balance, December 31, 2003          $      21,601            $          (1,800)            $      19,801
                                      ===========              ================              ===========

NOTE 8 - BANK INDEBTEDNESS

Bank indebtedness consists of checks written in excess of funds on deposit. The underlying bank is used as an imprest account with automatic transfers from the Company's general account as checks are presented.

NOTE 9 - CAPITAL STOCK

Preferred Stock

The Company is authorized to issue 10,000,000 shares of preferred stock with a par value of $0.001. As of December 31, 2003, June 30, 2003, and December 31, 2002, the Company has not issued any preferred stock.

Common Stock

The Company is authorized to issue 300,000,000 shares of common stock. All shares have equal voting rights, are non-assessable and have one vote per share. Voting rights are not cumulative and, therefore, the holders of more than 50% of the common stock could, if they choose to do so, elect all of the directors of the Company.

In its initial capitalization in June 2002, the Company issued 23,026,200 shares of common stock for a total of $30,000 cash.

Pursuant to the merger agreement as discussed in Note 4, an additional 92,104,800 shares of common stock were issued to the shareholder of Essentially Yours Industries, Inc. The transaction was valued at $38,507, representing the basis of Essentially Yours Industries, Inc. in the assets, liabilities and subsidiaries that it contributed to Burrard Capital, Inc. At the completion of the merger, the Company changed its name from Burrard Capital, Inc. to Essentially Yours Industries, Inc.

In August, 2002, the Company sold, under a private placement offering, 5,400,043 shares of common stock at approximately $0.18 per share for a total of $994,122 in cash, net of private placement costs of $61,206. Of these 5,400,043 shares, 2,485,440 were purchased for $513,900, and were determined to be shares related to a minority interest, and were subsequently reclassified on the balance sheet as minority interest in subsidiary. Minority shareholders hold approximately a 1.64% interest in the Company at December 31, 2003.

On December 31, 2003, the Company completed an acquisition agreement with Safe ID, and at the completion of the merger, the Company changed its name from Essentially Yours Industries, Inc. to EYI Industries, Inc. In connection with this reverse merger, the Company issued 30,153,067 shares of its common stock and warrants to the shareholders of Safe ID. This acquisition was valued at $502,211. See Note 3 and 11. This transaction resulted in a discount on common stock of $53,398. See Note 10.

NOTE 10 - DISCOUNT ON COMMON STOCK

On December 31, 2003, as a result of the share exchange agreement between Safe ID and Essentially Yours Industries, Inc., a discount on common stock was recorded in the amount of $53,598 to reflect the partial deficit in the par value of the stock received in the share exchange. This is the result of the recorded par value of the stock exceeding the original value of the assets exchanged. At the point in time when the Company's board of directors authorizes a resolution to do so, the Company will close the discount on common stock account to the additional paid-in capital account.

NOTE 11 - COMMON STOCK WARRANTS

Warrant Adjustment

During the year ended December 31, 2003, the Company determined that an additional 916,667 warrants from the reverse acquisition and share exchange with Safe Id Corporation had not been properly determined and valued at the date of the change of control nor at December 31, 2003. A correction of an error was made and is reflected in the financial statements. The warrants were valued at $45,833. The additional paid-in-capital was reduced by $45,833 and warrants accounted for in the equity section was increased by the same. There was no effect on total stockholders equity or upon net income and accumulated deficits. (See Note 20)

During the period ended December 31, 2003, in connection with the recapitalization and reverse merger acquisition, the Company issued warrants to purchase 2,751,746 shares of common stock with an exercise price of $0.20 and term of two years. In accordance with Statement of Financial Accounting Standard No. 123, the fair value of the warrants was estimated using the Black Scholes Option Price Calculation. The following assumptions were made to value the warrants: share price at $0.03, risk free interest rate of 4%, expected life of 2 years, and expected volatility of 110% with no dividends expected to be paid. The Company recorded an expense for the value of the warrants based upon these Black Scholes assumptions of $0.03 per warrant, or $82,552.

                                                 Weighted
                                 Number of        Average           Average
                                 Warrants       Remaining Life   Exercise Price
                              ---------------- ---------------- ---------------

Outstanding and  exercisable     2,751,746          2              $0.11

NOTE 12 - INCOME TAXES

The significant components of the deferred tax asset at December 31, 2003, June 30, 2003 and December 31, 2002 were as follows:

                                         December 31,  June 30,  December 31,
                                            2003        2003        2002
                                         ---------    ---------   ---------

Deferred tax asset:
Net operating loss carryforward          $ 871,590    $ 531,855   $ 302,940
Less valuation allowance for tax asset    (871,590)    (531,855)   (302,940)
                                         ---------    ---------   ---------
Net deferred tax asset                   $      --    $      --   $      --
                                         =========    =========   =========

At December 31, 2003, June 30, 2003, and December 31, 2002, the Company has net operating loss carryforwards of approximately $2,563,000, $1,564,000, and $891,000 respectively, which expire in the years 2022 through 2023. The change in the allowance account from December 31, 2002 to December 31, 2003 was $568,650.

The Company's subsidiaries in Canada are required to file income tax returns in British Columbia, Canada. The losses from operations are allocated to both United States and Canadian operations.

NOTE 13 - COMMITMENTS

Purchase Agreement

On June 30, 2002, the Company entered into a distribution and license agreement with a company in which one of the Company's directors has an ownership interest. The agreement gives the Company the exclusive right to market, sell and distribute certain products for a five-year renewable term. Management estimates that 90% of the Company's sale volume results from products supplied under this licensing agreement.

Pursuant to the agreement, the Company is required to purchase the following amounts of product during the term of the agreement:

       June 1, 2003 - May 31, 2004     $      5,399,152
       June 1, 2004 - May 31, 2005     $     15,426,147
       June 1, 2005 - May 31, 2006     $     38,565,368
       June 1, 2006 - May 31, 2007     $     38,565,368

In the event that the Company is unavailable to meet the minimum purchase requirements of the licensing agreement or the terms requiring it to pay 15% of the difference between the minimum purchase amount referred to above and actual purchases for that year in which there is a shortfall, then the licensor has various remedies available to it including, renegotiating the agreement, removing exclusivity rights, or terminating the agreement.

As of the date of these financial statements, the licensor has not made any additional demands of the Company.

Lease Payments

The Company has operating lease commitments for its premises, office equipment and an automobile. The minimum annual lease commitments are as follows:

     Year ended December 31,          Minimum
     -----------------------       -------------
     2004                          $   264,634
     2005                              177,356
     2006                              151,739
     2007                               52,432

NOTE 14 - CONTINGENCIES

Agency Appointment Agreement

As described in Note 4, the Company effectively acquired from EYI Corp. the various rights needed to continue the sales and marketing activity of EYI Corp. Both the transfer agreement and intellectual property license agreement were not negotiated between parties on an arms length basis. The agreements contain clauses that call for fair market value price adjustments payable to EYI Corp. should either of the parties by agreement, arbitration, tax assessment or through a third party action determine the consideration be less than fair market value. The value of the property transferred was based upon an outside professional valuation report and resulted in a reduction of accumulated dividends owed to Mr. Sargeant by EYI Corp. of $360,000, which became his basis in his stock in Essentially Yours Industries, Inc.. The assets transferred by EYI Corp. to Essentially Yours Industries, Inc.. were transferred based upon their original cost less accumulated depreciation and amortization in accordance with generally accepted accounting principles.

Other Matters

The Company's predecessor organization, Essentially Yours Industries Corp. ("EYIC"), a British Columbia corporation, has outstanding claims from the Internal Revenue Service for penalties and interest of approximately $2,000,000. Furthermore, one or more states may have claims against EYIC for unpaid state income taxes. Management believes that these claims are limited solely to EYIC and that any prospective unpaid tax claims against the Company are remote and unable to be estimated.

NOTE 15 - LOAN PAYABLE

The Company issued a promissory note, related to consulting fees, for a total of $27,500 on December 15, 2003. The note bears interest at the rate of 10% per annum, calculated daily from January 30, 2004 should the note not be repaid by that date. The note is currently in default and interest continues to accrue.

NOTE 16 - CONCENTRATIONS

Bank Accounts

The Company maintains its cash accounts in a single commercial bank. During the year, the Company may maintain balances in excess of the federally insured amounts in the accounts that are maintained in the United States. The Company also maintains funds in commercial banks in Vancouver, British Columbia, in which funds in U.S. dollars are not insured. At December 31, 2003, June 30, 2003, and December 31, 2002 a total of $1,675, $5,000, and $9,238, respectively, was not insured.

Foreign Operations

The accompanying balance sheet includes assets of approximately $155,000, $629,000 and $822,000 at December 31, 2003, June 30, 2003, and December 31,
2002, respectively, relating to the Company's operations in Canada. Although the country is considered politically and economically stable, it is always possible that unanticipated events in foreign countries could disrupt the Company's operations.

Economic Dependence

During the year, the Company purchased approximately 90% of its products for resale from one company, Nutri-Diem Inc., which is the sole supplier of the Company's flagship product Calorad. Pursuant to a purchase agreement, the Company is subject to minimum purchases per annum. See Note 13.

NOTE 17 - SEGMENT REPORTING

The Company is organized into two reportable segments - EYI Industries, Inc. and Halo. The two segments have different strategic goals and are managed separately. EYI Industries, Inc., the first reportable segment, is a selling and marketing company. The second reportable segment, Halo, operating as a distribution center, derives approximately 90% of its activities from distributing products for the Company and its subsidiaries.

The following tables present information about the two segments for December 31, 2003 and June 30, 2003:

                                                             Six Months Ended December 31, 2003
                                 -------------------------------------------------------------------------------------------
                                   EYI Ind., Inc.               Halo               Eliminations            Consolidated
                                 --------------------     -----------------     -------------------     --------------------
External Revenue              $            4,218,961   $            94,618   $                   -   $            4,313,579
                                 ====================     =================     ===================     ====================
Operating Loss                $            (855,762)   $          (85,656)   $                   -   $            (941,418)
                                 ====================     =================     ===================     ====================
Loss Before Income Taxes      $            (900,601)   $          (85,656)   $                   -   $            (986,257)
                                 ====================     =================     ===================     ====================
Depreciation                  $               13,792   $            22,964   $                   -   $                    -
                                 ====================     =================     ===================     ====================
Interest Expense              $               21,879   $                 -   $                   -   $                    -
                                 ====================     =================     ===================     ====================
Identifiable Assets           $              547,334   $           160,542   $                   -   $              707,876
                                 ====================     =================     ===================
General corporate assets                                                                                             19,801
                                                                                                        --------------------
Total assets                                                                                         $              727,677
                                                                                                        ====================

                                                                  Year Ended June 30, 2003
                                 -------------------------------------------------------------------------------------------
                                   EYI Ind., Inc.               Halo               Eliminations            Consolidated
                                 --------------------     -----------------     -------------------     --------------------
External Revenue              $           14,306,684   $            83,365   $                   -   $           14,390,049
                                 ====================     =================     ===================     ====================
Operating Loss                $          (1,526,387)   $         (119,045)   $                   -   $          (1,645,432)
                                 ====================     =================     ===================     --------------------
Loss Before Income Taxes      $          (1,554,163)   $         (119,045)   $                   -   $          (1,673,208)
                                 ====================     =================     ===================     ====================
Depreciation                  $                9,093   $            41,795   $                   -   $               50,888
                                 ====================     =================     ===================     ====================
Interest Expense              $               11,272   $             1,520   $                   -   $               12,792
                                 ====================     =================     ===================     ====================
Identifiable Assets           $              584,655   $           198,075   $                   -   $              782,730
                                 ====================     =================     ===================
General corporate assets                                                                                             19,801
                                                                                                        --------------------
Total assets                                                                                         $              802,531
                                                                                                        ====================

The accounting policies for the two reportable segments are the same as those described in the summary of significant accounting policies. The Company allocates resources to and evaluates performance of its operating segments based on operating income.

NOTE 18 - RELATED PARTY TRANSACTIONS

Information related to related party transactions regarding the reorganization can be found in Note 4. Related party information on intangibles is located in
Note 7. Related party commitments are located in Note 13.

Accounts payable to related parties represents amounts due to the president and chief executive officer for services preformed during the last year. These payables are non-interest bearing and non-collateralized.

During the year, the Company purchased approximately 90% of its products for resale from one company, Nutri-Diem Inc., which is owned in part by a director of the Company. See Note 13 and 15.

From time to time, the Company receives funds from related parties in the form of loans. These are recorded as unsecured, non-interest bearing, short-term loans, payable upon demand. At December 31, 2003, there was one related party loan in the amount of $50,000.

NOTE 19 - SUBSEQUENT EVENTS

On March 24, 2004, the Company entered into a promissory note for monies received in the amount of $10,000. The note is due on demand and interest accrues at the rate of 5% per annum.

NOTE 20 - CORRECTION OF AN ERROR

Subsequent to the issuance of the original financial statements for the year ended December 31, 2003, management discovered that certain accounting positions and information were not correct.

During the year ended December 31, 2003, the Company determined that additional 916,667 warrants from the reverse acquisition and share exchange with Safe Id Corporation had not been properly determined and valued at the date of the change of control nor at December 31, 2003. Management determined that this transaction had not been properly stated and had the effect of the overstatement of additional paid in capital of $45,833 and the understatement of warrants of $45,833. This restatement had no effect on the net loss for the year.

This correction and restatement had the no cumulative effect on the net loss or accumulated deficit for the year, and had no effect on the losses per share for the year ending December 31, 2003.

                                               December 31, 2003
                                         ---------------------------
                                         Originally
                                          Reported          Restated
                                         ----------      -----------
Financial Position:
       Additional paid in capital       $ 873,805        $  827,972
       Stock warrants                   $  82,552        $  128,385

Net Loss per Share                            nil               nil

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.  Indemnification Of Directors And Officers

      EYI Industries' bylaws, as amended provide that we have the power to indemnify any officer or director against damages if such person acted in good faith and in a manner the person reasonably believed to be in the best interests of our Company. No indemnification may be made (i) if a person is adjudged liable unless a Court determines that such person is entitled to such indemnification, (ii) with respect to amounts paid in settlement without court approval or (iii) expenses incurred in defending any action without court approval.

Item 25.  Other Expenses Of Issuance And Distribution

      The following table sets forth estimated expenses expected to be incurred in connection with the issuance and distribution of the securities being registered. All expenses will be paid by EYI Industries.

     Securities and Exchange Commission Registration Fee             $      350
     Printing and Engraving Expenses                                 $    5,000
     Accounting Fees and Expenses                                    $   20,000
     Legal Fees and Expenses                                         $   50,000
     Miscellaneous                                                   $    9,650
                                                                     ----------
     TOTAL                                                           $   85,000
                                                                     ==========

Item 26.  Recent Sales Of Unregistered Securities

      On January 1, 2004 the Company entered into an agreement with a consultant to provide services in exchange for 250,000 common shares at $0.28.During the quarter ended March 31, 2004 we issued 100,000 shares of our common stock at a price of $0.26 per share to a consultant in respect of fees owed for certain consulting services provided to us by the consultant. All securities issued were endorsed with a restrictive legend confirming that the securities cannot be resold without registration under the Securities Act or an applicable exemption from the registration requirements of the Securities Act. The issuance was completed pursuant to Section 4(2) of the Securities Act on the basis that the consultant was a sophisticated investor.

      During the quarter ended June 30, 2004 we issued 50,000 shares of our common stock at a price of $0.22 per share to a consultant in respect of fees owed for certain consulting services provided to us by the consultant. All securities issued were endorsed with a restrictive legend confirming that the securities cannot be resold without registration under the Securities Act or an applicable exemption from the registration requirements of the Securities Act. The issuance was completed pursuant to Section 4(2) of the Securities Act on the basis that the consultant was a sophisticated investor.

      During the quarter ended June 30, 2004, we issued 5,476,190 units at a price of $0.21 per unit to Eyewonder in respect of certain amounts owed to Eyewonder under our Letter Agreement with Eyewonder. Each unit was comprised of one share of our common stock and one share purchase warrant entitling Eyewonder to purchase one share of our common stock at an exercise price of $0.30 per share for a period expiring May 4, 2009. The issuance was completed pursuant to
Section 4(2) of the Securities Act on the basis that Eyewonder was a sophisticated investor.

      As of June 7, 2004, we completed the sale of 136,548 units at a price of $0.21 per unit for proceeds of $28,675 to seven investors. Each unit was comprised of one share of our common stock and one share purchase warrant. Each share purchase warrant entitles the holder to purchase one share of our common stock at a price of $0.30 per share for the three year period following closing. A total of 136,548 shares and 136,548 share purchase warrants were issued. The purchasers consisted of seven "accredited investors", as defined by Rule 501 of Regulation D of the Securities Act. The sales were completed pursuant to Rule 506 of Regulation D of the Securities Act. All securities issued were endorsed with a restrictive legend confirming that the securities cannot be resold without registration under the Securities Act or an applicable exemption from the registration requirements of the Securities Act.

      On June 22, 2004, we entered into a secured convertible debenture transaction with Cornell Capital Partners in the principal amount of $500,000. The sale of these Secured Convertible Debentures is complete. EYI Industries received $250,000 from the issuance of the first Secured Convertible Debenture on June 22, 2004, and we received $250,000 five business days following the filing of the accompanying registration statement. The Secured Convertible Debentures are convertible at the holder's option any time up to maturity at a conversion price equal to the lower of (i) 120% of the closing bid price of the common stock as of the date of issuance, or (ii) 80% of the average of the lowest daily volume weighted average price of our common stock for the 5 trading days immediately preceding the conversion date. At maturity, the remaining unpaid principal and accrued interest under the debentures shall be, at our option, either paid or converted into shares of common stock at a conversion price equal to the lower of (i) 120% of the closing bid price of the common stock as of the date of issuance or (ii) 80% of the lowest closing bid price of the common stock for the lowest trading days of the 5 trading days immediately preceding the conversion date. The Secured Convertible Debenture is secured by all of EYI Industries' assets. The Secured Convertible Debentures accrue interest at a rate of 5% per year and have a term of 3 years. In the event the Secured Convertible Debentures are redeemed, then EYI Industries will issue to the holders a warrant to purchase 50,000 shares for every $100,000 redeemed at an exercise price of 120% of the closing bid price as of June 22, 2004. The holders purchased the Secured Convertible Debentures from EYI Industries in a private placement on June 22, 2004. On September 24, 2004, we issued the second secured convertible debenture in the principal amount of $250,000 to Cornell Capital Partners on the same terms and conditions as the secured convertible debenture described above. EYI Industries is registering in this offering 8,352,823 shares of common stock underlying the Secured Convertible Debentures. On April 4, 2005, Cornell Capital Partners assigned all of its rights and interests in the secured convertible debentures to Taib Bank E.C. All investment decisions of Taib Bank E.C. are made by Larry Chaleff, its Managing Director. In addition, on April 4, 2005, EYI Industries and Taib Bank E.C. entered into a Redemption Agreement, whereby EYI Industries agreed to first use any proceeds received by EYI Industries under the Equity Distribution Agreement with Cornell Capital Partners to redeem any remaining principal and accrued interest under the assigned Secured Convertible Debentures.

* In February 2005, the company issued 800,000 shares of our common stock at a deemed price of $0.05 per share to Janet Carpenter. These shares were given to Ms. Carpenter in consideration of her providing the guarantee and pledge required for our loan agreement with Cornell Capital.

                                                             Share of Common
Year    Name of Holder                   Date                Stock Sold          Reason Shares Issued
----    --------------                   ----                ----------          --------------------

2005    Janet Carpenter                  February 2005          800,000         Shares issued in lieu
                                                                                of guaranty and pledge.

2004    Private Placement at             January 2004           857,143         Private Placement
        $0.14 per unit: warrants                                                raise capital
        at $0.20

        Rajesh Raniga Inc.               January 2004           250,000         Consulting Fees

        Private Placement at             March 2004             609,312         Private Placement
        $0.21 per unit; warrants                                                raise capital
        at $0.30

        Equis Capital Corp.              March 2004             100,000         Consulting Fees

        Eyewonder Inc.                   May 2004             5,476,190         Service Fees

        Michael Hatrak                   May 2004                50,000         Consulting Fees

        Private Placement at             June 2004              566,833         Private Placement to
        $0.21 per unit; warrants                                                raise capital
        at $0.30

        Cornell Capital Partners, LP     June 2004            1,266,589         Commitment fee
                                                                                pursuant to Standby
                                                                                Equity Distribution Agreement

        Newbridge Securities             June 2004               33,411         Placement Agent fee
        Corporation                                                             in connection with
                                                                                Standby Equity Distribution
                                                                                Agreement

2003*   PNG Trading Co. Ltd.             February 2003          250,000         Issued in lieu of funds
                                                                                received

        Hightech International           March 2003           2,120,000         Settlement of Debt

        Private Placement at             September 2003       3,573,924         Private Placement to
        $0.14 per unit; warrants                                                raise capital
        at $0.20

        Michel Grise                     December 2003          357,143         Private Placement to
                                                                                raise capital

      With respect to the sale of unregistered securities referenced above, all transactions were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933 (the "1933 Act"), and Regulation D promulgated under the 1933 Act. In each instance, the purchaser had access to sufficient information regarding EYI so as to make an informed investment decision. More specifically, EYI had a reasonable basis to believe that each purchaser was an "accredited investor" as defined in Regulation D of the 1933 Act and otherwise had the requisite sophistication to make an investment in EYI's common stock.

-------------------
* Current management of EYI Industries has limited information with respect to the issuances of unregistered securities prior to the Share Exchange transaction consummated on December 31, 2003 between our company and certain shareholders of Essentially Yours Industries, Inc.

Item 27.  Index to Exhibits

Exhibit
Number   Description of Exhibit
-------  ----------------------

3.1   Articles of Incorporation.(1)

3.2 Certificate of Amendment to Articles of Incorporation dated December 29, 2003.(11)

3.3 Certificate of Amendment to Articles of Incorporation dated December 31, 2003.(11)

3.4   Bylaws.(1)

3.5   Amended Bylaws. (12)

5.1   Opinion re: legality (18)

10.1 Consulting Agreement, dated as of November 5, 2002, between Essentially Yours Industries, Inc., a Nevada corporation, and Flaming Gorge, Inc.(1)

10.2 Consulting Agreement, dated as of November 5, 2002, between Essentially Yours Industries, Inc., a Nevada corporation, and O'Neill Enterprises, Inc.(1)

10.3 First Amendment to Trust Agreement dated December 23, 2003, between Jay Sargeant and twelve named trust beneficiaries, revising the terms of the Declaration of Trust dated as of May 27, 2002, between Jay Sargeant and twelve named trust beneficiaries.(5)

10.4 Registration Rights Agreement, dated December 31, 2003, by and among Safe ID Corporation, A Nevada corporation, and certain shareholders of EYI Industries, Inc., A Nevada corporation.(5)

10.5  Stock Compensation Program(4)

10.6 Consulting Agreement dated December 27, 2003 between Rajesh Raniga Inc. and Safe ID Corporation.(6)

10.7 Consulting Agreement dated January 1, 2004 between EYI Industries, Inc. and O'Neill Enterprises Inc.(6)

10.8 Consulting Agreement dated January 1, 2004 between EYI Industries, Inc. and Flaming Gorge, Inc. (6)

10.9 Addendum to the Distribution and License Agreement between Essentially Yours Industries, Inc. and Nutri-Diem Inc. dated April 30, 2004.(6)

10.10 Letter Agreement dated May 4, 2004 between Eye Wonder, Inc. and EYI Industries, Inc.(6)

10.11 Standby Equity Distribution Agreement, dated June 22, 2004 by and between EYI Industries, Inc. and Cornell Capital Partners, LP(6)

10.12 Registration Rights Agreement, dated June 22, 2004 by and between EYI Industries, Inc. and Cornell Capital Partners, LP(6)

10.13 Escrow Agreement, dated June 22, 2004 by and between EYI Industries, Inc. and Cornell Capital Partners, LP(6)

10.14 Placement Agent Agreement, dated June 22, 2004 by and between EYI Industries, Inc. and Cornell Capital Partners, LP(6)

10.15 Compensation Debenture, dated June 22, 2004(7)

10.16 Securities Purchase Agreement, dated June 22, 2004 by and between EYI Industries, Inc. and Cornell Capital Partners, LP(6)

10.17 Investor Registration Rights Agreement, dated June 22, 2004 by and between EYI Industries, Inc. and Cornell Capital Partners, LP(6)

10.18 Security Agreement, dated June 22, 2004 by and between EYI Industries, Inc. and Cornell Capital Partners, LP(6)

10.19 Irrevocable Transfer Agent Instructions, dated June 22, 2004, by and among EYI Industries, Inc., Cornell Capital Partners, LP and Corporate Stock Transfer(6)

10.20 Escrow Agreement, dated June 22, 2004 by and among EYI Industries, Inc., Cornell Capital Partners, L.P. and Butler Gonzalez, LLP(6)

10.21 Form of Secured Convertible Debenture(6)

10.22 Form of Warrant(7)

10.23 Letter Agreement dated May 25, 2004 between EYI Industries, Inc. and Source Capital Group, Inc.(8)

10.24 Lease Agreement dated May 1, 2003 among 468058 B.C. Ltd., 642706 B.C. Ltd., Essentially Yours Industries Corp., and Essentially Yours Industries, Inc. (8)

10.25 Amendment to Lease Agreement dated January 9, 2004 between Business Centers, LLC and Halo Distribution, LLC. (8)

10.26 Subsidy Agreement dated July 23, 2004 between Essentially Yours Industries, Inc. and Winslow Drive Corp. (8)

10.27 Subsidy Agreement dated July 23, 2004 between Essentially Yours Industries, Inc. and Premier Wellness Products. (8)

10.28 Subsidy Agreement dated July 23, 2004 between Essentially Yours Industries, Inc. and Stancorp. (8)

10.29 5% Secured Convertible Debenture dated September 24, 2004 between EYI Industries, Inc. and Cornell Capital Partners, LP(8)

10.30 5% Secured Convertible Debenture dated September 27, 2004 between EYI Industries, Inc. and Kent Chou(8)

10.31 5% Secured Convertible Debenture dated September 27, 2004 between EYI Industries, Inc. Taib Bank, E.C.(8)

10.32 Assignment Agreement dated September 27, 2004 between Cornell Capital Partners, LP and Taib Bank, E.C. (8)

10.33 Assignment Agreement dated September 27, 2004 between Cornell Capital Partners, LP and Kent Chou(8)

10.34 Joint Venture Agreement dated May 28, 2004 between EYI Industries, Inc., World Wide Buyer's Club Inc. and Supra Group, Inc.(9)

10.35 Indenture of Lease Agreement dated January 3, 2005 between Golden Plaza Company Ltd., 681563 B.C. Ltd., and 642706 B.C. Ltd.(10)

10.36 Consulting Services Agreement dated March 5, 2004 between EYI Industries, Inc. and EQUIS Capital Corp.(13)

10.37 Letter dated May 25, 2004 between Source Capital Group, Inc. and EYI Industries, Inc.(14)

10.38 Consulting Agreement dated April 1, 2004 between EYI Industries, Inc. and Daniel Matos(14)

10.39 Loan Agreement between Janet Carpenter and EYI Industries, Inc., dated February 10, 2005(15)

10.40 Promissory Note dated February 10, 2005 between Janet Carpenter and EYI Industries(15)

10.41 Bonus Share Agreement between Janet Carpenter and EYI Industries, Inc. dated February 14, 2005(15)

10.42 Pledge and Escrow Agreement dated February 24, 2005 between Janet Carpenter, Cornell Capital Partners, LP and David Gonzalez. (15)

10.43 Guaranty Agreement dated February 24, 2005 between Janet Carpenter, Cornell Capital Partners, LP(15)

10.44 Secured Promissory Note dated February 24, 2005 between EYI Industries, Inc. and Cornell Capital Partners, LP(15)

10.45 Agreement dated April 22, 2005 between Essentially Yours Industries Inc. and Source 1 Fulfillment(17)

10.46 Reseller Agreement dated May 11, 2005 between Essentially Yours Industries Inc. and Metals & Arsenic Removal Technology, Inc. (16)

10.47 Termination Agreement dated May 13, 2005 between EYI Industries Inc. and Cornell Capital Partners, LP(17)

10.48 Standby Equity Distribution Agreement dated May 13, 2005 between EYI Industries Inc. and Cornell Capital Partners, LP(17)

10.49 Registration Rights Agreement dated May 13, 2005 between EYI Industries Inc. and Cornell Capital Partners, LP(17)

10.50 Escrow Agreement dated May 13, 2005 between EYI Industries Inc. and Cornell Capital Partners, LP(17)

10.51 Placement Agent Agreement dated May 13, 2005 between EYI Industries Inc. and Cornell Capital Partners, LP(17)

14.1  Code of Ethics(5)

21.1  List of Subsidiaries(15)

23.1  Consent of Williams & Webster, P.S. (18)

23.2  Consent of Burton Bartlett & Glogovac (19)


--------------

(1) Filed as an exhibit to the registration statement on Form 10-SB/A of Safe ID Corporation, filed with the SEC on September 21, 2000.

(2) Filed as an exhibit to the registration statement on Form SB-2 of Essentially Yours Industries, Inc., filed with the SEC on November 12, 2002.

(3) Filed as an exhibit to our Current Report on Form 8-K, filed with the SEC on January 8, 2004.

(4) Filed as an exhibit to our Registration Statement on Form S-8, filed with the SEC on March 30, 2004.

(5) Filed as an exhibit to our annual report on Form 10-KSB for the year ended December 31, 2003, filed with the SEC on April 14, 2004.

(6) Filed as an exhibit to our quarterly report on Form 10-QSB for the period ended March 31, 2004, filed with the SEC on May 24, 2004.

(7) Filed as an exhibit to our registration statement on Form SB-2, filed with the SEC on September 17, 2004.

(8) Filed as an exhibit to our quarterly report on Form 10-QSB for the period ended September 30, 2004, filed with the SEC on November 22, 2004.

(9) Filed as an exhibit to our Amendment No. 1 to our registration statement on Form SB-2 on December 23, 2004.

(10) Filed as an exhibit to our Current Report on Form 8-K, filed with the SEC on January 12, 2005.

(11) Filed as an exhibit to our quarterly report on Form 10-QSB for the period ended September 30, 2004, filed with the SEC on November 22, 2004.

(12) Filed as an exhibit to our Current Report on Form 8-K, filed with the SEC on March 10, 2005.

(13) Filed as an exhibit to our quarterly report on Form 10-QSB/A for the period ended March 31, 2004, filed with the SEC on December 15, 2004.

(14) Filed as an exhibit to our quarterly report on Form 10-QSB/A for the period ended June 30, 2004, filed with the SEC on December 15, 2004.

(15) Filed as an exhibit to our annual report on Form 10-KSB for the period ended December 31, 2004, filed with the SEC on April 18, 2005.

(16) Filed as an exhibit to our Current Report on Form 8-K, filed with the SEC on May 17, 2005.

(17) Filed as an exhibit to our quarterly report on Form 10-QSB for the period ended March 31, 2005, filed with the SEC on May 23, 2005.

(18)  To be filed by amendment.

(19)  Contained in Exhibit 5.1.

Item 28.  Undertakings

      The undersigned registrant hereby undertakes:

      (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

            (i) Include any prospectus required by Sections 10(a) (3) of the Securities Act of 1933 (the "ACT");

            (ii) Reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

            (iii) Include any additional or changed material information on the plan of distribution;

      (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities that remain unsold at the end of the offering. Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on this Form SB-2 and authorized this registration statement to be signed on our behalf by the undersigned, in Burnaby, British Columbia, Canada May 27, 2005.

                                       EYI INDUSTRIES INC.

                                       By:/s/ Jay Sargeant
                                       -----------------------------------------
                                       Name:  Jay Sargeant
                                       Title: President, Chief Executive Officer
                                              and Director


      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jay Sargeant his true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him and in his name, place and stead, in any and all capacities (until revoked in writing), to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or is substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.

SIGNATURE         TITLE                                          DATE
---------         -----                                          ----

/s/ Jay Sargeant  President, Chief Executive Officer             May 27, 2005
----------------  and Director
Jay Sargeant


/s/ Dori O' Neill Executive Vice President, Chief Operations     May 27, 2005
----------------  Officer, Treasurer, Secretary and Director
Dori O' Neill


/s/ Rajesh Raniga Chief Financial Officer and                    May 27, 2005
----------------  Principal Accounting Officer
Rajesh Raniga


/s/ Bruce Nants   Director                                       May 27, 2005
----------------
Bruce Nants